Exhibit 10.1

EXECUTION VERSION

FIFTH AMENDED AND RESTATED

RECEIVABLES PURCHASE AGREEMENT

Dated as of November 14, 2014

among

FLEETCOR FUNDING LLC,

as Seller

FLEETCOR TECHNOLOGIES OPERATING COMPANY, LLC,

as Servicer

THE VARIOUS PURCHASER GROUPS FROM TIME TO TIME PARTY HERETO,

and

PNC BANK, NATIONAL ASSOCIATION,

as Administrator and Swingline Purchaser

		Page

ARTICLE I
AMOUNTS AND TERMS OF THE PURCHASES

Section 1.1	Purchase Facility	3

Section 1.2	Making Purchases	4

Section 1.3	Purchased Interest Computation	8

Section 1.4	Settlement Procedures	8

Section 1.5	Fees	13

Section 1.6	Payments and Computations, Etc.	13

Section 1.8	Funding Losses	16

Section 1.9	Taxes	16

Section 1.10	Inability to Determine Euro-Rate or LMIR	18

Section 1.11	Extension of Facility Termination Date	19

ARTICLE II
REPRESENTATIONS AND WARRANTIES; COVENANTS; TERMINATION EVENTS

Section 2.1	Representations and Warranties; Covenants	20

Section 2.2	Termination Events	20

ARTICLE III
INDEMNIFICATION

Section 3.1	Indemnities by the Seller	20

Section 3.2	Indemnities by the Servicer	22

ARTICLE IV
ADMINISTRATION AND COLLECTIONS

Section 4.1	Appointment of the Servicer	22

Section 4.2	Duties of the Servicer	23

Section 4.3	Collection Account Arrangements	24

Section 4.4	Enforcement Rights	25

Section 4.5	Responsibilities of the Seller	26

Section 4.6	Servicing Fee	27

ARTICLE V
THE AGENTS

Section 5.1	Appointment and Authorization	27

Section 5.2	Delegation of Duties	28

-i-

(continued)

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EXHIBIT I	Definitions

EXHIBIT II	Conditions Precedent to Effectiveness and Purchases

EXHIBIT III	Representations and Warranties

EXHIBIT IV	Covenants

EXHIBIT V	Termination Events

SCHEDULE I	Credit and Collection Policy

SCHEDULE II	Collection Account Banks and Lock-Box

SCHEDULE III	Trade Names

SCHEDULE IV	Actions and Proceedings

SCHEDULE V	Purchaser Groups and Commitments

SCHEDULE VI	Addresses

ANNEX A	Form of Monthly Information Package

ANNEX B-1	Form of Purchase Notice

ANNEX B-2	Form of Swingline Purchase Notice

ANNEX C	Form of Assumption Agreement

ANNEX D	Form of Transfer Supplement

ANNEX E	Form of Weekly Information Package

ANNEX F	Form of Paydown Notice

ANNEX G	Form of No Proceedings Letter Agreement

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This FIFTH AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of November 14, 2014 by and among the following parties:

(i)	FLEETCOR FUNDING LLC, a Delaware limited liability company, as seller (the “Seller”);

(ii)	FLEETCOR TECHNOLOGIES OPERATING COMPANY, LLC, a Georgia limited liability company (“FleetCor”), as initial servicer (in such capacity, together with its successors and permitted assigns in such capacity, the “Servicer”);

(iii)	PNC BANK, NATIONAL ASSOCIATION (“PNC”), as a Committed Purchaser, as the sole Swingline Purchaser, as the Purchaser Agent for its Purchaser Group and as the Administrator;

(iv)	CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK (“CACIB”), as a Committed Purchaser and as the Purchaser Agent for its and Atlantic’s Purchaser Group;

(v)	ATLANTIC ASSET SECURITIZATION LLC (“Atlantic”), as a Conduit Purchaser for CACIB’s Purchaser Group;

(vi)	WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells”), as a Committed Purchaser and as the Purchaser Agent for its Purchaser Group;

(vii)	REGIONS BANK (“Regions”), as a Committed Purchaser and as the Purchaser Agent for its Purchaser Group;

(viii)	THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH (“BTMU”), as a Committed Purchaser and as the Purchaser Agent for its and Victory’s Purchaser Group;

(ix)	VICTORY RECEIVABLES CORPORATION (“Victory”), as a Conduit Purchaser for BTMU’s Purchaser Group;

(x)	SUMITOMO MITSUI BANKING CORPORATION (“SMBC”), as a Committed Purchaser;

(xi)	MANHATTAN ASSET FUNDING LLC (“Manhattan”), as a Conduit Purchaser for SMBC’s Purchaser Group;

(xii)	SMBC NIKKO SECURITIES AMERICA, INC. (“SMBC Nikko”), as the Purchaser Agent for SMBC’s and Manhattan’s Purchaser Group; and

(xiii)	THE VARIOUS OTHER PURCHASERS AND PURCHASER AGENTS FROM TIME TO TIME PARTY HERETO.

Certain terms that are capitalized and used throughout this Agreement are defined in Exhibit I. References in the Exhibits hereto to the “Agreement” refer to this Agreement, as amended, supplemented or otherwise modified from time to time.

PRELIMINARY STATEMENTS

On the terms and subject to the conditions set forth herein, (i) the Seller desires to sell, transfer and assign an undivided variable percentage interest in a pool of receivables, (ii) the Purchasers desire to acquire such undivided variable percentage interest, as such percentage interest shall be adjusted from time to time based upon, in part, reinvestment payments that are made by such Purchasers and (iii) the Servicer desires to service and administer such receivables.

In consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:

AMENDMENT AND RESTATEMENT; JOINDER OF PARTIES; REBALANCING

(a) Amendment and Restatement. This Agreement amends and restates in its entirety, as of the Closing Date, the Fourth Amended and Restated Receivables Purchase Agreement, dated as of October 29, 2007 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Original Agreement”), among the Seller, the Servicer, the Administrator, PNC, Atlantic, CACIB and Wells. Notwithstanding the amendment and restatement of the Original Agreement by this Agreement, (i) the Seller and Servicer shall continue to be liable to each of the parties to the Original Agreement or any other Indemnified Party or Affected Person (as such terms are defined in the Original Agreement) for fees and expenses which are accrued and unpaid under the Original Agreement on the date hereof and all agreements to indemnify such parties in connection with events or conditions arising or existing prior to the effective date of this Agreement, (ii) the security interest created under the Original Agreement in favor of the Administrator shall remain in full force and effect under this Agreement and (iii) all Capital and Discount outstanding or owing under the Original Agreement shall be and constitute Capital and Discount outstanding or owing under this Agreement. Upon the effectiveness of this Agreement, each reference to the Original Agreement in any other document, instrument or agreement shall mean and be a reference to this Agreement. Nothing contained herein, unless expressly herein stated to the contrary, is intended to amend, modify or otherwise affect any other instrument, document or agreement executed and/or delivered in connection with the Original Agreement.

(b) Joinder of Parties. Effective as of the date hereof, (i) each of Victory and Manhattan hereby becomes a party to this Agreement as a Conduit Purchaser hereunder with all the rights, interests, duties and obligations of a Conduit Purchaser hereunder, (ii) each of Regions, BTMU and SMBC hereby becomes a party to this Agreement as a Committed Purchaser hereunder with all the rights, interests, duties and obligations of a Committed Purchaser hereunder, (iii) Regions, as a Committed Purchaser, shall constitute the sole member of a new Purchaser Group, which does not initially include a Conduit Purchaser, and Regions hereby appoints itself as the Purchaser Agent for such Purchaser Group, (iv) BTMU, as a Committed Purchaser and Victory, as its related Conduit Purchaser, shall constitute the members of a new Purchaser Group, and BTMU and Victory hereby appoint BTMU as the Purchaser Agent for such Purchaser Group, (v) SMBC, as a Committed Purchaser, and Manhattan, as its related Conduit Purchaser, shall constitute the members of a new Purchaser Group, and SMBC and Manhattan hereby appoint SMBC Nikko as the Purchaser Agent for such Purchaser Group, and (vi) each of each of Regions, BTMU and SMBC Nikko hereby becomes a party to this Agreement as a Purchaser Agent hereunder with all the rights, interests, duties and obligations of a Purchaser Agent hereunder.

(c) Initial Purchases; Rebalancing. Concurrently herewith, the Seller is requesting that the Purchasers fund a new Purchase on the Closing Date pursuant to a Purchase Notice delivered in accordance with Section 1.2(a); provided, however, that such Purchase Notice may be delivered on the Closing Date, rather than on the Business Day preceding the Closing Date. Such Purchase Notice provides that each Purchaser Group will fund a non-ratable portion of the aggregate Purchase such that, after giving effect to such Purchase, each Purchaser Group’s outstanding Capital will be equal to its Ratable Share of the Aggregate Capital.

(d) Certain Consents. The parties hereto hereby consent to the joinder of Regions, Victory, BTMU, Manhattan, SMBC and SMBC Nikko as parties hereto on the terms set forth in clause (b) above, to the non-ratable funding of the foregoing initial Purchase on the terms set forth in clause (c) above, in each case, as set forth above on a one-time basis.

ARTICLE I

AMOUNTS AND TERMS OF THE PURCHASES

Section 1.1 Purchase Facility.

(a) On the terms and subject to the conditions hereof, the Seller may, from time to time before the Facility Termination Date, request that (i) the Swingline Purchaser make purchases from the Seller of, and reinvestments in, undivided percentage ownership interests with regard to the Purchased Interest pursuant to Section 1.2(c) (each such Purchase, a “Swingline Purchase”), and/or (ii) the Purchasers ratably make purchases from the Seller of, and reinvestments in, undivided percentage ownership interests with regard to the Purchased Interest. Each purchase requested by the Seller pursuant to Section 1.2(a) (each, a “Purchase”) shall be made ratably (based on Ratable Shares) by the respective Purchaser Groups, and each Purchaser Group’s Ratable Share of each Purchase shall be made and funded (i) if such Purchaser Group contains a Conduit Purchaser and such Conduit Purchaser elects (in its sole discretion) to make and fund such portion of such Purchase, by such Conduit Purchaser, or (ii) if such Purchaser Group does not contain a Conduit Purchaser or if the Conduit Purchaser in such Purchaser Group declines (in its sole discretion) to make or fund such portion of such Purchase, by the Committed Purchaser in such Purchaser Group. Subject to Section 1.4(b) concerning Reinvestments, at no time will any Conduit Purchaser have any obligation to make or fund a Purchase. Each Committed Purchaser hereby severally agrees, on the terms and subject to the conditions hereof, to make Purchases before the Facility Termination Date, equal to its Purchaser Group’s Ratable Share of each Purchase; provided, however, that (i) under no circumstances shall the Swingline Purchaser make (or be obligated to make) any Swingline Purchase if after giving effect thereto, (A) the Swingline Capital would exceed the Swingline Sub-Limit or (B) and the Aggregate Capital would (after giving effect to all Purchases and Reinvestments on such date) exceed the aggregate Commitments of all Purchaser Groups that do not include a Defaulting Purchaser and (ii) under no circumstances shall any Purchaser make (or be obligated to make) any Purchase or

Reinvestment (other than a Swingline Purchase) hereunder if, after giving effect to such Purchase or Reinvestment (A) the Group Capital of such Purchaser’s Purchaser Group would exceed such Purchaser Group’s Commitment, (B) the Aggregate Capital would (after giving effect to all Purchases and Reinvestments on such date) exceed the Purchase Limit or (C) the Purchased Interest would exceed 100%.

(b) The Seller may, upon 30 days’ written notice to the Administrator and each Purchaser Agent, reduce the unfunded portion of the Swingline Sub-Limit and/or the Purchase Limit in whole or in part (but not below the amount which would cause the Group Capital of any Purchaser Group to exceed its Commitment (after giving effect to such reduction)); provided that each partial reduction shall be in the amount of at least $5,000,000, or an integral multiple of $1,000,000 in excess thereof and unless terminated in whole, the Purchase Limit shall in no event be reduced below $250,000,000. Such reduction (other than a reduction of the Swingline Sub-Limit) shall, unless otherwise agreed to in writing by the Seller, the Program Administrator and each Purchaser Agent be applied ratably to reduce the Commitment of each Purchaser Group.

Section 1.2 Making Purchases.

(a) Purchase Notices. Each Purchase (excluding any Reinvestment or Swingline Purchase) of undivided percentage ownership interests with regard to the Purchased Interest hereunder may be made on any day upon the Seller’s irrevocable written notice in the form of Annex B-1 (each, a “Purchase Notice”) delivered to the Administrator and each Purchaser Agent in accordance with Section 6.2 (which notice must be received by the Administrator and each Purchaser Agent before 2:00 p.m., New York City Time) at least one Business Day before the requested Purchase Date, which notice shall specify: (A) the amount requested to be paid to the Seller (such amount, which shall not be less than $500,000 (or such lesser amount as agreed to by the Administrator and the Majority Purchaser Agents) and shall be in integral multiples of $100,000, with respect to each Purchaser Group, (B) the date of such Purchase (which shall be a Business Day) and (C) the pro forma calculation of the Purchased Interest after giving effect to the increase in the Aggregate Capital. Each Swingline Purchase shall be requested and made in accordance with Section 1.2(c).

(b) Funding Purchases.

(i) Not later than 2:00 p.m. (New York City Time) on the date of each Purchase (excluding any Reinvestment or Swingline Purchase) of undivided percentage ownership interests with regard to the Purchased Interest hereunder, each applicable Purchaser shall, upon satisfaction of the applicable conditions set forth in Exhibit II, deliver to the Administrator by wire transfer of immediately available funds at the account from time to time designated in writing by the Administrator, an amount equal to the portion of Capital relating to the undivided percentage ownership interest then being funded by such Purchaser. On the date of each Purchase (excluding any Reinvestment or Swingline Purchase), the Administrator will make available to the Seller, in same day funds at the account from time to time designated in writing by the Seller to the Administrator, the amount of Capital to be funded by all Purchasers in respect of such Purchase.

(ii) Unless the Administrator shall have received notice from a Purchaser or Purchaser Agent prior to the proposed date of any Purchase (excluding any Reinvestment or Swingline Purchase) that such Purchaser’s or Purchaser Agent’s Purchaser Group will not make available to the Administrator such Purchaser Group’s share of such Purchase, the Administrator may assume that such Purchaser Group has made such share available on such date in accordance with the foregoing clause (b)(i) and may, in reliance upon such assumption, make available to the Seller a corresponding amount. In such event, if a Purchaser Group has not in fact made its share of the applicable Purchase available to the Administrator, then the Committed Purchaser in such Purchaser Group and the Seller severally agree to pay to the Administrator forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Seller to but excluding the date of payment to the Administrator, at (i) in the case of such Committed Purchaser, the greater of the Federal Funds Rate and a rate determined by the Administrator in accordance with banking industry rules on interbank compensation or (ii) in the case of the Seller, the Base Rate. If such Committed Purchaser pays such amount to the Administrator, then such amount shall constitute such Committed Purchaser’s Capital included in such Purchase. If the Seller and such Committed Purchaser shall pay such interest to the Administrator for the same or an overlapping period, the Administrator shall promptly remit to the Seller the amount of such interest paid by the Seller for such period. Any such payment by the Seller shall be without prejudice to any claim the Seller may have against a Committed Purchaser that shall have failed to make such payment to the Administrator.

(c) Swingline Purchases.

(i) Swingline Purchase Notices. If the Seller desires that the Swingline Purchaser make a Swingline Purchase on any Business Day, the Seller shall provide the Swingline Purchaser and the Administrator with prior irrevocable written notice thereof in the form of Annex B-2 (each, a “Swingline Purchase Notice”) in accordance with Section 6.2 not later than 1:00 p.m. (New York City time) on such Business Day. Each Swingline Purchase Notice shall specify: (A) the amount of Capital requested to be paid to the Seller (such amount, which shall not be less than $500,000 (or such lesser amount as agreed to by the Swingline Purchaser) and shall be in integral multiples of $100,000, (B) the date of such Swingline Purchase (which shall be a Business Day and which may be the same Business Day on which such Swingline Purchase Notice is delivered) and (C) the pro forma calculation of the Purchased Interest after giving effect to the increase in the Aggregate Capital.

(ii) Funding Swingline Purchases. On the applicable Purchase Date for such Swingline Purchase, upon satisfaction of the applicable conditions precedent set forth in Exhibit II, the Swingline Purchaser shall make available to the Seller in same day funds, at the account from time to time designated in writing by the Seller to the Swingline Purchaser, an amount equal to the Capital requested by the Seller pursuant to the related Swingline Purchase Notice. Only one (1) Swingline Purchase Notice may be outstanding for any Business Day.

(iii) Swingline Settlements. Each of the Purchasers acknowledges that the Swingline Purchaser will make Swingline Purchases on same-day notice to facilitate the administration of the facility evidenced by this Agreement, but that the Swingline Purchaser will do so based on its expectation that not later than the next succeeding Swingline Settlement Date (or, if sooner, the Facility Termination Date), each other Purchaser will purchase its Ratable Share of the aggregate outstanding Swingline Capital at par. Accordingly, not later than 9:00 a.m. (New York City time) on each Swingline Settlement Date and on the Facility Termination Date, if any Swingline Capital is then outstanding, the Swingline Purchaser shall send a written statement (a “Swingline Statement”) to each of the other Purchasers setting forth the amount of the outstanding Swingline Capital and each such Purchaser Group’s Ratable Share thereof (such Purchaser Group’s “Swingline Settlement Amount”). Not later than 3:00 p.m. (New York City time) on the Business Day of delivery of each Swingline Statement, each Committed Purchaser shall (or shall cause its related Conduit Purchaser to) purchase from the Swingline Purchaser an amount of the outstanding Swingline Capital equal to its Purchaser Group’s Swingline Settlement Amount by paying to the Swingline Purchaser in immediately available funds an amount equal to such Purchaser’s Swingline Settlement Amount; provided that the Committed Purchaser that is also the Swingline Purchaser shall be automatically deemed to have made such payment in its capacity as a Committed Purchaser. Upon payment to the Swingline Purchaser of the Swingline Settlement Amount, the paying Purchaser’s aggregate outstanding Capital shall be increased by the amount of such payment and the Swingline Purchaser’s aggregate outstanding Capital shall be reduced by the amount of such payment. All Discount (and Fees) accrued on or with respect to the Swingline Capital prior to such payment shall remain payable to the Swingline Purchaser for its own account.

(iv) Failure to Settle. If any Purchaser Group fails to pay its Swingline Settlement Amount in full to the Swingline Purchaser by the time and date required by Section 1.2(c)(iii), (i) the unpaid amount of such Swingline Settlement Amount shall bear interest, payable by the Committed Purchaser in such Purchaser Group to the Swingline Purchaser upon demand, at a rate per annum equal to the Alternate Rate, and if not paid within three (3) Business Days of the Swingline Purchaser’s demand, at a rate per annum equal to the greater of (x) 3.0% per annum above the Base Rate in effect on such day and (y) the “Alternate Rate” as calculated in clause (a) or (b) of the definition thereof, as applicable, and (ii) the Swingline Purchaser may cancel or suspend availability of the Swingline Sub-Limit and shall have no obligation to make additional Swingline Purchasers. The Swingline Purchaser (whether individually or as Administrator) shall not be obligated to transfer to any Purchaser in such a defaulting Purchaser Group any payments received by it for the benefit of such defaulting Purchaser Group, nor shall the members of such a defaulting Purchaser Group be entitled to the sharing of any payments hereunder (including any Capital, Discount, Fees or other amounts). Amounts payable to such a defaulting Purchaser Group shall instead be paid to the Swingline Purchaser in reduction of such defaulting Purchaser Group’s obligation to pay its Swingline

Settlement Amount or interest thereon. This Section shall remain effective with respect to a defaulting Purchaser Group until such default is cured. The operation of this Section shall not be construed to increase or otherwise affect the Commitment of any Purchaser, or relieve or excuse the performance by the Seller of its duties and obligations hereunder.

(d) Sale of Undivided Interests. Effective on the date of each Purchase pursuant to Section 1.2(b), each Swingline Purchase pursuant to Section 1.2(c) and each Reinvestment pursuant to Section 1.4, the Seller hereby sells and assigns to the Administrator for the benefit of the Purchasers (ratably, according to each such Purchaser’s Capital) an undivided percentage ownership interest in: (i) each Pool Receivable then existing, (ii) all Related Security with respect to such Pool Receivables, and (iii) all Collections with respect to, and other proceeds of, such Pool Receivables and Related Security.

(e) Grant of Security Interest. To secure all of the Seller’s obligations (monetary or otherwise) under this Agreement and the other Transaction Documents to which it is a party, whether now or hereafter existing or arising, due or to become due, direct or indirect, absolute or contingent, the Seller hereby grants to the Administrator, for the benefit of the Purchasers, a security interest in all of the Seller’s right, title and interest (including any undivided interest of the Seller) in, to and under all of the following, whether now or hereafter owned, existing or arising: (i) all Pool Receivables, (ii) all Related Security with respect to such Pool Receivables, (iii) all Collections with respect to such Pool Receivables, (iv) the Collection Accounts, the Lock-Boxes and all amounts on deposit therein, and all certificates and instruments, if any, from time to time evidencing such Collection Accounts, the Lock-Boxes and amounts on deposit therein, (v) all rights (but none of the obligations) of the Seller under the Sale Agreement and the Sub-Originator Sale Agreement (as assignee of Comdata Inc.) and (vi) all proceeds of, and all amounts received or receivable under any or all of, the foregoing (collectively, the “Pool Assets”). The Administrator, for the benefit of the Purchasers, shall have, with respect to the Pool Assets, and in addition to all the other rights and remedies available to the Administrator and the Purchasers, all the rights and remedies of a secured party under any applicable UCC. The Seller hereby authorizes the Administrator (for the benefit of the Purchasers) to file financing statements in each jurisdiction the Administrator deems necessary and appropriate to perfect its security interest in the Pool Assets, describing the collateral covered thereby as “all of the debtor’s personal property or assets” or words to that effect, notwithstanding that such wording may be broader in scope than the collateral described in this Agreement. Except as expressly set forth herein and in the other Transaction Documents, the Administrator shall not agree in writing to release all or a material portion of the Pool Assets from its security interest created hereunder without the consent of all Purchaser Agents.

(f) Addition of Purchasers. The Seller may, with the written consent of the Administrator and each Purchaser Agent, add additional Persons as Purchasers (either to an existing Purchaser Group or by creating new Purchaser Groups) or cause an existing Purchaser to increase its Commitment in connection with a corresponding increase in the Purchase Limit; provided, however, that the Commitment of any Purchaser may only be increased with the prior written consent of such Purchaser. Each new Purchaser (or Purchaser Group) shall become a party hereto, by executing and delivering to the Administrator and the Seller, an Assumption Agreement in the form of Annex C hereto (which Assumption Agreement shall, in the case of any new Purchaser or Purchasers, be executed by each Person in such new Purchaser’s Purchaser Group).

(g) Several Obligations. Each Committed Purchaser’s obligation hereunder shall be several, such that the failure of any Committed Purchaser to make a payment in connection with any Purchase hereunder shall not relieve any other Committed Purchaser of its obligation hereunder to make payment for any Purchase. If any Committed Purchaser becomes a Defaulting Purchaser, the Seller may, at its sole expense and effort, upon written notice to such Committed Purchaser, its Purchaser Agent and the Administrator, require such Defaulting Purchaser and its related Conduit Purchaser (if any) to assign and delegate, without recourse (in accordance with and subject to all applicable transfer restrictions), all its interests, rights and obligations under this Agreement and the other Transaction Documents to another appropriate financial institution that shall assume such Defaulting Purchaser’s and (if applicable) Conduit Purchaser’s obligations (which assignee may be an existing Purchaser); provided that (A) the Seller shall have received the prior written consent of the Administrator and the Majority Purchaser Agents, which consents shall not be unreasonably withheld, (B) such Defaulting Purchaser and the other members of its Purchaser Group shall have received payment of an amount equal to their outstanding Capital and, if applicable, accrued Discount and Fees thereon and all other amounts then owing to them hereunder from the assignee or the Seller and (C) for the avoidance of doubt, no Purchaser shall have any obligation to accept any such assignment or delegation from a Defaulting Purchaser or its related Conduit Purchaser or to fund any Defaulting Purchaser’s share of any Purchase, in either case, except as otherwise agreed in writing by such Purchaser in its sole discretion. A Defaulting Purchaser shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver or consent by such Defaulting Purchaser or otherwise, the circumstances entitling the Seller to require such assignment and delegation have ceased to apply.

Section 1.3 Purchased Interest Computation. The Purchased Interest shall be initially computed on the Closing Date. Thereafter, until the Facility Termination Date, the Purchased Interest shall be automatically recomputed (or deemed to be recomputed) on each Business Day; provided, however, that on each Termination Day, the Purchased Interest shall be deemed to be not less than 100% for all purposes hereof. The Purchased Interest shall become zero on the Final Payout Date.

Section 1.4 Settlement Procedures.

(a) The collection of the Pool Receivables shall be administered by the Servicer in accordance with this Agreement. The Seller shall provide to the Servicer on a timely basis all information needed for such administration, including notice of the occurrence of any Termination Day and current computations of the Purchased Interest.

(b) The Servicer shall, on each day on which Collections of Pool Receivables are received (or deemed received) by the Seller or the Servicer:

(i) set aside and hold in trust (and shall, at the request of the Administrator, segregate in a separate account approved by the Administrator) for the benefit of each

Purchaser Group, out of such Collections, (x) an amount equal to the Aggregate Discount accrued through such day for each Portion of Capital and not previously set aside, (y) an amount equal to the fees set forth in each Purchaser Group Fee Letter accrued and unpaid through such day, and (z) to the extent funds are available therefor, an amount equal to the aggregate of each Purchasers’ Share of the Servicing Fee accrued through such day and not previously set aside;

(ii) subject to Section 1.4(f), if such day is not a Termination Day, remit to the Seller, ratably, on behalf of each Purchaser Group, the remainder of such Collections. Such remainder shall, to the extent representing a return on the Aggregate Capital, ratably, according to each Purchaser’s Capital, be automatically reinvested in Pool Receivables, and in the Related Security, Collections and other proceeds with respect thereto (each such reinvestment, a “Reinvestment,” and “Reinvest” shall have the correlative meaning); provided, however, that if the Purchased Interest would exceed 100%, then the Servicer shall not Reinvest, but shall set aside and hold in trust for the benefit of the Purchasers (and shall, at the request of the Administrator, segregate in a separate account approved by the Administrator) a portion of such Collections that, together with the other Collections set aside pursuant to this paragraph, shall equal the amount necessary to reduce the Purchased Interest to 100%, which amount shall be deposited ratably to each Purchaser Agent’s account (for the benefit of its related Purchasers and to be applied in reduction of their respective Capital) on the next Weekly Settlement Date in accordance with Section 1.4(c); provided, further, that if the Facility Termination Date has been extended pursuant to Section 1.11 and any Purchaser (or its Purchaser Agent) has provided notice (an “Exiting Notice”) to the Administrator, the Seller and the Servicer of such Purchaser’s refusal, pursuant to Section 1.11, to extend its (or its related Committed Purchaser’s) Commitment hereunder (an “Exiting Purchaser”) then such Collections shall not be Reinvested and shall instead be held in trust for the benefit of such Purchaser and applied in accordance with clause (iii) below;

(iii) if such day is a Termination Day (or any day following the provision of an Exiting Notice), set aside, segregate and hold in trust (and shall, at the request of the Administrator, segregate in a separate account approved by the Administrator) for the benefit of each Purchaser Group the entire remainder of the Collections (or in the case of an Exiting Purchaser an amount equal to such Purchaser’s ratable share of such Collections based on its Capital; provided, that solely for the purpose of determining such Purchaser’s ratable share of such Collections, such Purchaser’s Capital shall be deemed to remain constant from the date of the provision of an Exiting Notice until the date such Purchaser’s Capital has been paid in full; it being understood that if such day is also a Termination Day, such Exiting Purchaser’s Capital shall be recalculated taking into account amounts received by such Purchaser in respect of this parenthetical and thereafter Collections shall be set aside for such Purchaser ratably in respect of its Capital (as recalculated)); provided, that if amounts are set aside and held in trust on any Termination Day of the type described in clause (a) of the definition of “Termination Day” (or any day following the provision of an Exiting Notice) and, thereafter, the conditions set forth in Section 2 of Exhibit II are satisfied or waived by the Administrator and the Majority Purchaser Agents (or in the case of an Exiting Notice, such Exiting

Notice has been revoked by the related Exiting Purchaser and written notice thereof has been provided by such Exiting Purchaser or its Purchaser Agent to the Administrator, the Seller and the Servicer), such previously set-aside amounts shall, to the extent representing a return on Aggregate Capital (or the Capital of the Exiting Purchaser) and ratably in accordance with each Purchaser’s Capital, be Reinvested in accordance with clause (ii) on the day of such subsequent satisfaction or waiver of conditions or revocation of such Exiting Notice; and

(iv) release to the Seller (subject to Section 1.4(f)) for its own account any Collections in excess of: (x) amounts required to be Reinvested in accordance with clause (ii) or the proviso to clause (iii) plus (y) the amounts that are required to be set aside pursuant to clause (i), the proviso to clause (ii) and clause (iii) plus (z) the Seller’s Share of the Servicing Fee accrued and unpaid through such day and all reasonable and appropriate out-of-pocket costs and expenses of the Servicer for servicing, collecting and administering the Pool Receivables.

(c) The Servicer shall, in accordance with the priorities set forth in Section 1.4(d), below, deposit into each applicable Purchaser’s account (or such other account designated by such applicable Purchaser or its Purchaser Agent), (x) on each Monthly Settlement Date in the case of Collections held for each Purchaser with respect to such Purchaser’s Portion(s) of Capital pursuant to clause (b)(i) and (y) on each Weekly Settlement Date, in the case of Collections then held for such Purchaser pursuant to clauses (b)(ii) and (iii) of Section 1.4; provided, that if FleetCor or an Affiliate thereof is the Servicer, such day is not a Termination Day and the Administrator has not notified FleetCor (or such Affiliate) that such right is revoked, FleetCor (or such Affiliate) may retain the portion of the Collections set aside pursuant to clause (b)(i) that represents the aggregate of each Purchasers’ Share of the Servicing Fee.

(d) The Servicer shall distribute the amounts described (and at the times set forth) in Section 1.4(c), as follows:

(i) if such distribution occurs on a day that is not a Termination Day and the Purchased Interest does not exceed 100%, first to each Purchaser Agent (or, in the case of interest accrued and payable by the Seller pursuant to Section 1.2(b)(ii), to the Administrator) ratably according to the Discount and Fees (other than Servicing Fees) accrued during such Yield Period (for the benefit of the relevant Purchasers within such Purchaser Agent’s Purchaser Group) in payment in full of all accrued Discount with respect to each Portion of Capital maintained by such Purchasers and accrued Fees (other than Servicing Fees); it being understood and agreed that each Purchaser Agent shall distribute such amounts to the Purchasers within its Purchaser Group ratably according to Discount and accrued Fees, and second, if the Servicer has set aside amounts in respect of the Servicing Fee pursuant to clause (b)(i) and has not retained such amounts pursuant to clause (c) above, to the Servicer’s own account (payable in arrears on each Monthly Settlement Date) in payment in full of the aggregate of the Purchasers’ Share of accrued Servicing Fees so set aside, and

(ii) if such distribution occurs on a Termination Day or on a day when the Purchased Interest exceeds 100%, first if FleetCor or an Affiliate thereof is not the Servicer, to the Servicer’s own account in payment in full of the Purchasers’ Share of all accrued Servicing Fees, second to each Purchaser Agent (or, in the case of interest accrued and payable by the Seller pursuant to Section 1.2(b)(ii), to the Administrator) ratably (based on the aggregate accrued and unpaid Discount and Fees (other than Servicing Fees) payable to all Purchasers at such time) (for the benefit of the relevant Purchasers within such Purchaser Agent’s Purchaser Group) in payment in full of all accrued Discount with respect to each Portion of Capital funded or maintained by the Purchasers within such Purchaser Agent’s Purchaser Group and accrued Fees; it being understood and agreed that each Purchaser Agent shall distribute such amounts to the Purchasers within its Purchaser Group ratably according to Discount and accrued Fees, third to the Administrator in payment in full of the Aggregate Capital (or, if such day is not a Termination Day, the amount necessary to reduce the Purchased Interest to 100%) for distribution by the Administrator to the Purchaser Agents in accordance with Section 1.6, fourth, if the Aggregate Capital and accrued Aggregate Discount with respect to each Portion of Capital for all Purchaser Groups and all accrued Fees (other than Servicing Fees) have been reduced to zero, and the Purchasers’ Share of all accrued Servicing Fees payable to the Servicer (if other than FleetCor or an Affiliate thereof) have been paid in full, to each Purchaser Group ratably, based on the amounts payable to each (for the benefit of the Purchasers within such Purchaser Group), the Administrator and any other Indemnified Party or Affected Person in payment in full of any other amounts owed thereto by the Seller or Servicer hereunder and, fifth, to the Servicer’s own account (if the Servicer is FleetCor or an Affiliate thereof) in payment in full of the aggregate of the Purchasers’ Share of all accrued Servicing Fees.

After the Aggregate Capital, Aggregate Discount, fees payable pursuant to each Purchaser Group Fee Letter and Servicing Fees with respect to the Purchased Interest, and any other amounts payable by the Seller and the Servicer to each Purchaser Group, the Administrator or any other Indemnified Party or Affected Person hereunder, have been paid in full, all additional Collections with respect to the Purchased Interest shall be paid to the Seller for its own account.

(e) For the purposes of this Section 1.4:

(i) if on any day the Outstanding Balance of any Pool Receivable is reduced or adjusted as a result of any defective, rejected, returned, repossessed or foreclosed goods or services, or any revision, cancellation, allowance, discount or other adjustment made by the Seller or any Affiliate of the Seller, or the Servicer or any Affiliate of the Servicer or any other Person (including, if applicable, the originator of such Receivable), or any setoff or dispute between the Seller or any Affiliate of the Seller, or the Servicer or any Affiliate of the Servicer and an Obligor, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in the amount of such reduction or adjustment and shall immediately pay any and all such amounts in respect thereof to an Eligible Collection Account for the benefit of the Purchasers and their assigns and for application pursuant to Section 1.4;

(ii) if on any day any of the representations or warranties in Sections 1(j) or 3(a) of Exhibit III is not true with respect to any Pool Receivable, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in full and shall immediately pay any and all such amounts to an Eligible Collection Account (or as otherwise directed by the Administrator at such time) for the benefit of the Purchasers and their assigns and for application pursuant to this Section 1.4 (Collections deemed to have been received pursuant to clause (i) or (ii) of this paragraph (e) are hereinafter referred to as “Deemed Collections”);

(iii) except as otherwise required by applicable law or the relevant Contract, all Collections received from an Obligor of any Receivable shall be applied to the Receivables of such Obligor in the order of the age of such Receivables, starting with the oldest such Receivable, unless such Obligor designates in writing its payment for application to specific Receivables; and

(iv) if and to the extent the Administrator, any Purchaser Agent or any Purchaser shall be required for any reason to pay over to an Obligor (or any trustee, receiver, custodian or similar official in any Insolvency Proceeding) any amount received by it hereunder, such amount shall be deemed not to have been so received by such Person but rather to have been retained by the Seller and, accordingly, such Person shall have a claim against the Seller for such amount, payable when and to the extent that any distribution from or on behalf of such Obligor is made in respect thereof.

(f) If at any time the Seller shall wish to cause the reduction of Aggregate Capital (but not to commence the liquidation, or reduction to zero, of the entire Aggregate Capital) the Seller may do so as follows:

(i) the Seller shall give the Administrator, each Purchaser Agent and the Servicer written notice in the form of Annex F (each, a “Paydown Notice”) (A) at least one Business Day no later than 2:00 p.m. (New York City time) prior to the date of such reduction for any reduction of the Aggregate Capital less than or equal to $50,000,000 (or such greater amount as agreed to by the Administrator and the Majority Purchaser Agents) and (B) at least 3 Business Days prior to the date of such reduction for any reduction of the Aggregate Capital greater than $50,000,000, and each such Paydown Notice shall include, among other things, the amount of such proposed reduction and the proposed date on which such reduction will commence;

(ii) on the proposed date of commencement of such reduction and on each day thereafter, the Servicer shall cause Collections not to be Reinvested until the amount thereof not so Reinvested shall equal the desired amount of reduction; and

(iii) the Servicer shall hold such Collections in trust for the benefit of each Purchaser ratably according to its Capital, for payment to the Administrator (for the account of such Purchaser) on the next Weekly Settlement Date with respect to any Portions of Capital maintained by such Purchaser immediately following the related current Yield Period, and the Aggregate Capital (together with the Capital of any related Purchaser) shall be deemed reduced in the amount to be paid to the Administrator (for the account of such Purchaser) only when in fact finally so paid;

provided, that:

(A) the amount of any such reduction shall be not less than $100,000 for each Purchaser Group and shall be an integral multiple of $100,000, and the entire Aggregate Capital after giving effect to such reduction shall be not less than $50,000,000; and

(B) with respect to any Portion of Capital, the Seller shall choose a reduction amount, and the date of commencement thereof, so that to the extent practicable such reduction shall commence and conclude in the same Yield Period.

Section 1.5 Fees. The Seller shall pay to each Purchaser Agent for the benefit of the Purchasers in the related Purchaser Group in accordance with the provisions set forth in Section 1.4(d) certain fees in the amounts and on the dates set forth in one or more fee letter agreements, dated the Closing Date (or dated the date any such Purchaser and member of its related Purchaser Group become a party hereto pursuant to an Assumption Agreement, a Transfer Supplement or otherwise), among the Servicer, the Seller, and the applicable Purchaser Agent, respectively, (as any such fee letter agreement may be amended, restated, supplemented or otherwise modified from time to time, each, a “Purchaser Group Fee Letter”) and each of the Purchaser Group Fee Letters may be referred to collectively as, the “Fee Letters”).

Section 1.6 Payments and Computations, Etc.

(a) All amounts to be paid or deposited by the Seller or the Servicer hereunder shall be made without reduction for offset or counterclaim and shall be paid or deposited no later than 2:00 p.m. (New York City Time) on the day when due in same day funds (i) with respect to any payment other than in reduction of Capital, to the account for each Purchaser maintained by the applicable Purchaser Agent (or such other account as may be designated from time to time by such Purchaser Agent to the Seller and the Servicer) and (ii) with respect to any payment in reduction of Capital, to the account specified by the Administrator. All amounts received after 2:00 p.m. (New York City Time) will be deemed to have been received on the next Business Day.

(b) The Administrator shall distribute any payments received by it hereunder in reduction of Capital for the account of any Purchaser to such Purchaser’s Purchaser Agent promptly following the Administrator’s receipt thereof. Unless the Administrative Agent shall have received notice from the Seller prior to the date on which any payment is due to the Administrator for the account of the Purchasers hereunder that the Seller (or the Servicer on its behalf) will not make such payment (including because Collections are not available therefor), the Administrator may assume that the Seller has made or will make such payment on such date in accordance herewith and may (but shall not be obligated to), in reliance upon such assumption, distribute to the Purchaser Agents the amount due. In such event, if the Seller (or the Servicer on its behalf) has not in fact made such payment, then each of the Committed Purchasers severally agrees to repay to the Administrator forthwith on demand the amount so distributed to the members of such Committed Purchaser’s Purchaser Group, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Purchaser Agent shall distribute any payments received by it hereunder in reduction of Capital for the account of the Purchasers in its Purchaser Group promptly following such Purchaser Agent’s receipt thereof, ratably in accordance with such Purchasers’ outstanding Capital. If the Seller and any Committed Purchaser shall pay such interest to the Administrator for the same or an overlapping period, the Administrator shall promptly remit to such Committed Purchaser the amount of such interest paid by such Committed Purchaser for such period. Any such payment by such Committed Purchaser shall be without prejudice to any claim such Committed may have against the Seller.

(c) The Seller or the Servicer, as the case may be, shall, to the extent permitted by law, pay interest on any amount not paid or deposited by the Seller or the Servicer, as the case may be, when due hereunder, at an interest rate equal to 2.0% per annum above the Base Rate, payable on demand (in the case of payments by the Seller, subject to the priorities of payment set forth in Section 1.4).

(d) All computations of interest under clause (b) and all computations of Discount, Fees and other amounts hereunder shall be made on the basis of a year of 360 (or 365 or 366, as applicable, with respect to Discount or other amounts calculated by reference to the Base Rate) days for the actual number of days elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next Business Day and such extension of time shall be included in the computation of such payment or deposit.

Section 1.7 Increased Costs.

(a) Increased Costs Generally. If any Change in Law shall:

(A) impose, modify or deem applicable any reserve (other than reserve otherwise included in the determination of the Euro-Rate or LMIR hereunder), special deposit, liquidity, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, the Administrator, any Purchaser, any Purchaser Agent, any Program Support Provider, any of their respective Affiliates or any of their respective holding companies (including bank holding companies) (each an “Affected Person”);

(B) subject any Affected Person to any Taxes (excluding any Taxes that give rise to the payment of additional amounts under Section 1.9) on its loans, loan principal, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(C) impose on any Affected Person any other condition, cost or expense (other than Taxes) (A) affecting the Pool Assets, this Agreement, any other Transaction Document, any Program Support Agreement, any Purchase or any participation therein or (B) affecting its obligations or rights to make Purchases;

and the result of any of the foregoing shall be to increase the cost to such Affected Person of (A) acting as the Administrator, a Purchaser Agent or a Purchaser hereunder or as a Program Support Provider with respect to the transactions contemplated hereby, (B) funding or maintaining any Purchase or Reinvestment or (C) maintaining its obligation to fund or maintain any Purchase or Reinvestment, or to reduce the amount of any sum received or receivable by such Affected Person hereunder, then, upon request of such Affected Person (or its Purchaser Agent), the Seller shall pay to such Affected Person such additional amount or amounts as will compensate such Affected Person for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Affected Person determines that any Change in Law affecting such Affected Person or any lending office of such Affected Person regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Affected Person’s capital as a consequence of (A) this Agreement or any other Transaction Document, (B) the commitments of such Affected Person hereunder or under any related Program Support Agreement, (C) the Purchases or Reinvestments made by such Affected Person or (D) any Capital, to a level below that which such Affected Person could have achieved but for such Change in Law (taking into consideration such Affected Person’s policies with respect to capital adequacy and liquidity), then from time to time, upon request of such Affected Person (or its Purchaser Agent), the Seller will pay to such Affected Person such additional amount or amounts as will compensate such Affected Person for any such reduction suffered.

(c) Adoption of Changes in Law. The Seller acknowledges that any Affected Person may institute measures in anticipation of a Change in Law (including, without limitation, the imposition of internal charges on such Affected Person’s interests or obligations under any Transaction Document or Program Support Agreement), and may commence allocating charges to or seeking compensation from the Seller under this Section 1.7 in connection with such measures, in advance of the effective date of such Change in Law, and the Seller agrees to pay such charges or compensation to such Affected Person, following demand therefor in accordance with the terms of this Section 1.7, without regard to whether such effective date has occurred.

(d) Certificates for Reimbursement. A certificate of an Affected Person (or its Purchaser Agent on its behalf) setting forth the amount or amounts necessary to compensate such Affected Person or its holding company, as the case may be, as specified in clause (a), (b) or (c) of this Section and delivered to the Seller, shall be conclusive absent manifest error. The Seller shall, subject to the priorities of payment set forth in Section 1.4, pay such Affected Person the amount shown as due on any such certificate on the first Weekly Settlement Date occurring after the Seller’s receipt of such certificate.

(e) Delay in Requests. Failure or delay on the part of any Affected Person to demand compensation pursuant to this Section shall not constitute a waiver of such Affected Person’s right to demand such compensation; provided, however, that if such Affected Party fails to make such demand within 180 days after it obtains actual knowledge of such an event, such Affected Party shall, with respect to amounts payable pursuant to this Section 1.7, only be entitled to payment under this Section 1.7 for amounts or losses incurred from and after the date 180 days prior to the date that such Affected Party does give such demand.

Section 1.8 Funding Losses.

(a) The Seller will compensate each Purchaser in accordance with the terms of this Section 1.8 for all losses, expenses and liabilities (including any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Purchaser in order to fund or maintain any Portion of Capital hereunder) as a result of (i) any repayment (in whole or in part) of any Portion of Capital of such Purchaser on any day other than a Monthly Settlement Date or Weekly Settlement Date or (ii) any Purchase or Swingline Purchase not being completed by the Seller in accordance with its request therefor pursuant to Section 1.2. Such losses, expenses and liabilities will include the amount, if any, by which (A) the additional Yield that would have accrued had such repayment or failure to Purchase not have occurred, exceeds (B) the income, if any, received by the applicable Purchaser.

(b) A certificate of a Purchaser (or its related Purchaser Agent) setting forth in reasonable detail the amount or amounts necessary to compensate such Purchaser as specified in Section 1.8(a) and delivered to the Seller and the Administrator, shall be conclusive absent manifest error. The Seller shall pay such Purchaser’s related Purchaser Agent (for the account of such Purchaser) the amount shown as due on any such certificate on demand but subject to the priorities for payments set forth in Section 1.4.

Section 1.9 Taxes. The Seller agrees that:

(a) (i) Any and all payments by the Seller under this Agreement shall be made free and clear of and without deduction for any and all current or future taxes, stamp or other taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (A) net income, branch profits or franchise taxes, in each case, (x) imposed on the Person receiving such payment by the Seller hereunder by the jurisdiction under whose laws such Person is organized or in which such Person’s principal office is located or any political subdivision thereof or (y) that are Other Connection Taxes and (B) any U.S. Federal withholding taxes imposed under FATCA (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as “Taxes”). If the Seller shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Purchaser, any Purchaser Agent, any Program Support Provider or the Administrator, then the sum payable shall be increased by the amount necessary to yield to such Person (after payment of all Taxes) an amount equal to the sum it would have received had no such deductions been made.

(ii) Whenever any Taxes are payable by the Seller, as promptly as possible thereafter, the Seller shall send to the Administrator for its own account or for the account of any Purchaser, any Purchaser Agent or any Program Support Provider, as the case may be, a certified copy of an original official receipt showing payment thereof or such other evidence of such payment reasonably satisfactory to the Administrator. If the Seller fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Administrator the required receipts or other required documentary evidence, the Seller shall indemnify the Administrator and/or any other Affected Person, as applicable, for any incremental taxes, interest or penalties that may become payable by such party as a result of any such failure.

(b) (i) Each Purchaser that is a U.S. Person shall deliver to Seller and Administrator on or prior to the date on which such Purchaser becomes a Purchaser under this Agreement (and from time to time thereafter upon the reasonable request of Seller or Administrator), executed copies of IRS Form W-9 certifying that such Purchaser is exempt from U.S. federal backup withholding tax.

(ii) Each Purchaser that is not a U.S. Person (a “Foreign Purchaser”) as to which payments to be made under this Agreement are exempt from or subject to a reduced rate of United States withholding tax under an applicable statute or tax treaty shall provide to Seller and Administrator a properly completed and executed IRS Form W-8ECI, Form W-8BEN, Form W-8BEN-E or other applicable form, certificate or document prescribed by the IRS or the United States certifying that payments hereunder to such Foreign Purchaser are entitled to such exemption or reduction in rate (a “Certificate of Withholding”). Any non-U.S. Person that seeks to become a Purchaser under this Agreement shall provide a Certificate of Withholding to Seller and Administrator prior to becoming a Purchaser hereunder. No non-U.S. Person may become a Purchaser hereunder if such Person fails to deliver a Certificate of Withholding in advance of becoming a Purchaser. If the Certificate of Withholding provided by a Purchaser at the time such Purchaser first becomes a party to this Agreement indicates a United States withholding tax rate in excess of zero, withholding taxes at such rate shall be considered excluded from Taxes and, accordingly, the Seller shall not be obligated to pay any additional amounts to such Purchaser, or to indemnify such Purchaser, in respect of such withholding taxes under this Agreement. Each Purchaser shall promptly notify Seller that it is a Foreign Purchaser and shall also promptly notify Seller of any change in its funding office.

(c) Seller shall not be required to pay any additional amounts to any Purchaser in respect of United States withholding tax pursuant to paragraph (a) above if the obligation to pay such additional amounts would not have arisen but for a failure by such Purchaser to comply with the provisions of paragraph (b) above for any reason (including by reason of a change in circumstances that renders the Purchaser unable to so qualify) other than (i) a change in applicable law, regulation or official interpretation thereof or (ii) an amendment, modification or revocation of any applicable tax treaty or a change in official position regarding the application or interpretation thereof, in each case after the Closing Date (or, if later, the date on which such Purchaser became a Purchaser hereunder).

(d) If, solely as a result of an event in subparagraph (i) or (ii) of paragraph (c) after the Closing Date, a Purchaser (i) is unable to provide to Seller a Certificate of Withholding or (ii) makes any payment or becomes liable to make any payment on account of any Taxes with respect to payments by Seller hereunder, Seller may, at its option, continue to make payments to such Purchaser under the terms of this Agreement, which payments shall be made in accordance with paragraph (a) above. If Seller exercises its option under this paragraph (d), the applicable Purchaser agrees to take such steps as reasonably may be available to it under applicable tax laws and any applicable tax treaty or convention to obtain an exemption from, or reduction (to the lowest applicable rate) of, such Taxes, except to the extent that taking such a step would, in the sole determination of such Purchaser, be materially disadvantageous to such Purchaser.

(e) If a payment made to a Purchaser hereunder would be subject to U.S. federal withholding tax imposed by FATCA if such Purchaser were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Purchaser shall deliver to Seller and Administrator at the time or times prescribed by law and at such time or times reasonably requested by Seller or Administrator such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by Seller or Administrator as may be necessary for Seller or Administrator to comply with their obligations under FATCA and to determine that such Purchaser has complied with such Purchaser’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.

(f) Each Purchaser agrees that if any form or certification it previously delivered under this Section 1.9 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Seller and Administrator in writing of its legal inability to do so.

Section 1.10 Inability to Determine Euro-Rate or LMIR. (a) If the Administrator (or any Purchaser Agent) determines before the first day of any Yield Period (or, solely with respect to LMIR, any day) (which determination shall be final and conclusive absent manifest error) that, by reason of circumstances affecting the interbank eurodollar market generally (i) deposits in dollars (in the relevant amounts for such Yield Period) are not being offered to banks in the interbank eurodollar market for such Yield Period, (ii) adequate means do not exist for ascertaining the Euro-Rate or LMIR for such Yield Period (or portion thereof) or (iii) the Euro-Rate or LMIR does not accurately reflect the cost to any Purchaser (as determined by the related Purchaser or the applicable Purchaser Agent) of maintaining any Portion of Capital during such Yield Period (or portion thereof), then the Administrator shall give notice thereof to the Seller. Thereafter, until the Administrator or such Purchaser Agent notifies the Seller that the circumstances giving rise to such suspension no longer exist, (a) no Portion of Capital shall be funded at the Yield Rate determined by reference to the Euro-Rate or LMIR and (b) the Discount for any outstanding Portions of Capital then funded at the Yield Rate determined by reference to the Euro-Rate or LMIR shall, on the last day of the then current Yield Period (or, solely with respect to LMIR, immediately), be converted to the Yield Rate determined by reference to the Base Rate.

(b) If, on or before the first day of any Yield Period (or, solely with respect to LMIR, any day), the Administrator shall have been notified by any Purchaser or Purchaser Agent that such Person has determined (which determination shall be final and conclusive absent manifest error) that any enactment, promulgation or adoption of or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by a governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Person with any guideline, request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for such Person to fund or maintain any Portion of Capital at the Yield Rate and based upon the Euro-Rate or LMIR, the Administrator shall notify the Seller thereof. Upon receipt of such notice, until the Administrator notifies the Seller that the circumstances giving rise to such determination no longer apply, (a) no Portion of Capital shall be funded at the Yield Rate determined by reference to the Euro-Rate or LMIR and (b) the Discount for any outstanding Portions of Capital then funded at the Yield Rate determined by reference to the Euro-Rate or LMIR shall be converted to the Yield Rate determined by reference to the Base Rate either (i) on the last day of the then current Yield Period (or, solely with respect to LMIR, any day) if such Person may lawfully continue to maintain such Portion of Capital at the Yield Rate determined by reference to the Euro-Rate or LMIR to such day, or (ii) immediately, if such Person may not lawfully continue to maintain such Portion of Capital at the Yield Rate determined by reference to the Euro-Rate or LMIR to such day.

Section 1.11 Extension of Facility Termination Date. The Seller may advise the Administrator and each Purchaser Agent in writing of its desire to extend the then current Facility Termination Date set forth in clause (a) of the definition thereof or determined pursuant to clause (d) of the definition thereof; provided that such request is made not more than 90 days prior to, and not less than 60 days prior to, the then current Facility Termination Date and provided, further, that no extension of the Facility Termination Date determined pursuant to clause (d) of the definition thereof with respect to any Purchaser shall be for a period of more than 364 days after the effective date of such extension. In the event that the Purchasers are all agreeable to such extension, the Administrator shall so notify the Seller in writing (it being understood that the Purchasers may accept or decline such a request in their sole discretion and on such terms as they may elect) not less than 30 days prior to the then current Facility Termination Date and the Seller, the Servicer, the Administrator, the Purchaser Agents and the Purchasers shall enter into such documents as the Purchasers may deem necessary or appropriate to reflect such extension, and all reasonable costs and expenses incurred by the Purchasers, the Administrator and the Purchaser Agents in connection therewith (including reasonable Attorneys’ Costs) shall be paid by the Seller. In the event any Purchaser declines the request for such extension, such Purchaser (or the applicable Purchaser Agent on its behalf) shall so notify the Administrator and the Administrator shall so notify the Seller of such determination; provided, however, that the failure of the Administrator to notify the Seller of the determination to decline such extension shall not affect the understanding and agreement that the applicable Purchasers shall be deemed to have refused to grant the requested extension in the event the Administrator fails to affirmatively notify the Seller, in writing, of their agreement to accept the requested extension.

Section 1.12 Intended Tax Treatment. Notwithstanding anything to the contrary herein or in any other Transaction Document, all parties to this Agreement covenant and agree to treat the Purchases hereunder as debt for all federal, state, local and franchise tax purposes and agree not to take any position on any tax return in consistent with the foregoing.

ARTICLE II

REPRESENTATIONS AND WARRANTIES; COVENANTS;

TERMINATION EVENTS

Section 2.1 Representations and Warranties; Covenants. Each of the Seller and the Servicer hereby makes the representations and warranties, and hereby agrees to perform and observe the covenants, applicable to it set forth in Exhibits III and IV, respectively.

Section 2.2 Termination Events. If any of the Termination Events set forth in Exhibit V shall occur, the Administrator may (with the consent of the Majority Purchaser Agents) or shall (at the direction of the Majority Purchaser Agents), by notice to the Seller, declare the Facility Termination Date to have occurred (in which case the Facility Termination Date shall be deemed to have occurred); provided, that automatically upon the occurrence of any event (without any requirement for the passage of time or the giving of notice) described in paragraph (f) of Exhibit V, the Facility Termination Date shall occur. Upon any such declaration, occurrence or deemed occurrence of the Facility Termination Date, the Administrator, each Purchaser Agent and each Purchaser shall have, in addition to the rights and remedies that they may have under this Agreement, all other rights and remedies provided after default under the UCC and under other applicable law, which rights and remedies shall be cumulative.

ARTICLE III

INDEMNIFICATION

Section 3.1 Indemnities by the Seller. Without limiting any other rights any such Person may have hereunder or under applicable law, the Seller hereby indemnifies and holds harmless, on an after-tax basis, the Administrator, the Interim Collection Account Administrative Agent, each Purchaser Agent, each Program Support Provider and each Purchaser and their respective officers, directors, agents and employees (each an “Indemnified Party”) from and against any and all damages, losses, claims, liabilities, penalties, Taxes (excluding any Taxes that give rise to the payment of additional amounts under Section 1.9), costs and expenses (including reasonable attorneys’ fees and court costs) (all of the foregoing collectively, the “Indemnified Amounts”) at any time imposed on or incurred by any Indemnified Party arising out of or otherwise relating to any Transaction Document, the transactions contemplated thereby or the acquisition of any portion of the Purchased Interest, or any action taken or omitted by any of the Indemnified Parties (including any action taken by the Administrator as attorney-in-fact for the Seller or any Originator or Sub-Originator hereunder or under any other Transaction Document), whether arising by reason of the acts to be performed by the Seller hereunder or otherwise, excluding only Indemnified Amounts to the extent (a) a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct of the Indemnified Party seeking indemnification, (b) due to the credit risk of the Obligor and for which reimbursement would constitute recourse to any Originator, any Sub-Originator, the Seller or the Servicer for uncollectible Receivables or (c) except where such taxes are described in clause (x) below, such Indemnified Amounts include taxes (i) imposed or based on, or measured by, the gross or net income or receipts of such Indemnified Party by the jurisdiction under the laws of which such Indemnified Party is organized (or any political subdivision thereof) or (ii) that are Other Connection Taxes; provided, however, that nothing contained in this sentence shall limit the liability of the Seller or the Servicer or limit the recourse of any Indemnified Party to the Seller or the Servicer for any amounts otherwise specifically provided to be paid by the Seller or the Servicer hereunder. Without limiting the foregoing indemnification, but subject to the limitations set forth in clauses (a), (b) and (c) of the previous sentence, the Seller shall indemnify each Indemnified Party for Amounts (including losses in respect of uncollectible Receivables, regardless, for purposes of these specific matters, whether reimbursement therefor would constitute recourse to the Seller or the Servicer) relating to or resulting from:

(i) any representation or warranty made by the Seller (or any employee or agent of the Seller) under or in connection with this Agreement, any Monthly Information Package, any Weekly Information Package or any other information or report delivered by or on behalf of the Seller pursuant hereto, which shall have been false or incorrect in any respect when made or deemed made;

(ii) the failure by the Seller (or, if applicable, any Person from whom the Seller or the applicable Originator or Sub-Originator may have acquired any such Receivable) to comply with any applicable law, rule or regulation related to any Receivable, or the nonconformity of any Receivable with any such applicable law, rule or regulation;

(iii) the failure of the Seller to vest and maintain vested in the Administrator, for the benefit of the Purchasers, a perfected ownership or security interest in the Purchased Interest and the property conveyed hereunder, free and clear of any Adverse Claim;

(iv) any commingling of funds to which the Administrator, any Purchaser Agent or any Purchaser is entitled hereunder with any other funds;

(v) any failure of a Collection Account Bank to comply with the terms of the applicable Collection Account Agreement or Interim Collection Account Agreement;

(vi) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable, or any other claim resulting from the sale or lease of goods or the rendering of services related to such Receivable or the furnishing or failure to furnish any such goods or services or other similar claim or defense not arising from the financial inability of any Obligor to pay undisputed indebtedness;

(vii) any failure of the Seller, to perform its duties or obligations in accordance with the provisions of this Agreement or any other Transaction Document to which it is a party;

(viii) any action taken by the Administrator as attorney-in-fact for the Seller or any Originator or Sub-Originator pursuant to this Agreement or any other Transaction Document;

(ix) any environmental liability claim, products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort, arising out of or in connection with any Receivable or any other suit, claim or action of whatever sort relating to any of the Transaction Documents; or

(x) any taxes that arise because any Purchase is not treated for U.S. federal, state, local or franchise tax purposes as intended under Section 1.12 (including any U.S. federal, state or local income and franchise taxes necessary to make such Indemnified Party whole on an after-tax basis, taking into account the taxability of receipt of payments under this clause (x)).

Section 3.2 Indemnities by the Servicer. Without limiting any other rights that any Indemnified Party may have hereunder or under applicable law, the Servicer hereby agrees to indemnify each Indemnified Party from and against any and all Indemnified Amounts (subject to the limitations set forth in clauses (a), (b) and (c) of the first sentence of Section 3.1) arising out of or resulting from (whether directly or indirectly): (a) the failure of any information contained in any Monthly Information Package or any Weekly Information Package to be true and correct, or the failure of any other information provided to such Indemnified Party by, or on behalf of, the Servicer to be true and correct, (b) the failure of any representation, warranty or statement made or deemed made by the Servicer (or any of its officers) under or in connection with this Agreement or any other Transaction Document to which it is a party to have been true and correct as of the date made or deemed made in all respects when made, (c) the failure by the Servicer (or any party acting as agent or Sub-Servicer on its behalf, including, if applicable, the originator of such Receivable), to comply with any applicable law, rule or regulation with respect to any Pool Receivable or the related Contract, (d) any dispute, claim, offset or defense of the Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool resulting from or related to the collection activities by the Servicer (or any Person on its behalf) with respect to such Receivable or (e) any failure of the Servicer to perform its duties or obligations in accordance with the provisions hereof or any other Transaction Document to which it is a party.

ARTICLE IV

ADMINISTRATION AND COLLECTIONS

Section 4.1 Appointment of the Servicer.

(a) The servicing, administering and collection of the Pool Receivables shall be conducted by the Person so designated from time to time as the Servicer in accordance with this Section 4.1. Until the Administrator gives notice to FleetCor (in accordance with this Section 4.1) of the designation of a new Servicer, FleetCor is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof. Upon the occurrence of a Termination Event, the Administrator may (with the consent of the Majority Purchaser Agents) or shall (at the direction of the Majority Purchaser Agents) designate as Servicer any Person (including itself) to succeed FleetCor or any successor Servicer, on the condition in each case that any such Person so designated shall agree to perform the material collection, servicing and administrative duties and obligations (other than indemnities and similar obligations) of the Servicer with respect to the Pool Receivables and Collections pursuant to the terms hereof.

(b) Upon the designation of a successor Servicer as set forth in clause (a), FleetCor agrees that it will terminate its activities as Servicer hereunder in a manner that the Administrator determines will facilitate the transition of the performance of such activities to the new Servicer, and FleetCor shall cooperate with and assist such new Servicer. Such cooperation shall include access to and transfer of related records (including all Contracts) and use by the new Servicer of all licenses, hardware or software necessary or desirable to collect the Pool Receivables and the Related Security.

(c) FleetCor acknowledges that, in making their decision to execute and deliver this Agreement, the Administrator and each member in each Purchaser Group have relied on FleetCor’s agreement to act as Servicer hereunder. Accordingly, FleetCor agrees that it will not voluntarily resign as Servicer.

(d) The Servicer may delegate its duties and obligations hereunder to any subservicer (each a “Sub-Servicer”); provided, that, in each such delegation: (i) such Sub-Servicer (other than Chevron) shall agree in writing to perform the duties and obligations of the Servicer pursuant to the terms hereof, (ii) the Servicer shall remain solely liable for the performance of the duties and obligations so delegated, (iii) the Seller, the Administrator and each Purchaser Group shall look solely to the Servicer for performance and Chevron shall have no obligation hereunder to the Seller, any Purchaser Group, the Purchaser Agents or the Administrator with respect to Chevron’s services to FleetCor or the Servicer, whether as Sub-Servicer or otherwise, and (iv) the terms of any agreement with any Sub-Servicer shall provide that the Administrator may terminate such agreement upon the termination of the Servicer hereunder by giving notice of its desire to terminate such agreement to the Servicer (and the Servicer shall provide appropriate notice to each such Sub-Servicer); provided, however, that if any such delegation is to any Person other than an Originator, a Sub-Originator or an Affiliate thereof, the Administrator and the Majority Purchaser Agents shall have consented in writing in advance to such delegation.

Section 4.2 Duties of the Servicer.

(a) The Servicer shall take or cause to be taken all such action as may be necessary or advisable to administer and collect each Pool Receivable from time to time, all in accordance with this Agreement and all applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policies. The Servicer shall set aside for the accounts of the Seller and the Purchasers the amount of Collections to which each is entitled in accordance with Article I hereof. The Servicer, the Originators and the Sub-Originators may, in accordance with the applicable Credit and Collection Policy, take such action, including modifications, waivers or restructurings of Pool Receivables and the related Contracts, as the Servicer, the Originators and the Sub-Originators may reasonably determine to be appropriate to maximize Collections thereof or reflect adjustments permitted under the Credit and Collection Policy or required under applicable laws, rules or regulations or the applicable

Contract; provided, however, that for the purposes of this Agreement: (i) such action shall not change the number of days such Pool Receivable has remained unpaid from the date of the original due date related to such Pool Receivable, (ii) such action shall not alter the status of such Pool Receivable as a Delinquent Receivable or a Defaulted Receivable under this Agreement or limit the rights of any Purchaser, Purchaser Agent or the Administrator under this Agreement and (iii) if a Termination Event or an Unmatured Termination Event has occurred and is continuing and FleetCor or an Affiliate thereof is serving as the Servicer, FleetCor or such Affiliate may take such action only upon the prior approval of the Administrator. The Seller shall deliver to the Servicer and the Servicer shall hold for the benefit of the Seller and the Purchasers, in accordance with their respective interests, all records and documents (including computer tapes or disks) with respect to each Pool Receivable. Notwithstanding anything to the contrary contained herein, if a Termination Event has occurred and is continuing, the Administrator (with the consent of the Majority Purchaser Agents) may direct the Servicer (whether the Servicer is FleetCor or any other Person) to commence or settle any legal action to enforce collection of any Pool Receivable or to foreclose upon or repossess any Related Security.

(b) The Servicer shall, as soon as practicable following actual receipt of collected funds, turn over to the Seller the collections of any indebtedness that is not a Pool Receivable, less, if FleetCor or an Affiliate thereof is not the Servicer, all reasonable and appropriate out-of-pocket costs and expenses of such Servicer of servicing, collecting and administering such collections. The Servicer, if other than FleetCor or an Affiliate thereof, shall, as soon as practicable upon demand, deliver to the Seller all records in its possession that evidence or relate to any indebtedness that is not a Pool Receivable, and copies of records in its possession that evidence or relate to any indebtedness that is a Pool Receivable.

(c) The Servicer’s obligations hereunder shall terminate on the later of: (i) the Facility Termination Date and (ii) the date on which all amounts required to be paid to the Purchaser Agents, each Purchaser, the Administrator and any other Indemnified Party or Affected Person hereunder shall have been paid in full.

After such termination, if FleetCor or an Affiliate thereof was not the Servicer on the date of such termination, the Servicer shall promptly deliver to the Seller all books, records and related materials that the Seller previously provided to the Servicer, or that have been obtained by the Servicer, in connection with this Agreement.

Section 4.3 Collection Account Arrangements. On or prior to the Closing Date, the Seller shall have entered into Collection Account Agreements with all of the Collection Account Banks covering each Collection Account (other than Transition Collection Accounts) and delivered original counterparts of each to the Administrator. The Seller shall use commercially reasonable efforts to cause each Transition Collection Account to be an Eligible Collection Account on or prior to the 180th day following the Closing Date. Upon the occurrence of a Termination Event, the Administrator may (with the consent of the Majority Purchaser Agents) or shall (upon the direction of the Majority Purchaser Agents) at any time thereafter give (or, pursuant to the Interim Collection Account Administration Agreement, instruct the Interim Collection Account Administrative Agent to give) notice to each Collection Account Bank that the Administrator (or, if applicable, the Interim Collection Account Administrative Agent) is

exercising its rights under the Collection Account Agreements and/or Interim Collection Account Agreements to do any or all of the following: (a) to have the exclusive ownership and control of the Collection Accounts and Lock-Boxes transferred to the Administrator (for the benefit of the Purchasers) or to the Interim Collection Account Administrative Agent (for the benefit of the Administrator and the Purchasers) and to exercise exclusive dominion and control over the funds deposited therein, (b) to have the proceeds that are sent to the respective Collection Accounts and Lock-Boxes redirected pursuant to the Administrator’s or the Interim Collection Account Administrative Agent’s instructions rather than deposited in the applicable Collection Account, and (c) to take any or all other actions permitted under the applicable Collection Account Agreement or Interim Collection Account Agreement. The Seller hereby agrees that if the Administrator or the Interim Collection Account Administrative Agent at any time takes any action set forth in the preceding sentence, the Administrator or Interim Collection Account Administrative Agent (as applicable) shall have exclusive control (for the benefit of the Purchasers) of the proceeds (including Collections) of all Pool Receivables and the Seller hereby further agrees to take any other action that the Administrator, the Interim Collection Account Administrative Agent or any Purchaser Agent may reasonably request to transfer such control. Any proceeds of Pool Receivables received by the Seller or the Servicer thereafter shall be sent immediately to, or as otherwise instructed by, the Administrator. The parties hereto hereby acknowledge that if at any time the Administrator or Interim Collection Account Administrative Agent takes control of any Collection Account or Lock-Box, the Administrator and Interim Collection Account Administrative Agent shall not have any rights to the funds therein in excess of the unpaid amounts due to the Administrator, the Interim Collection Account Administrative Agent, any member of any Purchaser Group, any Indemnified Party or Affected Person or any other Person hereunder, and the Administrator or Interim Collection Account Administrative Agent (as applicable) shall distribute or cause to be distributed such funds in accordance with Section 4.2(b) and Article I (in each case as if such funds were held by the Servicer thereunder).

Each party hereto hereby acknowledges that it has received a copy of the Interim Collection Account Administration Agreement and consents to the entry into the Interim Collection Account Administration Agreement by each of the parties thereto.

Section 4.4 Enforcement Rights.

(a) At any time following the occurrence of a Termination Event:

(i) the Administrator may direct the Obligors that payment of all amounts payable under any Pool Receivable is to be made directly to the Administrator or its designee,

(ii) the Administrator may instruct the Seller or the Servicer to give notice of the Purchaser Groups’ interest in Pool Receivables to each Obligor, which notice shall direct that payments be made directly to the Administrator or its designee (on behalf of such Purchaser Groups), and the Seller or the Servicer, as the case may be, shall give such notice at the expense of the Seller or the Servicer, as the case may be; provided, that if the Seller or the Servicer, as the case may be, fails to so notify each Obligor, the Administrator (at the Seller’s or the Servicer’s, as the case may be, expense) may so notify the Obligors, and

(iii) the Administrator may request the Servicer to, and upon such request the Servicer shall: (A) assemble all of the records necessary or desirable to collect the Pool Receivables and the Related Security, and transfer or license to a successor Servicer the use of all software necessary or desirable to collect the Pool Receivables and the Related Security, and make the same available to the Administrator or its designee (for the benefit of the Purchasers) at a place selected by the Administrator, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections in a manner acceptable to the Administrator and, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Administrator or its designee.

(b) The Seller hereby authorizes the Administrator (on behalf of each Purchaser Group), and irrevocably appoints the Administrator as its attorney-in-fact with full power of substitution and with full authority in the place and stead of the Seller, which appointment is coupled with an interest, to take any and all steps in the name of the Seller and on behalf of the Seller necessary or desirable, in the reasonable determination of the Administrator, after the occurrence of a Termination Event, to collect any and all amounts or portions thereof due under any and all Pool Assets, including endorsing the name of the Seller on checks and other instruments representing Collections and enforcing such Pool Assets. Notwithstanding anything to the contrary contained in this subsection, none of the powers conferred upon such attorney-in-fact pursuant to the preceding sentence shall subject such attorney-in-fact to any liability if any action taken by it shall prove to be inadequate or invalid, nor shall they confer any obligations upon such attorney-in-fact in any manner whatsoever.

Section 4.5 Responsibilities of the Seller.

(a) Anything herein to the contrary notwithstanding, the Seller shall: (i) perform all of its obligations, if any, under the Contracts related to the Pool Receivables to the same extent as if interests in such Pool Receivables had not been transferred hereunder, and the exercise by the Administrator, the Purchaser Agents or the Purchasers of their respective rights hereunder shall not relieve the Seller from such obligations, and (ii) pay when due any taxes, including any sales taxes payable in connection with the Pool Receivables and their creation and satisfaction. The Administrator, the Purchaser Agents or any of the Purchasers shall not have any obligation or liability with respect to any Pool Asset, nor shall any of them be obligated to perform any of the obligations of the Seller, Servicer, FleetCor, the Originators or the Sub-Originators thereunder.

(b) FleetCor hereby irrevocably agrees that if at any time it shall cease to be the Servicer hereunder, it shall act (if the then-current Servicer so requests) as the data-processing agent of the Servicer and, in such capacity, FleetCor shall conduct the data-processing functions of the administration of the Receivables and the Collections thereon in substantially the same way that FleetCor conducted such data-processing functions while it acted as the Servicer.

Section 4.6 Servicing Fee. (a) Subject to clause (b), the Servicer shall be paid a fee (the “Servicing Fee”) equal to 1.00% per annum (the “Servicing Fee Rate”) of the daily average aggregate Outstanding Balance of the Pool Receivables. The Purchasers’ Share of such fee shall be paid through the distributions contemplated by Section 1.4(d), and the Seller’s Share of such fee shall be paid directly by the Seller.

(b) If the Servicer ceases to be FleetCor or an Affiliate thereof, the servicing fee shall be the greater of: (i) the amount calculated pursuant to clause (a), and (ii) an alternative amount specified by the successor Servicer not to exceed 110% of the aggregate reasonable costs and expenses incurred by such successor Servicer in connection with the performance of its obligations as Servicer.

ARTICLE V

THE AGENTS

Section 5.1 Appointment and Authorization. (a) Each Purchaser and Purchaser Agent hereby irrevocably designates and appoints PNC Bank, National Association, as the “Administrator” hereunder and authorizes the Administrator to take such actions and to exercise such powers as are delegated to the Administrator hereby and to exercise such other powers as are reasonably incidental thereto. The Administrator shall hold, in its name, for the benefit of each Purchaser, ratably, the Purchased Interest. The Administrator shall not have any duties other than those expressly set forth herein or any fiduciary relationship with any Purchaser or Purchaser Agent, and no implied obligations or liabilities shall be read into this Agreement, or otherwise exist, against the Administrator. The Administrator does not assume, nor shall it be deemed to have assumed, any obligation to, or relationship of trust or agency with, the Seller or Servicer. Notwithstanding any provision of this Agreement or any other Transaction Document to the contrary, in no event shall the Administrator ever be required to take any action which exposes the Administrator to personal liability or which is contrary to the provision of any Transaction Document or applicable law.

(b) Each Purchaser hereby irrevocably designates and appoints the respective institution identified as the Purchaser Agent for such Purchaser’s Purchaser Group on the signature pages hereto or in the Assumption Agreement or Transfer Supplement pursuant to which such Purchaser becomes a party hereto, and each authorizes such Purchaser Agent to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to such Purchaser Agent by the terms of this Agreement, if any, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Purchaser Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Purchaser or other Purchaser Agent or the Administrator, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of such Purchaser Agent shall be read into this Agreement or otherwise exist against such Purchaser Agent.

(c) Except as otherwise specifically provided in this Agreement, the provisions of this Article V are solely for the benefit of the Purchaser Agents, the Administrator and the Purchasers, and none of the Seller or Servicer shall have any rights as a third-party beneficiary or otherwise under any of the provisions of this Article V, except that this Article V shall not affect any obligations which any Purchaser Agent, the Administrator or any Purchaser may have to the Seller or the Servicer under the other provisions of this Agreement. Furthermore, no Purchaser shall have any rights as a third-party beneficiary or otherwise under any of the provisions hereof in respect of a Purchaser Agent which is not the Purchaser Agent for such Purchaser.

(d) In performing its functions and duties hereunder, the Administrator shall act solely as the agent of the Purchasers and the Purchaser Agents and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Seller or Servicer or any of their successors and assigns. In performing its functions and duties hereunder, each Purchaser Agent shall act solely as the agent of its respective Purchaser and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Seller, the Servicer, any other Purchaser, any other Purchaser Agent or the Administrator, or any of their respective successors and assigns.

Section 5.2 Delegation of Duties. The Administrator may execute any of its duties through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrator shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

Section 5.3 Exculpatory Provisions. None of the Purchaser Agents, the Administrator or any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted (i) with the consent or at the direction of the Majority Purchaser Agents (or in the case of any Purchaser Agent, the Purchasers within its Purchaser Group that have a majority of the aggregate Commitment of such Purchaser Group) or (ii) in the absence of such Person’s gross negligence or willful misconduct. The Administrator shall not be responsible to any Purchaser, Purchaser Agent or other Person for (i) any recitals, representations, warranties or other statements made by the Seller, the Servicer, any Originator, any Sub-Originator or any of their Affiliates, (ii) the value, validity, effectiveness, genuineness, enforceability or sufficiency of any Transaction Document, (iii) any failure of the Seller, the Servicer, any Originator or any of their Affiliates to perform any obligation hereunder or under the other Transaction Documents to which it is a party (or under any Contract), or (iv) the satisfaction of any condition specified in Exhibit II. The Administrator shall not have any obligation to any Purchaser or Purchaser Agent to ascertain or inquire about the observance or performance of any agreement contained in any Transaction Document or to inspect the properties, books or records of the Seller, the Servicer, any Originator, any Sub-Originator or any of their respective Affiliates.

Section 5.4 Reliance by Agents. (a) Each Purchaser Agent and the Administrator shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or other writing or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person and upon advice and statements of legal counsel (including counsel to the Seller), independent accountants and other experts selected by the Administrator. Each Purchaser Agent and the Administrator shall in all cases be fully justified in failing or refusing to take any action under any Transaction Document unless it shall first receive such advice or concurrence of the Majority Purchaser Agents (or in the case of any Purchaser Agent, the Purchasers within its Purchaser Group that have a majority of the aggregate Commitment of such Purchaser Group), and assurance of its indemnification, as it deems appropriate.

(b) The Administrator shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Majority Purchaser Agents or the Purchaser Agents, and such request and any action taken or failure to act pursuant thereto shall be binding upon all Purchasers, the Administrator and Purchaser Agents.

(c) The Purchasers within each Purchaser Group with a majority of the Commitment of such Purchaser Group shall be entitled to request or direct the related Purchaser Agent to take action, or refrain from taking action, under this Agreement on behalf of such Purchasers. Such Purchaser Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of such Majority Purchaser Agents, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of such Purchaser Agent’s Purchasers.

(d) Unless otherwise advised in writing by a Purchaser Agent or by any Purchaser on whose behalf such Purchaser Agent is purportedly acting, each party to this Agreement may assume that (i) such Purchaser Agent is acting for the benefit of each of the Purchasers in respect of which such Purchaser Agent is identified as being the “Purchaser Agent” in the definition of “Purchaser Agent” hereto, as well as for the benefit of each assignee or other transferee from any such Person, and (ii) each action taken by such Purchaser Agent has been duly authorized and approved by all necessary action on the part of the Purchasers on whose behalf it is purportedly acting. Each Purchaser Agent and its Purchaser(s) shall agree amongst themselves as to the circumstances and procedures for removal, resignation and replacement of such Purchaser Agent.

Section 5.5 Notice of Termination Events. Neither any Purchaser Agent nor the Administrator shall be deemed to have knowledge or notice of the occurrence of any Termination Event or Unmatured Termination Event unless such Administrator has received notice from any Purchaser, Purchaser Agent, the Servicer or the Seller stating that a Termination Event or an Unmatured Termination Event has occurred hereunder and describing such Termination Event or Unmatured Termination Event. In the event that the Administrator receives such a notice, it shall promptly give notice thereof to each Purchaser Agent whereupon each such Purchaser Agent shall promptly give notice thereof to its related Purchasers. In the event that a Purchaser Agent receives such a notice (other than from the Administrator), it shall promptly give notice thereof to the Administrator. The Administrator shall take such action concerning a Termination Event or an Unmatured Termination Event as may be directed by the Majority Purchaser Agents unless such action otherwise requires the consent of all Purchasers), but until the Administrator receives such directions, the Administrator may (but shall not be obligated to) take such action, or refrain from taking such action, as the Administrator deems advisable and in the best interests of the Purchasers and the Purchaser Agents.

Section 5.6 Non-Reliance on Administrator, Purchaser Agents and Other Purchasers. Each Purchaser expressly acknowledges that none of the Administrator, the Purchaser Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrator, or any Purchaser Agent hereafter taken, including any review of the affairs of the Seller, FleetCor, the Servicer, any Originator or any Sub-Originator, shall be deemed to constitute any representation or warranty by the Administrator or such Purchaser Agent, as applicable. Each Purchaser represents and warrants to the Administrator and the Purchaser Agents that, independently and without reliance upon the Administrator, Purchaser Agents or any other Purchaser and based on such documents and information as it has deemed appropriate, it has made and will continue to make its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Seller, FleetCor, the Servicer, the Originators or the Sub-Originators, and the Receivables and its own decision to enter into this Agreement and to take, or omit, action under any Transaction Document. Except for items specifically required to be delivered hereunder, the Administrator shall not have any duty or responsibility to provide any Purchaser Agent with any information concerning the Seller, FleetCor, the Servicer, the Originators or the Sub-Originators or any of their Affiliates that comes into the possession of the Administrator or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

Section 5.7 Administrators and Affiliates. Each of the Purchasers and the Administrator and any of their respective Affiliates may extend credit to, accept deposits from and generally engage in any kind of banking, trust, debt, entity or other business with the Seller, FleetCor, the Servicer, any Originator or any Sub-Originator or any of their Affiliates. With respect to the acquisition of the Eligible Receivables pursuant to this Agreement, each of the Purchaser Agents and the Administrator shall have the same rights and powers under this Agreement as any Purchaser and may exercise the same as though it were not such an agent, and the terms “Purchaser” and “Purchasers” shall include, to the extent applicable, each of the Purchaser Agents and the Administrator in their individual capacities.

Section 5.8 Indemnification. Each Committed Purchaser shall indemnify and hold harmless the Administrator (but solely in its capacity as Administrator) and its officers, directors, employees, representatives and agents (to the extent not reimbursed by the Seller, the Servicer, any Originator or any Sub-Originator and without limiting the obligation of the Seller, the Servicer, any Originator or any Sub-Originator to do so), ratably (based on its Commitment) from and against any and all liabilities, obligations, losses, damages, penalties, judgments, settlements, costs, expenses and disbursements of any kind whatsoever (including in connection with any investigative or threatened proceeding, whether or not the Administrator or such Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against the Administrator or such Person as a result of, or related to, any of the transactions contemplated by the Transaction Documents or the execution, delivery or performance of the Transaction Documents or any other document furnished in connection therewith (but excluding any such liabilities, obligations, losses, damages, penalties, judgments, settlements, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Administrator or such Person as finally determined by a court of competent jurisdiction).

Section 5.9 Successor Administrator. The Administrator may, upon at least five (5) days’ notice to the Seller, each Purchaser and Purchaser Agent, resign as Administrator. Such resignation shall not become effective until a successor Administrator is appointed by the Majority Purchaser Agents and has accepted such appointment. Upon such acceptance of its appointment as Administrator hereunder by a successor Administrator, such successor Administrator shall succeed to and become vested with all the rights and duties of the retiring Administrator, and the retiring Administrator shall be discharged from its duties and obligations under the Transaction Documents. After any retiring Administrator’s resignation hereunder, the provisions of Sections 3.1 and 3.2 and this Article V shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrator.

ARTICLE VI

MISCELLANEOUS

Section 6.1 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Transaction Document, or consent to any departure by the Seller or the Servicer therefrom, shall be effective unless in a writing signed by the Administrator, each of the Majority Purchaser Agents and the Swingline Purchaser, and, in the case of any amendment, by the other parties thereto; and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no such amendment or waiver shall, without the consent of each affected Purchaser, (A) extend the date of any payment or deposit of Collections by the Seller or the Servicer, (B) reduce the rate or extend the time of payment of Discount, (C) reduce any fees payable to the Administrator, any Purchaser Agent or any Purchaser pursuant to the applicable Purchaser Group Fee Letter, (D) change the amount of Capital of any Purchaser, any Purchaser’s pro rata share of the Purchased Interest or any Committed Purchaser’s Commitment, (E) amend, modify or waive any provision of the definition of “Majority Purchaser Agents” or this Section 6.1, (F) consent to or permit the assignment or transfer by the Seller of any of its rights and obligations under this Agreement, (G) change the definition of “Concentration Percentage,” “Concentration Reserve Percentage,” “Dilution Reserve Percentage,” “Eligible Receivable,” “Loss Reserve Percentage,” “Net Receivables Pool Balance,” “Purchased Interest,” “Termination Event,” “Total Reserves” or “Yield Reserve Percentage” or (H) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (A) through (G) above in a manner that would circumvent the intention of the restrictions set forth in such clauses. No failure on the part of the Purchasers, the Purchaser Agents or the Administrator to exercise, and no delay in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

Section 6.2 Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by facsimile, or by overnight mail, to the intended party at the mailing address or facsimile number of such party set forth under its name on the signature pages hereof (or in any other document or agreement pursuant to which it is or became a party hereto), or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective (i) if delivered by overnight mail, when received, and (ii) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means.

Section 6.3 Successors and Assigns; Participations; Assignments.

(a) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Except as otherwise provided herein, neither the Seller nor the Servicer may assign or transfer any of its rights or delegate any of its duties hereunder or under any Transaction Document without the prior consent of the Administrator and the Purchaser Agents.

(b) Register. The Administrator, acting solely for this purpose as an agent of the Seller, shall maintain a record of any assignment pursuant to Section 6.3(e) and a register for the recordation of the names and addresses of the Purchasers and the Commitments of, and principal amounts (and stated Discount) of the interests in the Receivables and rights under this Agreement owing to each Purchaser pursuant to the terms of this Agreement from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Seller and the Administrator shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Purchaser hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Seller and any Purchaser, at any reasonable time and from time to time upon reasonable prior notice.

(c) Participations. Except as otherwise specifically provided herein, any Purchaser may sell to one or more Persons (each a “Participant”) participating interests in the interests of such Purchaser hereunder; provided, however, that no Purchaser shall grant any participation under which the Participant shall have rights to approve any amendment to or waiver of this Agreement or any other Transaction Document. Such Purchaser shall remain solely responsible for performing its obligations hereunder, and the Seller, each Purchaser Agent and the Administrator shall continue to deal solely and directly with such Purchaser in connection with such Purchaser’s rights and obligations hereunder. A Purchaser shall not agree with a Participant to restrict such Purchaser’s right to agree to any amendment hereto, except amendments that require the consent of all Purchasers.

(d) Participant Register. The Seller agrees that each Participant shall be entitled to the benefits of the Sections 1.7 and 1.9 (subject to the requirements and limitations therein, including the requirements under Section 1.9(c); it being understood that the documentation required under Section 1.9(c) shall be delivered to the Purchaser who sells the participation rather than to the Seller or Administrator) to the same extent as if it were a Purchaser and had acquired its interest by assignment pursuant to Section 6.3(e), provided that such Participant shall not be entitled to receive any greater payment under the Section 1.7 or Section 1.9, with respect to any participation, than the Purchaser from whom it acquired the applicable participation would have been entitled to receive. To the extent permitted by applicable law, each Participant also shall be entitled to the benefits of any set-off rights provided to the Purchasers under this Agreement as though it were a Purchaser, provided that such Participant agrees to be subject to the provisions of Section 6.11 as though it were a Purchaser. Each Purchaser that sells a participation shall, acting solely for this purpose as an agent of the Seller, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated Discount) of each Participant’s interest in the Receivables and rights under this Agreement (the “Participant Register”); provided that no Purchaser shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under this Agreement) to any Person except to the extent that such disclosure is necessary to establish that such interest in Receivables and under this Agreement is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Purchaser shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrator shall have no responsibility for maintaining the Participant Register.

(e) Assignments by Certain Committed Purchasers. Any Committed Purchaser may assign to one or more Persons (each a “Purchasing Committed Purchaser”), reasonably acceptable to the related Purchaser Agent in its sole discretion, and, prior to the occurrence of a Termination Event, with the consent of the Seller (such consent not to be unreasonably withheld), any portion of its Commitment pursuant to a supplement hereto, substantially in the form of Annex D with any changes as have been approved by the parties thereto (each, a “Transfer Supplement”), executed by each such Purchasing Committed Purchaser, such selling Committed Purchaser, such related Purchaser Agent and the Administrator and, if applicable, Seller. Any such assignment by Committed Purchaser cannot be for an amount less than $10,000,000. Upon (i) the execution of the Transfer Supplement, (ii) delivery of an executed copy thereof to the Seller, such related Purchaser Agent and the Administrator and (iii) payment by the Purchasing Committed Purchaser to the selling Committed Purchaser of the agreed purchase price, if any, such selling Committed Purchaser shall be released from its obligations hereunder to the extent of such assignment and such Purchasing Committed Purchaser shall for all purposes be a Committed Purchaser party hereto and shall have all the rights and obligations of a Committed Purchaser hereunder to the same extent as if it were an original party hereto. The amount of the Commitment of the selling Committed Purchaser allocable to such Purchasing Committed Purchaser shall be equal to the amount of the Commitment of the selling Committed Purchaser transferred regardless of the purchase price, if any, paid therefor. The Transfer Supplement shall be an amendment hereof only to the extent necessary to reflect the addition of such Purchasing Committed Purchaser as a “Committed Purchaser” and any resulting adjustment of the selling Committed Purchaser’s Commitment. Any Committed Purchaser may pledge or assign any of its rights (including, without limitation, rights to payment of principal and interest) hereunder to any Federal Reserve Bank without notice to or consent of the Seller, the Servicer, any other Purchaser, any Purchaser Agent or the Administrator; provided, that no such pledge or assignment shall release such Committed Purchaser from any of its obligations hereunder or substitute such pledgee or assignee for such Committed Purchaser as a party hereto.

(f) Assignments to Program Support Providers. Any Conduit Purchaser may at any time grant to one or more of its Program Support Providers, participating interests in its portion of the Purchased Interest. In the event of any such grant by such Conduit Purchaser of a participating interest to a Program Support Provider, such Conduit Purchaser shall remain responsible for the performance of its obligations hereunder. The Seller agrees that each Program Support Provider of any Conduit Purchaser hereunder shall be entitled to the benefits of Sections 1.7, 1.8 and 1.9.

(g) Other Assignment by Conduit Purchasers. Each party hereto agrees and consents (i) to any Conduit Purchaser’s assignment, participation, grant of security interests in or other transfers of any portion of, or any of its beneficial interest in, the Purchased Interest (or portion thereof), including without limitation to any collateral agent in connection with its commercial paper program and (ii) to the complete assignment by any Conduit Purchaser of all of its rights and obligations hereunder to any other Person, and upon such assignment such Conduit Purchaser shall be released from all obligations and duties, if any, hereunder; provided, however, that such Conduit Purchaser may not, without the prior consent of its Committed Purchaser and, so long as no Termination Event or Unmatured Termination Event is continuing, the Seller (such consent by the Seller not to be unreasonably withheld or delayed), make any such transfer of its rights hereunder unless the assignee (i) (x) is a multi-seller asset-backed commercial paper conduit that is sponsored the Committed Purchaser (or an Affiliate thereof) for the assigning Conduit Purchaser or (y) is a Committed Purchaser or Liquidity Provider for the assigning Conduit Purchaser, (ii) has as its Purchaser Agent the Purchaser Agent of the assigning Conduit Purchaser and (iii) in the case of an assignee described in clause (i)(x) above, issues commercial paper or other Notes with credit ratings substantially comparable to the ratings of the assigning Conduit Purchaser. Any assigning Conduit Purchaser shall deliver to any assignee a Transfer Supplement with any changes as have been approved by the parties thereto, duly executed by such Conduit Purchaser, assigning any portion of its interest in the Purchased Interest to its assignee. Such Conduit Purchaser shall promptly (i) notify each of the other parties hereto of such assignment and (ii) take all further action that the assignee reasonably requests in order to evidence the assignee’s right, title and interest in such interest in the Purchased Interest and to enable the assignee to exercise or enforce any rights of such Conduit Purchaser hereunder. Upon the assignment of any portion of its interest in the Purchased Interest, the assignee shall have all of the rights hereunder with respect to such interest (except that the Discount therefor shall thereafter accrue at the rate, determined with respect to the assigning Conduit Purchaser unless the Seller, the related Purchaser Agent and the assignee shall have agreed upon a different Discount).

Section 6.4 Costs, Expenses and Taxes. (a) By way of clarification, and not of limitation, of Sections 1.7 or 3.1, the Seller shall pay to the Administrator and each member of each Purchaser Group on demand all reasonable costs and expenses in connection with (i) the preparation, execution, delivery and administration (including amendments or waivers of any provision) of this Agreement or the other Transaction Documents, (ii) the sale of the Purchased Interest (or any portion thereof), (iii) the perfection (and continuation) of the Administrator’s rights in the Receivables, Collections and other Pool Assets, (iv) the enforcement by the Administrator, any Purchaser Agent or any member of any Purchaser Group party to this Agreement of the obligations of the Seller, the Servicer, the Originators or the Sub-Originators under the Transaction Documents or of any Obligor under a Receivable and (v) the maintenance by the Administrator of the Collection Accounts (and any related Lock-Box), including reasonable fees, costs and expenses of legal counsel for the Administrator and each member of each Purchaser Group relating to any of the foregoing or to advising the Administrator, any member of any Purchaser Group party to this Agreement or any related Program Support Provider about its rights and remedies under any Transaction Document or any related Funding Agreement and all reasonable costs and expenses (including reasonable counsel fees and expenses) of the Administrator and each Purchaser Agent in connection with the enforcement or administration of the Transaction Documents or any Funding Agreement. The Seller and Servicer shall, subject to the provisos set forth in Section 1(e) and Section 2(e) of Exhibit IV hereto, reimburse the Administrator and each member of each Purchaser Group for the cost of such Person’s auditors (which may be employees of such Person) auditing the books, records and procedures of the Seller or the Servicer. The Seller shall reimburse each Conduit Purchaser on demand for all reasonable costs and expenses incurred by such Conduit Purchaser or any shareholder of such Conduit Purchaser in connection with the Transaction Documents or the transactions contemplated thereby, including certain costs related to the auditing of such Conduit Purchaser’s books by certified public accountants, and the Rating Agencies and reasonable fees and out-of-pocket expenses of counsel of the Administrator and each member of each Purchaser Group, or any shareholder or administrator of such, for advice relating to such Conduit Purchaser’s operation. Administrator and each member of each Purchaser Group agree, however, that unless a Termination Event has occurred and is continuing all of such entities will be represented by a single law firm.

(b) In addition, the Seller shall pay on demand any and all stamp and other taxes and fees payable in connection with the execution, delivery, filing and recording of this Agreement or the other documents or agreements to be delivered hereunder, and agrees to save each Indemnified Party and Affected Person harmless from and against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

Section 6.5 No Proceedings; Limitation on Payments. (a) Each of the Seller, FleetCor, the Servicer, the Administrator, the Purchaser Agents, the Purchasers, each assignee of the Purchased Interest or any interest therein, and each Person that enters into a commitment to purchase the Purchased Interest or interests therein, hereby covenants and agrees that it will not institute against, or join any other Person in instituting against, any Conduit Purchaser any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and one day after the latest maturing Note issued by such Conduit Purchaser is paid in full. The provisions of this paragraph shall survive any termination of this Agreement.

(b) Notwithstanding any provisions contained in this Agreement to the contrary, no Conduit Purchaser shall or shall be obligated to, pay any amount, if any, payable by it pursuant to this Agreement or any other Transaction Document unless (i) such Conduit Purchaser has received funds which may be used to make such payment and which funds are not required to repay the Notes when due and (ii) after giving effect to such payment, either (x) such Conduit Purchaser could issue Notes to refinance all outstanding Notes (assuming such outstanding Notes matured at such time) in accordance with the program documents governing such Conduit Purchaser’s securitization program or (y) all Notes are paid in full. Any amount which such Conduit Purchaser does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in §101 of the Bankruptcy Code) against or company obligation of such Conduit Purchaser for any such insufficiency unless and until such Conduit Purchaser satisfies the provisions of clauses (i) and (ii) above. The provisions of this paragraph shall survive any termination of this Agreement.

(c) Each of FleetCor, the Servicer, the Administrator, the Purchaser Agents, the Purchasers, each assignee of the Purchased Interest or any interest therein and each Person that enters into a commitment to purchase the Purchased Interest or interests therein, hereby covenants and agrees that it will not institute against, or join any other Person in instituting against, the Seller any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and one day after the Final Payout Date; provided, however, that the Administrator shall not be prohibited from taking any such action with the consent of the Majority Purchaser Agents. The provisions of this paragraph shall survive any termination of this Agreement.

Section 6.6 GOVERNING LAW AND JURISDICTION.

(a) THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF A SECURITY INTEREST OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK; AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, THAT IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. EACH OF THE PARTIES HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH SERVICE MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

Section 6.7 Confidentiality. Unless otherwise required by applicable law, each of the Seller and the Servicer agrees to maintain the confidentiality of this Agreement and the other Transaction Documents (and all drafts thereof) in communications with third parties and otherwise; provided, that this Agreement may be disclosed to: (a) third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to the Administrator and each Purchaser Agent, and (b) the Seller’s legal counsel and auditors if they agree to hold it confidential. Unless otherwise required by applicable law, each of the Administrator, the Purchaser Agents and the Purchasers agree to maintain the confidentiality of non-public financial information regarding the Seller, the Servicer, the Originators and the Sub-Originators; provided, that such information may be disclosed to: (i) third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to the Servicer, (ii) legal counsel and auditors of the Purchasers, the Purchaser Agents or the Administrator if they agree to hold it confidential, (iii) any nationally recognized statistical rating organization, (iv) any Program Support Provider or potential Program Support Provider (if they agree to hold it confidential), (v) any placement agency placing the Notes and (vi) any regulatory authorities having jurisdiction over the Administrator, the Purchaser Agents, any Purchaser or any Program Support Provider.

Section 6.8 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same agreement.

Section 6.9 Survival of Termination. The provisions of Sections 1.7, 1.8, 1.9, 3.1, 3.2, 6.4, 6.5, 6.6, 6.7, 6.10 and 6.15 shall survive any termination of this Agreement.

Section 6.10 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO WAIVES THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. EACH OF THE PARTIES HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH OF THE PARTIES HERETO FURTHER AGREES THAT ITS RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING THAT SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

Section 6.11 Sharing of Recoveries. Each Purchaser agrees that if it receives any recovery, through set-off, judicial action or otherwise, on any amount payable or recoverable hereunder in a greater proportion than should have been received hereunder or otherwise inconsistent with the provisions hereof, then the recipient of such recovery shall purchase for cash an interest in amounts owing to the other Purchasers (as return of Capital or otherwise), without representation or warranty except for the representation and warranty that such interest is being sold by each such other Purchaser free and clear of any Adverse Claim created or granted by such other Purchaser, in the amount necessary to create proportional participation by the Purchaser in such recovery. If all or any portion of such amount is thereafter recovered from the recipient, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

Section 6.12 Right of Setoff. Each Purchaser is hereby authorized (in addition to any other rights it may have) to setoff, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by such Purchaser (including by any branches or agencies of such Purchaser) to, or for the account of, the Seller against amounts owing by the Seller hereunder (even if contingent or unmatured); provided that such Purchaser (or the related Purchaser Agent) shall notify Seller concurrently with such setoff.

Section 6.13 Entire Agreement. This Agreement and the other Transaction Documents embody the entire agreement and understanding between the parties hereto, and supersede all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

Section 6.14 Headings. The captions and headings of this Agreement and any Exhibit, Schedule or Annex hereto are for convenience of reference only and shall not affect the interpretation hereof or thereof.

Section 6.15 Purchaser Groups’ Liabilities. The obligations of each Purchaser Agent and each Purchaser under the Transaction Documents are solely the corporate obligations of such Person. Except with respect to any claim arising out of the willful misconduct or gross negligence of the Administrator, any Purchaser Agent or any Purchaser, no claim may be made by the Seller or the Servicer or any other Person against the Administrator, any Purchaser Agent or any Purchaser or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any other Transaction Document, or any act, omission or event occurring in connection therewith; and each of Seller and Servicer hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

Section 6.16 USA Patriot Act. Each of the Administrator and each of the Purchasers hereby notifies the Seller and the Servicer that pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “PATRIOT Act”), the Administrator and the Purchasers may be required to obtain, verify and record information that identifies the Covered Entities, which information includes the name, address, tax identification number and other information regarding the Covered Entities that will allow the Administrator and the Purchasers to identify the Covered Entities in accordance with the PATRIOT Act. This notice is given in accordance with the requirements of the PATRIOT Act. Each of the Seller, and the Servicer agrees to provide the Administrator and the Purchasers, from time to time, with all documentation and other information required by bank regulatory authorities under “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act.

Section 6.17 Chevron Letter Agreement.

(a) Post-Closing Covenants. On or prior to the ninetieth (90th) day following the Closing Date, the Seller and FleetCor shall enter into, and shall cause Chevron to enter into, a letter agreement amending and restating the existing Chevron Letter Agreement to eliminate the requirement therein that the Purchasers or Purchaser Agents be parties thereto in form and substance reasonably acceptable to the Administrator.

(b) Acknowledgment by Purchasers and Purchaser Agents. Each Purchaser and Purchaser Agent is or that becomes a party hereto acknowledges and agrees that it (i) has received and reviewed a copy of the Chevron Letter Agreement, (ii) consents to the Servicer’s, the Seller’s and the Administrator’s entry into the Chevron Letter Agreement and (iii) will comply with the terms of the Chevron Letter Agreement (for the avoidance of doubt, including as amended and restated pursuant to Section 6.17).

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

FLEETCOR FUNDING LLC, as Seller

By:
Name:	Eric Dey
Title:	Chief Financial Officer

FLEETCOR TECHNOLOGIES OPERATING COMPANY, LLC, as Servicer

By:
Name:	Eric Day
Title:	Chief Financial Officer

S-1	Fifth Amended and Restated Receivables
Purchase Agreement (FleetCor)

PNC BANK, NATIONAL ASSOCIATION, as a Committed Purchaser

By:
Name:
Title:

PNC BANK, NATIONAL ASSOCIATION, as Purchaser Agent for its Purchaser Group

By:
Name:
Title:

PNC BANK, NATIONAL ASSOCIATION, as Administrator

By:
Name:
Title:

S-2	Fifth Amended and Restated Receivables
Purchase Agreement (FleetCor)

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Committed Purchaser and as Purchaser Agent for its and Atlantic Asset Securitization LLC’s Purchaser Group

By:
Name:
Title:

By:
Name:
Title:

ATLANTIC ASSET SECURITIZATION LLC, as a Conduit Purchaser for Credit Agricole Corporate and Investment Bank’s Purchaser Group

By:
Name:
Title:

By:
Name:
Title:

S-3	Fifth Amended and Restated Receivables
Purchase Agreement (FleetCor)

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Committed Purchaser and as Purchaser Agent for its Purchaser Group

By:
Name:
Title:

S-4	Fifth Amended and Restated Receivables
Purchase Agreement (FleetCor)

REGIONS BANK, as a Committed Purchaser and as Purchaser Agent for its Purchaser Group

By:
Name:
Title:

S-5	Fifth Amended and Restated Receivables
Purchase Agreement (FleetCor)

SUMITOMO MITSUI BANKING CORPORATION, as a Committed Purchaser

By:
Name:
Title:

MANHATTAN ASSET FUNDING COMPANY LLC, as a Conduit Purchaser for Sumitomo Mitsui Banking Corporation’s Purchaser Group

By:	MAF Receivables Corp., Its Member

By:
Name:
Title:

SMBC NIKKO SECURITIES AMERICA, INC., as Purchaser Agent for Sumitomo Mitsui Banking Corporation’s and Manhattan Asset Funding LLC’s Purchaser Group

By:
Name:
Title:

S-6	Fifth Amended and Restated Receivables
Purchase Agreement (FleetCor)

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as a Committed Purchaser and as Purchaser Agent for its and Victory Receivables Corporation’s Purchaser Group

By:
Name:
Title:

VICTORY RECEIVABLES CORPORATION, as a Conduit Purchaser for The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch’s Purchaser Group

By:
Name:
Title:

S-7	Fifth Amended and Restated Receivables
Purchase Agreement (FleetCor)

EXHIBIT I

DEFINITIONS

As used in this Agreement (including its Exhibits, Schedules and Annexes), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined). Unless otherwise indicated, all Section, Annex, Exhibit and Schedule references in this Exhibit are to Sections of and Annexes, Exhibits and Schedules to this Agreement.

“Administrator” has the meaning set forth in the preamble to this Agreement.

“Adverse Claim” means a lien, security interest or other charge or encumbrance, or any other type of preferential arrangement; it being understood that any thereof in favor of (a) the Administrator (for the benefit of the Purchasers) and (b) Chevron with respect to the “Company Purchase Option” described in clause 1(g) of Exhibit IV shall not in either case constitute an Adverse Claim.

“Affected Person” has the meaning set forth in Section 1.7 of this Agreement.

“Affiliate” means, as to any Person: (a) any Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person, or (b) who is a director or officer: (i) of such Person or (ii) of any Person described in clause (a), except that, in the case of each Conduit Purchaser, Affiliate shall mean the holder of its capital stock or membership interest, as the case may be. For purposes of this definition, control of a Person shall mean the power, direct or indirect: (x) to vote 25% or more of the securities having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) to direct or cause the direction of the management and policies of such Person, in either case whether by ownership of securities, contract, proxy or otherwise.

“Aggregate Capital” means the amount paid to the Seller in respect of the Purchased Interest or portion thereof by each Purchaser pursuant to this Agreement, as reduced from time to time by Collections distributed and applied on account of such Aggregate Capital pursuant to Section 1.4(d) of this Agreement; provided, that if such Aggregate Capital shall have been reduced by any distribution, and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Aggregate Capital shall be increased by the amount of such rescinded or returned distribution as though it had not been made.

“Aggregate Discount” at any time, means the sum of the aggregate for each Purchaser of the accrued and unpaid Discount with respect to each such Purchaser’s Capital at such time.

“Agreement” has the meaning set forth in the preamble hereto.

“Alternate Rate” for any day in any Yield Period for any Capital (or portion thereof) funded on such day by any Purchaser other than through the issuance of Notes, means an interest rate per annum equal to: (a) with respect to each LMIR Purchaser, (i) LMIR for such day or (ii)

if LMIR is unavailable pursuant to Section 1.10, the Base Rate for such Yield Period and (b) with respect to any Purchaser that is not a LMIR Purchaser, (i) the Euro-Rate for such Yield Period or (ii) if the Euro-Rate is unavailable pursuant to Section 1.10, the Base Rate for such Yield Period; provided, however, that, notwithstanding the foregoing, the “Alternate Rate” for each Purchaser on any day while a Termination Event or an Unmatured Termination Event exists shall be an interest rate equal to the greater of (x) 3.0% per annum above the Base Rate in effect on such day and (y) the “Alternate Rate” as calculated in clause (a) or (b) above, as applicable.

“Anti-Terrorism Laws” means any applicable laws relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering or bribery, and any regulation, order, or directive promulgated, issued or enforced pursuant to such applicable laws, all as amended, supplemented or replaced from time to time.

“Assumption Agreement” means an agreement substantially in the form set forth in Annex C to this Agreement.

“Atlantic” has the meaning set forth in the preamble to this Agreement.

“Attorney Costs” means and includes all reasonable fees and disbursements of any law firm or other external counsel, the reasonable allocated cost of internal legal services and all reasonable disbursements of internal counsel.

“Bankruptcy Code” means the United States Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.), as amended from time to time.

“Base Rate” means, with respect to any Purchaser, for any day, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the higher of:

(a) the rate of interest in effect for such day as publicly announced from time to time by the applicable Purchaser Agent (or applicable Committed Purchaser) as its “reference rate” or “prime rate”, as applicable. Such “reference rate” (or “prime rate”, as applicable) is set by the applicable Purchaser Agent based upon various factors, including the applicable Purchaser Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate, and

(b) 0.50% per annum above the latest Federal Funds Rate.

“Benefit Plan” means any employee benefit pension plan as defined in Section 3(2) of ERISA in respect of which the Seller, any Originator, any Sub-Originator, FleetCor or any ERISA Affiliate is, or at any time during the immediately preceding six years was, an “employer” as defined in Section 3(5) of ERISA.

“BP” means BP Products North America, Inc. and its successors.

“BP Card Issuing and Operating Agreement” means that certain Card Issuing and Operating Agreement, dated as of December 21, 2004, between FleetCor and BP, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“BP Receivable” means (a) any indebtedness and other obligations owed to FleetCor or the Seller or any right of FleetCor or the Seller to payment from or on behalf of BP (including, if applicable, in respect of any Excise Tax Return Receivables), or any right to reimbursement for funds paid or advanced by FleetCor or the Seller on behalf of BP (including, if applicable, in respect of any Excise Tax Return Receivables), whether constituting an account, chattel paper, payment intangible, instrument or general intangible, in each instance, (i) arising out of or in connection with (x) the use of a credit or charge card or information contained on or for use with such card, (y) the sale of goods or (z) the rendering of services, or (ii) constituting amounts payable by licensees and/or Excise Tax Return Receivables (whether or not earned by performance) under the BP Card Issuing and Operating Agreement, and includes, without limitation, the obligation to pay any finance charges, fees and other charges with respect thereto and (b) any Receivable originated under or pursuant to an agreement now existing or hereafter entered into between FleetCor and a processor, which agreement FleetCor has identified in the “Notice of Clause B Agreement” delivered by FleetCor to the Administrator on February 4, 2013 or in any subsequent written notice delivered by FleetCor to the Administrator from time to time thereafter substantially in the form of such February 4, 2013 notice (including without limitation, any such Receivable owing by a “Customer” or “Cardholder” and arising from a “Card” “Transaction”, as such terms are defined in such agreements); provided that FleetCor shall deliver to the Administrator a copy of any such agreement with a processor promptly following the effectiveness thereof. Indebtedness and other obligations arising from any one transaction described above, including, without limitation, indebtedness and other obligations represented by an individual invoice or agreement, shall constitute a BP Receivable separate from a BP Receivable consisting of the indebtedness and other obligations arising from any other transaction.

“BTMU” has the meaning set forth in the preamble to this Agreement.

“Business Day” means any day (other than a Saturday or Sunday) on which: (a) banks are not authorized or required to close in Pittsburgh, Pennsylvania, or New York City, New York, and (b) if this definition of “Business Day” is utilized in connection with the Euro-Rate, dealings are carried out in the London interbank market.

“CACIB” has the meaning set forth in the preamble to this Agreement.

“Capital” means with respect to any Purchaser the amount paid to the Seller by such Purchaser pursuant to this Agreement, as reduced from time to time by Collections distributed and applied on account of such Capital pursuant to Section 1.4(d) of this Agreement; provided, that if such Capital shall have been reduced by any distribution and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Capital shall be increased by the amount of such rescinded or returned distribution as though it had not been made.

“Certificate of Withholding” has the meaning set forth in Section 1.9(b) of this Agreement.

“Change in Control” means either of the following: (I) FleetCor ceases to own, directly or indirectly, (a) 100% of the capital stock of the Seller free and clear of all Adverse Claims other than the pledge of any such interest therein of FleetCor solely pursuant to (i) the Credit Facility and related documents and (ii) any credit or financing facility entered into in complete substitution of or replacement for the Credit Facility, in either case, if the lenders or finance providers with respect to which (A) require an assignment of such equity interest, (B) are parties reasonably acceptable to the Administrator and (C) agree in writing to the terms of a letter agreement in substantially the form of Annex G hereto or (b) a majority of the capital stock, membership interest or other equity interest of any Originator (other than FleetCor) or Sub-Originator free and clear of all Adverse Claims other than the pledge thereof under the Credit Facility or any credit or financing facility entered into in complete substitution of or replacement for the Credit Facility or (II) a “Change of Control” (as such term is defined in the Credit Agreement in effect on the Closing Date without giving effect to any amendment, supplement, modification or waiver of such term after the Closing Date or any substitution or replacement of such term under any substitute or replacement credit or financing facility after the Closing Date, unless the Administrator and the Majority Purchaser Agents shall have consented in writing thereto (such consent not to be unreasonably withheld)).

“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (w) the final rule titled Risk-Based Capital Guidelines; Capital Adequacy Guidelines; Capital Maintenance: Regulatory Capital; Impact of Modifications to Generally Accepted Accounting Principles; Consolidation of Asset-Backed Commercial Paper Programs; and Other Related Issues, adopted by the United States bank regulatory agencies on December 15, 2009, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to the agreements reached by the Basel Committee on Banking Supervision in “Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems” (as amended, supplemented or otherwise modified or replaced from time to time), shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Chevron” means Chevron U.S.A. Inc., a Pennsylvania corporation, and its successors.

“Chevron Card Program Master Agreement” means that certain Card Program Master Agreement, dated as of August 29, 2007, by and among Chevron and FleetCor, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.

“Chevron Letter Agreement” means that certain Letter Agreement, dated as of October 29, 2007, by and among, inter alia, Chevron, FleetCor, the Seller and the Administrator, as amended, supplemented or otherwise modified from time to time (including pursuant to Section 6.17(a) hereof).

“Chevron Purchase and Assumption Agreement” means that certain Purchase and Assumption Agreement, dated as of August 29, 2007, by and between Chevron and FleetCor, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.

“Chevron Receivable” means (a) any indebtedness and other obligations owed to FleetCor or the Seller or any right of FleetCor or the Seller to payment from cardholders pursuant to the Chevron Card Program Master Agreement (including, if applicable, in respect of any Excise Tax Return Receivables and any amounts owed to Chevron thereunder including payments for merchandise, goods and services obtained using “Program Products” (as defined in the Chevron Card Program Master Agreement), and any transaction, processing or other fees or charges payable to Chevron or to the merchants honoring the “Program Products” (as defined in the Chevron Card Program Master Agreement)), or any right to reimbursement for funds paid or advanced by FleetCor or the Seller on behalf of Chevron or cardholders pursuant to the Chevron Card Program Master Agreement (including, if applicable, in respect of any Excise Tax Return Receivables), whether constituting an account, chattel paper, payment intangible, instrument or general intangible, in each instance, (i) arising out of or in connection with (x) the use of a credit or charge card or information contained on or for use with such card, (y) the sale of goods or (z) the rendering of services, or (ii) constituting amounts payable by licensees and/or Excise Tax Return Receivables (whether or not earned by performance) under the Chevron Card Program Master Agreement, and includes, without limitation, the obligation to pay any finance charges, fees and other charges with respect thereto and (b) all accounts receivable acquired or purported to be acquired by FleetCor from Chevron pursuant to the terms of the Chevron Purchase and Assumption Agreement; provided, however, that “Chevron Receivable” shall exclude any BP Receivable. Indebtedness and other obligations arising from any one transaction described above, including, without limitation, indebtedness and other obligations represented by an individual invoice or agreement, shall constitute a Chevron Receivable separate from a Chevron Receivable consisting of the indebtedness and other obligations arising from any other transaction.

“Closing Date” means November 14, 2014.

“Collection Account” means each deposit account listed on Schedule II to this Agreement and maintained at a bank for the purpose of receiving Collections.

“Collection Account Agreement” means, with respect to each Collection Account, a deposit account control agreement (or similar agreement), among the Seller, the Servicer, the Administrator and a Bank providing the Administrator with control of such Collection Account and the right to assume exclusive control of such Collection Account.

“Collection Account Bank” means, with respect to any Collection Account, the bank maintaining such Collection Account.

“Collections” means, with respect to any Pool Receivable: (a) all funds that are received by any Originator, Sub-Originator, FleetCor, the Seller or the Servicer (or any Sub-Servicer or agent on its behalf) in payment of any amounts owed in respect of such Receivable (including purchase price, finance charges, interest and all other charges), or applied to amounts owed in respect of such Receivable (including insurance payments and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related Obligor or any other Person directly or indirectly liable for the payment of such Pool Receivable and available to be applied thereon), (b) all Deemed Collections, (c) all amounts received in connection with any sale by the Seller to BP of BP Receivables (and Related Security with respect thereto) pursuant to the BP Card Issuing and Operating Agreement, as contemplated by the terms of clause(g) of paragraph 1 in Exhibit IV, (d) all amounts received in connection with any sale by the Seller to Chevron of Chevron Receivables (and Related Security with respect thereto) pursuant to the Chevron Card Program Master Agreement, as contemplated by the terms of clause(g) of paragraph 1 in Exhibit IV and (e) all other proceeds of such Pool Receivable.

“Comdata Originator” means Comdata Inc., Comdata TN, Inc. or Comdata Network, Inc. of California

“Comdata Receivable” means any indebtedness and other obligations owed to a Comdata Originator or the Seller or any right of the Seller or any Comdata Originator to payment from or on behalf of an Obligor, or any right to reimbursement for funds paid or advanced by the Seller or any Comdata Originator on behalf of an Obligor, whether constituting an account, chattel paper, payment intangible, instrument or general intangible, in each instance, arising in connection with the sale of goods or the rendering of services by any Comdata Originator (including, without limitation, any obligation to pay any finance charges with respect thereto) in connection with the “Comdata Card”, “Comcheks” and “Comdata MasterCard Program” and which are identified in the related Comdata Originator’s GEAC accounting system as having one of the following designations:

(a) COMPANY NO 01 and an account code of “000000000” followed by a two-alpha, three numeric identification system (such designation identifying the obligation as belonging to the “Company 1” accounting classification),

(b) COMPANY NO MC and an account code of “000000000” followed by a two-alpha, three numeric identification system (such designation identifying the obligation as belonging to the “MasterCard Company” accounting classification), or

(c) COMPANY NO GV and an account code of “000000000” followed by a two-alpha, three numeric identification system (such designation identifying the obligation as belonging to the “Governmental Company” accounting classification), or any successor designation in effect hereafter as approved in writing by the Administrator (such approval not to be unreasonably withheld or delayed) that identifies the same type of receivables as are identified by the foregoing account codes on the date hereof together with any right to receive payment therefor under any related Contract (whether from the Obligor or otherwise).

“Commitment” means, with respect to any Committed Purchaser or its Purchaser Group (as the case may be), the amount set forth on Schedule V for such Committed Purchaser or in the Assumption Agreement or other agreement pursuant to which it became a Committed Purchaser, in either case, as such amount may be modified in connection with any subsequent assignment pursuant to Section 6.3(e) or in connection with a change in the Purchase Limit pursuant to Section 1.1(b). Upon the occurrence of the Facility Termination Date, each Commitment shall be automatically reduced to zero.

“Committed Purchaser” means PNC, CACIB, Wells, Regions, BTMU, SMBC and each other Person that from time to time becomes a party hereto as a Committed Purchaser pursuant to an Assumption Agreement or a Transfer Supplement or otherwise in accordance with the terms hereof. For the avoidance of doubt, any reference to a “Related Committed Purchaser” in any other Transaction Document shall be deemed to be a reference to a “Committed Purchaser.” Any reference to the “related” Committed Purchaser of any Conduit Purchaser (or words to similar effect) shall be deemed to be a reference to the Committed Purchaser in such Conduit Purchaser’s Purchaser Group.

“Company Note” has the meaning set forth in Section 3.1 of the Sale Agreement.

“Concentration Percentage” means, for Landstar Systems, Inc., 3.00%, and for any other Obligor, 2.00%.

“Concentration Reserve Percentage” means, at any time, the greater of (i) 9.00% and (ii) the sum of the five largest Obligor Percentages. For such purpose, “Obligor Percentage” means, at any time and for each Obligor, a fraction, expressed as a percentage, (a) the numerator of which is the aggregate Outstanding Balance of the Eligible Receivables of such Obligor less the amount (if any) then included in the calculation of clause (a) of the Excess Concentration Amount with respect to such Obligor and (b) the denominator of which is the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool.

“Conduit Purchaser” means Atlantic, Victory, Manhattan and each other commercial paper conduit that becomes a party to this Agreement, as a Conduit Purchaser pursuant to an Assumption Agreement or otherwise in accordance with the terms hereof. Any reference to the “related” Conduit Purchaser of any Committed Purchaser (or words to similar effect) shall be deemed to be a reference to the Conduit Purchaser (if any) in such Committed Purchaser’s Purchaser Group.

“Consolidated Leverage Ratio” has the meaning assigned to such term in the Credit Agreement as in effect on the Closing Date without giving effect to any amendment, supplement, modification or waiver of such term (or any other term constituting a direct or indirect component thereof) after the Closing Date or any substitution or replacement of such term (or any other term constituting a direct or indirect component thereof) under any substitute or replacement credit or financing facility after the Closing Date, unless the Administrator and the Majority Purchaser Agents shall have consented in writing thereto.

“Contract” means, with respect to any Receivable, any and all contracts, instruments, agreements, leases, invoices, notes or other writings pursuant to which such Receivable arises or that evidence such Receivable or under which an Obligor becomes or is obligated to make payment in respect of such Receivable.

“Covered Entity” means (a) the Seller, the Servicer, FleetCor, Holdings, each Originator, each Sub-Originator and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.

“CP Rate” means, for any Conduit Purchaser and for any Yield Period for any Portion of Capital (a) the per annum rate equivalent to the weighted average cost (as determined by the applicable Purchaser Agent and which shall include commissions of placement agents and dealers, incremental carrying costs incurred with respect to Notes of such Person maturing on dates other than those on which corresponding funds are received by such Conduit Purchaser, other borrowings by such Conduit Purchaser (other than under any Program Support Agreement) and any other costs associated with the issuance of Notes) of or related to the issuance of Notes that are allocated, in whole or in part, by the applicable Purchaser Agent to fund or maintain such Portion of Capital (and which may be also allocated in part to the funding of other assets of such Conduit Purchaser); provided, however, that if any component of such rate is a discount rate, in calculating the “CP Rate” for such Portion of Capital for such Yield Period, the applicable Purchaser Agent shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum; provided, further, that notwithstanding anything in this Agreement or the other Transaction Documents to the contrary, the Seller agrees that any amounts payable to the Purchasers in respect of Discount for any Yield Period with respect to any Portion of Capital funded by such Purchaser at the CP Rate shall include an amount equal to the portion of the face amount of the outstanding Notes issued to fund or maintain such Portion of Capital that corresponds to the portion of the proceeds of such Notes that was used to pay the interest component of maturing Notes issued to fund or maintain such

Portion of Capital, to the extent that such Purchaser had not received payments of interest in respect of such interest component prior to the maturity date of such maturing Notes (for purposes of the foregoing, the “interest component” of Notes equals the excess of the face amount thereof over the net proceeds received by such Purchaser from the issuance of Notes, except that if such Notes are issued on an interest-bearing basis its “interest component” will equal the amount of interest accruing on such Notes through maturity) or (b) any other rate designated as the “CP Rate” for such Conduit Purchaser in a Purchaser Group Fee Letter, an Assumption Agreement or Transfer Supplement pursuant to which such Person becomes a party as a Conduit Purchaser to this Agreement, or any other writing or agreement provided by such Conduit Purchaser to the Seller, the Servicer and the applicable Purchaser Agent from time to time. The “CP Rate” for any day while a Termination Event or an Unmatured Termination Event exists shall be an interest rate equal to the greater of (x) 2.0% per annum above the Base Rate as in effect on such day and (y) the CP Rate as determined above pursuant to this definition.

“Credit Agreement” means that certain Credit Agreement, dated as of October 24, 2014, among, inter alia, FleetCor, as borrower, Holdings and Bank of America, N.A., as administrative agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Credit and Collection Policy” means, as the context may require, those receivables credit and collection policies and practices of each Originator, Sub-Originator and of FleetCor in effect on the date of this Agreement and described in Schedule I to this Agreement, as modified in compliance with this Agreement.

“Credit Facility” means the credit facility evidenced by the Credit Agreement and all other agreements (including, without limitation, any collateral security agreements), certificates, instruments and documents executed or delivered under or in connection with the Credit Agreement.

“Credit Risk Retention Rules” means (i) Section 15G of the Securities Exchange Act of 1934, as amended, and (ii) Articles 404-410 of the EU Capital Requirements Regulation (including Article 122a of the Banking Consolidation Directive), in each case, together with the rules and regulations thereunder.

“Days’ Sales Outstanding” means, for any calendar month, an amount computed as of the last day of such calendar month equal to: (a) the average of the Outstanding Balance of all Receivables that are Pool Receivables as of the last day of each of the three most recent calendar months ended on the last day of such calendar month divided by (b)(i) the aggregate credit sales related to all Receivables made by the Originators or Sub-Originators during the three calendar months ended on the last day of such calendar month divided by (ii) 90.

“Debt” means: (a) indebtedness for borrowed money, (b) obligations evidenced by bonds, debentures, notes or other similar instruments, (c) obligations to pay the deferred purchase price of property or services, (d) obligations as lessee under leases that shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, and (e)

obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (d).

“Deemed Collections” has the meaning set forth in Section 1.4(e)(ii) of this Agreement.

“Defaulted Receivable” means a Receivable:

(a) as to which any payment, or part thereof, remains unpaid for more than 90 days from the original due date for such payment; or

(b) without duplication (i) as to which an Event of Bankruptcy shall have occurred with respect to the Obligor thereof or any other Person obligated thereon or owning any Related Security with respect thereto, or (ii) that has been written off the Seller’s books as uncollectible in accordance with the Credit and Collection Policy.

“Default Ratio” means the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%) computed as of the last day of each calendar month by dividing: (a) the aggregate Outstanding Balance of all Receivables that are Pool Receivables that became Defaulted Receivables during such calendar month (other than Receivables that became Defaulted Receivables as a result of an Event of Bankruptcy with respect to the Obligor thereof during such month), by (b) the aggregate credit sales related to the Receivables made by the Originators or Sub-Originators during the calendar month that is four calendar months before such calendar month.

“Defaulting Purchaser” means any Committed Purchaser that (a) has failed to (i) fund any portion of any Purchase (whether directly or indirectly) required to be funded by it within two Business Days of the date required to be funded or (ii) fails to pay the Swingline Purchaser its Swingline Settlement Amount or any interest accrued thereon, (b) has notified the Seller or the Administrator in writing, or has made a public statement, to the effect that it does not intend or expect to comply with any of its funding obligations (whether direct or indirect) with respect to any Purchase (unless such writing or public statement indicates that such position is based on such Committed Purchaser’s good-faith determination that a condition precedent (specifically identified in such writing, including, if applicable, by reference to a specific Termination Event) to funding a Purchase cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Seller or the Administrator made in good faith to provide a certification in writing from an authorized officer of such Committed Purchaser that it will comply with its obligations (and is financially able to meet such obligations) to fund (whether directly or indirectly) prospective Purchases, provided that such Committed Purchaser shall cease to be a Defaulting Purchaser pursuant to this clause (c) upon such requesting Committed Purchaser’s receipt of such certification in form and substance satisfactory to it and the Administrator or (d) has (i) become the subject of an Insolvency Proceeding, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Committed Purchaser shall not be a Defaulting Purchaser solely by virtue of the ownership or acquisition of any equity interest in that Committed Purchaser or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Committed Purchaser with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Committed Purchaser (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Committed Purchaser.

“Delinquency Ratio” means the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of each calendar month by dividing: (a) the aggregate Outstanding Balance of all Receivables that are Pool Receivables that were Delinquent Receivables on such day (other than Excise Tax Return Receivables) by (b) the aggregate Outstanding Balance of all Receivables that are Pool Receivables on such day (other than Excise Tax Return Receivables).

“Delinquent Receivable” means a Receivable as to which any payment, or part thereof, remains unpaid for more than 60 days from the original due date for such payment.

“Dilution Horizon Ratio” means, for any calendar month, the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%) computed as of the last day of such calendar month of: (a) the aggregate credit sales related to all Receivables made by all of the Originators and Sub-Originators during the most recently ended calendar month, to (b) the Net Receivables Pool Balance.

“Dilution Ratio” means the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward), computed as of the last day of each calendar month by dividing: (a) the aggregate amount of payments made or owed by the Seller pursuant to Section 1.4(e)(i) of this Agreement related to all Receivables during such calendar month (provided that solely for purposes of this calculation, such amount shall exclude payments related to credit adjustments during such month with respect to volume rebates and excise tax credits that were credited to the related Obligor and simultaneously debited to the Outstanding Balances of the related Pool Receivables at the time of billing such Pool Receivables) by (b) the aggregate credit sales related to all Receivables made by all of the Originators and Sub-Originators during such calendar month.

“Dilution Reserve Percentage” means, on any day, the product of (a) the sum of (i) 2.50 times the average of the Dilution Ratios for the twelve most recent calendar months, plus (ii) the Dilution Spike Factor, multiplied by (b) the Dilution Horizon Ratio.

“Dilution Spike Factor” means, for any calendar month, the product of (a) the positive difference, if any, between: (i) the highest Dilution Ratio for any calendar month during the twelve most recent calendar months and (ii) the arithmetic average of the Dilution Ratios for such twelve months and (b) (i) the highest Dilution Ratio for any calendar month during the twelve most recent calendar months, divided by (ii) the arithmetic average of the Dilution Ratios for such twelve months.

“Discount” means with respect to any Purchaser:

(a) for any Portion of Capital for any Yield Period with respect to any Purchaser to the extent such Portion of Capital will be funded by such Purchaser during such Yield Period through the issuance of Notes:

CPR x C x ED/360 + YPF

(b) for any Portion of Capital for any Yield Period with respect to any Purchaser to the extent such Portion of Capital will not be funded by such Purchaser during such Yield Period through the issuance of Notes:

AR x C x ED/Year + YPF

where:

AR	=	the Alternate Rate for such Portion of Capital for such Yield Period with respect to such Purchaser,

C	=	the Capital with respect to such Portion of Capital during such Yield Period with respect to such Purchaser,

CPR	=	the CP Rate for the Portion of Capital for such Yield Period with respect to such Purchaser,

ED	=	the actual number of days during such Yield Period,

Year	=	if such Portion of Capital is funded based upon: (i) the Euro-Rate or LMIR, 360 days, and (ii) the Base Rate, 365 or 366 days, as applicable, and

YPF	=	the Yield Protection Fee, if any, for the Portion of Capital for such Yield Period with respect to such Purchaser;

provided, that no provision of this Agreement shall require the payment or permit the collection of Discount in excess of the maximum permitted by applicable law; and provided further, that Discount for any Portion of Capital shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason. In addition to the foregoing, any interest accrued and payable by the Seller to the Administrator pursuant to Section 1.2(b)(ii) shall constitute “Discount” payable to the Administrator hereunder for all purposes.

“Eligible Collection Account” means a Collection Account maintained in the name of the Seller and subject to a Collection Account Agreement.

“Eligible Receivable” means, at any time, a Pool Receivable:

(a) the Obligor of which is (i) a resident of the United States or Canada, (ii) not subject to any action of the type described in paragraph (f) of Exhibit V to this Agreement, (iii) not an Affiliate of FleetCor or any Affiliate of FleetCor, (iv) a commercial entity and is not a “consumer obligor” (as such term is defined in any applicable UCC), (v) not the Obligor with respect to Defaulted Receivables (in the aggregate) with an aggregate Outstanding Balance exceeding 50% of the aggregate Outstanding Balance of all such Obligor’s Pool Receivables and (vi) not a Sanctioned Obligor;

(b) that (i) is denominated and payable only in U.S. dollars in the United States or Canada, and (ii) with respect to any Receivable billed or invoiced after December 14, 2014, the related Obligor has been instructed to remit (or has authorized the Servicer or an Originator to debit such Obligor’s account and remit on such Obligor’s behalf) Collections in respect thereof to an Eligible Collection Account (or, solely during the period beginning on the Closing Date and ending on (but including) the 180th day after the Closing Date, a Transition Collection Account) or related Lock-Box in the United States of America or Canada;

(c) that is not a Delinquent Receivable or a Defaulted Receivable;

(d) that does not have a stated maturity which is more than 30 days after the original invoice date of such Receivable;

(e) that arises under a duly authorized Contract for the sale and delivery of goods and services in the ordinary course of an Originator’s or Sub-Originator’s business;

(f) that arises under a duly authorized Contract that is in full force and effect and that is a legal, valid and binding obligation of the related Obligor, enforceable against such Obligor in accordance with its terms;

(g) that conforms in all material respects with all applicable laws, rulings and regulations in effect;

(h) that is not the subject of any asserted dispute or any offset (including, without limitation, any contra payable or sales tax payable by FleetCor to a taxing authority), hold back, defense, Adverse Claim or other claim, but any such Pool Receivable shall be ineligible only to the extent of such dispute, offset, hold back, defense, Adverse Claim or other claim;

(i) that satisfies in all material respects all applicable requirements of the applicable Credit and Collection Policy;

(j) that has not been modified, waived or restructured since its creation, except as permitted pursuant to Section 4.2 of this Agreement;

(k) in which the Seller owns good and marketable title, free and clear of any Adverse Claims, and that is freely assignable by the Seller (including without any consent of the related Obligor); provided, however, that Excise Tax Return Receivables which otherwise meet each of the other criteria set forth in this definition shall not fail to be “Eligible Receivables” hereunder for failure to satisfy this clause (k);

(l) for which the Administrator (for the benefit of each Purchaser) shall have a valid and enforceable undivided percentage ownership or security interest, to the extent of the Purchased Interest, and a valid and enforceable first priority perfected security interest therein and in the Related Security and Collections with respect thereto, in each case free and clear of any Adverse Claim;

(m) that constitutes an account or payment intangible as defined in the UCC, and that is not evidenced by instruments or chattel paper;

(n) for which none of the Originator or Sub-Originator thereof, the Seller and the Servicer has established any offset arrangements with the related Obligor;

(o) that represents amounts earned and payable by the Obligor that are not subject to the performance of additional services by the Originator or Sub-Originator thereof;

(p) that, if such Receivable is an Excise Tax Return Receivable, it does not relate to the State of Mississippi, the State of Delaware or any other State designated by the Administrator (with the consent of the Majority Purchaser Agents) to the Seller in writing;

(q) that, if such Receivable is a BP Receivable, arises under the BP Card Issuing and Operating Agreement and is serviced by the Servicer or by a Person reasonably satisfactory to the Majority Purchaser Agents pursuant to the terms of an alternate sub-servicing agreement, in form and substance reasonably satisfactory to the Majority Purchaser Agents pursuant to guidelines and policies which have been approved in writing by each of the Majority Purchaser Agents; and

(r) that, if such Receivable is a Chevron Receivable, arises under the Chevron Card Program Master Agreement or was acquired or purported to be acquired by FleetCor under the Chevron Purchase and Assumption Agreement and, in each case, which are serviced by the Servicer or by a Person reasonably satisfactory to the Majority Purchaser Agents pursuant to the terms of an alternate sub-servicing agreement, in form and substance reasonably satisfactory to the Majority Purchaser Agents pursuant to guidelines and policies which have been approved in writing by each of the Majority Purchaser Agents.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

“ERISA Affiliate” means: (a) any corporation that is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as the Seller, any Originator, any Sub-Originator or FleetCor, (b) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with the Seller, any Originator, any Sub-Originator or FleetCor, or (c) a member of the same affiliated service group (within the meaning of Section 414(m) of the Internal Revenue Code) as the Seller, any Originator, any Sub-Originator, any corporation described in clause (a) or any trade or business described in clause (b).

“Euro-Rate” means with respect to any Yield Period, the interest rate per annum determined by the applicable Purchaser Agent by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (i) the rate of interest determined by such Purchaser Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the average of the London interbank market offered rates for U.S. dollars as reported on the Reuters Screen LIBOR01 Page or any other page that may replace such page from time to time for the purpose of displaying offered rates of leading banks for London interbank deposits in United States dollars at or about 11:00 a.m. (London time) on the Business Day which is two (2) Business Days prior to the first day of such Yield Period for an amount comparable to the Portion of Capital to be funded at the Yield Rate and based upon the Euro-Rate during such Yield Period by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage. The Euro-Rate may also be expressed by the following formula:

Average of London interbank offered rates as reported on
the Reuters Screen LIBOR01 Page or appropriate successor
Euro-Rate =
1.00 - Euro-Rate Reserve Percentage

where “Euro-Rate Reserve Percentage” means, the maximum effective percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including without limitation, supplemental, marginal, and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as “Eurocurrency Liabilities”). The Euro-Rate shall be adjusted with respect to any Portion of Capital funded at the Yield Rate and based upon the Euro-Rate that is outstanding on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. The applicable Purchaser Agent shall give prompt notice to the Seller of the Euro-Rate as determined or adjusted in accordance herewith (which determination shall be conclusive absent manifest error).

“Event of Bankruptcy” means (a) any case, action or proceeding before any court or other governmental authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors or (b) any general assignment for the benefit of creditors of a Person or any composition, marshalling of assets for creditors of a Person, or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each of cases (a) and (b) undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

“Excess Concentration Amount” means the sum of the following (without duplication):

(a) the sum of the amounts calculated for each of the Obligors (other than the Internal Revenue Service) equal to the excess (if any) of (i) the aggregate Outstanding Balance of the Eligible Receivables of such Obligor then in the Receivables Pool, over (ii) the product of (x) such Obligor’s Concentration Percentage, multiplied by (y) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus

(b) the amount (if any) by which (i) the aggregate Outstanding Balance of the Eligible Receivables then in the Receivables Pool that are Excise Tax Return Receivables, exceeds (ii) 2.50% of the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus

(c) the amount (if any) by which (i) the aggregate Outstanding Balance of the Eligible Receivables then in the Receivables Pool that are Revolving Receivables, exceeds (ii) 5.00% of the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus

(d) solely during the period beginning on the 90th day after the Closing Date and ending on (but including) the 180th day after the Closing Date (it being understood that the amount determined pursuant to this clause shall be deemed to be zero at all times other than during such period), the amount (if any) by which (i) the aggregate Outstanding Balance of the Eligible Receivables then in the Receivables Pool that are New Receivables for which the related Obligors have not yet been instructed to remit Collections in respect thereof solely to an Eligible Collection Account or related Lock-Box, exceeds (ii) 10.00% of the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool.

“Excise Tax Return Receivables” means Federal and State excise tax refund claims filed by any Originator or Sub-Originator to recover taxes paid by any Originator or Sub-Originator related to sales to tax-exempt Obligors whereby any Originator or Sub-Originator is legally entitled to receive such refund claims.

“Exiting Notice” has the meaning set forth in Section 1.4(b)(ii) of this Agreement.

“Exiting Purchaser” has the meaning set forth in Section 1.4(b)(ii) of this Agreement.

“Facility Termination Date” means the earliest to occur of: (a) with respect to each Purchaser, November 14, 2017, subject to any extension pursuant to Section 1.11 of this Agreement (it being understood that if any such Purchaser does not extend its Commitment hereunder then the Purchase Limit shall be reduced ratably with respect to the Purchasers in each Purchaser Group by an amount equal to the Commitment of such Exiting Purchaser and the Ratable Shares of the Purchaser Groups shall be appropriately adjusted), (b) the date determined pursuant to Section 2.2 of this Agreement, (c) the date the Purchase Limit reduces to zero pursuant to Section 1.1(b) of this Agreement, (d) with respect to each Purchaser Group, the date that the commitment, of the Committed Purchaser in such Purchaser Group terminates pursuant to Section 1.11 and (e) the date which is 60 days after the date on which the Administrator and each Purchaser Agent has received written notice from the Seller of its election to terminate the Purchase Facility.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any applicable intergovernmental agreements with respect thereto.

“Federal Funds Rate” means, for any day, the per annum rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, “H.15(519)”) for such day opposite the caption “Federal Funds (Effective).” If on any relevant day such rate is not yet published in H.15(519), the rate for such day will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the “Composite 3:30 p.m. Quotations”) for such day under the caption “Federal Funds Effective Rate.” If on any relevant day the appropriate rate is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such day will be the arithmetic mean as determined by the Administrator of the rates for the last transaction in overnight Federal funds arranged before 9:00 a.m. (New York City Time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrator.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.

“Fees” means the fees payable by the Seller to each member of each Purchaser Group pursuant to the applicable Purchaser Group Fee Letter.

“Final Payout Date” means the date on or after the Facility Termination Date when (i) the Aggregate Capital has been reduced to zero, (ii) all accrued Discount has been paid in full and (iii) all other amounts owed to the Administrator, the Purchaser Agents, the Purchasers the

Indemnified Parties and the other Affected Persons by the Seller, the Originators, the Sub-Originators, FleetCor, Holdings and the Servicer under this Agreement and the other Transaction Documents have been paid in full.

“Fitch” means Fitch Ratings.

“FleetCor” has the meaning set forth in the preamble to this Agreement.

“Foreign Purchaser” has the meaning set forth in Section 1.9(b) of this Agreement.

“GAAP” means the generally accepted accounting principles and practices in the United States, consistently applied.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Group Capital” means with respect to any Purchaser Group, an amount equal to the aggregate of all Capital of the Purchasers within such Purchaser Group.

“Holdings” means FleetCor Technologies, Inc., a Delaware corporation.

“Indemnified Amounts” has the meaning set forth in Section 3.1 of this Agreement.

“Indemnified Party” has the meaning set forth in Section 3.1 of this Agreement.

“Independent Director” has the meaning set forth in paragraph 3(c) of Exhibit IV to this Agreement.

“Insolvency Proceeding” means: (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in each case undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

“Interim Collection Account Administration Agreement” means the Interim Collection Account Administration Agreement, dated as of date hereof, among the Seller, Comdata Receivables, Inc. Comdata Inc., Servicer, Wells, as Collection Account Administrative Agent, and the Administrator, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Interim Collection Account Administrative Agent” means Wells, in its capacity as the “Collection Account Administrative Agent” under the Interim Collection Account Administration Agreement.

“Interim Collection Account Agreement” means each “Comdata Control Agreement” as defined in the Interim Collection Account Administration Agreement.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of the Internal Revenue Code also refer to any successor sections.

“Liquidity Agreement” means any agreement entered into in connection with this Agreement pursuant to which a Liquidity Provider agrees to make purchases or advances to, or purchase assets from, any Conduit Purchaser in order to provide liquidity for such Conduit Purchaser’s Purchases.

“Liquidity Provider” means each bank or other financial institution that provides liquidity support to any Conduit Purchaser pursuant to the terms of a Liquidity Agreement.

“LMIR” means for any day during any Yield Period, the one-month Eurodollar rate for U.S. dollar deposits as reported on the Reuters Screen LIBOR01 Page or any other page that may replace such page from time to time for the purpose of displaying offered rates of leading banks for London interbank deposits in United States dollars, as of 11:00 a.m. (London time) on such day, or if such day is not a Business Day, then the immediately preceding Business Day (or if not so reported, then as determined by the applicable Purchaser Agent from another recognized source for interbank quotation), in each case, changing when and as such rate changes.

“LMIR Purchaser” means each of PNC, Wells, Regions and any other Purchaser that agrees in writing with the Seller that its Alternate Rate shall be determined by reference to LMIR, rather than the Euro-Rate.

“Lock-Box” means each post office box listed on Schedule II to this Agreement maintained by a Collection Account Bank and associated with a Collection Account for purposes of receiving checks and other remittances of Collections for deposit to such Collection Account.

“Loss Horizon Ratio” means, at any time, the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) computed by dividing: (a) the sum of (i) the aggregate initial Outstanding Balance of all Pool Receivables originated by the Originators and Sub-Originator during the three most recent calendar months, plus (ii) 50% of the aggregate initial Outstanding Balance of all Pool Receivables originated by the Originators and Sub-Originator during the fourth most recent calendar month by (b) the Net Receivables Pool Balance.

“Loss Reserve Percentage” means, at any time, the product of (b) 2.50, multiplied by (b) the highest average of the Default Ratios for any three consecutive calendar months during the twelve most recent calendar months multiplied by (c) the Loss Horizon Ratio.

“Majority Purchaser Agents” means, at any time, one or more Purchaser Agents of Purchaser Groups that have aggregate Commitments (or, following the Facility Termination Date, Group Capital) equal to 66 2/3% of the Purchase Limit (or, following the Facility Termination Date, the Aggregate Capital); provided, however, that so long as there is more than one Purchaser Group, no single Purchaser Agent shall constitute the “Majority Purchaser Agents;” and provided, further, that solely for purposes of this definition, (i) the Commitment and Capital of any Defaulting Purchaser and its related Conduit Purchaser (if any) shall be disregarded (and subtracted from the Facility Limit) until such time as the relevant Committed Purchaser no longer constitutes a Defaulting Purchaser and (ii) so long as any amount is owed by any Committed Purchaser to the Administrator pursuant to Section 1.2(b)(ii), (x) the Commitment of the Purchaser Group containing the Person then serving as Administrator shall be deemed to have been increased by such amount and (y) the Commitment of the Purchaser Group containing such Committed Purchaser shall be deemed to have been decreased by such amount.

“Manhattan” has the meaning set forth in the preamble to this Agreement.

“Material Adverse Effect” means, relative to any Person with respect to any event or circumstance, a material adverse effect on:

(a) the assets, operations, business or financial condition of such Person,

(b) the ability of any of such Person to perform its obligations under this Agreement or any other Transaction Document to which it is a party,

(c) the validity or enforceability of any of the Transaction Documents, or the validity, enforceability or collectibility of the Pool Receivables, or

(d) the status, perfection, enforceability or priority of the Administrator’s, any Purchaser’s or the Seller’s interest in the Pool Assets.

“Minimum Dilution Reserve Percentage” means, on any day, the product of (a) the average of the Dilution Ratios for the twelve most recent calendar months, multiplied by (b) the Dilution Horizon Ratio.

“Monthly Information Package” means each report, in substantially the form of Annex A to this Agreement, furnished by or on behalf of the Servicer to the Administrator and each Purchaser Agent pursuant to this Agreement.

“Monthly Settlement Date” means the 1st day of each calendar month (or if such day is not a Business Day, the next occurring Business Day); provided, however, that on and after the occurrence and continuation of any Termination Event, the Monthly Settlement Date shall be the date selected as such by the Administrator (with the consent or at the direction of the Majority Purchaser Agents) from time to time (it being understood that the Administrator (with the consent or at the direction of the Majority Purchaser Agents) may select such Monthly Settlement Date to occur as frequently as daily) or, in the absence of any such selection, the date which would be the Monthly Settlement Date pursuant to this definition.

“Moody’s” means Moody’s Investors Service, Inc.

“Net Receivables Pool Balance” means, at any time of determination: (a) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool, minus (b) the Excess Concentration Amount; provided, that, for purposes of any Weekly Information Package, such calculation shall be made according to the methodology determined by the Administrator, with the consent (which consents maybe be provided by email) of each Purchaser Agent.

“New Receivable” means a Receivable originated by Pacific Pride Services, LLC, Comdata TN, Inc., Comdata Network Inc, of California or Comdata, Inc. (including Receivables repurchased from Comdata Receivables Inc.).

“Notes” means short-term promissory notes issued, or to be issued, by any Conduit Purchaser to fund its investments in accounts receivable or other financial assets.

“Obligor” means, with respect to any Receivable, the Person obligated to make payments pursuant to the Contract relating to such Receivable.

“Original Agreement” has the meaning set forth in Section of this Agreement entitled “Amendment and Restatement.”

“Originator” means each Person from time to time party to the Sale Agreement as an Originator.

“Other Connection Taxes” means, with respect to any Purchaser, taxes imposed as a result of a present or former connection between such Purchaser and the jurisdiction imposing such tax (other than connections arising solely from such Purchaser having executed, delivered, become a party to, performed its obligations under, received payments under or engaged in any other transaction pursuant to this Agreement).

“Outstanding Balance” of any Receivable at any time means the then outstanding principal balance thereof.

“Participant” has the meaning set forth in Section 6.3(c) of this Agreement.

“Participant Register” has the meaning set forth in Section 6.3(d) of this Agreement

“Performance Guaranty” means the Amended and Restated Performance Guaranty, dated as of the date hereof, by each of FleetCor and Holdings in favor of the Administrator for the benefit of the Purchasers and Purchaser Agents, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Permitted Encumbrances” means (a) liens created or arising in favor of Administrator for the benefit of Purchasers pursuant to the Transaction Documents; and (b) solely in the case of any Originator or any Sub-Originator (i) liens for taxes, assessments or other governmental charges not delinquent or being contested in good faith and by appropriate proceedings and with respect to which proper reserves have been established by the applicable Originator or Sub-Originator in accordance with GAAP; provided, that the lien shall have no effect on the priority of the liens in favor of Administrator or the value of the assets in which Administrator has such a lien and a stay of enforcement of any such lien shall be in effect; (ii) judgment liens, not in excess of $250,000, that have been stayed or bonded and are being contested in good faith by the applicable Originator or Sub-Originator; provided that proper reserves have been established therefor by such Originator or Sub-Originator in accordance with GAAP, and (iii) mechanics’, workers’, materialmen’s or other like liens, not in excess of $100,000, arising in the ordinary course of such Originator’s or Sub-Originator’s business with respect to obligations which are not due or which are being contested in good faith by such Originator or Sub-Originator and for which proper reserves have been established in accordance with GAAP, and which have not been outstanding for longer than 30 days.

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

“PNC” has the meaning set forth in the preamble to this Agreement.

“Pool Assets” has the meaning set forth in Section 1.2(e) of this Agreement.

“Pool Receivable” means a Receivable in the Receivables Pool.

“Portion of Capital” means, with respect to any Purchaser and its related Capital, the portion of such Capital being funded or maintained by such Purchaser by reference to a particular interest rate basis.

“Program Support Agreement” means and includes any Liquidity Agreement and any other agreement entered into by any Program Support Provider providing for: (a) the issuance of one or more letters of credit for the account of any Conduit Purchaser, (b) the issuance of one or more surety bonds for which the such Conduit Purchaser is obligated to reimburse the applicable Program Support Provider for any drawings thereunder, (c) the sale by such Conduit Purchaser to any Program Support Provider of the Purchased Interest (or portions thereof) maintained by such Conduit Purchaser and/or (d) the making of loans and/or other extensions of credit to any Conduit Purchaser in connection with such Conduit Purchaser’s securitization program contemplated in this Agreement, together with any letter of credit, surety bond or other instrument issued thereunder.

“Program Support Provider” means and includes, with respect to each Conduit Purchaser, any Liquidity Provider and any other Person (other than any customer of such Conduit Purchaser) now or hereafter extending credit or having a commitment to extend credit to or for the account of, or to make purchases from, such Conduit Purchaser pursuant to any Program Support Agreement.

“Purchase” has the meaning set forth in Section 1.1(a) of this Agreement.

“Purchase Date” means the date of which a Purchase, Swingline Purchase or Reinvestment is made pursuant to this Agreement.

“Purchase Facility” has the meaning set forth in Section 1.1 of the Sale Agreement.

“Purchase Limit” means $1,200,000,000, as such amount may be reduced pursuant to Section 1.1(b) of this Agreement or otherwise in connection with any Exiting Purchaser. References to the unused portion of the Purchase Limit shall mean, at any time, the Purchase Limit minus the then outstanding Aggregate Capital.

“Purchase Notice” has the meaning set forth in Section 1.2(a) to this Agreement.

“Purchase Price” has the meaning set forth in Section 2.1 of the Sale Agreement.

“Purchased Interest” means, at any time, the undivided percentage ownership interest in: (a) each and every Pool Receivable now existing or hereafter arising, (b) all Related Security with respect to such Pool Receivables and (c) all Collections with respect to, and other proceeds of, such Pool Receivables and Related Security. Such undivided percentage interest shall be computed as:

Aggregate Capital + Total Reserves

Net Receivables Pool Balance

The Purchased Interest shall be determined from time to time pursuant to Section 1.3 of this Agreement.

“Purchaser” means each Conduit Purchaser, Swingline Purchaser and Committed Purchaser.

“Purchaser Agent” means each Person acting as agent on behalf of a Purchaser Group and designated as a Purchaser Agent for such Purchaser Group on the signature pages to this Agreement or any other Person who becomes a party to this Agreement as a Purchaser Agent pursuant to an Assumption Agreement or a Transfer Supplement.

“Purchaser Group” means, with respect to each Committed Purchaser, its related Conduit Purchaser (if any) and the Purchaser Agent for such Committed Purchaser and such Conduit Purchaser (if any). The Purchaser Groups in existence as of the Closing Date are set forth on Schedule V.

“Purchaser Group Fee Letter” has the meaning set forth in Section 1.5 of this Agreement.

“Purchasers’ Share” of any amount, at any time, means such amount multiplied by the Purchased Interest at such time.

“Purchasing Committed Purchaser” has the meaning set forth in Section 6.3(e) of this Agreement.

“Ratable Share” means, for each Purchaser Group, such Purchaser Group’s aggregate Commitments divided by the aggregate Commitments of all Purchaser Groups.

“Receivable” means (a) with respect to Receivables other than the Comdata Receivables, any indebtedness and other obligations owed to any Originator, Sub-Originator or the Seller or any right of the Seller, any Originator or any Sub-Originator to payment from or on behalf of an Obligor (including, if applicable, in respect of any Excise Tax Return Receivables), or any right to reimbursement for funds paid or advanced by the Seller or any Originator or Sub-Originator on behalf of an Obligor (including, if applicable, in respect of any Excise Tax Return Receivables), whether constituting an account, chattel paper, payment intangible, instrument or general intangible, in each instance, (i) arising out of or in connection with (x) the use of a credit or charge card or information contained on or for use with such card, (y) the sale of goods or (z) the rendering of services, or (ii) constituting amounts payable by licensees and/or Excise Tax Return Receivables (whether or not earned by performance), and includes, without limitation, the obligation to pay any finance charges, fees and other charges with respect thereto, (b) all accounts receivable and any other Chevron Receivable acquired or purported to be acquired by FleetCor from Chevron pursuant to the terms of the Chevron Purchase and Assumption Agreement and (c) the Comdata Receivables. Indebtedness and other obligations arising from any one transaction, including, without limitation, indebtedness and other obligations represented by an individual invoice or agreement, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other obligations arising from any other transaction.

“Receivables Pool” means, at any time, all of the then outstanding Receivables purchased by the Seller pursuant to the Sale Agreement prior to the Facility Termination Date.

“Receivables Transfer Agreement” means the Receivables Transfer Agreement, dated as of the date hereof, among Comdata Inc., as buyer, and Comdata Receivables, Inc., as seller, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Regions” has the meaning set forth in the preamble to this Agreement.

“Register” has the meaning set forth in Section 6.3(b) of this Agreement

“Reinvest” and “Reinvestment” have the meanings set forth in Section 1.4(b)(ii).

“Related Rights” has the meaning set forth in Section 1.1 of the Sale Agreement.

“Related Security” means, with respect to any Receivable:

(a) all of the Seller’s and the Originator or Sub-Originator thereof’s interest in any goods (including returned goods), and documentation of title evidencing the shipment or storage of any goods (including returned goods), the sale of which gave rise to such Receivable,

(b) all instruments and chattel paper that may evidence such Receivable,

(c) all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all UCC financing statements or similar filings relating thereto,

(d) solely to the extent applicable to such Receivable, all of the Seller’s and the Originator or Sub-Originator thereof’s rights, interests and claims under the Contracts relating to such Receivable, and all guaranties, indemnities, insurance and other agreements (including the related Contract) or arrangements of whatever character from time to time supporting or securing payment of such Receivable or otherwise relating to such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, and

(e) all of the Seller’s and the Originator or Sub-Originator thereof’s rights, interests and claims under the Sale Agreement, the Sub-Originator Sale Agreement, the Receivables Transfer Agreement, the Interim Collection Account Administration Agreement and the other Transaction Documents; provided, however, that notwithstanding anything contained herein to the contrary, the “Related Security” shall not include any Originator’s, any Sub-Originator’s or Seller’s rights, interests or claims under the Chevron Card Program Master Agreement or Chevron Purchase and Assumption Agreement or with respect to matters therein described; provided further, however, that for the avoidance of doubt, this exclusion (a) applies to the prohibition in Section 13.27 of the Chevron Card Program Master Agreement regarding the granting of security interests in the “CVX Marks” (as defined in the Chevron Card Program Master Agreement) and (b) does not apply to rights in the Receivables conveyed under the Chevron Purchase and Assumption Agreement.

“Reportable Compliance Event” means that any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations is in actual or probable violation of any Anti-Terrorism Law.

“Responsible Officer” of any Originator or Sub-Originator means the chief executive officer, president, vice president, chief financial officer, treasurer or assistant treasurer or other similar officer and, as to any document delivered on the Closing Date, any of the foregoing and, in addition, any vice president, secretary or assistant secretary, of such Originator or Sub-Originator. Any document delivered hereunder that is signed by a Responsible Officer of an Originator or Sub-Originator shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Originator or Sub-Originator and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Originator or Sub-Originator.

“Required Capital Amount” means $30,000,000.

“Revolving Receivables” means, on any date of determination, any Pool Receivable (i) with respect to which, FleetCor and the related Obligor have agreed that the outstanding balance under the related Contract may revolve during specified periods, (ii) that is or should be characterized as revolving on FleetCor’s systems and records and (iii) that has been billed and on which, following any scheduled payment date with respect thereto, there continues to remain outstanding a principal balance on invoices issued or recorded prior to such payment date; it being understood that a Receivable which is not treated as a Revolving Receivable during any applicable reporting period because of a failure to satisfy each of clauses (i) through (iii) above during such period may from time to time thereafter be treated as a Revolving Receivable in any one or more subsequent reporting periods in which each of such clauses (i) through (iii) is, in fact, so satisfied at such time.

“Sale Agreement” means the Amended and Restated Purchase and Sale Agreement, dated as of the date hereof among the Seller and the Originators, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Sanctioned Country” means a country subject to a sanctions program maintained under any Anti-Terrorism Law.

“Sanctioned Obligor” means an Obligor which (i) if a natural person, is either (A) a resident of a Sanctioned Country or (B) a Sanctioned Person or (ii) if a corporation or other business organization, is organized under the laws of a Sanctioned Country or any political subdivision thereof.

“Sanctioned Person” means any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person, group, regime, entity or thing, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any Anti-Terrorism Law.

“Seller” has the meaning set forth in the preamble to this Agreement.

“Seller’s Share” of any amount means the greater of: (a) $0 and (b) such amount minus the product of (i) such amount multiplied by (ii) the Purchased Interest.

“Servicer” has the meaning set forth in the preamble to this Agreement.

“Servicing Fee” shall mean the fee referred to in Section 4.6 of this Agreement.

“Servicing Fee Rate” shall have the meaning set forth in Section 4.6 of this Agreement.

“SMBC” has the meaning set forth in the preamble to this Agreement.

“SMBC Nikko” has the meaning set forth in the preamble to this Agreement.

“Solvent” means, with respect to any Person at any time, a condition under which:

(i) the fair value and present fair saleable value of such Person’s total assets is, on the date of determination, greater than such Person’s total liabilities (including contingent and unliquidated liabilities) at such time;

(ii) the fair value and present fair saleable value of such Person’s assets is greater than the amount that will be required to pay such Person’s probable liability on its existing debts as they become absolute and matured (“debts,” for this purpose, includes all legal liabilities, whether matured or unmatured, liquidated or unliquidated, absolute, fixed, or contingent);

(iii) such Person is and shall continue to be able to pay all of its liabilities as such liabilities mature; and

(iv) such Person does not have unreasonably small capital with which to engage in its current and in its anticipated business.

For purposes of this definition:

(A) the amount of a Person’s contingent or unliquidated liabilities at any time shall be that amount which, in light of all the facts and circumstances then existing, represents the amount which can reasonably be expected to become an actual or matured liability;

(B) the “fair value” of an asset shall be the amount which may be realized within a reasonable time either through collection or sale of such asset at its regular market value;

(C) the “regular market value” of an asset shall be the amount which a capable and diligent business person could obtain for such asset from an interested buyer who is willing to Purchase such asset under ordinary selling conditions; and

(D) the “present fair saleable value” of an asset means the amount which can be obtained if such asset is sold with reasonable promptness in an arm’s-length transaction in an existing and not theoretical market.

“Standard & Poor’s” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business, and any successor thereto.

“Sub-Originator” means each Person party to the Sub-Originator Sale Agreement as a “Seller”.

“Sub-Originator Sale Agreement” means the Receivables Purchase and Sale Agreement, dated as of the date hereof, among Comdata Inc., as buyer, and the Sub-Originators, as sellers, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Sub-Servicer” has the meaning set forth in Section 4.1(d) of this Agreement.

“Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock of each class or other interests having ordinary voting power (other than stock or other interests having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors or other managers of such entity are at the time owned, or management of which is otherwise controlled: (a) by such Person, (b) by one or more Subsidiaries of such Person or (c) by such Person and one or more Subsidiaries of such Person.

“Swingline Capital” means, at any time, the aggregate outstanding Capital held by the Swingline Purchaser in respect of Swingline Purchases to the extent such Capital has not been purchased by Committed Purchasers pursuant to Section 1.2(c)(iii).

“Swingline Purchase” has the meaning specified in Section 1.1(a)(i).

“Swingline Purchase Notice” has the meaning specified in Section 1.2(c).

“Swingline Purchaser” means PNC.

“Swingline Settlement Amount” has the meaning specified in Section 1.2(c)(iii).

“Swingline Settlement Date” means (a) Friday of each week on or after the Closing Date (or if any such Friday is not a Business Day, the next succeeding Business Day), and (b) such other Business Day as the Swingline Purchaser may specify in writing to the other Purchasers upon not less than one (1) Business Day’s prior written notice. For the avoidance of doubt, the Swingline Settlement Date shall not be the Purchase Date for such Swingline Purchase unless such day is the Facility Termination Date.

“Swingline Statement” has the meaning specified in Section 1.2(c)(iii).

“Swingline Sub-Limit” means $100,000,000.

“Tangible Net Worth” means, with respect to any Person, the tangible net worth of such Person as determined in accordance with GAAP.

“Taxes” has the meaning set forth in Section 1.9(a).

“Termination Day” means: (a) each day on which the conditions set forth in Section 2 of Exhibit II to this Agreement are not satisfied or (b) each day that occurs on or after the Facility Termination Date.

“Termination Event” has the meaning specified in Exhibit V to this Agreement.

“Total Reserves” means, at any time of determination, an amount equal to the product of (a) the sum of: (i) the Yield Reserve Percentage, plus (ii) the greater of (x) the sum of the Concentration Reserve Percentage plus the Minimum Dilution Reserve Percentage and (y) the sum of the Dilution Reserve Percentage, plus the Loss Reserve Percentage times (b) the Net Receivables Pool Balance.

“Transaction Documents” means this Agreement, the Collection Account Agreements, each Purchaser Group Fee Letter, the Sale Agreement, the Sub-Originator Sale Agreement, the Receivables Transfer Agreement, the Interim Collection Account Administration Agreement, the Performance Guaranty, the Chevron Letter Agreement, the Chevron Card Program Master Agreement, the BP Card Issuing and Operating Agreement and all other certificates, instruments, reports, notices, agreements and documents executed or delivered under or in connection with this Agreement, in each case as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Transition Collection Account” means (i) a Collection Account subject to the Interim Collection Account Administration Agreement and (ii) the Collection Account; indentified as deposit account number 4539524 maintained at Wells. On the date when any of the foregoing Collection Accounts become an Eligible Collection Account, such account shall cease to constitute a Transition Collection Account.

“Transfer Supplement” has the meaning set forth in Section 6.3(e) of this Agreement.

“UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.

“Unmatured Termination Event” means an event that, with the giving of notice or lapse of time, or both, would constitute a Termination Event.

“U.S. Person” means any “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code.

“Victory” has the meaning set forth in the preamble to this Agreement.

“Weekly Cutoff Date” means (a) with respect to each Originator (other than Comdata Inc.), the most recent Monday (or the next succeeding Business Day if such day is not a Business Day) or (b) with respect to Comdata Inc. and each Sub-Originator, the most recent Sunday; provided, however, that the Administrator may, at is sole discretion, upon at least sixty (60) days’ notice to the Seller designate another day as the Weekly Cutoff Date.

“Weekly Information Package” means a report, in substantially the form of Annex E to this Agreement, furnished to the Administrator and each Purchaser Agent pursuant to Section 1(a)(ii) of Exhibit IV to this Agreement and Section 2(a)(iv) of Exhibit IV to this Agreement, reflective of the Receivables Pool as of the end of business on the most recent Weekly Cutoff Date.

“Weekly Settlement Date” means each Thursday of each week (or the next succeeding Business Day if such day is not a Business Day), beginning with the first Thursday after the Closing Date.

“Wells” has the meaning set forth in the preamble to this Agreement.

“Yield Period” means (a) with respect to any Portion of Capital funded by the issuance of Notes or with respect to any Portion of Capital funded by a LMIR Purchaser, (i) initially the period commencing on (and including) the date of the initial Purchase or funding of such Portion of Capital and ending on (but not including) the next occurring Monthly Settlement Date, and (ii) thereafter, each period commencing on (and including) the first day after the last day of the immediately preceding Yield Period for such Portion of Capital and ending on (but not including) the next occurring Monthly Settlement Date; and (b) with respect to any Portion of Capital that is not funded by the issuance of Notes or that is funded by a Purchaser other than a LMIR Purchaser, (i) initially the period commencing on (and including) the date of the initial Purchase or funding of such Portion of Capital and ending such number of days later (including a period of one day) as the Administrator (with the consent or at the direction of the applicable Purchaser Agent) shall select, and (ii) thereafter, each period commencing on the last day of the immediately preceding Yield Period for such Portion of Capital and ending such number of days later (including a period of one day) as the Administrator (with the consent or at the direction of the applicable Purchaser Agent) shall select; provided, that:

(i) any Yield Period (other than of one day) which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day; provided, if Discount in respect of such Yield Period is computed by reference to the Euro-Rate or LMIR, and such Yield Period would otherwise end on a day which is not a Business Day, and there is no subsequent Business Day in the same calendar month as such day, such Yield Period shall end on the next preceding Business Day;

(ii) in the case of any Yield Period of one day, (A) if such Yield Period is the initial Yield Period for a Purchase hereunder (other than a Reinvestment), such Yield Period shall be the day of such purchase; (B) any subsequently occurring Yield Period which is one day shall, if the immediately preceding Yield Period is more than one day, be the last day of such immediately preceding Yield Period, and, if the immediately preceding Yield Period is one day, be the day next following such immediately preceding Yield Period; and (C) if such Yield Period occurs on a day immediately preceding a day which is not a Business Day, such Yield Period shall be extended to the next succeeding Business Day; and

(iii) in the case of any Yield Period for any Portion of Capital which commences before the Facility Termination Date and would otherwise end on a date occurring after the Facility Termination Date, such Yield Period shall end on such Facility Termination Date and the duration of each Yield Period which commences on or after the Facility Termination Date shall be of such duration as shall be selected by the Administrator (with the consent or at the direction of the applicable Purchaser Agent).

“Yield Protection Fee” means, for any Yield Period, with respect to any Portion of Capital, to the extent that (i) any payments are made by the Seller to the related Purchaser in respect of such Capital hereunder prior to the applicable maturity date of any Notes or other instruments or obligations used or incurred by such Purchaser to fund or maintain such Portion of Capital or (ii) any failure by the Seller to borrow, continue or prepay any Portion of Capital on the date specified in any Purchase Notice or Swingline Purchase Notice delivered pursuant to Section 1.2(a) or (c) of this Agreement, the amount, if any, by which: (a) the additional Discount related to such Portion of Capital that would have accrued through the maturity date of such Notes or other instruments on the portion thereof for which payments were received from the Seller (or with respect to which the Seller failed to borrow such amounts), exceeds (b) the income, if any, received by such Purchaser from investing the proceeds so received in respect of such Portion of Capital, as determined by the applicable Purchaser Agent, which determination shall be binding and conclusive for all purposes, absent manifest error.

“Yield Reserve Percentage” means, at any time of determination:

1.50 x DSO x (BR + SFR)
360

where:

BR	=	the Base Rate;

DSO	=	the Days’ Sales Outstanding for the most recently ended calendar month; and

SFR	=	the Servicing Fee Rate.

Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles, provided, however, whenever such accounting terms are used for the purposes of determining compliance with financial covenants in this Agreement, such accounting terms shall be defined in accordance with GAAP as applied in preparation of the audited financial statements of Holdings and its Subsidiaries for the fiscal year ended December 31, 2013. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9. Unless the context otherwise requires, “or” means “and/or,” and “including” (and with correlative meaning “include” and “includes”) means including without limiting the generality of any description preceding such term.

EXHIBIT II

CONDITIONS PRECEDENT TO EFFECTIVENESS AND PURCHASES

1. Conditions Precedent to Initial Purchase. The effectiveness of this Agreement is subject to the condition precedent that the Administrator and each Purchaser Agent shall have received on or before the date of such Purchase, each in form and substance (including the date thereof) satisfactory to the Administrator and each Purchaser Agent:

(a) Counterparts of this Agreement and the other Transaction Documents executed by the parties thereto.

(b) Certified copies of: (i) the resolutions of the Board of Directors of each of the Seller, the Originators, the Sub-Originators and the Servicer authorizing the execution, delivery and performance by the Seller, such Originator, such Sub-Originator and the Servicer, as the case may be, of this Agreement and the other Transaction Documents to which it is a party; (ii) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the other Transaction Documents and (iii) the organizational documents of the Seller, each Originator, each Sub-Originator and the Servicer.

(c) A certificate of the Secretary or Assistant Secretary of the Seller, the Originators, the Sub-Originators and the Servicer certifying the names and true signatures of its officers who are authorized to sign this Agreement and the other Transaction Documents. Until the Administrator and each Purchaser Agent receives a subsequent incumbency certificate from the Seller, an Originator, a Sub-Originator or the Servicer, as the case may be, the Administrator and each Purchaser Agent shall be entitled to rely on the last such certificate delivered to it by the Seller, such Originator, such Sub-Originator or the Servicer, as the case may be.

(d) Proper financing statements to be filed on or promptly after the Closing Date or time-stamped receipt copies of proper financing statements filed prior to the Closing Date, as applicable, under the UCC of all jurisdictions that the Administrator and each Purchaser Agent may deem necessary or desirable in order to perfect the interests of the Seller and the Administrator (on behalf of each Purchaser) contemplated by this Agreement, the Sale Agreement and the Sub-Originator Sale Agreement.

(e) Proper financing statements to be filed on or promptly after the Closing Date or time-stamped receipt copies of proper financing statements filed prior to the Closing Date, as applicable, necessary to release all security interests and other rights of any Person in the Receivables, Contracts or Related Security previously granted by the Originators, the Sub-Originators or the Seller.

(f) Lien Search Results with respect to the Seller, each Originator and each Sub-Originator.

(g) Favorable opinions, addressed to the Administrator, each Purchaser and each Purchaser Agent, in form and substance reasonably satisfactory to the Administrator and each

Purchaser Agent, of counsel for Seller, the Originators, the Sub-Originators and the Servicer, covering such matters as the Administrator or any Purchaser Agent may reasonably request, including, without limitation, organizational and enforceability matters, noncontravention matters and certain bankruptcy matters.

(h) A pro forma Monthly Information Package representing the performance of the Receivables Pool for the calendar month before closing and pro forma Weekly Information Package representing the performance of the Receivables Pool for the calendar week before closing.

(i) Evidence of payment by the Seller of all accrued and unpaid fees (including those contemplated by each Purchaser Group Fee Letter), costs and expenses to the extent then due and payable on the date thereof, including any such costs, fees and expenses arising under or referenced in Section 6.4 of this Agreement and the applicable Purchaser Group Fee Letters.

(j) Good standing certificates with respect to each of the Seller, the Originators, the Sub-Originators and the Servicer issued by the Secretary of State (or similar official) of the state of each such Person’s organization and principal place of business.

(k) Such other approvals, opinions or documents as the Administrator or any Purchaser Agent may reasonably request.

(l) Holdings shall own (directly or indirectly) all of the equity interests of the Comdata Originators.

2. Conditions Precedent to All Purchases and Reinvestments. Each Purchase (including the initial Purchase), each Swingline Purchase and each Reinvestment shall be subject to the further conditions precedent that:

(a) in the case of each Purchase and Swingline Purchase, the Servicer shall have delivered to the Administrator and each Purchaser Agent on or before such purchase, in form and substance satisfactory to the Administrator and each Purchaser Agent, the most recent Weekly Information Package to reflect the level of the Aggregate Capital and related reserves after such subsequent purchase; and

(b) on the date of such Purchase, Swingline Purchase or Reinvestment the following statements shall be true (and acceptance of the proceeds of such Purchase, Swingline Purchase or Reinvestment shall be deemed a representation and warranty by the Seller that such statements are then true):

(i) the representations and warranties contained in Exhibit III to this Agreement are true and correct in all material respects on and as of the date of such Purchase or Reinvestment as though made on and as of such date except for representations and warranties which apply as to an earlier date (in which case such representations and warranties are true and correct as of such earlier date);

(ii) no event has occurred and is continuing, or would result from such Purchase or Reinvestment, that constitutes a Termination Event or an Unmatured Termination Event;

(iii) after giving effect to any such Purchase, Swingline Purchase or Reinvestment, (A) the Aggregate Capital shall not be greater than the Purchase Limit, (B) the Purchased Interest shall not exceed 100%, and (C) in the case of any Swingline Purchase, (x) the aggregate Swingline Capital will not exceed the Swingline Sub-Limit and (y) the Aggregate Capital will not exceed the aggregate Commitments of all Purchaser Groups that do not include a Defaulting Purchaser; and

(iv) the Facility Termination Date has not occurred.

EXHIBIT III

REPRESENTATIONS AND WARRANTIES

1. Representations and Warranties of the Seller. The Seller represents and warrants to the Administrator, each Purchaser Agent and each Purchaser as of the date of execution of this Agreement that:

(a) Existence and Power. The Seller is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware, and has all organizational power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted except if failure to have such licenses, authorizations, consents or approvals would not reasonably be expected to have a Material Adverse Effect.

(b) Company and Governmental Authorization, Contravention. The execution, delivery and performance by the Seller of this Agreement and each other Transaction Document to which it is a party are within the Seller’s organizational powers, have been duly authorized by all necessary organizational action, require no action by or in respect of, or filing with (other than the filing of UCC financing statements and continuation statements), any governmental body, agency or official, and, do not contravene, or constitute a default under, any provision of applicable law or regulation or of the operating agreement of the Seller or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Seller or result in the creation or imposition of any lien (other than liens in favor of the Administrator) on assets of the Seller.

(c) Binding Effect of Agreement. This Agreement and each other Transaction Document to which it is a party constitutes the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.

(d) Accuracy of Information. All information heretofore furnished by the Seller to the Administrator or any Purchaser Agent pursuant to or in connection with this Agreement or any other Transaction Document is, and all such information hereafter furnished by the Seller to the Administrator or any Purchaser Agent in writing pursuant to this Agreement or any Transaction Document will be, true and accurate in all material respects on the date such information is stated or certified.

(e) Actions, Suits. Except as set forth in Schedule IV, there are no actions, suits or proceedings pending or, to the best of the Seller’s knowledge, threatened against or affecting the Seller or any of its Affiliates or their respective properties, in or before any court, arbitrator or other body, which could reasonably be expected to have a Material Adverse Effect upon the ability of the Seller (or such Affiliate) to perform its obligations under this Agreement or any other Transaction Document to which it is a party.

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(f) Accuracy of Exhibits; Lock-Box Arrangements. The names and addresses of all the Collection Account Banks together with the account numbers of the Collection Accounts at such Collection Account Banks and the address of each associated Lock-Box, are specified in Schedule II to this Agreement (or at such other Collection Account Banks and/or with such other Collection Accounts or associated Lock-Boxes as have been notified to the Administrator), and all Collection Accounts are Eligible Collection Accounts or Transition Collection Accounts. All information on each Exhibit, Schedule or Annex to this Agreement or the other Transaction Documents (as updated by the Seller from time to time) is true and complete in all material respects. The Seller has delivered a copy of all Collection Account Agreements and Interim Collection Account Agreements to the Administrator. The Seller has not granted any interest in any Collection Account (or any related Lock-Box) to any Person other than the Administrator (or to Comdata Receivables Inc. or the Interim Collection Account Administrative Agent as contemplated by the Interim Collection Account Administration Agreement) and the Administrator (or the Interim Collection Account Administration Agent in the case of Transition Collection Accounts described in clause (i) of the definition thereof) has control (within the meaning of Section 9-104 of the UCC) of the Collection Account (other than the Transition Collection Account described in clause (ii) of the definition thereof) at such Collection Account Bank.

(g) No Material Adverse Effect. Since the date of formation of Seller as set forth in its certificate of formation, there has been no Material Adverse Effect.

(h) Names and Location. The Seller has not used any company names, trade names or assumed names other than its name set forth on Schedule VI of this Agreement. The office where the Seller keeps its (a) records concerning the Receivables other than Comdata Receivables is at 1001 Service Road East, Highway 190, Suite 200, Covington, LA 70433, and (b) records concerning the Comdata Receivables is at 5301 Maryland Way, Brentwood, TN 37027.

(i) Margin Stock. The Seller is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U and X, as issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Purchase will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

(j) Eligible Receivables. Each Pool Receivable included as an Eligible Receivable in the calculation of the Net Receivables Pool Balance is an Eligible Receivable.

(k) Credit and Collection Policy. The Seller has complied in all material respects with the Credit and Collection Policy of each Originator and Sub-Originator with regard to each Receivable originated by such Originator or Sub-Originator.

(l) Investment Company Act. The Seller is not an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended. The Seller is not a “covered fund” under Section 13 of the

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U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder (the “Volcker Rule”). In determining that Seller is not a “covered fund” under the Volcker Rule, the Seller relies on the exemption from the definition of “investment company” set forth in Section 3(c)(5) of the Investment Company Act and does not rely solely on the exemption from the definition of “investment company” set forth in Section 3(c)(1) and/or 3(c)(7) of the Investment Company Act.

(m) Anti-Money Laundering/International Trade Law Compliance. No Covered Entity is a Sanctioned Person. No Covered Entity, either in its own right or through any third party, (a) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (b) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (c) engages in any dealings or transactions prohibited by any Anti-Terrorism Law.

(n) Ordinary Course of Business. Each remittance of Collections by or on behalf of the Seller to the Purchasers (or to the Administrator or the Purchaser Agents on their behalf) under this Agreement will have been (i) in payment of a debt incurred by the Seller in the ordinary course of business or financial affairs of the Seller and (ii) made in the ordinary course of business or financial affairs of the Seller and the Purchasers.

(o) Taxes. The Seller has (i) timely filed all material tax returns it is required to file and (ii) paid, or caused to be paid, all material taxes, assessments and other governmental charges, which are shown to be due and payable on such returns, other than taxes, assessments and other governmental charges being contested in good faith.

(p) Tax Status. The Seller (i) is, and shall at all relevant times continue to be, a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3 for U.S. federal income tax purposes and (ii) is not and will not at any relevant time become an association (or publicly traded partnership) taxable as an association for U.S. federal income tax purposes.

2. Representations and Warranties of the Servicer. The Servicer represents and warrants to the Administrator, each Purchaser Agent and each Purchaser as of the date of execution of this Agreement that:

(a) Existence and Power. The Servicer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Georgia, and has all company power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted, except if failure to have such licenses, authorizations, consents or approvals would not reasonably be expected to have a Material Adverse Effect.

(b) Company and Governmental Authorization, Contravention. The execution, delivery and performance by the Servicer of this Agreement and each other Transaction

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Document to which it is a party are within the Servicer’s organizational powers, have been duly authorized by all necessary organizational action, require no action by or in respect of, or filing with, any governmental body, agency or official, and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the operating agreement of the Servicer or of any judgment, injunction, order or decree or material agreement or other material instrument binding upon the Servicer or result in the creation or imposition of any lien on assets of the Servicer or any of its Subsidiaries.

(c) Binding Effect of Agreement. This Agreement and each other Transaction Document to which it is a party constitutes the legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.

(d) Accuracy of Information. All information heretofore furnished by the Servicer to the Administrator or any Purchaser Agent pursuant to or in connection with this Agreement or any other Transaction Document is, and all such information hereafter furnished by the Servicer to the Administrator or any Purchaser Agent in writing pursuant to this Agreement or any other Transaction Document will be, true and accurate in all material respects on the date such information is stated or certified.

(e) Actions, Suits. Except as set forth in Schedule IV, there are no actions, suits or proceedings pending or, to the best of the Servicer’s knowledge, threatened against or affecting the Servicer or any of its Affiliates or their respective properties, in or before any court, arbitrator or other body, which could reasonably be expected to have a Material Adverse Effect upon the ability of the Servicer (or such Affiliate) to perform its obligations under this Agreement or any other Transaction Document to which it is a party.

(f) No Material Adverse Effect. Since the date of the financial statements described in Section 2(i) below, there has been no Material Adverse Effect.

(g) Credit and Collection Policy. The Servicer has complied in all material respects with the Credit and Collection Policy of each Originator or Sub-Originator with regard to each Receivable originated by such Originator or Sub-Originator.

(h) Investment Company Act. The Servicer is not an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

(i) Financial Information. The balance sheets of Holdings and its consolidated Subsidiaries as at December 31, 2013, and the related statements of income and retained earnings for the fiscal year then ended, copies of which have been furnished to the Administrator and each Purchaser Agent, fairly present the financial condition of Holdings and its consolidated Subsidiaries as at such date and the results of the operations of Holdings and its Subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied.

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(j) Anti-Money Laundering/International Trade Law Compliance. No Covered Entity is a Sanctioned Person. No Covered Entity, either in its own right or through any third party, (a) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (b) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (c) engages in any dealings or transactions prohibited by any Anti-Terrorism Law.

(k) Taxes. The Servicer has (i) timely filed all material tax returns it is required to file and (ii) paid, or caused to be paid, all material taxes, assessments and other governmental charges, which are shown to be due and payable on such returns, other than taxes, assessments and other governmental charges being contested in good faith.

(l) Tax Status. The Servicer shall not take or cause any action to be taken that could result in the Seller (i) being treated other than as a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3 for U.S. federal income tax purposes or (ii) becoming an association (or a publicly traded partnership) taxable as an association for U.S. federal income tax purposes.

3. Representations, Warranties and Agreements Relating to the Security Interest. The Seller hereby makes the following representations, warranties and agreements with respect to the Receivables and Related Security:

(a) The Receivables.

(i) Creation. This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Receivables included in the Receivables Pool in favor of the Administrator (for the benefit of the Purchasers), which security interest is prior to all other Adverse Claims, and is enforceable as such as against creditors of and purchasers from the Seller.

(ii) Nature of Receivables. The Receivables included in the Receivables Pool constitute either “accounts”, “payment intangibles”, “general intangibles” or “tangible chattel paper” within the meaning of the applicable UCC.

(iii) Ownership of Receivables. The Seller owns and has good and marketable title to the Receivables included in the Receivables Pool and Related Security free and clear of any Adverse Claim, other than Permitted Encumbrances.

(iv) Perfection and Related Security. The Seller has caused (and will cause each Originator or Sub-Originator to cause), within ten days after the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate

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jurisdictions under applicable law in order to perfect the sale of the Receivables and Related Security from such Sub-Originator to Comdata Inc. pursuant to the Sub-Originator Sale Agreement, the sale of the Receivables and Related Security from such Originator to the Seller pursuant to the Sale Agreement and the sale and security interest therein from the Seller to the Administrator under this Agreement, to the extent that such collateral constitutes “accounts,” “general intangibles,” or “tangible chattel paper.”

(v) Tangible Chattel Paper. With respect to any Receivables included in the Receivables Pool that constitute “tangible chattel paper”, if any, the Seller (or the Servicer on its behalf) has in its possession the original copies of such tangible chattel paper that constitute or evidence such Receivables, and the Seller has caused (and will cause the applicable Originator or Sub-Originator to cause), within ten days after the Closing Date, the filing of financing statements described in clause (iv), above, each of which will contain a statement that: “A purchase of, or security interest in, any collateral described in this financing statement will violate the rights of the Administrator.” The Receivables to the extent they are evidenced by “tangible chattel paper” do not have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Seller or the Administrator.

(b) The Collection Accounts.

(i) Nature of Account. Each Collection Account constitutes a “deposit account” within the meaning of the applicable UCC.

(ii) Ownership. The Seller owns and has good and marketable title to each Collection Account (other than the Transition Collection Accounts) free and clear of any Adverse Claim, other than Permitted Encumbrances. Comdata Receivables Inc. owns and has good and marketable title to each Transition Collection Account described in clause (i) of the definition thereof free and clear of any Adverse Claim, other than Permitted Encumbrances and the rights and interests of the Interim Collection Account Administrative Agent contemplated by the Interim Collection Account Administration Agreement. Pacific Pride Services, LLC owns and has good and marketable title to each Transition Collection Account described in clause (ii) of the definition thereof free and clear of any Adverse Claim, other than Permitted Encumbrances.

(iii) Perfection. The Seller has delivered to the Administrator a fully executed Collection Account Agreement relating to each Collection Account (other than Transition Collection Accounts), pursuant to which each applicable Collection Account Bank, respectively, has agreed, following the occurrence and continuation of a Termination Event, to comply with all instructions originated by the Administrator (on behalf of the Purchasers) directing the disposition of funds in such Collection Account without further consent by the Seller or the Servicer. The Seller has delivered to the Administrator a fully executed Interim Collection Account Agreement relating to each Transition Collection Account described in clause (i) of the definition thereof, pursuant to which each applicable Collection Account Bank, respectively, has agreed, following the

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occurrence and continuation of a Termination Event, to comply with all instructions originated by the Interim Collection Account Administrative Agent directing the disposition of funds in such Collection Account without further consent by Comdata Receivables Inc.

(c) Priority.

(i) Other than the transfer of the Receivables to Comdata Inc., the Seller and the Administrator under the Sub-Originator Sale Agreement, the Sale Agreement and this Agreement, respectively, and/or the security interest granted to Comdata Inc., the Seller and the Administrator pursuant to the Sub-Originator Sale Agreement, the Sale Agreement and this Agreement, respectively, none of the Seller, any Originator or any Sub-Originator has pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables transferred or purported to be transferred under the Transaction Documents, the Collection Accounts or any subaccount thereof, except for any such pledge, grant or other conveyance which has been released or terminated and except for Permitted Encumbrances. None of the Seller, any Originator or any Sub-Originator has authorized the filing of, or is aware of any financing statements against the Seller, such Originator or such Sub-Originator that include a description of Receivables transferred or purported to be transferred under the Transaction Documents, the Collection Accounts or any subaccount thereof, other than any financing statement (i) relating to the sale thereof (A) by such Originator to the Seller under the Sale Agreement or (B) by such Sub-Originator to Comdata Inc. under the Sub-Originator Sale Agreement, (ii) relating to the security interest granted to the Administrator under this Agreement, or (iii) that has been released or terminated.

(ii) The Seller is not aware of any judgment, ERISA or tax lien filings against either the Seller, the Servicer, any Originator or any Sub-Originator, other than such judgment, ERISA or tax lien filing that (A) has not been outstanding for greater than 30 days from the earlier of such Person’s knowledge or notice thereof, (B) is less than $250,000 (or, solely with respect to the Seller, $15,325) and (c) does not otherwise give rise to a Termination Event under clause (k) of Exhibit V hereto.

(iii) The Collection Accounts are not in the name of any Person other than (x) the Seller or the Administrator, (y) with respect to the Transition Collection Accounts described in clause (i) of the definition thereof, Comdata Receivables Inc. and (z) with respect to the Transition Accounts described in clause (ii) of the definition thereof, Pacific Pride Services, LLC. The Transition Collection Accounts described in clause (i) of the definition thereof are not in the name of any person other than the Seller, the Administrator, Comdata Receivables Inc. or the Interim Collection Account Administrative Agent. Neither the Seller, Comdata Receivables Inc., Pacific Pride Services, LLC nor the Servicer has consented to any bank maintaining any Collection Account to comply with instructions of any Person other than (x) the Administrator or (y) with respect to Transition Collection Accounts described in clause (i) of the definition thereof, the Interim Collection Account Administrative Agent.

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(d) Survival of Supplemental Representations. Notwithstanding any other provision of this Agreement or any other Transaction Document, the representations contained in this Section shall be continuing, and remain in full force and effect until such time as the Purchased Interest and all other obligations under this Agreement have been finally and fully paid and performed.

(e) No Waiver. To the extent required pursuant to the securitization program of any Conduit Purchaser, the parties to this Agreement: (i) shall not, without obtaining a confirmation of the then-current rating of the Notes, waive any of the representations set forth in this Section; (ii) shall provide the Ratings Agencies with prompt written notice of any breach of any representations set forth in this Section, and shall not, without obtaining a confirmation of the then-current rating of the Notes (as determined after any adjustment or withdrawal of the ratings following notice of such breach) waive a breach of any of the representations set forth in this Section.

(f) Servicer to Maintain Perfection and Priority. In order to evidence the interests of the Administrator under this Agreement, the Servicer shall, from time to time take such action, or execute and deliver such instruments as may be necessary (including, without limitation, such actions as are reasonably requested by the Administrator or any Purchaser Agent) to maintain and perfect, as a first-priority interest, the Administrator’s security interest in the Receivables, Related Security and Collections. The Servicer shall, from time to time and within the time limits established by law, prepare and present to the Administrator for the Administrator’s authorization and approval, all financing statements, amendments, continuations or initial financing statements in lieu of a continuation statement, or other filings necessary to continue, maintain and perfect the Administrator’s security interest as a first-priority interest. The Administrator’s approval of such filings shall authorize the Servicer to file such financing statements under the UCC without the signature of the Seller, any Originator, any Sub-Originator or the Administrator where allowed by applicable law. Notwithstanding anything else in the Transaction Documents to the contrary, the Servicer shall not have any authority to file a termination, partial termination, release, partial release, or any amendment that deletes the name of a debtor or excludes collateral of any such financing statements, without the prior written consent of the Administrator and each Purchaser Agent.

4. Reaffirmation of Representations and Warranties. On the date of each Purchase and/or Reinvestment hereunder, and on the date each Monthly Information Package, Weekly Information Package or other report is delivered to the Administrator, any Purchaser Agent or any Purchaser hereunder, the Seller and the Servicer, by accepting the proceeds of such Purchase or Reinvestment and/or the provision of such information or report, shall each be deemed to have certified that (i) all representations and warranties of the Seller and the Servicer, as applicable, described in this Exhibit III, as from time to time amended in accordance with the terms hereof, are correct on and as of such day as though made on and as of such day, except for

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representations and warranties which apply as to an earlier date (in which case such representations and warranties shall be true and correct as of such date), and (ii) no event has occurred or is continuing, or would result from any such Purchase, which constitutes a Termination Event or an Unmatured Termination Event.

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EXHIBIT IV

COVENANTS

1. Covenants of the Seller. At all times from the date hereof until the latest of the Facility Termination Date, the date on which no Capital of or Discount in respect of the Purchased Interest shall be outstanding, or the date all other amounts owed by the Seller under this Agreement to any Purchaser, Purchaser Agent, the Administrator and any other Indemnified Party or Affected Person shall be paid in full:

(a) Financial Reporting. The Seller will maintain a system of accounting established and administered in accordance with generally accepted accounting principles as in effect in the appropriate jurisdiction, and the Seller (or the Servicer on its behalf) shall furnish to the Administrator and each Purchaser Agent:

(i) Annual Reporting. Promptly upon completion and in no event later than 90 days after the close of each fiscal year of the Seller, annual unaudited financial statements of the Seller certified by a designated financial or other officer of the Seller.

(ii) Monthly Information Packages; Weekly Information Packages. (A) As soon as available and in any event not later the 25th day of each calendar month (or, if such day is not a Business Day, on the following Business Day), a Monthly Information Package as of the most recently completed calendar month; and (B) on each Wednesday of each week (or, if such day is not a Business Day, on the following Business Day), a Weekly Information Package reflective of the Receivables Pool as of the end of business on the most recent Weekly Cutoff Date.

(iii) Other Information. Such other information (including non-financial information) as the Administrator or any Purchaser Agent may from time to time reasonably request.

(b) Notices. The Seller will notify the Administrator and each Purchaser Agent in writing of any of the following events promptly upon (but in no event later than three Business Days after) a financial or other officer learning of the occurrence thereof, with such notice describing the same, and if applicable, the steps being taken by the Person(s) affected with respect thereto:

(i) Notice of Termination Events or Unmatured Termination Events. A statement of the chief financial officer or chief accounting officer of the Seller setting forth details of any Termination Event or Unmatured Termination Event and the action which the Seller proposes to take with respect thereto.

(ii) Representations and Warranties. The failure of any representation or warranty to be true (when made or at any time thereafter) with respect to the Receivables included in the Receivables Pool.

(iii) Litigation. The institution of any litigation, arbitration proceeding or governmental proceeding which may have a Material Adverse Effect.

(iv) Adverse Claim. (A) Any Person shall obtain an Adverse Claim (other than a Permitted Encumbrance) upon the Pool Receivables or Collections with respect thereto, (B) any Person other than the Seller, the Servicer or the Administrator (or, in the case of Collection Accounts subject to the Interim Collection Account Administration Agreement, Comdata Receivables Inc. or the Interim Collection Account Administrative Agent) shall obtain any rights or direct any action with respect to any Collection Account (or related Lock-Box) or (C) any Obligor shall receive any change in payment instructions with respect to Pool Receivable(s) from a Person other than the Servicer or the Administrator.

(v) ERISA and Other Claims. Promptly after the filing or receiving thereof, copies of all reports and notices that the Seller or any ERISA Affiliate files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or that the Seller or any Affiliate receives from any of the foregoing or from any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) to which the Seller or any of its Affiliates is or was, within the preceding five years, a contributing employer, in each case in respect of any Reportable Event (as defined in ERISA) that could, in the aggregate, result in the imposition of liability on the Seller and/or any such Affiliate.

(c) Conduct of Business. The Seller will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and will do all things necessary to remain duly organized, validly existing and in good standing as a domestic organization in its jurisdiction of organization and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

(d) Compliance with Laws. The Seller will comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject.

(e) Furnishing of Information and Inspection of Receivables. The Seller will furnish to the Administrator and each Purchaser Agent from time to time such information with respect to the Pool Receivables as the Administrator or such Purchaser Agent may reasonably request. The Seller will, at the Seller’s expense, during regular business hours with prior written notice (i) so long as no Termination Event has occurred, not more than once during each fiscal quarter, permit the Administrator or any Purchaser Agent, or their respective agents or representatives, (A) to examine and make copies of and abstracts from all books and records relating to the Pool Receivables or other Pool Assets and (B) to visit the offices and properties of the Seller for the purpose of examining such books and records, and to discuss matters relating to the Pool Receivables, other Pool Assets or the Seller’s performance hereunder or under the other Transaction Documents to which it is a party with any of the officers, directors, employees or independent public accountants of the Seller (provided that representatives of the Seller are present during such discussions) having knowledge of such matters and (ii) without limiting the provisions of clause (i) above, during regular business hours, at the Seller’s expense, upon reasonable prior written notice from the Administrator and the Purchaser Agents, permit certified public accountants or other auditors acceptable to the Administrator to conduct a review of its books and records with respect to the Pool Receivables; provided, that Seller shall only be responsible for the expenses incurred in connection with one (1) review for any calendar year pursuant to this clause (ii), so long as no Termination Event has occurred.

(f) Payments on Receivables, Accounts. The Seller will, and will cause each Originator, each Sub-Originator and the Servicer to, at all times instruct all Obligors to deliver (or cause such Obligor to authorize the Servicer or the applicable Originator or Sub-Originator to debit such Obligor’s account and remit on such Obligor’s behalf) payments on the Pool Receivables billed or invoiced after December 14, 2014 to a Collection Account. If any such payments or other Collections are received (including pursuant to the above proviso) by the Seller, an Originator, a Sub-Originator or the Servicer, it shall hold such payments in trust for the benefit of the Administrator and the Purchasers and promptly (but in any event within two Business Days after receipt) remit such funds into an Eligible Collection Account. The Seller will cause each Collection Account Bank to comply with the terms of each applicable Collection Account Agreement. The Seller will not permit funds other than Collections on Pool Receivables and other Pool Assets to be deposited into any Collection Account. If such funds are nevertheless deposited into any Collection Account, the Seller will promptly identify such funds for segregation. The Seller will not, and will not permit the Servicer, any Originator, any Sub-Originator or other Person to, commingle Collections or other funds to which the Administrator, any Purchaser Agent or any Purchaser is entitled with any other funds. The Seller shall only add, and shall only permit an Originator or Sub-Originator to add, a Collection Account Bank (or any related Lock-Box), or Collection Account to those listed on Schedule II to this Agreement, if the Administrator has received notice of such addition, a copy of any new Collection Account Agreement and an executed and acknowledged copy of a Collection Account Agreement in form and substance acceptable to the Administrator from any such new Collection Account Bank. The Seller shall only terminate a Collection Account Bank or close a Collection Account (or the related Lock-Box), upon 30 days’ advance notice to the Administrator.

(g) Sales, Liens, etc. Except as otherwise provided herein, the Seller will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim (other than Permitted Encumbrances) upon (including, without limitation, the filing of any financing statement) or with respect to, any Pool Receivable or other Pool Asset, or assign any right to receive income in respect thereof; provided, however, that,

(i) solely to the extent that BP, on any date, exercises its “Option” in accordance with the terms of, and as defined in, the BP Card Issuing and Operating Agreement, to purchase all BP Receivables (and the Related Security with respect thereto), on such date, the Seller shall sell to “New Issuer” (as defined therein) all such BP Receivables (and the Related Security with respect thereto) pursuant to the terms of the BP Card Issuing and Operating Agreement for an amount equal to the full purchase price (as described therein) with respect thereto, at such time, and the Seller shall, and shall cause BP to, pay such purchase price by depositing such amounts to a Collection Account. Upon evidence of receipt and deposit in such Collection Account of the full and complete payment by BP of the purchase price for such BP Receivables (and the Related Security with respect thereto), the Administrator, each Purchaser Agent and each Purchaser agrees (i) automatically and without any further consent or action to release all of their respective right, title and interest in, to and under each such BP Receivable (and the Related Security with respect thereto) which has been sold in accordance with the terms of this clause (g) and (ii) to take such action, or execute and deliver such instruments, at the sole expense of the Seller (including authorizing and filing UCC3 termination statements) as may be reasonably requested by the Seller (or the Servicer on its behalf) in order to release the Administrator’s security interest solely in such BP Receivables (and the Related Security with respect thereto) so sold; and

(ii) solely to the extent that Chevron, on any date, exercises its “Company Purchase Option” in accordance with the terms of, and as defined in, the Chevron Card Program Master Agreement, to purchase all Chevron Receivables (and the Related Security with respect thereto), on such date, the Seller shall sell to Chevron all such Chevron Receivables (and the Related Security with respect thereto) pursuant to the terms of the Chevron Card Program Master Agreement for an amount equal to the full purchase price (as described therein) with respect thereto, at such time, and the Seller shall, and shall cause Chevron to, pay such purchase price by depositing such amounts to a Collection Account. Upon evidence of receipt and deposit in such Collection Account of the full and complete payment by Chevron of the purchase price for such Chevron Receivables (and the Related Security with respect thereto), the Administrator, each Purchaser Agent and each Purchaser agrees (i) automatically and without any further consent or action to release all of their respective right, title and interest in, to and under each such Chevron Receivable (and the Related Security with respect thereto) which has been sold in accordance with the terms of this clause (g) and (ii) to take such action, or execute and deliver such instruments, at the sole expense of the Seller (including authorizing and filing UCC3 termination statements) as may be reasonably requested by the Seller (or the Servicer on its behalf) or Chevron in order to release the Administrator’s security interest solely in such Chevron Receivables (and the Related Security with respect thereto) so sold.

(h) Extension or Amendment of Pool Receivables. Except as otherwise permitted in Section 4.2 of this Agreement, the Seller will not extend, amend or otherwise modify the terms of any Pool Receivable, or amend, modify or waive any term or condition of any Contract related thereto, without the prior written consent of the Administrator and the Majority Purchaser Agents. The Seller shall at its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, and timely and fully comply in all material respects with the Credit and Collection Policy with regard to each Receivable and the related Contract.

(i) Change in Business. The Seller will not (i) make any change in the character of its business, which change would impair the collectibility of any Pool Receivable or (ii) make any change in any Credit and Collection Policy that would reasonably be expected to materially adversely affect the collectibility of the Pool Receivables, the enforceability of any related Contract or its ability to perform its obligations under the related Contract or the Transaction Documents, in the case of either (i) or (ii) above, without the prior written consent of the Administrator and each Purchaser Agent. The Seller shall not make any written change in any Credit and Collection Policy without giving prior written notice thereof to the Administrator and each Purchaser Agent.

(j) Fundamental Changes. The Seller shall not, without the prior written consent of the Administrator and the Majority Purchaser Agents, permit itself (i) to merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person or (ii) to be owned by any Person other than FleetCor and thereby cause FleetCor’s percentage of ownership or control of the Seller to be reduced. The Seller shall provide the Administrator and each Purchaser Agent with at least 30 days’ prior written notice before making any change in the Seller’s name or location or making any other change in the Seller’s identity or corporate structure that could impair or otherwise render any UCC financing statement filed in connection with this Agreement “seriously misleading” as such term (or similar term) is used in the applicable UCC; each notice to the Administrator and the Purchaser Agents pursuant to this sentence shall set forth the applicable change and the proposed effective date thereof. The Seller will also maintain and implement (or cause the Servicer to maintain and implement) administrative and operating procedures (including an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain (or cause the Servicer to keep and maintain) all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Pool Receivables (including records adequate to permit the daily identification of each Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).

(k) Change in Payment Instructions to Obligors. The Seller shall not (and shall cause the Originators and Sub-Originators not to) add to, replace or terminate any of the Collection Accounts (or any related Lock-Box) listed in Schedule II hereto or make any change in its (or their) instructions to the Obligors regarding payments to be made to the Collection Accounts (or any related Lock-Box), unless the Administrator and each Purchaser Agent shall have received (x) prior written notice of such addition, termination or change and (y) signed and acknowledged Collection Account Agreements with respect to such new Collection Accounts (or any related Lock-Box).

(l) Ownership Interest, Etc. The Seller shall (and shall cause the Servicer to), at its expense, take all action necessary or reasonably desirable to establish and maintain a valid and enforceable undivided percentage ownership or security interest, to the extent of the Purchased Interest, in the Pool Receivables, the Related Security and Collections with respect thereto, and a first priority perfected security interest in the Pool Assets, in each case free and clear of any Adverse Claim other than Permitted Encumbrances, in favor of the Administrator (on behalf of the Purchasers), including taking such action to perfect, protect or more fully evidence the interest of the Administrator (on behalf of the Purchasers) as the Administrator or any Purchaser Agent, may reasonably request.

(m) Certain Agreements. Without the prior written consent of the Administrator and the Majority Purchaser Agents, the Seller will not amend, modify, waive, revoke or terminate any Transaction Document to which it is a party or any provision of the Seller’s organizational documents which requires the consent of the “Independent Member” (as defined in the Seller’s operating agreement).

(n) Restricted Payments. (i) Except pursuant to clause (ii) below, the Seller will not: (A) purchase or redeem any shares of its capital stock, (B) declare or pay any dividend or set aside any funds for any such purpose, (C) prepay, purchase or redeem any Debt, (D) lend or advance any funds or (E) repay any loans or advances to, for or from any of its Affiliates (the amounts described in clauses (A) through (E) being referred to as “Restricted Payments”).

(ii) Subject to the limitations set forth in clause (iii) below, the Seller may make Restricted Payments so long as such Restricted Payments are made only in one or more of the following ways: (A) the Seller may make cash payments (including prepayments) on the Company Notes in accordance with their respective terms, and (B) if no amounts are then outstanding under any Company Note, the Seller may declare and pay dividends.

(iii) The Seller may make Restricted Payments only out of the funds, if any, it receives pursuant to Sections 1.4(b)(ii) and (iv) and 1.4(c) of this Agreement. Furthermore, the Seller shall not pay, make or declare: (A) any dividend if, after giving effect thereto, the Tangible Net Worth of the Seller would be less than the Required Capital Amount, or (B) any Restricted Payment (including any dividend) if, after giving effect thereto, any Termination Event or Unmatured Termination Event shall have occurred and be continuing.

(o) Other Business. The Seller will not: (i) engage in any business other than the transactions contemplated by the Transaction Documents, (ii) create, incur or permit to exist any Debt of any kind (or cause or permit to be issued for its account any letters of credit or bankers’ acceptances) other than pursuant to this Agreement or the Company Notes, or (iii) form any Subsidiary or make any investments in any other Person; provided, however, that the Seller shall be permitted to incur minimal obligations to the extent necessary for the day-to-day operations of the Seller (such as expenses for stationery, audits, maintenance of legal status, etc.).

(p) Use of Seller’s Share of Collections. The Seller shall apply the Seller’s Share of Collections to make payments in the following order of priority: (i) the payment of its expenses (including all obligations payable to the Purchasers, the Purchaser Agents and the Administrator under this Agreement and under the Purchaser Group Fee Letters), (ii) the payment of accrued and unpaid interest on the Company Note and (iii) other legal and valid corporate purposes.

(q) Tangible Net Worth. The Seller will not permit its Tangible Net Worth, at any time, to be less than the Required Capital Amount.

(r) Seller shall not become a Sanctioned Person. The Seller, either in its own right or through any third party, will not (a) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (b) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (c) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (d) use the proceeds of any Purchase under this Agreement to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law. The funds used to repay the Seller’s obligations under the Transaction Documents will not be derived from any unlawful activity. The Seller shall comply with all Anti-Terrorism Laws. The Seller shall promptly notify the Administrator in writing upon the occurrence of a Reportable Compliance Event.

(s) GEAC Accounting System. Without the express written consent of the Administrator, Seller will not change or otherwise modify (or permit or consent to any change or other modification of) the GEAC accounting system and GEAC accounting codes used in the definition of Comdata Receivable.

(t) Credit Risk Retention. The Seller shall cooperate with each Purchaser (including by providing such information and entering into or delivering such additional agreements or documents reasonably requested by such Purchaser or its Purchaser Agent) to the extent reasonably necessary to assure such Purchaser that the Originators retain credit risk in the amount and manner required by the Credit Risk Retention Rules and to permit such Purchaser to perform its due diligence and monitoring obligations (if any) under the Credit Risk Retention Rules.

2. Covenants of the Servicer. At all times from the date hereof until the latest of the Facility Termination Date, the date on which no Capital of or Discount in respect of the Purchased Interest shall be outstanding, or the date all other amounts owed by the Seller or the Servicer under this Agreement to any Purchaser, Purchaser Agent, the Administrator and any other Indemnified Party or Affected Person shall be paid in full:

(a) Financial Reporting. The Servicer will maintain a system of accounting established and administered in accordance with generally accepted accounting principles as in effect in the appropriate jurisdiction, and the Servicer shall furnish to the Administrator and each Purchaser Agent:

(i) Annual Reporting. Promptly upon completion and in no event later than 90 days after the close of each fiscal year of Holdings, annual audited financial statements of Holdings and its consolidated subsidiaries certified by independent certified public accountants selected by Holdings but reasonably acceptable to the Administrator and each such Purchaser Agent (without a “going concern” or like qualification or exception), prepared in accordance with generally accepted accounting principles, including consolidated balance sheets as of the end of such period, consolidated statements of income, related profit and loss and reconciliation of surplus statements, and a statement of changes in financial position.

(ii) Quarterly Reporting. Promptly upon completion and in no event later than 45 days after the close of each financial quarter of Holdings, unaudited financial statements of Holdings certified by a designated financial officer of Holdings prepared in accordance with generally accepted accounting principles, including consolidated balance sheets of Holdings as of the end of such period and related profit and loss and reconciliation of surplus statements.

(iii) Compliance Certificates. Together with the annual report required above, a compliance certificate in form and substance reasonably acceptable to the Administrator and each Purchaser Agent signed by its chief financial officer or treasurer solely in their capacities as officers of the Servicer stating that no Termination Event or Unmatured Termination Event exists, or if any Termination Event or Unmatured Termination Event exists, stating the nature and status thereof.

(iv) Monthly Information Packages; Weekly Information Packages. (A) As soon as available and in any event not later than the 25th day of each month (or, if such day is not a Business Day, on the following Business Day), a Monthly Information Package as of the most recently completed calendar month; and (B) on each Wednesday of each week (or, if such day is not a Business Day, on the following Business Day), a Weekly Information Package reflective of the Receivables Pool as of the end of business on the most recent Weekly Cutoff Date.

(v) Other Information. Such other information (including non-financial information) as the Administrator or any Purchaser Agent may from time to time reasonably request.

(b) Notices. The Servicer will notify the Administrator and each Purchaser Agent in writing of any of the following events promptly upon (but in no event later than three Business Days after) a financial or other officer learning of the occurrence thereof, with such notice describing the same, and if applicable, the steps being taken by the Person(s) affected with respect thereto:

(i) Notice of Termination Events or Unmatured Termination Events. A statement of the chief financial officer or chief accounting officer of the Servicer setting forth details of any Termination Event or Unmatured Termination Event and the action which the Servicer proposes to take with respect thereto.

(ii) Representations and Warranties. The failure of any representation or warranty to be true (when made or at any time thereafter) with respect to the Pool Receivables.

(iii) Litigation. The institution of any litigation, arbitration proceeding or governmental proceeding which would reasonably be expected to have a Material Adverse Effect.

(iv) Adverse Claim. (A) Any Person shall obtain an Adverse Claim (other than a Permitted Encumbrance) upon the Pool Receivables or Collections with respect thereto, (B) any Person other than the Seller, the Servicer or the Administrator shall obtain any rights or direct any action with respect to any Collection Account (or related Lock-Box) or (C) any Obligor shall receive any change in payment instructions with respect to Pool Receivable(s) from a Person other than the Servicer or the Administrator.

(c) Conduct of Business. The Servicer will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and will do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted if the failure to have such authority would reasonably be expected to have a Material Adverse Effect.

(d) Compliance with Laws. The Servicer will comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject if the failure to comply would reasonably be expected to have a Material Adverse Effect.

(e) Furnishing of Information and Inspection of Receivables. The Servicer will furnish to the Administrator and each Purchaser Agent from time to time such information with respect to the Pool Receivables as the Administrator or such Purchaser Agent may reasonably request. The Servicer will, at the Servicer’s expense, during regular business hours with prior written notice (i) so long as no Termination Event has occurred, not more than once during each fiscal quarter, permit the Administrator or any Purchaser Agent, or their respective agents or representatives, (A) to examine and make copies of and abstracts from all books and records relating to the Pool Receivables or other Pool Assets and (B) to visit the offices and properties of the Servicer for the purpose of examining such books and records, and to discuss matters relating to the Pool Receivables, other Pool Assets or the Servicer’s performance hereunder or under the other Transaction Documents to which it is a party with any of the officers, directors, employees or independent public accountants of the Servicer (provided that representatives of the Servicer are present during such discussions) having knowledge of such matters and (ii) without limiting the provisions of clause (i) above, during regular business hours, at the Servicer’s expense, upon reasonable prior written notice from the Administrator, permit certified public accountants or other auditors acceptable to the Administrator and the Purchaser Agents to conduct, a review of its books and records with respect to the Pool Receivables; provided, that Servicer shall only be responsible for the expenses incurred in connection with one (1) review for any calendar year pursuant to this clause (ii), so long as no Termination Event has occurred.

(f) Payments on Receivables, Accounts. The Servicer will at all times instruct all Obligors (or cause such Obligor to authorize the Servicer or the applicable Originator or Sub-Originator to debit such Obligor’s account and remit on such Obligor’s behalf) to deliver payments on the Pool Receivables billed or invoiced after December 14, 2014 to a Collection Account. If any such payments or other Collections are received by the Servicer, it shall hold such payments in trust for the benefit of the Administrator and the Purchasers and promptly (but in any event within two Business Days after receipt) remit such funds into an Eligible Collection Account. The Servicer will cause each Collection Account Bank to comply with the terms of each applicable Collection Account Agreement. The Servicer will not permit the funds other than Collections on Pool Receivables and other Pool Assets to be deposited into any Collection Account. If such funds are nevertheless deposited into any Collection Account, the Servicer will promptly identify such funds for segregation. The Servicer will not commingle Collections or other funds to which the Administrator, any Purchaser Agent or any Purchaser is entitled with any other funds. The Servicer shall only add a Collection Account Bank (or the related Lock-Box) or Collection Account to those listed on Schedule II to this Agreement, if the Administrator has received notice of such addition, a copy of any new Collection Account Agreement and an executed and acknowledged copy of a Collection Account Agreement in form and substance acceptable to the Administrator from any such new Collection Account Bank. The Servicer shall only terminate a Collection Account Bank or close a Collection Account (or the related Lock-Box), upon 30 days’ advance notice to the Administrator.

(g) Extension or Amendment of Pool Receivables. Except as otherwise permitted in Section 4.2 of this Agreement, the Servicer will not extend, amend or otherwise modify the terms of any Pool Receivable, or amend, modify or waive any term or condition of any Contract related thereto, without the prior written consent of the Administrator and the Majority Purchaser Agents. The Servicer shall at its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, and timely and fully comply in all material respects with the Credit and Collection Policy with regard to each Pool Receivable and the related Contract.

(h) Change in Business. The Servicer will not (i) make any change in the character of its business, which change would impair the collectibility of any Pool Receivable or (ii) make any change in any Credit and Collection Policy that would reasonably be expected to materially adversely affect the collectibility of the Pool Receivables, the enforceability of any related Contract or its ability to perform its obligations under the related Contract or the Transaction Documents, in the case of either (i) or (ii) above, without the prior written consent of the Administrator and each Purchaser Agent. The Servicer shall not make any written change in any Credit and Collection Policy without giving prior written notice thereof to the Administrator and each Purchaser Agent.

(i) Records. The Servicer will maintain and implement administrative and operating procedures (including an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Pool Receivables (including records adequate to permit the daily identification of each Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).

(j) Change in Payment Instructions to Obligors. The Servicer shall not add to, replace or terminate any of the Collection Accounts (or any related Lock-Boxes) listed in Schedule II hereto or make any change in its instructions to the Obligors regarding payments to be made to the Collection Accounts (or any related Lock-Box), unless the Administrator and each Purchaser Agent shall have received (x) prior written notice of such addition, termination or change and (y) signed and acknowledged Collection Account Agreements with respect to such new Collection Accounts (or any related Lock-Boxes).

(k) Ownership Interest, Etc. The Servicer shall, at its expense, take all action necessary or reasonably desirable to establish and maintain a valid and enforceable undivided percentage ownership or security interest, to the extent of the Purchased Interest, in the Pool Receivables, the Related Security and Collections with respect thereto, and a first priority perfected security interest in the Pool Assets, in each case free and clear of any Adverse Claim other than Permitted Encumbrances, in favor of the Administrator (on behalf of the Purchasers), including taking such action to perfect, protect or more fully evidence the interest of the Administrator (on behalf of the Purchasers) as the Administrator or any Purchaser Agent, may reasonably request.

(l) Servicer shall not become a Sanctioned Person. The Servicer, either in its own right or through any third party, will not (a) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (b) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (c) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (d) use the proceeds of any Purchase under this Agreement to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law. The funds used to repay the Servicer’s obligations under the Transaction Documents will not be derived from any unlawful activity. The Servicer shall comply with all Anti-Terrorism Laws. The Servicer shall promptly notify the Administrator in writing upon the occurrence of a Reportable Compliance Event.

(m) Certain Agreements. Without the prior written consent of the Administrator, FleetCor will not amend, modify, waive or supplement any provision of the Chevron Card Program Master Agreement or any document executed and delivered in connection therewith in a manner that adversely affects, directly or indirectly, FleetCor’s rights or remedies or Chevron’s obligations, as the case may be, under Sections 13.01(g), 13.07(a), 13.22, 13.27 or 16.06 of the Chevron Card Program Master Agreement.

(n) GEAC Accounting System. Without the express written consent of the Administrator, FleetCor will not change or otherwise modify (or permit or consent to any change or other modification of) the GEAC accounting system and GEAC accounting codes used in the definition of Comdata Receivable.

(o) Credit Risk Retention. The Servicer shall, and shall cause each Originator to, cooperate with each Purchaser (including by providing such information and entering into or delivering such additional agreements or documents reasonably requested by such Purchaser or its Purchaser Agent) to the extent reasonably necessary to assure such Purchaser that the Originators retain credit risk in the amount and manner required by the Credit Risk Retention Rules and to permit such Purchaser to perform its due diligence and monitoring obligations (if any) under the Credit Risk Retention Rules.

3. Separate Existence. Each of the Seller and the Servicer hereby acknowledges that the Purchasers and the Administrator are entering into the transactions contemplated by this Agreement and the other Transaction Documents in reliance upon the Seller’s identity as a legal entity separate from Holdings, FleetCor, the Originators, the Sub-Originators and their respective Affiliates. Therefore, from and after the date hereof, each of the Seller and the Servicer shall take all steps specifically required by this Agreement or reasonably required by the Administrator or any Purchaser Agent to continue the Seller’s identity as a separate legal entity and to make it apparent to third Persons that the Seller is an entity with assets and liabilities distinct from those of Holdings, FleetCor, any Originator, any Sub-Originator and any other Person, and is not a division of Holdings, FleetCor, any Originator, any Sub-Originator or any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, each of the Seller and the Servicer shall take such actions as shall be required in order that:

(a) The Seller will be a limited liability company whose primary activities are restricted in its operating agreement to: (i) purchasing or otherwise acquiring from the Originators or Sub-Originators, owning, holding, granting security interests or selling interests in Pool Assets, (ii) entering into agreements for the selling and servicing of the Receivables Pool, and (iii) conducting such other activities as it deems necessary or appropriate to carry out its primary activities;

(b) The Seller shall not engage in any business or activity, or incur any indebtedness or liability (including, without limitation, any assumption or guaranty of any obligation of Holdings, FleetCor, any Originator, any Sub-Originator or any Affiliate thereof), other than as expressly permitted by the Transaction Documents;

(c) (i) Not less than one member of the Seller’s Board of Directors (the “Independent Director”) shall be a natural person (A) who is not at the time of initial appointment and has not been at any time during the five (5) years preceding such appointment: (1) an equityholder, director (other than the Independent Director), officer, employee, member, manager, attorney or partner of Holdings, FleetCor, Seller or any of their Affiliates; (2) a customer of, supplier to or other person who derives more than 1% of its purchases or revenues from its activities with Holdings, FleetCor, Seller or any of their Affiliates; (3) a person or other entity controlling, controlled by or under common control with any such equity holder, partner, member, manager customer, supplier or other person; or (4) a member of the immediate family of any such equity holder, director, officer, employee, member, manager, partner, customer, supplier or other person and (B) who has (x) prior experience as an independent director for a corporation or an independent manager of a limited liability company whose charter documents required the unanimous consent of all independent director or independent managers thereof before such corporation could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (y) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities. Under this clause (c), the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise. (ii) The operating agreement of the Seller shall provide that: (A) the Seller’s Board of Directors shall not approve, or take any other action to cause the filing of, a voluntary bankruptcy petition with respect to the Seller unless the Independent Director shall approve the taking of such action in writing before the taking of such action, and (B) such provision and each other provision requiring the consent of the Independent Director cannot be amended without the prior written consent of the Independent Director;

(d) The Independent Director shall not at any time serve as a trustee in bankruptcy for the Seller, Holdings, FleetCor, any Originator, any Sub-Originator or any of their respective Affiliates;

(e) The Seller shall conduct its affairs strictly in accordance with its organizational documents and observe all necessary, appropriate and customary company formalities, including, but not limited to, holding all regular and special members’ and board of directors’ meetings appropriate to authorize all limited liability company action, keeping separate and accurate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts;

(f) Any employee, consultant or agent of the Seller will be compensated from the Seller’s funds for services provided to the Seller, and to the extent that Seller shares the same officers or other employees as Holdings, FleetCor or any Originator, any Sub-Originator (or any other Affiliate thereof), the salaries and expenses relating to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with such common officers and employees. The Seller will not engage any agents other than its attorneys, auditors and other professionals, and a servicer and any other agent contemplated by the Transaction Documents for the Receivables Pool, which servicer will be fully compensated for its services by payment of the Servicing Fee, and a manager, which manager will be fully compensated from the Seller’s funds;

(g) The Seller will contract with the Servicer to perform for the Seller all operations required on a daily basis to service the Receivables Pool. The Seller will pay the Servicer the Servicing Fee pursuant hereto. The Seller will not incur any material indirect or overhead expenses for items shared with Holdings, FleetCor, any Originator or any Sub-Originator (or any other Affiliate thereof) that are not reflected in the Servicing Fee. To the extent, if any, that the Seller (or any Affiliate thereof) shares items of expenses not reflected in the Servicing Fee or the manager’s fee, such as legal, auditing and other professional services, such expenses will be allocated to the extent practical on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to the actual use or the value of services rendered; it being understood that FleetCor, in its capacity as Servicer, shall pay all expenses relating to the preparation, negotiation, execution and delivery of the Transaction Documents, including legal, agency and other fees;

(h) The Seller’s operating expenses will not be paid by FleetCor, any Originator, any Sub-Originator or any Affiliate thereof;

(i) The Seller will have its own separate stationery;

(j) The Seller’s books and records will be maintained separately from those of FleetCor, each Originator, each Sub-Originator and any other Affiliate thereof and in a manner such that it will not be difficult or costly to segregate, ascertain or otherwise identify the assets and liabilities of Seller;

(k) All financial statements of Holdings, FleetCor, any Originator or any Sub-Originator or any Affiliate thereof that are consolidated to include Seller will disclose that (i) the Seller’s sole business consists of the purchase or acceptance through capital contributions of the Receivables and Related Rights from the Originators and the subsequent retransfer of or granting of a security interest in such Receivables and Related Rights to certain purchasers party to this Agreement, (ii) the Seller is a separate legal entity with its own separate creditors who will be entitled, upon its liquidation, to be satisfied out of the Seller’s assets prior to any assets or value in the Seller becoming available to the Seller’s equity holders and (iii) the assets of the Seller are not available to pay creditors of FleetCor, the Originators, the Sub-Originators or any other Affiliates of FleetCor, the Originators or the Sub-Originators;

(l) The Seller’s assets will be maintained in a manner that facilitates their identification and segregation from those of Holdings, FleetCor, the Originators, the Sub-Originators or any Affiliates thereof;

(m) The Seller will strictly observe corporate formalities in its dealings with Holdings, FleetCor, the Originators, the Sub-Originators or any Affiliates thereof, and funds or other assets of the Seller will not be commingled with those of Holdings, FleetCor, the Originators, the

Sub-Originators or any Affiliates thereof except as permitted by this Agreement in connection with servicing the Pool Receivables. The Seller shall not maintain joint bank accounts or other depository accounts to which Holdings, FleetCor or any Affiliate thereof (other than FleetCor in its capacity as the Servicer) has independent access. The Seller is not named, and has not entered into any agreement to be named, directly or indirectly, as a direct or contingent beneficiary or loss payee on any insurance policy with respect to any loss relating to the property of Holdings, FleetCor, the Originators, the Sub-Originators or any Subsidiaries or other Affiliates thereof. The Seller will pay to the appropriate Affiliate the marginal increase or, in the absence of such increase, the market amount of its portion of the premium payable with respect to any insurance policy that covers the Seller and such Affiliate;

(n) The Seller will maintain arm’s-length relationships with Holdings, FleetCor, the Originators, the Sub-Originators (and any Affiliates thereof). Any Person that renders or otherwise furnishes services to the Seller will be compensated by the Seller at market rates for such services it renders or otherwise furnishes to the Seller. Neither the Seller on the one hand, nor FleetCor or any Originator, any Sub-Originator, on the other hand, will be or will hold itself out to be responsible for the debts of the other or the decisions or actions respecting the daily business and affairs of the other. The Seller, Holdings, FleetCor, the Originators and the Sub-Originators will immediately correct any known misrepresentation with respect to the foregoing, and they will not operate or purport to operate as an integrated single economic unit with respect to each other or in their dealing with any other entity;

(o) The Seller shall have a separate area from Holdings, FleetCor, each Originator and each Sub-Originator for its business (which may be located at the same address as such entities) and to the extent that any other such entity have offices in the same location, there shall be a fair and appropriate allocation of overhead costs between them, and each shall bear its fair share of such expenses; and

(p) To the extent not already covered in paragraphs (a) through (o) above, Seller shall comply and/or act in accordance with the provisions of Section 6.4 of the Sale Agreement.

EXHIBIT V

TERMINATION EVENTS

Each of the following shall be a “Termination Event”:

(a) (i) the Seller, FleetCor, any Originator, any Sub-Originator or the Servicer shall fail to perform or observe any term, covenant or agreement under this Agreement or any other Transaction Document and, except as otherwise provided herein, such failure shall continue for 30 days after the earlier of any such Person’s knowledge or notice thereof or (ii) the Seller or the Servicer shall fail to make when due any payment or deposit to be made by it under this Agreement or any other Transaction Document and such failure shall remain unremedied for 3 Business Days;

(b) FleetCor (or any Affiliate thereof) shall fail to transfer to any successor Servicer, when required, any rights pursuant to this Agreement that FleetCor (or such Affiliate) then has as Servicer;

(c) any representation or warranty made or deemed made by the Seller, the Servicer, any Originator, any Sub-Originator (or any of their respective officers) under or in connection with this Agreement or any other Transaction Document, or any information or report delivered by the Seller, the Servicer, any Originator or any Sub-Originator pursuant to this Agreement or any other Transaction Document, shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered;

(d) the Seller or the Servicer shall fail to deliver (i) any Monthly Information Package when due pursuant to this Agreement, and such failure shall remain unremedied for five Business Days after the earlier of such Person’s knowledge or notice thereof or (ii) any Weekly Information Package when due pursuant to this Agreement, and such failure shall remain unremedied for two Business Days after the earlier of such Person’s knowledge or notice thereof;

(e) this Agreement or any Purchase or Reinvestment pursuant to this Agreement shall for any reason: (i) cease to create, or the Purchased Interest shall for any reason cease to be, a valid and enforceable first priority perfected undivided percentage ownership or security interest to the extent of the Purchased Interest in each Pool Receivable, the Related Security and Collections with respect thereto, free and clear of any Adverse Claim, or (ii) cease to create with respect to the Pool Assets, or the interest of the Administrator (for the benefit of the Purchasers) with respect to such Pool Assets shall cease to be, a valid and enforceable first priority perfected security interest, free and clear of any Adverse Claim;

(f) the Seller, FleetCor, the Servicer, any Originator or any Sub-Originator shall generally not pay its debts as such debts become due, shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Seller, FleetCor, the Servicer, any Originator or any Sub-Originator seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Seller, FleetCor, the Servicer, any Originator or any Sub-Originator shall take any corporate action to authorize any of the actions set forth above in this paragraph;

(g) (i) the (A) Default Ratio shall exceed 2.50%, (B) Delinquency Ratio shall exceed 5.00%, (ii) the average for three consecutive calendar months of: (A) the Default Ratio shall exceed 2.00%, (B) the Delinquency Ratio shall exceed 4.00%, or (C) the Dilution Ratio shall exceed 2.00%, or (iii) Days’ Sales Outstanding exceeds 25 days;

(h) a Change in Control shall occur;

(i) the Purchased Interest shall exceed 100% for two (2) Business Days;

(j) (i) the Seller, FleetCor or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any of its Debt that is outstanding under the Credit Facility or that is outstanding in a principal amount of at least $10,000,000 (or, solely with respect to the Seller, $15,325) in the aggregate when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement, mortgage, indenture or instrument relating to such Debt (whether or not such failure shall have been waived under the related agreement); (ii) any other event shall occur or condition shall exist under any agreement, mortgage, indenture or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement (including, without limitation, the Credit Agreement), mortgage, indenture or instrument (whether or not such failure shall have been waived under the related agreement), if the effect of such event or condition is to give the applicable debtholders the right (whether acted upon or not) to accelerate the maturity of such Debt or to terminate the commitments of the lenders under such agreement, mortgage, indenture or instrument, or (iii) any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Debt shall be required to be made, in each case before the stated maturity thereof;

(k) either the Internal Revenue Service or the Pension Benefit Guaranty Corporation shall have filed one or more notices of lien asserting a claim or claims in an amount in excess of $250,000 (or, solely with respect to the Seller, $15,325) pursuant to the Internal Revenue Code, or ERISA, as applicable, against the assets of Seller, any Originator, any Sub-Originator, FleetCor or any ERISA Affiliate;

(l) Holdings or FleetCor shall fail to perform any of its obligations under the Performance Guaranty;

(m) the Servicer shall amend, modify, waive or supplement any provision of the Chevron Card Program Master Agreement or any document executed and delivered in connection therewith in a manner that adversely affects, directly or indirectly, Servicer’s rights or remedies or Chevron’s obligations, as the case may be, under Sections 13.01(g), 13.07(a), 13.22, 13.27 or 16.06 of the Chevron Card Program Master Agreement, without the prior written consent of the Administrator; or

(n) the Consolidated Leverage Ratio shall be greater than (i) 4.25 to 1.00 as of the end of any fiscal quarter of FleetCor ending on or prior to December 31, 2015; (ii) 4.00 to 1.00 as of the end of any fiscal quarter of FleetCor ending after December 31, 2016 but on or prior to December 31, 2016; (iii) 3.75 to 1.00 as of the end of any fiscal quarter of FleetCor ending after December 31, 2016 but on or prior to June 30, 2018, and (iv) 3.50 to 1.00 as of the end of any fiscal quarter of FleetCor ending after June 30, 2018.

SCHEDULE I

CREDIT AND COLLECTION POLICY

Schedule I-1

COMDATA NETWORK, INC.

CREDIT & COLLECTIONS POLICIES & PROCEDURES

Proprietary, MasterCard, Merchant Solutions, Branded Debit

VERSION: 17	PAGE 1
ORIGINAL POLICY DATE: 09/30/1999	REVISION DATE: 08/15/2014
SUBJECT: CREDIT & COLLECTIONS POLICIES AND PROCEDURES

..

Credit and Collections

Policies & Procedures

Proprietary, MasterCard, Merchant Solutions, Branded Debit

Property of

Comdata Network, Inc.

5301 Maryland Way

Brentwood, TN 37027

Schedule I-2

COMDATA NETWORK, INC. CREDIT & COLLECTIONS POLICIES & PROCEDURES Proprietary, MasterCard, Merchant Solutions, Branded Debit
VERSION: 17	PAGE 2
ORIGINAL POLICY DATE: 09/30/1999	REVISION DATE: 08/15/2014
SUBJECT: CREDIT & COLLECTIONS POLICIES AND PROCEDURES

Name of Change	Page/Section	Date of Change

Incremental Credit Approval	8.14	14-Jul-2005

Credit Limit Authorities	3.1	August 10, 2005

Second Tier Review	5.6	16-Aug-2005

Name Change Requirements	7.2	25-Oct-2005

Insufficient Funds/Collections/Claims Processes	9.4-9.10	24-Feb-2006

Credit Limit Authorities & D&B Ratings	3.1	31-Mar-2006

D&B Auto Approval Limits	5.2	2-May-2006

Tie Codes – added section	1.4	12-Jun-2006

Name Change Requirements	7.2-7.3	19-Feb-2007

Ownership Change Requirements

Tie Codes	1.4	10-Apr-2007

Guarantee of Past and Future Indebtedness	E5.1	16-Apr-2007

Undesirable Industries	1.2	13-Mar-2008

Minimum Credit Review Requirements – added comment regarding STAR database	6.1	5-Aug-2008

New Applicants – added comment regarding search of STAR database	1.1	5-Aug-2008

Complete Policy Review	Entire Policy	11-Sep-2009

New Account Verification	9	30-Dec-2009

Credit Limit Maintenance without Credit Authority	15	30-Dec-2009

Credit file Requirements	10	30-Dec-2009

Cash Deposit	50	30-Dec-2009

Cashier’s Check	54	30-Dec-2009

Q/A Department	15	May 11, 2010

New Applicant Verification	9-11	16-Jun-2010

Schedule I-3

COMDATA NETWORK, INC. CREDIT & COLLECTIONS POLICIES & PROCEDURES Proprietary, MasterCard, Merchant Solutions, Branded Debit
VERSION: 17	PAGE 3
ORIGINAL POLICY DATE: 09/30/1999	REVISION DATE: 08/15/2014
SUBJECT: CREDIT & COLLECTIONS POLICIES AND PROCEDURES

Canadian Matrices	20, 21	17-Feb-2011

Terms of Sale	13	17-Feb-2011

National Accounts – location add	9	17-Feb-2011

Undesirable Industries	35	17-Feb-2011

New Applicant Verification	9, 10	December 13, 2011

Undesirable Industries	40, 41	December 13, 2011

Prohibited Industries/Businesses	41	December 13, 2011

Updates to change title from Director Portfolio Risk Mgr to Manager	Various	January 18, 2012

Added On-Line Bill Pay as a new payment option	Various	January 18, 2012

Ownership Changes	48-49	January 18, 2012

Advance Policy	26-30	January 18, 2012

Advance Policy – changes to include 3k authority for 3rd shift and reference to on-line bill pay verification ID	26-30	March 15, 2012

Handling of Letters of Credit	51	April 23, 2012

New Applicant – AML/OFAC Verification	9-10	April 30, 2012

Consumer Bureau Report Score Auto Approval Matrix	20	June 1, 2012

Criteria Requiring Credit Analyst Review	22	June 1, 2012

Personal Guaranty	54	June 1, 2012

Added Credit Risk Grades		August 2012

Updated Credit Authority Matrix	15	September 2012

Updated Credit Authority Matrix	15	August 2013

Added Initial Customer Due Diligence (CDD) Procedures	9	July 2014

Updated Credit Authority Matrix	15	July 2014

Added Payment Method Policy	15	August 2014

Added Healthcare Credit Policy	18	August 2014

Schedule I-4

COMDATA NETWORK, INC. CREDIT & COLLECTIONS POLICIES & PROCEDURES Proprietary, MasterCard, Merchant Solutions, Branded Debit
VERSION: 17	PAGE 4
ORIGINAL POLICY DATE: 09/30/1999	REVISION DATE: 08/15/2014
SUBJECT: CREDIT & COLLECTIONS POLICIES AND PROCEDURES

Schedule I-5

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VERSION: 17	PAGE 5
ORIGINAL POLICY DATE: 09/30/1999	REVISION DATE: 08/15/2014
SUBJECT: CREDIT & COLLECTIONS POLICIES AND PROCEDURES

Canadian Credit Matrices	30
Canadian Commercial Equifax	30
Canadian Consumer Equifax	30
Criteria Requiring Credit Analyst Review	31
Comcash Account Credit Line Characteristics	32
Credit Grade Definitions	31
Automatic Credit Line Extension With Full Security	33

Section IV – Credit Line Management Procedures	34
Credit Line Adequacy	34
Credit Line and Delinquency	34
“Hard Hold” Early Notification	35
Temporary Credit Line Increases	23
Good Standing Definition	27

Section V – New Account Processing	40
Overview	40
Applicants	40
Minimum Credit Review Requirements	40
Credit Review Prerequisites	40
Bankruptcy Issues	40
Previous Comdata Experience	40
New Applicant Hard Hold Criteria	41
Small Business New Application Policy	41
Small Business Defined	41
Primary Risk Assessment Tool - CBR Score	41
Large Business New Application Policy	41
Large Business Defined	41
Primary Risk Assessment Tools	41
New Large Business	41
Established Large Business	41
Prospect File Content	42
Customer Agreement	42
Legal Structure Verification	42
Legal Name Verification	42
Authorized Signature Verification	42
Customer Application	42
Account Request Section	42
Customer Information Section	42
Key Personnel Section	43
Banking Reference Section	43
Signature Panel Section	43
SIW, Schedule A, and NAD Sheets	43
Financial Statements	44

Schedule I-6

COMDATA NETWORK, INC. CREDIT & COLLECTIONS POLICIES & PROCEDURES Proprietary, MasterCard, Merchant Solutions, Branded Debit
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ORIGINAL POLICY DATE: 09/30/1999	REVISION DATE: 08/15/2014
SUBJECT: CREDIT & COLLECTIONS POLICIES AND PROCEDURES

Credit Reports/References	45
Account Verification Consideration	45
Terms of Sale	45
Method of Remittance	45
Volume Projection	45
Previous Comdata Experience (Factors to Consider)	46
Data Validation Activities	46
Areas to Monitor	46
Validation Sources	46
Undesirable Industries	47
Procedural Handling of Applications	49
Data Entry	49
General Credit Review Activity	49
Large commercial Credit Review Activity	49
Small Commercial Credit Review Activity	50
Adverse Actions	51
Override Procedures	52
Branded Debit Procedures	53

Section VI – Existing Customer Management	54
Overview	54
Customer Management Issues	54
Review Frequency	54
Bankruptcy Issues	54
Existing Account Hard Hold Criteria	54
Temporary Credit Line Increase Requests	55
Name Change Requirements	55
Ownership Change Requirements	55
Procedural Handling of Reviews	56
Annual Reviews	56
File Preparation	56
Review Considerations	56
Customer Agreement	56
Financial Statements	57
Credit Reference Considerations	57
Security Considerations	57
Annual Reviews	58
Volume Reviews	59
File Preparation	59
Incremental Credit Review	60

Schedule I-7

COMDATA NETWORK, INC. CREDIT & COLLECTIONS POLICIES & PROCEDURES Proprietary, MasterCard, Merchant Solutions, Branded Debit
VERSION: 17	PAGE 7
ORIGINAL POLICY DATE: 09/30/1999	REVISION DATE: 08/15/2014
SUBJECT: CREDIT & COLLECTIONS POLICIES AND PROCEDURES

Section VII – Security Procedures	61
“Hard” Security	61
Irrevocable Bank Letters of Credit	61
Minimum Requirements	61
Characteristics	61
Maintenance Procedures	62
Bonds	62
Minimum Requirements	62
Characteristics	63
Maintenance Procedures	63
Cash Deposits	63
Minimum Requirements	63
Characteristics	64
Maintenance Procedures	64
“Soft” Security	64
Corporate Guaranty	64
Minimum Requirements	64
Characteristics	64
Maintenance Procedures	65
Personal Guaranty	65
Minimum Requirements	65
Characteristics	65
Maintenance Procedures	66
General Security Information	66

Section VIII – Collections Procedures	68
General	68
Terms of Sale	68
Methods of Remittance	69
Check	69
Cashier’s Check	69
ACH Debit	69
ACH Credit	69
EFT (Electronic Funds Transfer)	69
Bank Wire Transfer	69
Western Union Quick Collect	69
Telephone Transfer-Available to Canadian Customers	70
Manual Bank Deposit-Available to Canadian Customers	70
Speed Pay	70
Insufficient Funds Check Procedures	71
Service Interruption	73
Conditions for Service Interruption	73
Payment Terms	73
Claims Accounts	74
Claim Qualifications	74
Accounts Placed For Collection	74

Schedule I-8

COMDATA NETWORK, INC. CREDIT & COLLECTIONS POLICIES & PROCEDURES Proprietary, MasterCard, Merchant Solutions, Branded Debit
VERSION: 17	PAGE 8
ORIGINAL POLICY DATE: 09/30/1999	REVISION DATE: 08/15/2014
SUBJECT: CREDIT & COLLECTIONS POLICIES AND PROCEDURES

Charge Off Account Criteria	74
Service Interruption Procedures	75
Collector Responsibilities	75
Supervisor/Manager Responsibilities	75
Follow Up Process and Responsibilities	75
RCS Account Service Interruption Procedure	76
Collector Responsibilities	76
Follow Up Process and Responsibilities	76
Pre-Claims Procedures	76
Claims	77
Claim’s Responsibilities	77

Schedule I-9

COMDATA NETWORK, INC. CREDIT & COLLECTIONS POLICIES & PROCEDURES Proprietary, MasterCard, Merchant Solutions, Branded Debit
VERSION: 17	PAGE 9
ORIGINAL POLICY DATE: 09/30/1999	REVISION DATE: 08/15/2014
SUBJECT: CREDIT & COLLECTIONS POLICIES AND PROCEDURES

SECTION I – CREDIT & COLLECTIONS POLICY

General Policy Statement

Comdata provides an extensive portfolio of services to its customers resulting in the generation of a variety of Accounts Receivable managed by the Credit Department. The Credit Department shall protect and conserve these assets by establishing policy standards designed to meet the profitability, cash flow, and risk objectives of the Company.

It shall be the responsibility of the Credit Department to determine what constitutes credit policy standards. Credit personnel will adhere to these established policies in an effort to maximize profitable revenues while minimizing risk.

The Credit Department will apprise management of exposure related issues where a customer’s deteriorating financial condition places Comdata at substantial risk.

This policy shall supersede all previously stated credit policies and shall remain in effect until altered or revised. The company will maintain compliance with all applicable sections of the Equal Credit Opportunity Act. The company reserves the right to change this credit policy, including terms of sale, upon notice to customers.

New Applicant - AML/OFAC Verification

New account approval and set up shall be the responsibility of the Comdata Credit Department. The Comdata Credit Department receives new credit applications daily from the Sales Department in various manners; email, fax, through eCredit online application, hand delivery, or the Credit Department’s Credit Implementation Group picks up the credit application within the Sales Department. The Credit Implementation Group is responsible for ensuring that the credit application is properly completed prior to loading the new applicant into eCredit and delivering the credit application to the Credit Underwriting Group. If the credit application is incomplete, the credit application is rejected by the Credit Implementation Group and returned to the Sales Department. Completion of all owner information including social security number(s) and owner signature(s) is required for companies that are requesting a credit line and have been in business less than 4 years or annual sales are $5,000,000 or less.

Schedule I-10

COMDATA NETWORK, INC. CREDIT & COLLECTIONS POLICIES & PROCEDURES Proprietary, MasterCard, Merchant Solutions, Branded Debit
VERSION: 17	PAGE 10
ORIGINAL POLICY DATE: 09/30/1999	REVISION DATE: 08/15/2014
SUBJECT: CREDIT & COLLECTIONS POLICIES AND PROCEDURES

I.	Initial Customer Due Diligence (CDD) Procedures

1.	AML-OFAC Verification

a.	The Enterprise Risk & Compliance Department has assigned the new account approval and set up responsibilities to the Comdata Credit Department. The Comdata Credit Department receives new credit applications daily from the Sales Department in various manners; Apttus, ICD, or hardcopy. The Apttus and ICD software will only allow submission of the credit application into the eCredit system if all of the required fields have been completed.

b.	Credit Management is responsible for allocating the new credit requests within eCredit to each Credit Associate ensuring proper resources are allocated to process the new credit applications. The Comdata Credit Associates complete the following AML verification processes to ensure that the applicants are legitimate businesses applying for credit, to ensure that the applicants are not previous Comdata customers that still owe Comdata money, to ensure that the individuals or companies are not on Comdata’s watch list, and to ensure that the applicants are not on the OFAC list as individuals or companies that Comdata is prohibited to transact business with.

2.	The following general information shall be required of each prospective Customer:

a.	Legal Name and DBA. The exact legal name of the prospective Customer, any “Doing Business As” (“DBA”) or trade name used by the applicant in the conduct of its business.

b.	Address. The prospective Customer’s principal business (physical address; billing address if different from the physical address) address.

c.	Telephone Number. The prospective Customer’s principal telephone number.

d.	SIC Code/ Industry Type. The Standard Industrial Code, a four digit code, represents the industry the prospective customer is classified as being a part of.

e.	TIN. The prospective Customer’s taxpayer identification number (“TIN” or “SSN”) or numbers, if more than one TIN.

f.	Legal Business Entity Type - Type of business structure (i.e. Corporation; Sole Prop) of the prospective Customer and the number of years in business.

g.	Bank Reference. At least one current bank reference. For each bank listed, the prospective Customer should include as much of the following as possible: the bank’s name, the bank’s address, the account number(s) at the bank and the name and telephone number of a person to contact at the bank for further information. The bank reference is not required for a prospective Customer that is a company whose stock is publicly traded on a nationally recognized U.S. stock exchange or for a governmental entity.

h.	Owner Information. Depending on the type of entity, information regarding the individual owner(s) of the prospective Customer, including: name; home address (physical); telephone number; DOB; SSN or other TIN if a sole proprietorship is required.

II.	Customer Identification Program (CIP) & Verification

Comdata verifies Customers’ identities using both documentary and non-documentary methods. Depending on the type of entity and the size of the account, Comdata verifies Customers’ identities through third party sources, such

Schedule I-11

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SUBJECT: CREDIT & COLLECTIONS POLICIES AND PROCEDURES

as checking the Equifax Business Fraud Advisor Report. A score equal to or greater than 673 satisfies standard CIP requirements. A score of less than 673 will require an enhanced due diligence review which could include the following items: Secretary of State filings or Experian reports, and may require additional documentation from the prospective Customer.

III.	Recordkeeping

Comdata retains all identifying information collected about a prospective Customer for a period of at least five (5) years. Comdata also retains records of the methods and results of its verification processes, including the resolution of any discrepancies.

IV.	Verification of Cardholder Identity (this function is not performed by the Credit Department, but rather by the Risk & Compliance Department)

FinCEN’s Prepaid Access Rule imposes certain customer identification program (CIP) obligations on providers (and sellers) of prepaid access. Providers (and sellers) of prepaid access must establish procedures to verify the identity of a “person who obtains prepaid access” under a prepaid program which is not exempt, and to obtain identifying information concerning such a person, including name, date of birth, address and identification number. Providers of prepaid access must retain access to such identifying information for five (5) years after the last use of the prepaid access device or vehicle.

For nearly all of Comdata’s prepaid card programs, the “person who obtains prepaid access” is Comdata’s Customer. Comdata’s policies, procedures and controls with respect to the identification, verification and additional due diligence procedures for such Customers is described above. In limited circumstances, the person who “obtains prepaid access” is the cardholder (the “Cardholder”) as a result of a statutory contractual relationship with Comdata’s Customer (e.g. certain payroll card programs). With respect to these Cardholders and where the underlying prepaid program is not exempt, Comdata has established procedures for verification of the identity of a Cardholder and access to the information used to verify the identity of a Cardholder. Where required, Comdata requires its Customers to verify the identity of a Cardholder, to collect identifying information about Cardholders, and to maintain access to such information.

Additional Screening Procedures for Customers

V.	Prohibited Persons

The apparent legitimacy of each Customer shall be established by screening of names against established parameters. Comdata shall use the following sources of information and procedures to assist in the review of names of Customers and to ensure that no specific Customer is included in any group of prohibited persons under U.S. law or under Comdata’s policy.

•	OFAC. Federal statutes and regulations administered by the Treasury Department and OFAC generally prohibit Comdata, including its owners and employees, from entering into any business relationship or engaging in any business transaction with a person identified by OFAC as a prohibited person or with any country or representative of a country identified by OFAC as prohibited. Comdata shall screen all prospective Customers to ensure compliance with OFAC requirements by utilizing section 4 (Commercial Fraud Shield) which includes an examination of potential listings on the OFAC warning list as part of the Experian Premier Report or in scenarios where a business is NOT listed (i.e. brand new) on a Premier report, Comdata will utilize its Lexis Nexis OFAC services to conduct the OFAC screenings.

Schedule I-12

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SUBJECT: CREDIT & COLLECTIONS POLICIES AND PROCEDURES

A Credit Associate will search via a third party such as Lexis Nexis or the internet to conduct a reverse phone number lookup and Secretary of State search to ensure that: 1) the phone number, business name, and address correspond to the credit application; and 2) the applicant is listed as active and in good standing with the Secretary of State. If any physical address (business or owner) is a P.O. Box or includes a suite number or apartment number, a search for mail services in that zip code should be conducted via a third party internet phone book service (such as “411.com”). If the address is confirmed as a mail service, the application should be declined until a physical address is provided and verified as legitimate. If the applicant is a Transportation business, an active FMCSA listing is also acceptable in lieu of Secretary of State or phone verification. This is a pre-funding requirement and a copy of the phone, Secretary of State and/or FMCSA verification will be maintained in the credit file or eCredit Notes indefinitely.

If the Credit Associate is unable to verify the phone number or that the company is in good standing, the Credit Department will require the applicant to provide a Phone Bill (required for phone verification) or one of the following document copies to complete the business verification process: Business License; Articles of Incorporation; Partnership Agreement; Proof of Business Insurance; TIN Confirmation Receipt. If the reverse phone number search or phone bill received doesn’t match the business or owner name, and the business or owner address on the credit application, then the Credit Associate should inquire with the applicant or the Comdata sales team about the variance and either obtain their manager’s approval to proceed with the review process or reject the application. All manager overrides should be documented in eCredit (Notes or Decision Screen). This is a pre-funding requirement and the evidence will be maintained in the credit file or eCredit Notes indefinitely.

Names and social security numbers of all individuals listed on the credit application will be verified on a personal Credit Bureau Report, in Lexis Nexis, or another third-party fraud prevention tool. Any discrepancy in name, social security number, or return of fraud alerts or multiple social security numbers should be thoroughly investigated and the application may be denied.

The Credit Department will run a criminal background check on all Referral/Reseller and website MasterCard referral applications. At the Credit Analyst’s discretion, a criminal background check may be run on any applicant. Any positive return must be reviewed and considered before the application can be processed further.

Pre-funding Site Inspections are required on all new applicants with credit limits of $100,000 or higher. At $250K or higher, a Site Inspection must be conducted by a Comdata Associate. On credit limits between $100K and $250K, Site Inspections may be completed by a third party site survey company. This is a pre-funding requirement and proof of verification will be maintained in eCredit on the Decision Screen or in eCredit Notes.

Lastly, the Credit Department will conduct a search of the STAR database, which includes (1) a current OFAC download; (2) an internal Comdata list containing previous Comdata customers that were sent to Claims and may still owe Comdata money or attorney fees or may have been charged off; and (3) company principals for whom we’ve received information from other credit providers that have been identified as suspicious or fraud risks. If the applicant owners (individual sole proprietor, partners, members, or corporate officers), non-owner principals, and legal entity (sole proprietorship, partnership, LLC, or corporation) are not found in the STAR database, then the last step of verification is complete. Proof of verification is maintained in eCredit within the Decision. This is a pre-funding requirement.

None of the aforementioned steps are required if the existing customer is adding a location. In these cases, the Credit Department will simply add an additional location.

If the applicant owners (individual sole proprietor, partners, members, or corporate officers) or legal entity (sole proprietorship, partnership, LLC, or corporation) are found in the STAR database watch list, then the Associate must inquire with the Special Assets Recovery (Claims) Department to determine if the customer still owes

Schedule I-13

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VERSION: 17	PAGE 13
ORIGINAL POLICY DATE: 09/30/1999	REVISION DATE: 08/15/2014
SUBJECT: CREDIT & COLLECTIONS POLICIES AND PROCEDURES

Comdata money or legal fees. If so, the outstanding amounts must be paid in full before further consideration of the application may take place. If the applicant owners (individual sole proprietor, partners, members, or corporate officers) or legal entity ( sole proprietorship, partnership, LLC, or corporation) are found on the OFAC list, then the Credit Department must immediately cease work on the credit application without notifying the Sales Department or the Applicant and Credit must immediately contact the following Comdata associates:

•	Vice President of Credit

•	Senior Vice President of Credit & Collections

•	Vice President of Loss Prevention and Risk Services

•	SVP Legal

It is the responsibility of Comdata’s Loss Prevention and Risk Services Group to provide the Credit & Collections Department with guidance and contact the federal government when an applicant has been identified on the OFAC list.

Minimum Application Requirements

•	For products utilizing a customer agreement, applicants must sign a completed and approved current Customer Agreement.

•	For products utilizing a customer agreement, applicants must sign a completed and approved current credit application.

Hard Hold Criteria

•	Any account can be placed subject to an account specific credit limit. All exceptions must be approved by the Senior Vice President of Credit.

Credit Line Criteria

The determination of a credit line that adequately accommodates a client’s anticipated billing volume is dependent upon the following variables:

•	Anticipated Billing Dollar Volume

•	Method of Remittance

•	Payment Frequency

Generally speaking, credit lines will be based upon one of the matrices herein shown. In the event the credit line needed exceeds or does not fit within the matrix, then the credit line will be based upon stockholder’s equity as provided and shown in the financial statements supplied by the customer/applicant and will not exceed 15% of stockholder’s equity.

Schedule I-14

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VERSION: 17	PAGE 14
ORIGINAL POLICY DATE: 09/30/1999	REVISION DATE: 08/15/2014
SUBJECT: CREDIT & COLLECTIONS POLICIES AND PROCEDURES

Credit File Requirements

Credit files shall be maintained for all applicants regardless of whether the application for credit is approved or declined. Each file will contain the following:

Signed Customer Agreement

Signed application

Available Financial Information

Credit & Commercial Bureau reports are maintained electronically within eCredit

Schedule I-15

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VERSION: 17	PAGE 15
ORIGINAL POLICY DATE: 09/30/1999	REVISION DATE: 08/15/2014
SUBJECT: CREDIT & COLLECTIONS POLICIES AND PROCEDURES

Payment Method Policy

The Comdata Credit Department attempts to match customer need, Comdata profitability, and risk profile when a customer is approved for a specific payment type. Comdata recognizes the risk associated with the various types of customer payment, which is why the Credit Department must approve the payment type for each customer. Two types of decisions are generally made with respect to payments: 1) Decisions for new customers; and 2) Decisions for existing customers.

Decisions for New Customers

With the use of the on-line credit application, the applicant’s requested payment method is provided. However, when the Credit Analyst is considering a new customer for payment type and the customer’s desired method of payment is not yet known, the Analyst will make the assumption that the customer will pay with uncollected funds (Comdata-initiated ACH, EBP, or Check ) once per week. If in the Analyst’s determination the customer’s risk profile does not qualify them for such a payment method/schedule, the Analyst may put more restrictive conditions on the account such as “customer must pay via collected funds (wire or customer-initiated ACH)”. The assumption will be made by our Credit Implementations team that any credit approval issued by a Credit Analyst without specified payment instructions will be allowed for any Comdata payment method including up to two times per week Comdata-initiated ACH. Any request that has been approved by an Analyst with an undefined payment method and comes back from sales/customer requesting more than twice a week Comdata-initiated ACH must be re-approved by a Credit Analyst or credit management personnel.

Decisions for Existing Customers

The Credit Department also receives requests for existing customers to modify their payment method. Examples of this would include a customer that wants to change the method of payment from company check to wire, or a customer might want to have Comdata initiate an ACH from their account 3 times a week that is now one time a week. The Credit Analyst will evaluate these requests and make a business decision based on several factors, including but not limited to the customer’s history of timely payments, the company’s third party credit reports, and/or the company’s financial condition. It is possible that a request to change or modify current payment methods will be declined by an Analyst if it requires an excessive amount of risk to be taken by Comdata.

Payment Types/Methods – Collected Funds

Wire

Customer initiates payment by arranging an electronic transfer of funds from his bank account to that of Comdata. Generally, Comdata receives the wire transfer the same day of the transfer. Comdata considers wire transfers to be collected funds since the customer must have collected funds in their bank account in order to make a transfer.

Reverse Wire (also known as Comdata Draw Down or Comdata Draw Down/Reverse Wire)

Comdata has the ability to initiate a wire on behalf of the customer from their bank account. Payments made by reverse wire do not have any risk of return, and are considered collected funds when received. This is currently a manual process for Comdata, so a limited number of accounts will be approved for this payment method until automation has been developed. Due to the cost to Comdata and the manual nature of this process, Comdata credit management must approve payment via this method.

Schedule I-16

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SUBJECT: CREDIT & COLLECTIONS POLICIES AND PROCEDURES

Customer-initiated ACH (Cust ACH)

Payments made by a customer via an ACH initiated by that customer from their bank are considered collected funds. Although these payments do not have any risk of return, the customer does have the ability to initiate an ACH reversal through the originating bank by claiming the ACH was sent in error. In general banks will not accommodate these ACH reversal requests, and instances are extremely rare. As such payments by Cust ACH are considered collected funds.

Payment Types/Methods – Uncollected Funds

Comdata-initiated ACH (CDN ACH)

Comdata has the ability to initiate an ACH on behalf of the customer from their bank account. Comdata gives the customer credit for having sent this payment and credits their account before this payment actually clears, therefore Comdata considers this payment type as uncollected. Comdata has the ability to set customers up for CDN ACH anywhere from once per week to every day of the week, depending upon the product. This is the preferred payment method for customers that are approved to pay via uncollected funds with payment no more than twice per week.

Due to the additional risk Comdata assumes with multiple CDN ACH payments per week, the Credit Department has special guidelines for approving this payment type. Factors to be considered will include Comdata Risk Code, financial strength including cash balances, credit scores, Comdata payment history, etc. Any new credit limit or increase approved for a total of $20,000 – $49,999 with a payment method of Daily CDN ACH (5-7 times a week) must be approved by a Credit Supervisor or higher within the Credit Department. Any new credit limit or increase approved for a total of $50,000 – $100,000 with a payment method of Daily CDN ACH must be approved by a Director or higher within the Credit Department. Any new credit limit or increase approved for a total exceeding $100,000 with a payment method of Daily CDN ACH must be approved by the VP of Credit or SVP of Credit & Collections.

Electronic Bill Pay (EBP)

Payments made by a customer to Comdata via EBP do have a risk of return and are considered uncollected funds. This is accomplished through use of the web portal available through Comdata iConnect or by calling into Comdata Collections’ Inbound area. Because customers are restricted to payment of no more than the outstanding balance and/or no more than once per day, this somewhat reduces the risk of return exposure as compared to check. However there is still risk of return and this should be considered when evaluating payment via EBP.

Electronic Funds Transfer (EFT)

Comdata does not offer payment by EFT for new customers or existing customers that do not already have an account paying by EFT due to the cost to Comdata. Payment by EFT is considered uncollected funds. When Comdata receives a request for an account change associated with a customer that pays via EFT, this opportunity should be used to encourage a change to CDN ACH or EBP.

Check

Payments made by a customer via check are posted on the account when Comdata receives them and do have a risk of return. As such, payment by check is considered uncollected funds. Although very rare, customers do have the ability to send in multiple checks on the same day or send in multiple payments before their due date which creates the potential for multiple returns before Comdata is made aware of the first return. As such, the Credit Department will take this into account when approving payment via check.

Schedule I-17

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ORIGINAL POLICY DATE: 09/30/1999	REVISION DATE: 08/15/2014
SUBJECT: CREDIT & COLLECTIONS POLICIES AND PROCEDURES

Policy Exceptions

It is considered an exception to Comdata Credit Policy to grant any account payment set-up with a frequency of more than twice per week with payment via uncollected funds, where the credit limit being extended is $250,000 or more, and the customer/applicant has not been identified as a Risk Code 1. Exceptions to this must be approved by the SVP of Credit & Collections. Acceptable justification for making an exception to this requirement may include some combination of balance sheet cash balances significantly in excess of the proposed account limit, a large shareholders equity position, low balance sheet leverage, and a track record of consistent, superior earnings.

Existing Account Review Policies

Credit personnel are responsible for continually monitoring the credit-worthiness of existing customers in accordance with established policy and procedure. Existing account management policies are as follows:

•	Scheduled reviews will be conducted on all accounts with unsecured credit of $100,000 or more at least annually.

•	Reviews will be conducted on a routine basis as needed to address the adequacy of credit lines for billing volume changes.

Bankruptcy Issues

If an existing customer files Chapter 11 or 13 bankruptcy, the account is immediately suspended and transferred to claims. If the customer desires to continue using the account, at Comdata’s discretion, the customer can be allowed to continue the use of his existing Comdata account under a new contract with the debtor in possession on a pre-paid basis via collected funds only or under an assumption of the original contract,.

Prepayments

A Prepayment with uncollected funds is defined as a payment made to an account, which places the account in a credit balance. Prepayments put Comdata at an exposure over and above established credit limits. This exposure is not acceptable to Comdata. Therefore, prepayments will not be allowed unless they are a one time exposure approved by; an appropriate credit analyst, supervisor or director; or a collections supervisor, manager, director, or vice president. The only acceptable prepayments unless approved by the former are bank wires, customer initiated ACH, or Western Union Quick Collect.

Existing Account Hard Hold Criteria

All accounts can be placed subject to Hard Hold. All exceptions must be approved by the Senior Vice President of Credit.

Temporary Credit Line Increase Requests

Temporary credit line increases represent a service available to qualified Comdata clients to accommodate extraordinary non-routine volume related events. This service is not intended to be available for the routine/repetitive daily management of an account. It should be considered the “exception rather than the rule”.

Schedule I-18

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ORIGINAL POLICY DATE: 09/30/1999	REVISION DATE: 08/15/2014
SUBJECT: CREDIT & COLLECTIONS POLICIES AND PROCEDURES

Security

Security is required when the credit-worthiness of a prospect/customer is considered inadequate to establish an unsecured line of credit. Security may also be required when an applicant or existing customer declines to provide sufficient financial data needed to determine credit-worthiness. Security options are classified as “Hard” or “Soft”. The various types of “Hard” and “Soft” security are as follows:

“Hard” Security

•	Irrevocable/Standby Bank Letters of Credit

•	Surety Bonds

•	Cash Deposits

“Soft Security”

•	Corporate Guaranty

•	Personal Guaranty

Tie Codes

Associated accounts are “tie-coded” on the Credit L screen (AA screen) and in eCredit. The Manager of Portfolio Risk Management and Credit Desk associate process the requests for “tie-coding” and “untie-coding” accounts. The following criteria are used to determine if an account should be “tied”:

1.	The same company has multiple accounts.

2.	One set of financials supports the limits on multiple accounts.

3.	One piece of hard security supports the limits on multiple accounts.

4.	Multiple accounts that are subsidiaries of a common parent and the limits are based on the parent’s credit bureau rating.

5.	One corporate or personal guaranty supports the limits on multiple accounts.

Under the above scenarios, there should be ONE security comment on a “main” account in AA that states the GLOBAL credit limit and what it is based on. All other tied accounts should say “SEE XXXXX”. Schedule A’s should be prepared to match the security comment, and if possible should include a list of all tied accounts. eCredit should also be maintenanced so the ultimate account (“main” account) has all associated accounts (“parent” accounts) tied.

The analysts will provide specific instructions to the Credit Implementation Representatives on how the security comments should be written for any comment lines on any of the tied accounts that may need to be changed.

Schedule I-19

COMDATA NETWORK, INC. CREDIT & COLLECTIONS POLICIES & PROCEDURES Proprietary, MasterCard, Merchant Solutions, Branded Debit
VERSION: 17	PAGE 19
ORIGINAL POLICY DATE: 09/30/1999	REVISION DATE: 08/15/2014
SUBJECT: CREDIT & COLLECTIONS POLICIES AND PROCEDURES

Healthcare Credit Policy

This policy shall serve as an addendum to Comdata’s standard Credit Policy, and applies specifically to the underwriting of credit requests relating to Comdata’s VCAP product for the Healthcare Program. In general, there are two types of credit requests under the Healthcare Program, accounts for Plan Sponsors, and accounts for Third Party Administrators (TPAs). The Comdata Healthcare model was designed to primarily provide accounts to Plan Sponsors as it is generally understood that these tend to carry less risk for a number of reasons:

•	Many of these entail the use of Plan Assets or ERISA-regulated funds, and the perception exists that there is a higher probability that these funds are “protected” by a trust or escrow arrangement

•	Funds are generally non-discretionary in nature, meaning that ensuring the payment of these claims is a high priority for the Plan Sponsor (over typical operating expenses), rather than risk the stability/status of their healthcare program by withholding/bouncing claims payments

•	Limited risk of fraud since 3rd party (TPA) involvement in verifying/approving each claim as legitimate (TPA and Plan Sponsor would have to be in collusion to perpetrate fraud)

•	Comdata’s intention to diversify the risk in this portfolio over a large number of Plan Sponsor accounts

•	Comdata’s intention to build a reserve for this portfolio with which to off-set potential future losses

There are two Healthcare Program Funding Methods:

1.	Funding at Pre-Card Issuance (must be non-ERISA funds) – required to be pre-paid. Cannot use this funding method if utilizing ERISA funds since Comdata cannot lawfully take possession of ERISA funds prior to Card Authorization.

2.	Funding at Post-Card Authorization (may or may not be ERISA funds) – will be drafted daily by Comdata via Reverse-wire or Comdata-initiated ACH and requires a credit limit.

In general, it is understood that obtaining additional information for Plan Sponsors (in addition to the standard Plan Sponsor Enrollment and Authorization Form) will be difficult since Comdata is “twice removed” from the Plan Sponsor, who may or may not understand who Comdata is. As a result of the reduced risk as articulated above, and the fact that Comdata is twice-removed, before requesting additional information from the Plan Sponsor every attempt will be made by the Credit Department to get comfortable with the appropriate credit limit to facilitate the Plan Sponsor’s claims volume based on: 1) third party credit reports; 2) publicly available information; and 3) utilization of other available internet resources.

When determinable, the Credit Department will take the following factors into account when underwriting Plan Sponsor accounts:

•	Tenure

•	Number of Employees

•	Revenue Size

•	Industry Risk

•	Credit History/Scores (High Credit, Number of Trades, DBT, etc.)

Credit Approvals & Annual Reviews for Plan Sponsor Accounts

•	Standard Verifications will be required; however a copy of the Plan Sponsor’s phone bill should not be requested in cases where we are unable to verify the phone number (due to their “twice removed” status). Every attempt should be made to verify the phone number by other means (including calling the number).

•	The standard Payment Method for credit limits up to $1,000,000 will be Comdata-initiated ACH, and Reverse-wire for credit limits in excess of $1,000,000.

•	For credit limits of $100,000+, or for those where financial statements have been obtained in order for Comdata to be able to get comfortable with approving the required credit limit, a write-up will be completed utilizing the abbreviated Healthcare write-up format.

Schedule I-20

COMDATA NETWORK, INC. CREDIT & COLLECTIONS POLICIES & PROCEDURES Proprietary, MasterCard, Merchant Solutions, Branded Debit
VERSION: 17	PAGE 20
ORIGINAL POLICY DATE: 09/30/1999	REVISION DATE: 08/15/2014
SUBJECT: CREDIT & COLLECTIONS POLICIES AND PROCEDURES

•	“Drive by” site visits will be required for new Plan Sponsor accounts where the credit limit is $100k+. A site visit conducted by a Comdata employee shall be acceptable in lieu of a third party site visit. Exceptions should be properly approved and documented as policy exceptions.

•	For Annual Reviews of credit limits of $100,000+, the analysis will include a review of the Comdata payment experience, as well as the rationale for the initial credit decision to verify that the original reasons are still valid and document as such on the Decision Screen in eCredit (i.e. no score deterioration, or if so still acceptable, etc.).

The following matrices will be utilized in evaluating and approving Plan Sponsors for credit limits:

Analyst Approval Up to $250k

Years In File	10+	3 - 9
Trades	3+	3+
Score	>=60	>=75
DBT	<=15	<=5
Derogatories	None	None

Analyst Approval Up to $500k*

Years in File	10+	3 - 9	<3
Trades	15+	15+	4+
Score	>50	>60	>70
DBT	<=20	<=10	<=5
Derogatories	None	None	None

*	Analyst has latitude to gauge severity of derogatory compared to the size of the company

All approvals are contingent upon receipt of a properly executed Plan Sponsor Enrollment and Authorization Form and standard verification checks.

Credit Approvals & Annual Reviews for TPA-owned global/aggregated Accounts

For larger “global” or “aggregated” accounts to TPA’s through which Plan Sponsor funds are aggregated and flow (rather than each Plan Sponsor being drafted directly via Reverse-Wire or Comdata-initiated ACH), Comdata will underwrite the financial strength of the TPA, for which financial statements will be required – two years Audited financials including the Notes. If Audited financials are not produced, then Reviewed financials will be required. If Audited or Reviewed financials are not produced, then Tax Returns will be required. In most cases it is understood that the TPA will not likely qualify for the credit limit needed to accommodate the full volume of funds that pass through its account(s) based solely upon their financial condition. In some cases, in order to mitigate this risk Comdata may choose to implement one or more of the following options:

•	Require view-only online access to each TPA-owned bank account providing transparency into the “global” payment account in order to allow Comdata to monitor the balance in the account versus the outstanding claims/authorizations to ensure sufficient funds exist in the payment account.

•	Require payment by Reverse-wire rather than Comdata-initiated ACH for accounts with credit limits $1,000,000 or less in order to minimize return risk.

•	Require an Account Control Agreement, restricting the TPA’s access to the funds in these funding accounts, depending upon the size and structure of these global/aggregated accounts.

Schedule I-21

COMDATA NETWORK, INC. CREDIT & COLLECTIONS POLICIES & PROCEDURES Proprietary, MasterCard, Merchant Solutions, Branded Debit
VERSION: 17	PAGE 21
ORIGINAL POLICY DATE: 09/30/1999	REVISION DATE: 08/15/2014
SUBJECT: CREDIT & COLLECTIONS POLICIES AND PROCEDURES

For all TPA-owned funding accounts, Comdata will require a Bank Letter verifying the legal name and tax ID number associated with each funding account. The standard payment method for TPA accounts with credit limits of $1,000,000 or less shall be Comdata-initiated ACH. For credit limits in excess of $1,000,000, the standard payment method will be Reverse-wire. The Credit Analyst can approve up to their standard lending authority in credit limits paid via DB/DP Comdata-initiated ACH for Healthcare accounts. “Drive by” site visits will be required for new TPA accounts where the credit limit is $100k+. A site visit conducted by a Comdata employee shall be acceptable in lieu of a third party site visit. Exceptions should be properly approved and documented as policy exceptions.

All Credit decisions will be communicated by e-mail to the “HCenrollment” and “HCapproved” monitored e-mail boxes, in addition to the Comdata Sales Rep associated with the credit request.

Account Set-up for Healthcare Program Accounts

Before an account is set up, a properly completed and signed Enrollment and Authorization Form must be submitted. These documents will serve as (take the place of) the Credit Application, ACH Funding Authorization Form, and Contract. All Healthcare accounts will be set up in company “HC”. Once the account has been set up and the account code generated, correspondence shall be e-mailed to “HCenrollment” and “HCapproved” for further processing /implementation.

General Collection Policy

A major responsibility of the department involves the safeguarding of the company’s receivable investment via sound credit extension practices and the ultimate collection of outstanding receivables.

Credit personnel will adhere to the established collection policies and exercise due diligence to assure that our customers are maintained within the established terms of sale.

Terms of Sale

The standard terms of sale vary by the product type. In addition to the required credit approval process, Proprietary payment terms exceeding seven days and MasterCard terms exceeding semi-monthly billing with seven days to pay must be approved by a SVP of Sales, an EVP of Sales, or the President of Comdata.

Methods of Remittance

•	Check. However, if the account is fully secured, the minimum term must be weekly.

•	Cashier’s Check

•	ACH Debit. However, if the account is fully secured, the minimum term must be weekly.

•	ACH Credit (customer-initiated ACH)

•	EFT (Electronic Funds Transfer) This method of payment is grandfathered for customers that already have this payment option; however, EFT is no longer available to new customers or existing customers that request a change from their existing repayment method.

•	Bank Wire Transfer

•	Western Union Quick Collect

•	Telephone Transfer-Available to Canadian Clients

•	Manual Bank Deposit-Available to Canadian Clients

Schedule I-22

COMDATA NETWORK, INC. CREDIT & COLLECTIONS POLICIES & PROCEDURES Proprietary, MasterCard, Merchant Solutions, Branded Debit
VERSION: 17	PAGE 22
ORIGINAL POLICY DATE: 09/30/1999	REVISION DATE: 08/15/2014
SUBJECT: CREDIT & COLLECTIONS POLICIES AND PROCEDURES

•	Speed Pay or Check by Phone

•	Web Pay (Pay on line)

Service Interruption

A customer’s account will be placed on hold when the collection of amounts owed Comdata is significantly at risk and attempts to secure payment have failed.

Claims Accounts

•	Any account, where all collection avenues have been exhausted.

•	Any account on an organization that has filed for protection under Bankruptcy

•	Any account on an organization that has discontinued operations

•	Any account that has not responded to a final demand letter

Schedule I-23

COMDATA NETWORK, INC. CREDIT & COLLECTIONS POLICIES & PROCEDURES Proprietary, MasterCard, Merchant Solutions, Branded Debit
VERSION: 17	PAGE 23
ORIGINAL POLICY DATE: 09/30/1999	REVISION DATE: 08/15/2014
SUBJECT: CREDIT & COLLECTIONS POLICIES AND PROCEDURES

SECTION II – CREDIT APPROVAL AUTHORITY

Authority and Responsibility

New account approval and set up shall be the responsibility of the Comdata Credit Department. The Sales Department is responsible for obtaining and providing all paperwork necessary for the approval and set up of a new account.

The credit representative making the decision must sign all credit recommendations (approvals, declines, secured or unsecured). The following establishes the respective approval authority amounts.

Unsecured Credit Line Authorities by Title:

Title	Unrestricted Authority		No Policy Exception Limit	Annual Reviews
Comdata CFO	Over $	1,000,000	N/A	N/A
Senior VP of Credit		$1,000,000	N/A	$1,000,000 and Over
Vice President of Credit		$500,000	$500,000	$500,000
Vice President of Portfolio Risk Mgmt		$500,000	$500,000	$500,000
Director, Credit Analysts		$250,000	$250,000	N/A
Manager, Credit Analysts		$200,000	$200,000	N/A
Credit Analyst II & III		$100,000	$100,000	$100,000
Credit Analyst I		$50,000	$50,000	$50,000

Note: The above authority levels represent maximum authority unsecured credit limits by title. Credit line authority is based upon the respective employee’s level of experience and ability. Management discretion is utilized to determine when the maximum authority level can be assigned to an individual.

Credit limits exceeding the decision-maker’s credit line authority must be countersigned by an authorized individual.

Schedule I-24

COMDATA NETWORK, INC. CREDIT & COLLECTIONS POLICIES & PROCEDURES Proprietary, MasterCard, Merchant Solutions, Branded Debit
VERSION: 17	PAGE 24
ORIGINAL POLICY DATE: 09/30/1999	REVISION DATE: 08/15/2014
SUBJECT: CREDIT & COLLECTIONS POLICIES AND PROCEDURES

Executive Management Override Requirements:

Any business decision made to override a credit decision will require the override date, and the authorized signature and written acknowledgement of the override decision by the individual initiating the override. The SVP of Credit may override a credit decision of the Credit Department up to $1,000,000. The President of Comdata may override a credit decision of the Credit Department up to $250,000. Together, the President of Comdata and the SVP of Credit can override a credit decision of the Credit Department up to $10,000,000.

Schedule I-25

COMDATA NETWORK, INC. CREDIT & COLLECTIONS POLICIES & PROCEDURES Proprietary, MasterCard, Merchant Solutions, Branded Debit
VERSION: 17	PAGE 25
ORIGINAL POLICY DATE: 09/30/1999	REVISION DATE: 08/15/2014
SUBJECT: CREDIT & COLLECTIONS POLICIES AND PROCEDURES

Credit Limit Maintenance without Credit Authority:

There are a few areas of responsibility within the Credit and Collections department where credit limit maintenance within the eCredit system is required even though the associates do not have credit limit granting authority. There is a report that is generated by Credit Management periodically that identifies credit limit maintenance by individual associates that is reviewed for any unusual activity.

Credit Desk Associates: Credit Desk associates are requested to change (increase or decrease) credit limits within the eCredit system due to account closings, hard security increases or decreases or moving credit line amounts within a customer hierarchy. These associates are also called upon to work on projects that may require credit line maintenance.

Portfolio Risk Management: This area acts as a backup to the Credit Desk and also performs risk analysis/fraud prevention including lowering credit limits and account closings.

Q/A Department: This area includes one associate and the Director of Training as they assist in working error reports in order to determine additional system/process training and quality needs.

Schedule I-26

COMDATA NETWORK, INC. CREDIT & COLLECTIONS POLICIES & PROCEDURES Proprietary, MasterCard, Merchant Solutions, Branded Debit
VERSION: 17	PAGE 26
ORIGINAL POLICY DATE: 09/30/1999	REVISION DATE: 08/15/2014
SUBJECT: CREDIT & COLLECTIONS POLICIES AND PROCEDURES

SECTION III – AUTOMATIC CREDIT LINE EXTENSION OPTIONS

Automatic Credit Line Approval Matrices

Auto Approval D&B Matrix

Any entity or guarantor of such entity can be automatically approved for the following credit lines:

	1	2	3	4
5A	100,000	100,000	—	—
4A	100,000	100,000	—	—
3A	100,000	50,000	—	—
2A	75,000	50,000	—	—
1A	50,000	35,000	—	—
BA	25,000	—	—	—

The above limits represent maximum “auto” approval credit limits based upon a D&B rating. An applicant or customer’s financial statement must be reviewed if the rated company needs a larger credit limit.

Requirements for All D&B Automatic Credit Line Extension Approvals:

1)	A credit limit based solely upon the D&B Auto Approval Matrix will apply only to those companies with a first or second line rating.

2)	The customer may be required to submit financial statements or provide “Hard” or “Soft” security as deemed necessary should they lose their D&B rating.

3)	For “subsidiaries of” customers, a credit line 50% of the parent’s rating as stated above can be automatically granted. The aggregate of all subsidiary credit lines shall not exceed 50% on which the parent’s rating is based without a review of the parent’s financial statements.

Schedule I-27

COMDATA NETWORK, INC. CREDIT & COLLECTIONS POLICIES & PROCEDURES Proprietary, MasterCard, Merchant Solutions, Branded Debit
VERSION: 17	PAGE 27
ORIGINAL POLICY DATE: 09/30/1999	REVISION DATE: 08/15/2014
SUBJECT: CREDIT & COLLECTIONS POLICIES AND PROCEDURES

Existing Account D&B Matrix

RISK SCORES (class /score class description)	CREDIT SCORES (score class /stress)
	1	2	3	4	5
1	$50,000	$50,000	$50,000	$50,000	$40,000
2	$50,000	$50,000	$50,000	$45,000	$30,000
3	$50,000	$45,000	$40,000	$30,000	$25,000
4	$25,000	$25,000	$25,000	N/A	N/A
5	N/A	N/A	N/A	N/A	N/A

This matrix is to be used for amounts from $20,001 to $50,000. Usage/Spend must be taken into consideration. Increases based on this matrix should be reasonable when compared to existing usage. Credit limits should never be a vehicle to allow for past due.

This matrix and any matrix used should be used alone and not in conjunction with any other matrix.

For accounts not rated with a first or second line rating, the pre-approval lines will be determined as follows:

•	Must have been in business at least three (3) years and

•	Must not be in bankruptcy

•	Credit limits up to and including $3,000

•	Credit score greater than 31 and

•	Paydex greater than 65

•	Maximum credit limit will not be greater than the existing D&B high credit

•	Credit limits from $3,001 up to $7,500

•	Credit score greater than 40 and

•	Paydex greater than 70 and

•	D&B high credit greater than $7,500

•	Credit limits from $7,501 up to $10,000

•	Credit score greater than 71 and

•	Paydex > 75 and D&B high credit > $10,000

Schedule I-28

COMDATA NETWORK, INC. CREDIT & COLLECTIONS POLICIES & PROCEDURES Proprietary, MasterCard, Merchant Solutions, Branded Debit
VERSION: 17	PAGE 28
ORIGINAL POLICY DATE: 09/30/1999	REVISION DATE: 08/15/2014
SUBJECT: CREDIT & COLLECTIONS POLICIES AND PROCEDURES

Small Line Auto Approval

Experian Intelliscore Auto Approval Matrix

ANNUAL REVENUE/SALES ($000)
	0 - 99	100 – 499	500 – 999	1,000 - 1,499	1,500 - 1,999	2,000 +

0 – 51	SECURE	SECURE	SECURE	SECURE	SECURE	SECURE
52 – 60	SECURE	1,500	2,500	4,000	7,500	11,500
61 – 67	SECURE	3,000	4,000	5,500	9,000	13,000
68 – 72	SECURE	7,000	8,000	9,500	13,000	16,000
73+	SECURE	10,000	11,000	12,500	16,000	20,000

Equifax SBE Auto Approval Matrix

ANNUAL REVENUE/SALES ($000)
	0 - 99	100 – 499	500 – 999	1,000 - 1,499	1,500 - 1,999	2,000 +

0 – 424	SECURE	SECURE	SECURE	SECURE	SECURE	SECURE
425 – 439	SECURE	1,500	2,500	4,000	7,500	11,500
440 – 474	SECURE	3,000	4,000	5,500	9,000	13,000
475 – 504	SECURE	7,000	8,000	9,500	13,000	16,000
505 +	SECURE	10,000	11,000	12,500	16,000	20,000

Schedule I-29

COMDATA NETWORK, INC. CREDIT & COLLECTIONS POLICIES & PROCEDURES Proprietary, MasterCard, Merchant Solutions, Branded Debit
VERSION: 17	PAGE 29
ORIGINAL POLICY DATE: 09/30/1999	REVISION DATE: 08/15/2014
SUBJECT: CREDIT & COLLECTIONS POLICIES AND PROCEDURES

Consumer Bureau Report Score Auto Approval Matrix

ANNUAL REVENUE/SALES ($000)
	0 - 99	100 – 499	500 – 999	1,000 - 1,499	1,500 - 1,999	2,000 +

0 – 649	SECURE	SECURE	SECURE	SECURE	SECURE	SECURE
650 – 674	1,000	1,500	2,500	4,000	7,500	11,500
675 – 699	2,000	2,000	3,000	4,000	9,000	13,000
700 – 724	3,000	7,000	8,000	9,500	13,000	16,000
725+	5,000	10,000	11,000	12,500	16,000	20,000

Requirements for All Consumer Bureau Report Automatic Credit Line Extension Approvals:

Consumer Bureau Report must have a minimum of five (5) trade lines.

No bank and trade references are required if the applicant’s credit line and corresponding credit score meet the above minimum criteria. All incorporated businesses approved based upon a Consumer Bureau Report score must be personally guaranteed.

Analysts are required to look at all Consumer Bureau Reports even if the above score and credit line criteria are met to determine if the auto approval recommendation can be accepted. Any credit limit approved based on the Consumer Bureau Report of a guarantor should not exceed the highest single “open” or “revolving” credit line of that guarantor. Exceptions are permitted at the Credit Analyst level if within their credit authority, but must be identified as a Policy Exception in eCredit.

All accounts approved and set-up based upon an approved Consumer Bureau Report score must provide an approved personal guaranty.

The Consumer Bureau Report Matrix is used on all business < 3 years old.

Requirements for All Commercial Bureau Automatic Credit Line Extension Approvals:

Applicant must have a minimum of five (5) trade lines.

No bank and trade references are required if the applicant’s credit line and corresponding credit score meet the above minimum criteria.

Schedule I-30

COMDATA NETWORK, INC. CREDIT & COLLECTIONS POLICIES & PROCEDURES Proprietary, MasterCard, Merchant Solutions, Branded Debit
VERSION: 17	PAGE 30
ORIGINAL POLICY DATE: 09/30/1999	REVISION DATE: 08/15/2014
SUBJECT: CREDIT & COLLECTIONS POLICIES AND PROCEDURES

Analysts are required to review all Commercial Bureau reports even if the above score and credit line criteria are met to determine if the auto approval recommendation can be accepted.

Canadian Credit Matrices

Commercial (Equifax) – Canada (eCredit Scorecard Active)

ANNUAL REVENUE/SALES ($000)
	0-99	100 – 499	500 – 999	1,000 – 1,499	1,500 – 1,999	2,000 +

25 & UP	SECURE	SECURE	SECURE	SECURE	SECURE	SECURE
20 – 24	SECURE	1,000	2,000	3,000	4,000	5,000
15 – 19	SECURE	2,000	4,000	6,000	8,000	10,000
10 – 14	SECURE	3,000	6,000	9,000	12,000	15,000
5 – 9	SECURE	4,000	8,000	12,000	16,000	20,000
0 – 4	SECURE	5,000	10,000	15,000	20,000	25,000

Consumer Bureau (Equifax) – Canada (eCredit Scorecard Active)

ANNUAL REVENUE/SALES ($000)
	0 - 99	100 – 499	500 – 999	1,000 - 1,499	1,500 - 1,999	2,000 +

0 - 679	SECURE	SECURE	SECURE	SECURE	SECURE	SECURE
680 - 704	1,000	1,500	2,500	4,000	7,500	11,500
705 - 729	2,000	3,000	4,000	5,500	9,000	13,000
730 - 754	3,000	7,000	8,000	9,500	13,000	16,000
755+	5,000	10,000	11,000	12,500	16,000	20,000

Schedule I-31

COMDATA NETWORK, INC. CREDIT & COLLECTIONS POLICIES & PROCEDURES Proprietary, MasterCard, Merchant Solutions, Branded Debit
VERSION: 17	PAGE 31
ORIGINAL POLICY DATE: 09/30/1999	REVISION DATE: 08/15/2014
SUBJECT: CREDIT & COLLECTIONS POLICIES AND PROCEDURES

Criteria Requiring Credit Analyst Review:

1)	Unsecured Credit Limit Request (includes existing Comdata exposure) greater than $20,000.

2)	No bureau match (95% confidence), or if authorized, no match on consumer bureau.

3)	Score of less than thresholds show above for unsecured credit or greater than maximum CI on commercial Credit for unsecured credit.

4)	Company revenue of less than $100,000.

5)	Previous bankruptcy.

6)	Presence of suits, tax liens, judgments, or collection items.

7)	Fewer than four (5) trade lines.

8)	Business in existence less than 3 years with no authorization to pull consumer bureau.

9)	Extension of Comdata unsecured credit of more than High Credit reported by bureau.

10)	Extension of unsecured credit to Prohibited Industries (by SIC Code).

11)	Existing delinquency with Comdata.

12)	Consumer Bureau Report Score Less than 650.

All applications approved based upon a Consumer Bureau Report score must be personally guaranteed, unless personal liability is established either as a sole proprietorship or general partnership. To avoid future confusion, it is best to get personal guaranties for sole proprietorships and general partnerships if the credit decision is based on consumer bureau report data. Any credit limit approved based on the Consumer Bureau Report of a guarantor should not exceed the highest single “open” or “revolving” credit line of that guarantor. Exceptions are permitted at the Credit Analyst level if within their credit authority, but must be identified as a Policy Exception in eCredit.

Credit Grade Definitions – Accounts Greater than $50,000

Grade 1 – Superior

Applicant or Customer should exhibit the following characteristics:

•	The proposed Comdata aggregate credit limit does not exceed 10% of the Borrower’s Adjusted Net Worth (Net Worth plus Subordinated Debt)

•	Financial statements provided to Comdata are of review quality at a minimum or the proposed account, regardless of financial condition, is fully secured by properly perfected liquid collateral (security deposit, letter of credit, or surety bond)

Applicant or Customer should also exhibit one or more of the following characteristics:

•	Financial statements consistently exhibit superior results versus most industry averages for leverage, liquidity, profitability, and cash flow

•	Existing cash balances and line availability is four times greater than the proposed Comdata aggregate credit limit

•	If an existing Customer, Comdata debt obligations are consistently paid within contractual credit terms, or have demonstrated sufficient cash flow to pay within terms (although Comdata may not have enforced compliance).

Schedule I-32

COMDATA NETWORK, INC. CREDIT & COLLECTIONS POLICIES & PROCEDURES Proprietary, MasterCard, Merchant Solutions, Branded Debit
VERSION: 17	PAGE 32
ORIGINAL POLICY DATE: 09/30/1999	REVISION DATE: 08/15/2014
SUBJECT: CREDIT & COLLECTIONS POLICIES AND PROCEDURES

Grade 2 – Acceptable

Applicant or Customer exhibits one or more of the following characteristics:

•	Financial statements exhibit results that are comparable to most industry averages for leverage, liquidity, profitability, and cash flow

•	Although the company may not be profitable in the most recent fiscal period, cash flow is sufficient to cover debt obligations (coverage of at least 1.0 to 1.0)

•	The proposed Comdata aggregate unsecured credit limit does not exceed 15% of the Borrower’s Adjusted Net Worth (Net Worth plus Subordinated Debt)

•	If an existing Customer, Comdata debt obligations are consistently paid within contractual credit terms

Grade 3 – High Risk

Applicant or Customer exhibits one or more of the following characteristics:

•	Financial statements that exhibit one or more serious deficiency relative to industry averages for leverage, liquidity, profitability, and cash flow

•	Company does not generate sufficient cash flow to cover debt obligations (coverage less than 1.0 to 1.0)

•	The proposed Comdata aggregate credit limit is significantly more than 15% of the Borrower’s Adjusted Net Worth (Net Worth plus subordinated debt less loans to affiliates)

•	If an existing Customer, Comdata debt obligations are consistently paid outside of contractual credit terms

•	Customer is experiencing cash flow difficulties demonstrated by a slowness in payment habits, NSF items, third party credit alerts, decline in third party credit grading, or simply a representative of the customer indicates they are experiencing financial difficulty

•	Customer has consistently written checks to themselves, affiliated businesses, or business owners.

•	Customer has consistently overpaid their account with non-collected funds

Grade 4 – Loss

Applicant or Customer exhibits one or more of the following characteristics:

•	Customer indicates that they have ceased operation and that payment is not forthcoming

•	Notice is provided that the customer is filing for bankruptcy protection

•	Account is more than 30 days past due

Comcash Account Credit Line Characteristics

No credit line is established for a Comcash Account. A $0 credit line is reflected on the customer’s “AA” Screen.

Comcash accounts are essentially pre-pay accounts. Companies deposit money into their Comdata Comcash account and draw down on the balance. The prerequisites for opening a Comcash account are:

•	All payments must be received in advance

•	All payments must be collected funds

•	Comcash accounts are set up on our balance forward system.

•	Applicant must pass standard verification procedures outlined in section 1.1

Schedule I-33

COMDATA NETWORK, INC. CREDIT & COLLECTIONS POLICIES & PROCEDURES Proprietary, MasterCard, Merchant Solutions, Branded Debit
VERSION: 17	PAGE 33
ORIGINAL POLICY DATE: 09/30/1999	REVISION DATE: 08/15/2014
SUBJECT: CREDIT & COLLECTIONS POLICIES AND PROCEDURES

Automatic Credit Line Extension with Full Security

•	Full security is defined as “Hard Security” (Letter of Credit, Bond, or Cash Deposit) equal to the credit line.

•	Any account going from fully secured to less than fully secured must be approved by the appropriate authority if the unsecured portion of the line exceeds the Director’s/Analyst’s Credit Line Authority.

Schedule I-34

COMDATA NETWORK, INC. CREDIT & COLLECTIONS POLICIES & PROCEDURES Proprietary, MasterCard, Merchant Solutions, Branded Debit
VERSION: 17	PAGE 34
ORIGINAL POLICY DATE: 09/30/1999	REVISION DATE: 08/15/2014
SUBJECT: CREDIT & COLLECTIONS POLICIES AND PROCEDURES

SECTION IV – CREDIT LINE MANAGEMENT PROCEDURES

Credit Line Adequacy

The previously referenced CBR Score Matrix and the Commercial Bureau Credit Line Matrix in Section III, are tools to automatically indicate a maximum unsecured credit line for any customer meeting the matrix criteria. However, this maximum automated credit line may or may not be adequate to accommodate a customer’s volume level.

Under ideal conditions, a credit line should be adequate to comfortably accommodate a customer’s spending requirements. This helps to minimize frustration for both the customer and Comdata, resulting in a higher level of service satisfaction and minimal account maintenance. An adequate credit line can only be calculated if the following conditions exist.

•	The customer provides Comdata accurate billing volume information

•	The Terms of Sale are thoroughly explained to the customer

•	The customer pays within terms via the agreed upon method of remittance

The addition of a buffer to the credit line is acceptable at the Credit Analyst’s discretion (within credit line authority) to accommodate unexpected fuel price increases, the addition of trucks to the fleet, and/or increase in business activity.

Credit Line and Delinquency

A credit line is not intended to accommodate delinquency on a customer’s account. Customers are expected to remit their payments within the established terms of sale even if their account balance is well below the established secured or unsecured credit line.

Credit line reviews are performed on accounts with unsecured credit limits of $100K and greater annually. If the volume of a customer does not reach expectations, the credit line utilization is examined during the review and after notifying Sales and the Customer, the credit limit may be reduced proportionately to minimize exposure and avoid possible delinquency.

If it is determined in the annual review process that an unsecured account has generated no volume activity during the past six months, the credit line should be suspended to minimize our risk

Credit lines will be maintained or increased based upon the need, pay performance and financial condition of the Comdata account. (Reference Section VII for procedures regarding “Scheduled” and “Volume” review requirements on existing customers.)

Schedule I-35

COMDATA NETWORK, INC. CREDIT & COLLECTIONS POLICIES & PROCEDURES Proprietary, MasterCard, Merchant Solutions, Branded Debit
VERSION: 17	PAGE 35
ORIGINAL POLICY DATE: 09/30/1999	REVISION DATE: 08/15/2014
SUBJECT: CREDIT & COLLECTIONS POLICIES AND PROCEDURES

“Hard Hold” Early Notification

Customers can elect to receive via FAX or IconnectData notification Monday through Friday an early warning report to notify them when they reach a specified percentage of their credit line.

Notification is sent only once a day (in the A.M.) to the customers whose account balances reach the specified percentage of their credit line.

Notification will indicate the date and time the account status information was captured.

Notification will include the following information:

•	Account Name and Account Code

•	Credit Line

•	Date of Last Payment

•	Amount of Available Credit line

Notations are made in TELEMAR under the topic code (EARLYN) to identify accounts that decline this service.

TEMPORARY ADVANCES

(First Shift)

Temporary advances represent a service available to qualified Comdata clients to accommodate volume related events. This is a core service we provide to Cash, Fuel, and MasterCard customers. This service is not intended to be available for the routine/repetitive daily management of an account. It should be considered the exception rather than the rule.

When to temp:

•	If the need for a temp is created due to a Comdata error. Advance only up to the amount of the error and no fee should be billed.

•	Account is in good standing (see definition below)

When not to temp:

•	Account is not in good standing

•	Customer was set up within the last 3 months unless it is a Comdata error or the advance is just enough to move a driver off the pump.

Policy:

•	Accounts in good standing- For collectors, grant advance for amount requested, not to exceed one-half of the amount of the payment. For individuals with lending authority, the amount of the advance should not exceed the individual’s authority, payment verification (see definition below) of immediate payment sufficient to bring the account balance below the credit limit and current.

•	Temporary advances for Comdata initiated ACH are acceptable if the draft will occur within the next two (2) days. The amount of the temp is not to exceed 20% of the credit limit. Any deviation must be escalated to a supervisor or above. If the credit limit is not adequate for the customer’s usage, escalate to the appropriate sales associate.

•	All advances should be accompanied by the appropriate bill temp comment in eCredit. The temporary advance is due to a Comdata error no bill temp comment is required. If the temporary advance is for a MasterCard account no bill temp comment is required because MasterCard accounts are billed overlimit fees. In the event eCredit is not available; the appropriate bill temp comment should be placed in Telemar.

Schedule I-36

COMDATA NETWORK, INC. CREDIT & COLLECTIONS POLICIES & PROCEDURES Proprietary, MasterCard, Merchant Solutions, Branded Debit
VERSION: 17	PAGE 36
ORIGINAL POLICY DATE: 09/30/1999	REVISION DATE: 08/15/2014
SUBJECT: CREDIT & COLLECTIONS POLICIES AND PROCEDURES

Exceptions:

•	Temporary advances without payment confirmation may be given to comcash accounts up to a maximum of $1,000 if account has been established more than three months.

•	Accounts in good standing without payment confirmation may be granted a temporary advance up to a maximum of 10% of their credit limit (not to exceed $5,000) or $1,000; whichever is greater. (An account with a $50,000 credit limit could be advanced up to $5,000; however, the maximum amount for an account with a $500,000 credit limit would still be $5,000 without payment confirmation)

Escalation Required:

•	If the amount of the request is greater than one-half of the amount of the verified payment, the account should be referred to the appropriate collection supervisor or above. If a customer fails to deliver on a promised payment, the supervisor should elevate the situation to senior management immediately.

•	Any exception not covered in this policy should be escalated to the appropriate collection supervisor or above.

Verification:

Verification means obtaining a Fed reference number from the sending bank, a 12 digit reference ID for an on-line payment, a MTCN from Western Union, trace number for an EFT or Cust ACH, or check copy with an overnight tracking number, obtaining written confirmation from a bank or factoring company, etc.

*Definition of “good standing

•	The account should be current or being brought current with the payment.

•	If Proprietary account, a “good” account will show the Date of Last Payment on the GEAC Customer Information screen less than 10 days ago. If MasterCard, the Date of Last Payment shown on the AA screen will be less than 11, 21, or 41 days depending upon what is shown as weekly, semi monthly, or monthly bill.

•	No outstanding NSF’s or multiple returned payments within the last 60 days

•	No derogatory comments, i.e., DO NOT TEMP shown on the AA screen. If the DO NOT TEMP comment is older than 6 months, check with the supervisor to determine if the comment is still valid.

Schedule I-37

COMDATA NETWORK, INC. CREDIT & COLLECTIONS POLICIES & PROCEDURES Proprietary, MasterCard, Merchant Solutions, Branded Debit
VERSION: 17	PAGE 37
ORIGINAL POLICY DATE: 09/30/1999	REVISION DATE: 08/15/2014
SUBJECT: CREDIT & COLLECTIONS POLICIES AND PROCEDURES

CREDIT DESK TEMPORARY ADVANCE GUIDELINES

Temporary advances represent a service available to qualified Comdata clients to accommodate volume related events. This is a core service we provide to Cash, Fuel, and MasterCard customers. This service is not intended to be available for the routine/repetitive daily management of an account. It should be considered the exception rather than the rule.

Temporary advances should not be abused, and granted only if the need is genuine and justified. Remember – All temporary advances (except Comdata errors) should be accompanied by the verification or customer’s promise of immediate payment sufficient to bring the account balance below the credit limit and current, and cover the amount of the advance. Here are some basic guidelines to help make your decision.

•	Verification means obtaining a Fed reference number from the sending bank, a 12 digit reference ID for an on-line payment, a MTCN from Western Union, trace number for an EFT or Cust ACH, or check copy with an overnight tracking number, obtaining written confirmation from a bank or factoring company, etc.

•	If the need for an advance is created due to a Comdata error, grant advance up to the amount of the error.

•	Accounts in good standing* - grant advance for amount requested, not to exceed 50% of current credit limit or $25,000 whichever is less.

•	Accounts not in good standing – decline the advance. An exception might be a minimal amount ($1,000) to move a driver off of a pump.

•	Advances should not be granted to companies set up within the last 3 months. An exception to this guideline would be a Comdata error or perhaps an extension to move a driver off of a pump.

•	Request for advances during normal business hours should be directed to the Inbound Collections Group.

If the customer needs more than $25,000, the account should be referred to a supervisor or above. If a customer fails to deliver on a promised payment, the supervisor should elevate the situation to senior management immediately.

*Definition of “good standing”:

•	The account must be current.

•	If Proprietary account, a “good” account will show the Date of Last Payment on the GEAC Customer Information screen less than 10 days ago. If MasterCard, the Date of Last Payment shown on the AA screen will be less than 11, 21, or 41 days depending upon what is shown as weekly, semi monthly, or monthly bill.

•	No outstanding NSF’s or multiple returned payments within the last 60 days

•	No derogatory comments, i.e., DO NOT TEMP shown on the AA screen. If the DO NOT TEMP comment is older than 6 months, check with a supervisor to determine if the comment is still valid.

ALL ADVANCES MUST BE ACCOMPANIED BY A BILLTEMP COMMENT IN ECREDIT - UNLESS THE TEMP IS THE RESULT OF AN ERROR OR A MASTERCARD ACCOUNT. (In the event eCredit is not available; the BILLTEMP comment should be placed in Telemar)

Schedule I-38

COMDATA NETWORK, INC. CREDIT & COLLECTIONS POLICIES & PROCEDURES Proprietary, MasterCard, Merchant Solutions, Branded Debit
VERSION: 17	PAGE 38
ORIGINAL POLICY DATE: 09/30/1999	REVISION DATE: 08/15/2014
SUBJECT: CREDIT & COLLECTIONS POLICIES AND PROCEDURES

THIRD SHIFT TEMPORARY ADVANCE GUIDELINES

Temporary advances represent a service available to qualified Comdata clients to accommodate volume related events. This is a core service we provide to Cash, Fuel, and MasterCard customers. This service is not intended to be available for the routine/repetitive daily management of an account. It should be considered the exception rather than the rule.

Temporary advances should not be abused, and granted only if the need is genuine and justified. Here are some basic guidelines to help make your decision.

•	If the need for an advance is created due to a Comdata error, grant advance up to the amount of the error.

•	If a Western Union Quick Collect (customer should have an MTCN#) or on-line payment (customer should have a 12 digit reference id) can be verified, grant the advance up to the amount of the payment.

•	Accounts in good standing* - grant advance for amount requested, not to exceed $2,000.

•	Accounts not in good standing – decline the advance.

•	Suspended accounts are not eligible for advances.

•	Advances should not be granted to companies set up within the last 3 months.

•	Accounts over their credit limit due to a returned check noted in AA on the same or previous day are not eligible.

Refer to the Escalation document (attached) should the customer’s request not fall with in these guidelines.

TEMPORARY ADVANCES MAY BE GIVEN TO COMCASH ACCOUNTS OR ACCOUNTS IN GOOD STANDING UP TO A MAXIMUM OF $1,000 IF NO DEROGATORY COMMENTS ARE PRESENT.

*Definition of “good standing”:

•	If Proprietary account, a “good” account will show the Date of Last Payment on the AA screen less than 10 days ago. If MasterCard, the Date of Last Payment shown on the AA screen will be less than 11, 21, or 41 days depending upon what is shown as weekly, semi monthly, or monthly bill.

•	No outstanding NSF’s or multiple returned payments within the last 60 days

•	No derogatory comments, i.e., DO NOT TEMP

ALL ADVANCES MUST BE ACCOMPANIED BY A BILLTEMP COMMENT IN TELEMAR UNLESS THE TEMP IS THE RESULT OF AN ERROR OR A MASTERCARD ACCOUNT. THE LIST OF TEMPED ACCOUNTS IS EMAILED TO THE CREDIT DESKEMAIL ADDRESS DAILY.

Schedule I-39

COMDATA NETWORK, INC. CREDIT & COLLECTIONS POLICIES & PROCEDURES Proprietary, MasterCard, Merchant Solutions, Branded Debit
VERSION: 17	PAGE 39
ORIGINAL POLICY DATE: 09/30/1999	REVISION DATE: 08/15/2014
SUBJECT: CREDIT & COLLECTIONS POLICIES AND PROCEDURES

WEEKEND/HOLIDAY & TEMPORARY LIMIT ADVANCES

At times, it is necessary to provide more than a temporary advance (an advance that will be required to stay on the customer’s account for more than 24 hours) and one that will continue and allow for transactions to occur after the nightly credit file rebuild. When this situation arises the advance must be placed on the credit limit, that is, the limit must be increased. The ability to change limits is restricted to credit desk associates, credit analysts, supervisors and above. Limit changes must be approved by an associate with the appropriate credit authority. When a limit is changed, it is important to reduce and change the limit back to its original amount. The following describes the process for the changes.

•	Customer makes request for a holiday or weekend advance or a CDN associate determines the need.

•	If time permits, this request should go to the appropriate sales rep and then to the credit department as a credit request. (If the request is more than 48 hours before the temporary limit advance is needed) The request is made of the associate with the appropriate credit authority. (A table showing these levels is below.)

•	The appropriate associate with credit authority will decision the increase and if approved, send an email to the Credit Desk with the day and time to remove the increase. Unless otherwise noted, the credit desk will remove/change the limit to its original amount and place a temporary advance in the amount of the remaining available.

•	Appropriate notes should be made in eCredit.

•	Regardless if the limit change is temporary or permanent, if the account is past due, then it must be escalated to an associate with appropriate credit authority for a decision before any change is made.

If a payment for an account needing a limit change is already in-house on another account, or if the payment has been verified, there is not a need for credit approval, however, the email should still be sent to the credit desk to reduce/change the limit back. The Credit Desk will not make the changes unless all information is provided in the email.

Credit Authority:

Title	Unrestricted Authority
Senior VP of Credit	$1,000,000+
VP of Credit	$250,000
Director of Credit Analysts/Mgr. Portfolio Risk	$250,000
Credit Analyst Supervisor/Director of Collections	$150,000
Credit Analyst	$50,000
Credit Desk	$25,000

Schedule I-40

COMDATA NETWORK, INC. CREDIT & COLLECTIONS POLICIES & PROCEDURES Proprietary, MasterCard, Merchant Solutions, Branded Debit
VERSION: 17	PAGE 40
ORIGINAL POLICY DATE: 09/30/1999	REVISION DATE: 08/15/2014
SUBJECT: CREDIT & COLLECTIONS POLICIES AND PROCEDURES

SECTION V – NEW ACCOUNT PROCESSING

Overview

Credit personnel are responsible for analyzing the credit qualifications of applicants in accordance with established policy and procedure. The ultimate goal is to develop creative yet prudent methods of qualifying the majority of applicants as expeditiously as possible within an acceptable degree of risk. Various requirements and procedures utilized to accomplish this task are as follows:

Applicants

Minimum Credit Review Requirements

Credit Review Prerequisites

•	Customer must complete and sign a Customer Agreement. (Exhibit 9)

•	Customer must complete and sign the approved form of credit application.

•	Incomplete applications are returned to the Sales Representatives.

Bankruptcy Issues

No bankrupt applicant will be approved on an unsecured basis unless the existing contract has been assumed. “Hard” security acknowledging the customer as a “Debtor in Possession” must be provided and all remittances must be made with collected funds. The bankrupt applicant’s credit line will equal the security amount.

The establishment of a Comcash account (pre-pay) with remittances via collected funds only is another option for a bankrupt company.

Previous Comdata Experience

Comdata recognizes that in the competitive marketplace, occasions will arise whereby the Credit Department will be asked to review companies or individuals with whom we have had previous business dealings. On these occasions, the Credit Department will conduct a diligent review of the history of the account or individual, and all factors, both positive and negative, will be considered before a renewal of the business relationship will be undertaken.

No applicant will be approved if they were a previous customer of Comdata whose former Comdata account still reflects an unpaid balance or charge off. These accounts are usually identified when the credit associate does a search in the STAR database. This database houses all Comdata accounts that have been sent to the claims department. The extension of credit on a secured or prepaid basis with payments remitted via collected funds will be considered providing the former customer pays the outstanding balance or charge off amount and legal fees in full. In either case, the account will be reinstated subject to “Hard Hold”.

Note: We are barred from collecting debts that have been discharged in bankruptcy.

Schedule I-41

COMDATA NETWORK, INC. CREDIT & COLLECTIONS POLICIES & PROCEDURES Proprietary, MasterCard, Merchant Solutions, Branded Debit
VERSION: 17	PAGE 41
ORIGINAL POLICY DATE: 09/30/1999	REVISION DATE: 08/15/2014
SUBJECT: CREDIT & COLLECTIONS POLICIES AND PROCEDURES

New Applicant Hard Hold Criteria

•	All new accounts are subject to an account specific credit limit.

•	Fully secured accounts are subject to an account specific credit limit.

•	A credit line is to be established for all approved applicants except for Comcash accounts which reflect a zero “0” credit line.

Small Business New Application Policy

Small Business Defined

Any business (proprietorship, partnership, or corporation) with annual Sales of less than $5,000,000

Primary Risk Assessment Tool-CBR Score

The primary risk assessment tool to be used in evaluating the risk associated with company principals is the Credit Bureau Score available at the three consumer credit bureaus.

See Credit Limit Matrixes and Criteria Requiring Credit Analyst Review in Section III

Large Business New Application Policy

Large Business Defined

A Large Business shall be defined as any company with Annual Sales equal to or greater than $3,000,000.

In evaluating the risk of Large Businesses, Comdata considers the relative financial strength of the company and the ability to perform within the contractual agreement.

Primary Risk Assessment Tools

Customer’s Financial Statement

Comdata financial review matrix

Commercial Credit Bureau Automatic Credit Limit Matrixes

Consumer and Commercial Bureau scores

STAR Database

New Large Business

Businesses will be considered new at less than three years in business or control.

Established Large Business

An established business will be one, which has been in business in excess of 3 years.

Schedule I-42

COMDATA NETWORK, INC. CREDIT & COLLECTIONS POLICIES & PROCEDURES Proprietary, MasterCard, Merchant Solutions, Branded Debit
VERSION: 17	PAGE 42
ORIGINAL POLICY DATE: 09/30/1999	REVISION DATE: 08/15/2014
SUBJECT: CREDIT & COLLECTIONS POLICIES AND PROCEDURES

Prospect File Content

It is critical that Comdata obtain from each applicant a signed agreement and a fully completed application. Considerations regarding each document follow:

Customer Agreement

Legal Structure Verification

Corporation (Limited Liability Corp-LLC?)

Proprietorship

Partnership (General or Limited?)

Legal Name Verification

What name appears on the Corporate Charter?

Is there a d/b/a for the entity?

Authorized Signature Verification

Corporation - Officer signature

Proprietorship - Owner signature

Partnership - All partners signatures

Customer Application

Account Request Section

A service must be selected

Payment method is required

Payment schedule/frequency is required

Credit line is required

Security provided is optional

Number of cards requested is required if MasterCard is the selected service

Customer Information Section

Company Name

Address

Telephone Number

Contact Person

Annual Sales

Years in Business

Years in Control of business

Number of Trucks/vehicles/drivers

Prior Comdata Application Status

Type of Business

Schedule I-43

COMDATA NETWORK, INC. CREDIT & COLLECTIONS POLICIES & PROCEDURES Proprietary, MasterCard, Merchant Solutions, Branded Debit
VERSION: 17	PAGE 43
ORIGINAL POLICY DATE: 09/30/1999	REVISION DATE: 08/15/2014
SUBJECT: CREDIT & COLLECTIONS POLICIES AND PROCEDURES

Key Personnel Section

Corporation (Large Business)

All information required

Partnership/Proprietorship/Corporation (Small Business)

All information on at least one principal

Information required on all on Limited Partnership or Limited Liability Corporation

Banking Reference Section

All information required

Signature Panel Section

Corporation (Large Business)

One authorized signature of corporate representative

Partnership/Sole Proprietorship/Corporation (Small Business)

One signature must match principal’s information

•	The general partner of a limited partnership.

•	If the LLC is member managed, then the signature should be of the manager/managing partner, and if it is board managed, then it should be the President, Managing Director, or equivalent position.

SIW/Schedule A and NAD Sheets

Provides Account Set-up Information

•	Company Name

•	Address

•	Phone Number

•	Fax Number

•	Contact Name

•	Salesperson

•	Account Code

•	MMS#

•	Small Name

•	Territory Code

•	Payment Method

•	Payment Frequency

•	Security Type (If Applicable)

•	Security Amount

•	Customer Credit Limit

•	Bank Information

Schedule I-44

COMDATA NETWORK, INC. CREDIT & COLLECTIONS POLICIES & PROCEDURES Proprietary, MasterCard, Merchant Solutions, Branded Debit
VERSION: 17	PAGE 44
ORIGINAL POLICY DATE: 09/30/1999	REVISION DATE: 08/15/2014
SUBJECT: CREDIT & COLLECTIONS POLICIES AND PROCEDURES

Financial Statements

Unsecured credit can also be extended to a prospect or customer based upon financial statements reflecting adequate financial strength to support the needed credit line. Numerous variables affect the credit decision process. Therefore, it should be noted that financial statement analysis is only one dimension of the review process. The provision of complete financial documentation greatly expedites the credit decision process. Financial statements should always be requested from every new applicant requesting unsecured credit of $50K or greater.

Financial statement requirements that facilitate the review process would include the following:

•	Audited or CPA prepared financial statements including Accountants Opinion Letter, Balance Sheet (Assets, Liabilities, Net Worth), Income Statement (Profit & Loss Statement, Cash flow Statement, Accountants Notes) are preferred. The minimal financial information should include a balance sheet and income statement. An applicant/customer must provide review quality financial statements for unsecured credit requests of $250,000 or more up to $999,999. For unsecured credit requests of $1,000,000 or more, audited financial statements are required. However, if an annual review is due and audited financial statements are not available, then the credit department may commence its review with internally prepared financial statements and set a credit line expiration for up to 120 days in order to review the audited financial statements. If during the annual review, it is determined that an audit will not be completed, then reviewed, compiled, or internally prepared financial statements will be used to complete the annual review regardless of the unsecured credit limit exposure.

•	If statements prepared by an outside accountant are not available, internally prepared statements should be accompanied by a signed statement from an officer of the company indicating the statements are true and have been prepared in accordance with generally accepted accounting principles

•	The name on the financial statements and contract should match.

•	Applicant/customer should ideally provide two fiscal year end financial statements and an interim financial statement with a comparable period if the last fiscal statement is over six months old to facilitate a trend analysis.

•	If the customer initially declines the provision of financial statements, efforts will be made to obtain the financial information via the use of a Confidentiality Agreement.

•	If direct financials are still declined, an effort will be made to obtain summary financial information.

The financial information supplied to Comdata on credit limits between $50K and 99K will be input into eCredit wherein certain financial ratios are computed.

The financial information supplied to Comdata on credit limits of $100K or greater will be input into an Excel generated credit memorandum or eCredit.

Customers should be aware that all information provided to Comdata will be held in strictest confidence and will not be released to any third party without the written consent of the customer.

Schedule I-45

COMDATA NETWORK, INC. CREDIT & COLLECTIONS POLICIES & PROCEDURES Proprietary, MasterCard, Merchant Solutions, Branded Debit
VERSION: 17	PAGE 45
ORIGINAL POLICY DATE: 09/30/1999	REVISION DATE: 08/15/2014
SUBJECT: CREDIT & COLLECTIONS POLICIES AND PROCEDURES

Credit Reports/References

Sources of Credit Information (Obtained as deemed necessary)

•	Commercial and Consumer Credit Bureau Reports

•	Banks

•	Financing companies

•	Terminal fuel suppliers

•	Tires, parts and service suppliers

•	Competitive fuel suppliers

•	Trade Association Contacts

Account Verification Considerations

Terms of Sale

Verify Billing Frequency

•	Daily

•	Weekly

•	Semi-monthly

•	Monthly

Verify if the customer intends to pay from a fax/mailed billing/media or other means

Verify what day of the week (cycle code) a billing will be generated

Methods of Remittance

Check

Bank Wire Transfer

Western Union Quick Collect

ACH (Debit or Credit)

Speedpay or Check by Phone

Web Pay (on-line payment)

Manual TD Deposit- Canada only

Telephone Transfer- Canada only

Volume Projection

Verify accurate monthly dollar volume.

Verify potential volume increase or decrease in the near future to assure the assignment of an adequate credit line.

Schedule I-46

COMDATA NETWORK, INC. CREDIT & COLLECTIONS POLICIES & PROCEDURES Proprietary, MasterCard, Merchant Solutions, Branded Debit
VERSION: 17	PAGE 46
ORIGINAL POLICY DATE: 09/30/1999	REVISION DATE: 08/15/2014
SUBJECT: CREDIT & COLLECTIONS POLICIES AND PROCEDURES

Previous Comdata Experience (Factors to Consider)

Conditions of Departure

Changes in Financial Condition

Claim Status

Security Requirements (if deemed necessary) For Reinstatement

Payment Terms for Reinstatement

Prior Bad Debt Incurred by Comdata

Bankruptcy

Fraud

Previous Payment History with Comdata

Data Validation Activities

Certain data validation activity should be conducted if application information is deemed suspect. Applications should be declined pending receipt of verifiable information.

Areas to Monitor

Valid Signature

Typed applications

Data inconsistencies

Phone number to address

Sales to type and time in business

Mismatched credit bureau addresses

Customer contacts

Validation Sources

Validate company and home phone numbers via directory assistance or internet

Validate company and home addresses via directory assistance or internet

Validate bank references via call to banker

3rd Party Vendors

Secretary of State

Schedule I-47

COMDATA NETWORK, INC. CREDIT & COLLECTIONS POLICIES & PROCEDURES Proprietary, MasterCard, Merchant Solutions, Branded Debit
VERSION: 17	PAGE 47
ORIGINAL POLICY DATE: 09/30/1999	REVISION DATE: 08/15/2014
SUBJECT: CREDIT & COLLECTIONS POLICIES AND PROCEDURES

Undesirable Industries

Exceptions for new submissions associated with the Undesirable Industries identified below, for the designated Comdata product offerings, must be approved by the VP of Credit.

SIC #	Undesirable Industries	Proprietary	MasterCard	Merchant Solutions	Branded Debit
3421	Cutlery	✓	✓
5812	Restaurant	✓	✓
5813	Drinking Places (Alcoholic Drinks)	✓	✓	✓	✓
5921	Liquor Stores	✓	✓	✓	✓
5942	Book Store	✓	✓	✓
5947	Gift and Novelty	✓	✓	✓	✓
5961	Catalog and Mail Order Houses	✓	✓	✓
5962	Automatic Merchandising Machine Operators	✓	✓	✓
5963	Direct Sales Establishments	✓	✓	✓
6011	Federal Reserve Banks	✓	✓	✓
6019	Central Reserve Depository Institutions	✓	✓	✓
6021	National Commercial Banks	✓	✓	✓
6022	State Commercial Banks	✓	✓	✓
6029	Commercial Banks	✓	✓	✓
6035	Federal Institutions Federally Chartered	✓	✓	✓
6036	Savings Institutions, Not Federally Chartered	✓	✓	✓
6061	Credit Unions, Federally Chartered	✓	✓	✓
6062	Credit Unions, Not Federally Chartered	✓	✓	✓
6081	Branches and Agencies of Foreign Banks	✓	✓	✓
6082	Foreign Trade and International Banking Institutions	✓	✓	✓
6091	Non-Deposit Trust Facilities	✓	✓	✓
6099	Functions Related to Depository Banking, Not Elsewhere Classified	✓	✓	✓
6111	Federal and Federally Sponsored Credit Agencies	✓	✓	✓
6141	Personal Credit Institutions	✓	✓	✓
6153	Short Term Business Credit Institutions, Except Agricultural	✓	✓	✓
6159	Miscellaneous Business Credit Institution	✓	✓	✓
6162	Mortgage Bankers and Loan Correspondents	✓	✓	✓
6163	Loan Brokers	✓	✓	✓
6211	Security Bankers, Dealers, and Floatation Companies	✓	✓	✓
6221	Commodity Contracts Brokers and Dealers	✓	✓	✓
6231	Security and Commodity Exchanges	✓	✓	✓

Schedule I-48

COMDATA NETWORK, INC. CREDIT & COLLECTIONS POLICIES & PROCEDURES Proprietary, MasterCard, Merchant Solutions, Branded Debit
VERSION: 17	PAGE 48
ORIGINAL POLICY DATE: 09/30/1999	REVISION DATE: 08/15/2014
SUBJECT: CREDIT & COLLECTIONS POLICIES AND PROCEDURES

6282	Investment Advice	✓	✓	✓
6289	Services Allied with the Exchange of Securities and Commodities	✓	✓	✓
8811	Private Households	✓	✓	✓	✓
2892	Explosives	✓	✓	✓
3482	Small Arms Ammunition	✓	✓	✓
3483	Explosives except Small Arms	✓	✓	✓
3484	Small Arms	✓	✓	✓
4121	Taxicabs	✓	✓	✓
5963	Multi Level Marketing	✓	✓	✓	✓
9999	Non-Classifiable Establishments	✓	✓	✓	✓

Prohibited Industries/Businesses

The following industries and business types are considered prohibited for all products. Exceptions for any new submissions associated with the Prohibited Industries/Businesses below must be approved by the SVP of Credit and Collections:

1.	Shell banks

2.	Individuals or entities targeted by OFAC regulations

3.	Businesses involved in payday lending

4.	Businesses involved in title lending

5.	Money service businesses whose primary business is check casher; money transmitter; currency exchanger; currency dealer; issuer, seller, or redeemer of traveler’s checks; issuer, seller, or redeemer of money orders; issuer, seller, or redeemer of stored value cards and/or pre-paid gift cards

6.	Foreign offshore Money Services Businesses

7.	Foreign Private Investment Companies (PICs)

8.	Foreign Casino and Bingo Operations

9.	Foreign Third-Party Payment Processors

10.	Foreign Securities and Commodities Firms

11.	International Business Corporations (IBCs)

12.	Embassy and Foreign Consulate Accounts

13.	Providers of Internet Gambling Services

14.	Third-Party Payment Processors whose customer are mail order and telephone order companies, telemarketers, offshore companies, on-line gambling related operations, internet based establishments, prepaid travel, online payday lenders, and adult entertainment businesses.

15.	Human Traffickers

16.	Adult Entertainment Businesses

17.	Illegal and/or synthetic drugs businesses

Schedule I-49

COMDATA NETWORK, INC. CREDIT & COLLECTIONS POLICIES & PROCEDURES Proprietary, MasterCard, Merchant Solutions, Branded Debit
VERSION: 17	PAGE 49
ORIGINAL POLICY DATE: 09/30/1999	REVISION DATE: 08/15/2014
SUBJECT: CREDIT & COLLECTIONS POLICIES AND PROCEDURES

Procedural Handling of Applications

Data Entry

•	Credit Implementation Representatives (“CIR’s”) receive New Account Applications from the Sales Department or the Sales Department enters the New Account Application into I Connect Data (“ICD”) also known as eCredit Online Application.

•	Customer Application data is entered into eCredit by the CIR’s unless the Sales Department has already entered the request within the eCredit Online Application.

•	After the credit request has been entered into eCredit or entered online, the request is automatically transferred to a work queue within eCredit. The prospect’s application documentation is placed in a centralized inbox assigned to the Credit Supervisors or attached in ICD if the application is processed online.

General Credit Review Activity

•	The Credit Supervisors review the specific work queue(s) throughout the day and pick up the application documentation folders from the centralized inbox. The Credit Supervisor can distinguish between online and manually entered credit applications and assigns the prospect to a Credit Analyst by placing the prospect in the Credit Analyst’s work queue and providing the Credit Analyst with the application documentation folder.

•	The Credit Analysts review the requests.

•	Credit decisions are documented within eCredit, the system of record for credit approvals.

•	Financial information is more readily available on a Large Commercial entity.

•	Financial information is generally limited in nature or not readily available on the Small Commercial businesses. Credit Bureau Reports are frequently utilized to make a credit decision on the small credit line applications due to the lack of credit information on the business.

•	Generally, different review approaches are taken when reviewing a Large Commercial entity versus a Small Commercial business.

Large Commercial Credit Review Activity on prospects with Credit Limits of $100K or greater

•	The Credit Analyst inputs available financial data into the standard pre-formatted excel review template or into financial profile review template in eCredit

•	The Credit Analyst completes a quantitative and qualitative financial statement analysis on the customer when possible. Consider the following questions during the financial statement analysis process:

Has the entity been in operation and under present control for three years or more?

Has management indicated qualifications to run this or comparable business profitably?

Is tangible net worth adequate to support operations?

Is working capital adequate to support operations?

Schedule I-50

COMDATA NETWORK, INC. CREDIT & COLLECTIONS POLICIES & PROCEDURES Proprietary, MasterCard, Merchant Solutions, Branded Debit
VERSION: 17	PAGE 50
ORIGINAL POLICY DATE: 09/30/1999	REVISION DATE: 08/15/2014
SUBJECT: CREDIT & COLLECTIONS POLICIES AND PROCEDURES

Does cash flow sufficiently cover current maturity of long term debt?

Has the recent operating trend (Sales & Earnings) been favorable?

Is bank and trade experience favorable?

Is the financial analysis prepared from direct financial statements?

Are remittances paid by the contractual customer?

•	Determine the recommended credit line for the account based upon the anticipated monthly volume, billing cycle and method of payment. Attempt to qualify a slight buffer to accommodate volume spikes.

•	Conclude the review with an appropriate recommendation to: a) approve a specified credit line, b) conditionally approve a specified credit line, or c) decline the application for credit. Conditions for approval must be reflected in the review for those applicants being conditionally approved.

•	Unless declined, all new credit requests are Approved Conditional Commitment in eCredit. The Credit Analyst includes any additional conditions within the decision in eCredit, which is subsequently emailed to the Sales Team. All Pre-Funding Conditions are documented in the Notes section of eCredit under the category ‘Approval Contingencies’. Certain conditional items, such as contracts, are understood on all deals and not identified specifically in the decision email. The final Approving Authority will add a new credit limit and input a next review date into eCredit.

•	After decisioning the credit request, the Credit Analyst must close out the Analyst Work Queue Task Activities within eCredit. After the Pre-Funding Conditions are met, the Credit Implementation Representative completes the account set up process in eCredit and all other applicable systems.

•	The current Credit Approval Authority in effect will govern reviews.

Small Commercial Credit Review Activity

•	Obtain an updated Credit Bureau Report (CBR) on the principal and/or guarantor if authorized by the principal or guarantor.

•	Request financial information for review if the credit line required is too high to be qualified solely upon a CBR report and score. If received, process the financial data in eCredit.

•	Determine the recommended credit line for the account based upon the anticipated monthly volume, billing cycle and method of payment. Attempt to qualify a slight buffer to accommodate volume spikes.

•	Conclude the review with an appropriate recommendation to: a) approve a specified credit line, b) conditionally approve a specified credit line, or c) decline the application for credit. Conditions for approval must be reflected in the review for those applicants being conditionally approved.

•	Unless declined, all new credit requests are Approved Conditional Commitment in eCredit. The Credit Analyst includes any additional conditions within the decision in eCredit, which is subsequently emailed to the Sales Team. Certain conditional items, such as contracts, are understood on all deals and not identified specifically in the decision email. The credit Analyst will add a new credit limit and input a next review date of 12/31/2099 on credit limits less than $100K into eCredit.

Schedule I-51

COMDATA NETWORK, INC. CREDIT & COLLECTIONS POLICIES & PROCEDURES Proprietary, MasterCard, Merchant Solutions, Branded Debit
VERSION: 17	PAGE 51
ORIGINAL POLICY DATE: 09/30/1999	REVISION DATE: 08/15/2014
SUBJECT: CREDIT & COLLECTIONS POLICIES AND PROCEDURES

•	After decisioning the credit request, the Credit Analyst must close out the Analyst Work Queue Task Activities within eCredit. After the outstanding Conditions are met, the Credit Implementation Representative completes the account set up process in eCredit and the AA System

•	The current Credit Approval Authority in effect will govern reviews.

Adverse Actions

Declining an application constitutes an adverse action under the Equal Credit Opportunity Act (ECOA). The following notifications must be given, either orally or in writing, to applicants that had gross revenue of $1,000,000 or less:

a)	A statement of the action taken.

b)	The name and address of the creditor.

c)	A statement of the provisions of section 701(a) of the ECOA (see below).

d)	The name and address of the federal agency that administers compliance with respect to the creditor (Federal Trade Commission – address below).

e)	1) A statement of the specific reasons for the action taken, or 2) a disclosure of the applicant’s right to a statement of specific reasons within 30 days, if the statement is requested within 60 days of the creditor’s notification. The disclosure shall include the name, address, and phone number of the person or office from which the statement of reasons can be obtained.

Alternatively, disclosure of an applicant’s right to a statement of reasons may be given at the time of application instead of when adverse action is taken, provided that the disclosure is in a form that the applicant may retain, and contains the information required in (c), (d), and (e)(2) above.

The following notification, either orally or in writing, is sufficient for applicants that had gross revenues in excess of $1,000,000 or for credit incident to a factoring agreement:

a)	Notify the applicant within a reasonable time of the action taken

b)	Provide a written statement of the reasons for the adverse action and the section 701(a) statement (see below) if the applicant makes a written request for the reasons within 60 days of being notified of the adverse action.

Section 701(a) Statement

NOTICE: The Federal Equal Credit Opportunity Act prohibits creditors from discriminating against credit applicants on the basis of race, color, religion, national origin, sex, marital status, age (provided the applicant has the capacity to enter into a binding contract); because all or a part of the applicant’s income derives from any public assistance program; or because the applicant has in good faith exercised any right under the Consumer Credit Protection Act. The federal agency that administers compliance with this law concerning this creditor is the Federal Trace Commission, Equal Credit Opportunity, Washington, D.C. 20580.

Schedule I-52

COMDATA NETWORK, INC. CREDIT & COLLECTIONS POLICIES & PROCEDURES Proprietary, MasterCard, Merchant Solutions, Branded Debit
VERSION: 17	PAGE 52
ORIGINAL POLICY DATE: 09/30/1999	REVISION DATE: 08/15/2014
SUBJECT: CREDIT & COLLECTIONS POLICIES AND PROCEDURES

ECOA requires that credit applications be maintained for 12 months after notifying an application of an adverse action. Comdata maintains its denied credit applications and credit files for three months within the Credit Department and then shipped applications/credit files to storage with a destroy date of seven years.

Override Procedures

The sales representative may appeal a “decline” or “conditional approval” decision. The override process is as follows:

•	Sales Associate initiates the appeal to the respective Director of Sales (DS).

•	DS reviews the file and determines if the appeal process should proceed.

•	DS contacts the analyst to discuss and set up a meeting with the DS, sales rep, analyst and Credit Supervisor.

•	All parties above jointly review and discuss the credit decision to determine if an error exists in analysis or policy non-compliance.

•	A new decision will be forthcoming immediately according to policy if an analysis error or policy non-compliance issue is identified.

•	A judgmental yet prudent (business) decision will be made if no analytical error or policy non-compliance issue is discovered.

•	If the Credit Supervisor overrides the original credit decision and the recommended credit line is within the Credit Supervisor’s authority level, signatory authorization from the Credit Supervisor will be obtained and the account established.

•	The DS will have the option of presenting the application to the VP of Credit if the original decision remains unchanged.

•	A judgmental yet prudent (business) decision will be made by the VP of Credit based upon the available information.

•	If the VP of Credit overrides the original credit decision and the recommended credit line is within the VP of Credit’s authority level, signatory authorization from the VP of Credit will be obtained and the account established

•	If the VP of Credit sustains the initial credit decision, the DS and VP of Sales have the option of taking the application to the Sr. VP of Credit & Collections for consideration

•	The DS and VP of Sales have the option of presenting the application to the Sr. VP of Credit and Collections if the original decision remains unchanged.

•	A judgmental yet prudent (business) decision will be made by the Sr. VP of Credit and Collections based upon the available information.

•	If the Sr. VP of Credit and Collections overrides the original credit decision and the recommended credit line is within the Sr. VP of Credit and Collection’s authority level, signatory authorization from the Sr. VP of Credit and Collections will be obtained and the account established.

•	If the Sr. VP of Credit and Collections sustains the initial credit decision, the VP of Sales has the option of taking the application the Executive VP of Sales and subsequently to the President of Comdata for final consideration.

•	If the President of Comdata overrides the original credit decision, signatory authorization from the President of Comdata is obtained and the account management parameters (maximum account balance, etc) are specified in writing regarding the ongoing business relationship subject to the credit authority matrix.

Schedule I-53

COMDATA NETWORK, INC. CREDIT & COLLECTIONS POLICIES & PROCEDURES Proprietary, MasterCard, Merchant Solutions, Branded Debit
VERSION: 17	PAGE 53
ORIGINAL POLICY DATE: 09/30/1999	REVISION DATE: 08/15/2014
SUBJECT: CREDIT & COLLECTIONS POLICIES AND PROCEDURES

Branded Debit Procedures

After Credit has approved a new branded debit account, the approval decision is provided to the Sales Team. Terms provided are (1) payroll – prepaid collected funds and (2) one-off’s and fees – CDN ACH. The Prepaid Operations Team is responsible for setting up new Branded Debit accounts in the OpenWay system. After the account set up process, Prepaid Operations will notify Credit via email to set the approved credit limit for one-off payroll items and fees.

The Credit Analyst must first review the decision in eCredit to verify that the credit limit Prepaid Operations has requested is consistent with the approved limit. Secondly, the Credit Analyst must verify that the payment method established for one-off items and fees is CDN ACH. The VP-Credit must approve any payment method other than CDN ACH.

Schedule I-54

COMDATA NETWORK, INC. CREDIT & COLLECTIONS POLICIES & PROCEDURES Proprietary, MasterCard, Merchant Solutions, Branded Debit
VERSION: 17	PAGE 54
ORIGINAL POLICY DATE: 09/30/1999	REVISION DATE: 08/15/2014
SUBJECT: CREDIT & COLLECTIONS POLICIES AND PROCEDURES

SECTION VI – EXISTING CUSTOMER MANAGEMENT

Overview

Credit personnel are responsible for continually monitoring the credit-worthiness of existing customers in accordance with established policy and procedure via an annual and volume review process. The objective is the early detection and minimization of unacceptable risks. Such a practice also enables the credit department to proactively address a customer’s credit requirements to help minimize service interruption. The various account management issues and the procedures utilized to manage customer accounts are as follows:

Customer Management Issues

Review Frequency

•	Scheduled Annual reviews will be conducted on all accounts whose unsecured credit line is $100,000 or more at least annually.

•	Reviews will be conducted on an interim basis as needed to address the adequacy of credit lines for billing volume changes.

Bankruptcy Issues

If an existing unsecured customer files Chapter 11 or 13 bankruptcy, the account is immediately suspended and transferred to claims. The pre-petition charges are moved to a separate account and a proof of claim is submitted to the bankruptcy court covering the pre-petition debt. If the customer desires to continue using the account, at Comdata’s discretion, the customer can be allowed to continue the use of his existing Comdata account under a new contract with the debtor in possession, on a pre-paid basis via collected funds only, or the existing contract may be assumed.

If an existing customer, whose account is secured by an Irrevocable Bank Letter of Credit or Bond, files Chapter 11 or 13 bankruptcy, the credit line is immediately suspended. The pre-petition charges are moved to a separate account and a claim is filed on the respective security. At Comdata’s discretion, the customer can be allowed to continue the use of his existing Comdata account under new contract with the debtor in possession, on a pre-paid basis via collected funds only, or the existing contract may be assumed.

Bankrupt customers are also given the opportunity to provide court approved post-petition “Hard” security recognizing the bankrupt as a debtor in possession in lieu of remitting on a pre-pay basis. Remittances must always be in collected funds and the account must always be subject to an account specific credit limit.

Existing Account Hard Hold Criteria

•	All accounts can be placed subject to an account specific credit limit. The Senior Vice President of Credit & Collections must approve all exceptions.

Schedule I-55

COMDATA NETWORK, INC. CREDIT & COLLECTIONS POLICIES & PROCEDURES Proprietary, MasterCard, Merchant Solutions, Branded Debit
VERSION: 17	PAGE 55
ORIGINAL POLICY DATE: 09/30/1999	REVISION DATE: 08/15/2014
SUBJECT: CREDIT & COLLECTIONS POLICIES AND PROCEDURES

Temporary Credit Line Increase Requests

Reference Section V for the procedures and decision tree associated with the temporary credit line increase process.

Name Change Requirements

Any company wishing to change the name of their account, as it appears in our system, must provide the following:

•	A new credit application reflecting new legal name.

•	A written explanation of and for the name change. This letter must be signed by an officer of the company, or, in the case of a personal account, by the person who is responsible for the payment of the account.

•	An amendment reflecting the name change should be executed and signed by the appropriate officer of the company.

•	Any security held by Comdata for the old account must be updated (amended) to reflect the new name of the account.

•	The customer’s permanent file must be checked for most recent updated information & application to verify if there are any changes in ownership (refer to the Ownership Change Requirements section of this policy).

•	If unsecured credit is extended based on principal information or financials that has changed, you must re-qualify as new business with credit pulled under new ownership (refer to the Ownership Change Requirements section of this policy).

•	Refer to legal department if a question arises regarding a name change vs. new legal entity.

Ownership Change Requirements

Comdata Credit and Collections should be apprised of ownership changes to determine the appropriate activities needed to properly address the ownership/acquisition changes. Associates inside or outside the Credit Department should promptly notify the Manager of Portfolio Risk Management.

If an unsecured credit line has been extended based on principal information and based on financial statements and that has changed, the business must re-qualify as a new business.

If an unsecured credit line has been extended and an acquisition calls for additional unsecured credit to be extended, a credit review must be completed. However, a credit review may also need to be conducted depending on the details surrounding the acquisition.

The following information is not all-inclusive, but should be provided to the Credit department to initiate their review process:

•	Sales should submit a credit request to the Credit Department if additional unsecured credit is needed or if the limit needs to be reduced

•	A written statement, outlining the type of ownership change, the cost of the acquisition and how the acquisition was financed. See below.

•	In the event credits are listed on the account (e.g., Comcash balances), our correspondence must indicate that these credits are assets being transferred to the “new name” account.

•	In the event the company being sold was bought as an asset purchase, Collections Management should be notified to determine how to collect any receivables still owed. This could include the following actions:

Schedule I-56

COMDATA NETWORK, INC. CREDIT & COLLECTIONS POLICIES & PROCEDURES Proprietary, MasterCard, Merchant Solutions, Branded Debit
VERSION: 17	PAGE 56
ORIGINAL POLICY DATE: 09/30/1999	REVISION DATE: 08/15/2014
SUBJECT: CREDIT & COLLECTIONS POLICIES AND PROCEDURES

account suspension, make contact with Principal(s) of Selling entity, make contact with any and all personal guarantors, and make contact with new buyer if additional leverage is needed to collect the outstanding balance.

•	In the event the company is being sold as a stock purchase, Collections may suspend the account until there is an agreement on how the outstanding balance will be paid.

Proprietorships and Partnerships:

What agreement was made between the buyer and seller regarding debts (specifically Comdata) incurred prior to the change in ownership?

Corporation:

Is the change in ownership the result of a stock or asset purchase?

What was the purchase price and how was it financed?

Is the current credit limit on the account appropriate for the anticipated volume post-acquisition?

What agreement was made between the buyer and seller regarding debts (specifically Comdata) incurred prior to the change in ownership?

•	” account.

Procedural Handling of Reviews

Annual Reviews

File Preparation

•	A report indicating all accounts scheduled for review is obtained weekly identifying the number of reviews completed and not completed by month.

•	Phone calls are placed to customers that have an annual review scheduled within 60 days requesting their latest fiscal year end financial statement. Letters are mailed to the customers if the phone calls fail to generate a financial statement. As a last resort, Sales is notified to provide support in obtaining the financial statement.

Review Considerations

•	Customer Agreement

Confirm the availability of a Customer Agreement in the file

Confirm no changes have been made in the legal form of the entity.

Corporation

Proprietorship

Partnership

Confirm no changes have been made in the customer’s legal name.

Schedule I-57

COMDATA NETWORK, INC. CREDIT & COLLECTIONS POLICIES & PROCEDURES Proprietary, MasterCard, Merchant Solutions, Branded Debit
VERSION: 17	PAGE 57
ORIGINAL POLICY DATE: 09/30/1999	REVISION DATE: 08/15/2014
SUBJECT: CREDIT & COLLECTIONS POLICIES AND PROCEDURES

•	Financial Statements

Is the name appearing on the most recently submitted financial statement the same as that appearing on last year’s financial statement?

Is the financial information audited, unaudited, compiled, reviewed, etc.?

Is the financial information combined, consolidated, etc.?

Verify that the financial data utilized in the review is comparative to the financial data submitted for review the previous year.

Did the customer change accounting firms?

Is there an “On-going Concern” disclaimer in the accountant’s report?

•	Credit Reference Considerations (If Applicable)

Review third party commercial bureau reports for indications of ownership change, name change, or pay performance deterioration.

Obtain updated CBR information if the account was originally established based upon CBR data.

The decision to obtain direct credit references, whether bank or trade related, is dependent upon the need for additional detailed reference data to make a final decision, and the size of the anticipated credit exposure.

Review direct trade reference responses, if available, for any deterioration in pay performance from that previously reported. (Request trade references as deemed necessary)

Call the customer’s banker for more in-depth information if the information on the bank’s written response is insufficient. Possible questions for banker are as follows:

Is the customer in compliance with the various loan covenants?

What is the average collected checking balance?

Is there an overdraft or NSF check history?

Are interest rates fixed or variable?

If variable, is there an established interest ceiling?

Check The Credit Exchange trade association data

•	Security Considerations (If Applicable)

Schedule I-58

COMDATA NETWORK, INC. CREDIT & COLLECTIONS POLICIES & PROCEDURES Proprietary, MasterCard, Merchant Solutions, Branded Debit
VERSION: 17	PAGE 58
ORIGINAL POLICY DATE: 09/30/1999	REVISION DATE: 08/15/2014
SUBJECT: CREDIT & COLLECTIONS POLICIES AND PROCEDURES

Verify the original security instrument is in the fire proof security cabinet

Verify the name on the security instrument matches the name of our contractual customer

Verify that the security instrument has not expired

Verify the amount of the security instrument and the expiration date is correctly reflected in eCredit and on the “A” screen

Annual Reviews are completed on all unsecured credit limits of $100K or greater.

•	Credit Analyst utilizes the standard pre-formatted excel review template or the financial profile review template in eCredit to perform the annual review process

•	The Credit Analyst inputs available financial data into the standard pre-formatted excel review template or into financial profile review template in eCredit.

•	The Credit Analyst completes a quantitative and qualitative financial statement analysis on the customer when possible. Consider the following questions during the financial statement analysis process:

Has the entity been in operation and under present control for three years or more?

Has management indicated qualifications to run this or comparable business profitably?

Is tangible net worth adequate to support operations?

Is working capital adequate to support operations?

Does cash flow sufficiently cover current maturity of long term debt?

Has the recent operating trend (Sales & Earnings) been favorable?

Is bank and trade experience favorable?

Is the financial analysis prepared from direct financial statements?

Are remittances paid by the contractual customer?

•	Verify the volume of each billing level account and review for payment performance against the existing contract, i.e., payment frequency and method.

•	Adjust the credit line of each billing level account based upon the volume, billing cycle and method of payment. Attempt to qualify a slight buffer to accommodate volume spikes.

•	Conclude the review with an appropriate recommendation to a) maintain the existing line, b) increase the credit line, c) decrease the credit line, d) obtain security, e) drop the security requirement, f) alter billing cycle, g) alter method of payment, or h) a combination of the aforementioned recommendations.

•	Notify the sales representative of any issue regarding credit limit reductions, changes in the method or frequency of payment, or the need for security.

Schedule I-59

COMDATA NETWORK, INC. CREDIT & COLLECTIONS POLICIES & PROCEDURES Proprietary, MasterCard, Merchant Solutions, Branded Debit
VERSION: 17	PAGE 59
ORIGINAL POLICY DATE: 09/30/1999	REVISION DATE: 08/15/2014
SUBJECT: CREDIT & COLLECTIONS POLICIES AND PROCEDURES

•	Initiate the necessary activity to implement the recommended action on the account. Diplomatically negotiate the recommended requirements with the customer or sales to control risk while maintaining the business.

•	Upon completion of the scheduled review, a new review date will be scheduled to correspond with the availability of the customer’s fiscal year end financials approximately 90 days following the customer’s fiscal year end. Interim reviews will be scheduled if deemed necessary.

•	Secured accounts are to be reviewed one month prior to the expiration of the security instrument.

•	The completed file is routed to the next Credit Approval Authority level for signature if applicable.

•	When approved, the credit analyst inputs updates regarding credit lines and security amounts into eCredit, and the “A” system.

•	The current Credit Approval Authority in effect will govern reviews.

•	Adverse action – if an adverse action such as decreasing the credit line or requiring security is taken, certain disclosures may be required. See Declined Applications and Adverse Action section (Section V).

Volume Reviews

File Preparation

•	An investigation is made to determine if the volume excess is a result of a) increased business volume or b) account delinquency.

•	No formal review or credit line adjustment is completed if the volume excess is only delinquency related. The Collection Supervisor will be apprised of the inability to raise the customer’s credit line. The Collection Supervisor will inform the Collector of the credit line review decision and instruct them to maintain the account within its assigned credit line.

•	If the volume excess is truly attributable to increased business volume, a formal review will be initiated.

•	Verify the date of the most recent financial information available in the customer’s file

•	Request updated financial information to complete the volume review if the available financial information is to stale-dated. A request for updated financial information and/or credit reference information will depend upon a) the timeliness of existing information, and b) the severity of the problem.

Review Considerations (identified above beginning on page 43).

Schedule I-60

COMDATA NETWORK, INC. CREDIT & COLLECTIONS POLICIES & PROCEDURES Proprietary, MasterCard, Merchant Solutions, Branded Debit
VERSION: 17	PAGE 60
ORIGINAL POLICY DATE: 09/30/1999	REVISION DATE: 08/15/2014
SUBJECT: CREDIT & COLLECTIONS POLICIES AND PROCEDURES

Incremental Credit Reviews

Incremental credit reviews apply to existing accounts whose credit lines have been reviewed within the current year period and are $100,000 and above. The following sets forth the criteria for approval.

•	Incremental increases will be considered within policy if the limit increase does not exceed the greater of 25% of the existing credit limit or $50,000.

•	Incremental increase approvals will be limited to one a year per account within the current year of last review date.

•	Total credit limit should not exceed 10% of stockholder’s equity/net worth.

•	Incremental increases will not be used to change/extend billing or payment terms.

•	Customer must carry a credit grading of “2” or better.

•	Review dates will not be changed. AA comments (Line 1, etc.) will include the new amount, but will reflect the original review date.

Incremental approval will be documented in eCredit and will be accompanied by a signed and completed Incremental Approval Review.

Schedule I-61

COMDATA NETWORK, INC. CREDIT & COLLECTIONS POLICIES & PROCEDURES Proprietary, MasterCard, Merchant Solutions, Branded Debit
VERSION: 17	PAGE 61
ORIGINAL POLICY DATE: 09/30/1999	REVISION DATE: 08/15/2014
SUBJECT: CREDIT & COLLECTIONS POLICIES AND PROCEDURES

SECTION VII – SECURITY PROCEDURES

Security

Security is requested when the available information (financial and/or credit history) indicate the credit-worthiness of a prospect/customer is considered inadequate to establish an unsecured line of credit. Security may also be requested when an applicant declines to provide sufficient financial data needed to determine credit-worthiness. Security Options are classified as “Hard” or “Soft”. The various types of “Hard” and “Soft” security and their respective minimum requirements, characteristics, and maintenance procedures are as follows:

“Hard” Security

Irrevocable/Standby Bank Letters of Credit

Minimum Requirements:

•	Letter of Credit must be our form – any deviations should be reviewed by Legal.

•	Letter of credit must be on bank letterhead

•	Letter of credit must indicate an expiration date

•	Letter of credit must reflect its letter of credit number assigned by the bank

•	Letter of credit must be dated and signed by an authorized bank officer

•	Letter of credit must be the original instrument. Credit will not be extended to a new account based upon a “fax” or “copy” of the security instrument

•	Customer’s name on the letter of credit and the name on the customer agreement must match exactly

•	Letter of Credit must be subject to ISP98.

•	The bank providing the LC will be contacted to verify the authenticity of the instrument. Verification will be made regarding the a) customer’s name, b) benefactor’s name, c) Irrevocable credit number, d) security amount, e) expiration date, and d) the banker’s authorization to sign the instrument.

Characteristics:

•	An Irrevocable Letter of Credit (“LC”) is an excellent form of security Comdata can obtain to insure the payment of debt.

•	The customer applies for a letter of credit at his local bank. If approved, the bank generally charges the customer an annual fee of 1%-2%+ of the instrument’s face amount for this service. In many instances, the customer is required to provide the bank security. If the customer has an established working capital facility at the bank, the availability of funds in the working capital facility is reduced by the amount of the letter of credit.

•	Note that the irrevocable nature of the letter of credit does not allow the customer or customer’s bank to prematurely cancel the letter of credit prior to the instrument’s expiration date. The banking institution is obligated to honor Comdata’s claim on the letter of credit if a claim is filed prior to the expiration date. The bank is under no obligation to honor a claim if the claim is filed subsequent to the instrument’s expiration date.

Schedule I-62

COMDATA NETWORK, INC. CREDIT & COLLECTIONS POLICIES & PROCEDURES Proprietary, MasterCard, Merchant Solutions, Branded Debit
VERSION: 17	PAGE 62
ORIGINAL POLICY DATE: 09/30/1999	REVISION DATE: 08/15/2014
SUBJECT: CREDIT & COLLECTIONS POLICIES AND PROCEDURES

Maintenance Procedures:

•	Verification will be made to insure that the Comdata customer’s name appearing on the letter of credit is identical to that of our contractual customer.

•	Verification will be made to insure that the benefactor’s name (Comdata Network, Inc.) is correctly reflected on the security instrument and that no alterations have been made by the banking institution to our standard letter of credit format.

•	The bank providing the LC will be contacted via phone to verify the authenticity of the instrument in an effort to prevent our acceptance of fraudulent security instruments. Verification will be made regarding the a) customer’s name, b) beneficiary’s name, c) Irrevocable credit number, d) security amount, e) expiration date, and d) the banker’s authorization to sign the instrument

•	The bank will also be verified through the following website:

•	http://www2.fdic.gov/crapes/

The ratings are as follows (any financial institution with a rating of Needs to Improve or below (should be approved by Manager, Portfolio Risk prior to acceptance of the LOC):

Rating	Lending	Investment	Service
Outstanding	12 points	6 points	6 points
High Satisfactory	9 points	4 points	4 points
Low Satisfactory	6 points	3 points	3 points
Needs to Improve	3 points	1 point	1 point
Substantial Noncompliance	0 points	0 points	0 points

•	Appropriate follow up 45 days prior to the expiration of the security will be initiated to ensure undue risk to Comdata is avoided. Reminder letters will be sent to the customer requesting that the security instrument be renewed by a specific date. A copy of each customer’s LC renewal request letter will be sent to the respective banking institution requesting the LC renewal amendment.

•	A copy of the LC will be retained in the customer’s file while the original instrument is stored with all other original security instruments in a secure location.

Bonds

Minimum Requirements:

•	Bonds must be our form – any deviations should be reviewed by Legal.

•	Bond must have a bond number

•	Bond must be signed

•	Customer’s name on the bond and the name on the customer agreement must match exactly

•	Bond must contain an unrestricted/unlimited power of attorney and the insurance company’s seal (no exceptions).

•	Bond and Power of Attorney must be the original instruments. Credit will not be extended to a new account based upon a “fax” or “copy” of the security instrument

•	The “Best’s Key Rating Guide” of Property-Casualty Insurance Companies will be utilized to verify the strength of the institution backing a bond instrument

Schedule I-63

COMDATA NETWORK, INC. CREDIT & COLLECTIONS POLICIES & PROCEDURES Proprietary, MasterCard, Merchant Solutions, Branded Debit
VERSION: 17	PAGE 63
ORIGINAL POLICY DATE: 09/30/1999	REVISION DATE: 08/15/2014
SUBJECT: CREDIT & COLLECTIONS POLICIES AND PROCEDURES

•	The insurer’s AM Best Rating must be “A-” or greater

•	Any bond from a company with a rating qualifier of “w” or “q” will be rejected regardless of the rating.

•	The Bond Department of the insurance company providing the security instrument will be contacted annually to verify the authenticity of the instrument. Verification will be made regarding the a) Principal’s name, b) Obligor’s name, c) bond number, d) security amount, and e) receipt of the Power of Attorney.

Characteristics:

•	A surety or guarantee payment bond represents another form of security accepted by Comdata to help insure the payment of debt. However, this form of security is less desirable than a letter of credit due to settlement delays on the part of insurance companies in paying claims. It usually takes ninety (90) days to one hundred twenty (120) days to receive settlement on a bond claim.

•	The customer generally contacts his insurance agent to facilitate the procurement of a bond from an insurance company. An annual premium of approximately 2% of the bond’s face amount is charged the customer by his insurance company to provide this security instrument.

•	Unlike the Irrevocable Bank Letter of Credit, a bond can be cancelled by the issuing institution providing it gives 30 days cancellation notice prior to the cancellation date. Note that the pre-notification period can vary depending upon the contractual agreement. Insurance companies are obligated to honor claims for charges incurred up to the cancellation date even if the claim is actually filed subsequent to the specified cancellation date.

Maintenance Procedures:

•	Verification will be made to ensure that the Principal’s name appearing on the security instrument matches the name of our contractual customer and that no alterations have been made by the insurance company to our standard bond format.

•	The Bond Department of the insurance company will be contacted to verify the authenticity of the bond in an effort to prevent fraudulent security instruments. Verification will be made regarding the a) Principal’s name, b) Obligor’s name, c) bond number, d) security amount, and e) receipt of the Power of Attorney.

•	The “Best’s Key Rating Guide” of Property-Casualty Insurance Companies will be utilized to verify the strength of the institution backing a bond instrument. The insurer’s AM Best Rating must be “A-” or greater.

•	If an insurer’s A M Best Rating is trending unfavorably over a consecutive three year period and drops below the minimum acceptable rating value, Comdata will discontinue accepting bonds from that insurance company until consistent improvement is noted in the rating trend.

•	A copy of the bond will be retained in the customer’s file while the original instrument is stored with all other original security instruments in a secure location.

Cash Deposits

Minimum Requirements:

•	Deposit must be established with “collected” funds

Wire Transfer

ACH Credit

Western Union Quick Collect

Schedule I-64

COMDATA NETWORK, INC. CREDIT & COLLECTIONS POLICIES & PROCEDURES Proprietary, MasterCard, Merchant Solutions, Branded Debit
VERSION: 17	PAGE 64
ORIGINAL POLICY DATE: 09/30/1999	REVISION DATE: 08/15/2014
SUBJECT: CREDIT & COLLECTIONS POLICIES AND PROCEDURES

•	Comdata will not pay interest on cash deposits

•	Credit will not be extended to a new account based upon a commitment to send collected funds until collected funds are received by Comdata

Characteristics:

Comdata readily accepts cash deposits via “collected funds” from customers to secure debt repayment. Note that the cash deposit is not a form of prepayment as is the case with a Comcash account. Upon receipt, the cash deposit is recorded on the general ledger as a true deposit to be utilized as security for non-payment of an account. The cash deposit does not remain on the customer’s account as a credit.

Should the customer subsequently file bankruptcy, the cash deposit can only be utilized to clear pre-petition charges. The bankruptcy court must be petitioned for permission to apply the cash deposit to the pre-petition debt. A bankrupt customer must petition the court to provide a post-petition cash deposit in order for Comdata to be safely secured on a post-petition basis.

Maintenance Procedures:

Comdata will refund the deposit less any amount owed if the customer discontinues using our services.

Unless the customer’s account is established on a partially secured basis, the cash deposit amount generally equates to the customer’s credit line.

“Soft Security”

Corporate Guaranty

Minimum Requirements:

•	Corporate guaranties must be written using Comdata’s pre-approved guaranty format

•	The guaranty must be completed; signed, sealed with the corporate seal, and notarized

•	The corporate Guaranty must be accompanied by a properly executed Corporate Resolution (Exhibit 4)

•	A review of the guarantor’s financial condition will be conducted prior to the acceptance of a guaranty agreement

•	Credit approval must first be obtained based upon the financial strength of a guaranteeing corporation

Characteristics:

•	A corporate guaranty is not merely an enhancement to the customer’s credit; a guaranty is the reason or basis for extending credit to the customer. A guaranty is a separate contract between the guarantor and Comdata whereby the guarantor agrees to pay the debt of the Comdata customer or fulfill the customer’s obligations under the contract between the customer and Comdata.

•	The guaranty should be contained in a separate document and should not be included as part of the underlying contract between the Comdata company and the customer.

Schedule I-65

COMDATA NETWORK, INC. CREDIT & COLLECTIONS POLICIES & PROCEDURES Proprietary, MasterCard, Merchant Solutions, Branded Debit
VERSION: 17	PAGE 65
ORIGINAL POLICY DATE: 09/30/1999	REVISION DATE: 08/15/2014
SUBJECT: CREDIT & COLLECTIONS POLICIES AND PROCEDURES

Maintenance Procedures:

•	Verify the Corporate Guaranties are written using Comdata’s pre-approved guaranty format

•	Verify that the guaranty is signed, sealed with the corporate seal, and notarized

•	Verify the Corporate Guaranty is accompanied by a properly executed Corporate Resolution (Exhibit E4)

•	Since a guaranty is no better than a guarantor’s ability to pay should the debtor default, a review of the guarantor’s financial condition and credit-worthiness will be conducted prior to the acceptance of a guaranty agreement. Approval must first be obtained based upon the financial strength of the guarantor.

•	Comdata does not equate the value of a Corporate Guaranty with an Irrevocable Bank Letter of Credit, Bond, or a cash deposit.

•	On all unsecured credit limits of $100K or greater, Comdata will review updated financial information on the customer and guarantor on an annual basis to re-qualify the credit line. The guarantor will be reminded annually of his contingent obligation by our request for financial data.

•	In the event of default, Comdata will apprise the guarantor promptly of the debtor’s delinquency and solicit the guarantor’s assistance in resolving the problem.

Personal Guaranty

Minimum Requirements:

•	Personal guaranties must be written using Comdata’s pre-approved guaranty format

•	The guaranty must be completed and signed.

•	A review of the guarantor’s financial condition will be conducted prior to the acceptance of a guaranty agreement

•	Credit approval must first be obtained based upon the financial strength of the guarantor and a satisfactory CBR report.

•	The guarantor’s spouse will be required to sign the guaranty if jointly owned property is relied on to satisfy Comdata’s standard of credit-worthiness.

Characteristics:

•	Essentially the same financial and contractual considerations are reviewed to determine the acceptability of a personal guaranty as those pertaining to the acceptability of a corporate guaranty. The guarantor must be financially responsible or the guaranty is worthless.

•	A personal guaranty is not merely an enhancement to the customer’s credit; a guaranty is the reason or basis for extending credit to the customer. A guaranty is a separate contract between the guarantor and Comdata whereby the guarantor agrees to pay the debt of the Comdata customer or fulfill the customer’s obligations under the contract between the customer and Comdata.

•	The guaranty should be contained in a separate document and should not be included as part of the underlying contract between the Comdata company and the customer.

Schedule I-66

COMDATA NETWORK, INC. CREDIT & COLLECTIONS POLICIES & PROCEDURES Proprietary, MasterCard, Merchant Solutions, Branded Debit
VERSION: 17	PAGE 66
ORIGINAL POLICY DATE: 09/30/1999	REVISION DATE: 08/15/2014
SUBJECT: CREDIT & COLLECTIONS POLICIES AND PROCEDURES

Maintenance Procedures:

•	Since a guaranty is no better than a guarantor’s ability to pay should the debtor default, a review of the guarantor’s financial condition and credit-worthiness will be conducted prior to the acceptance of a guaranty agreement.

•	A credit bureau report should be obtained on the guarantor as part of the review process. Note that the guarantor must provide written permission for Comdata to pull their personal CBR report.

•	If property is jointly owned, the spouse’s guaranty is generally required to provide attachable assets. Both husband and wife must sign as guarantors if jointly owned property is involved, even if a spouse operates as a proprietorship. Note that each guarantor must provide written permission for Comdata to pull his or her respective personal CBR report.

•	Legal counsel should be contacted if doubt exists as to the validity of a husband or wife guaranteeing their spouse’s debts.

•	Guaranty should never be used as substitutes for needed capital.

General Security Information:

Comdata will maintain a record of those accounts that have provided security. A separate record will be maintained for each security type.

A record of aggregate credit exposure will be maintained on each issuer of security to allow Comdata to monitor our composite exposure more effectively.

Full security is defined as a letter of credit, bond, or cash deposit equal to the credit line as defined. No formal financial statement credit review is required on a fully secured account. (All fully secured accounts should be subject to hard hold.)

Any company that does not provide full security falls under the regular Comdata review and control procedures.

The a) amount, b) type and c) expiry date (if applicable) of security instruments will be loaded on the “A” screen to aid in the identification of secured accounts.

eCredit collateral records are maintained and a report is generated monthly identifying accounts with security on file.

Security will be clearly reflected on every Customer Agreement.

Schedule I-67

COMDATA NETWORK, INC. CREDIT & COLLECTIONS POLICIES & PROCEDURES Proprietary, MasterCard, Merchant Solutions, Branded Debit
VERSION: 17	PAGE 67
ORIGINAL POLICY DATE: 09/30/1999	REVISION DATE: 08/15/2014
SUBJECT: CREDIT & COLLECTIONS POLICIES AND PROCEDURES

A separate security/collateral file is maintained for all accounts that provide Comdata letters of credit, bonds, or certificates of deposits. The credit and security files are maintained in a secure environment and access is limited to only a few personnel.

Note: Unsecured credit limits exceeding the decision-maker’s credit line authority must be countersigned by an authorized individual when an account’s status changes from a secured to an unsecured position. Reference Credit Line Authorities by Title in Section II.

Schedule I-68

COMDATA NETWORK, INC. CREDIT & COLLECTIONS POLICIES & PROCEDURES Proprietary, MasterCard, Merchant Solutions, Branded Debit
VERSION: 17	PAGE 68
ORIGINAL POLICY DATE: 09/30/1999	REVISION DATE: 08/15/2014
SUBJECT: CREDIT & COLLECTIONS POLICIES AND PROCEDURES

SECTION VIII – COLLECTION PROCEDURES

General:

A major responsibility of the Comdata Credit Department involves the safeguarding of the company’s receivable investment via sound credit extension practices and the ultimate collection of outstanding receivables.

Recognizing that adequate collection results hinge on the degree that technique, determination, and imagination are used in carrying out the collection responsibilities, credit personnel will be diplomatic, resourceful and aggressive in maintaining our customers within the established Terms of Sale while maintaining the customer’s goodwill and service levels. Credit personnel will adhere to the established collection policies and exercise due diligence to assure that our customers are maintained within the established terms of sale.

The various collection criteria which provide the framework and collection guidelines are as follows:

Terms of Sale

The various terms and billing cycles available to Comdata customers for numerous product types are as follows:

PRODUCTS	BILLING CYCLES	TERMS

CASH & FUEL	DAILY	Daily & NET 7,14,21,30
	WEEKLY	NET 1,7,14,21,31

	WEEKLY	NET 15
GENERIC CREDIT CARD	SEMI-MONTHLY	NET 15
	MONTHLY	NET 15

MERCHANT SVCS. TRENDAR	MONTHLY	NET 30

	WEEKLY	NET 15
TRANSLINK	SEMI-MONTHLY	NET 15
	MONTHLY	NET 15

REGULATORY COMPLIANCE	WEEKLY	NET 7, 15, 30
	SEMI-MONTHLY	NET 7, 15, 30
	MONTHLY	NET 7, 15, 30

	DAILY	NET 1,7,14,15,21,30
MASTERCARD	WEEKLY	NET 1,7,14,15,21,30
	SEMI-MONTHLY	NET 1,7,14,15,21,30
	MONTHLY	NET 1,7,14,15,21,30

	DAILY	PREPAID - PAYROLL
BRANDED DEBIT	DAILY	NET 1
	WEEKLY	NET 1

Schedule I-69

COMDATA NETWORK, INC. CREDIT & COLLECTIONS POLICIES & PROCEDURES Proprietary, MasterCard, Merchant Solutions, Branded Debit
VERSION: 17	PAGE 69
ORIGINAL POLICY DATE: 09/30/1999	REVISION DATE: 08/15/2014
SUBJECT: CREDIT & COLLECTIONS POLICIES AND PROCEDURES

Methods of Remittance

Check

A check is a written order by a customer to the customer’s bank to pay a specified sum on demand to Comdata. A check can involve risk since there is no guarantee that the customer has sufficient funds in their bank account to cover the check when presented to the bank for payment.

Cashier’s Check

A cashier’s check is drawn by the bank cashier on the cashier’s own bank. The bank accepts the check as drawee making itself absolutely liable for payment. Comdata need only look to the bank for payment.

ACH Debit

Comdata initiates an automated debit against the customer’s designated bank account. The amount will be withdrawn from the customer’s bank account within two business days. Note that the bank can return ACH remittance to Comdata due to insufficient funds if the customer does not have adequate funds in their bank account to cover the ACH transaction.

ACH Credit

Customer initiates an automated credit from his bank to Comdata’s bank account.

Telephone Debit ACH (EFT)

Customer initiates a payment from anywhere by touch-tone telephone, which authorizes the initiation of a debit against the client’s designated bank account.

Bank Wire Transfer

Customer initiates payment by arranging an electronic transfer of funds from his bank account to that of Comdata. Generally, Comdata receives the wire transfer the same day of the transfer. Comdata considers wire transfers to be collected funds since the customer must have collected funds in their bank account in order to make a transfer.

Western Union Quick Collect

Comdata established a Quick collect commercial Money Transfer account with Western Union to provide value-added service to Comdata customers.

Customers give collected funds to Western Union agents who remit these collected funds via electronic transmission to a file received from Western Union which is then loaded into both the MVS A and GEAC systems.

Schedule I-70

COMDATA NETWORK, INC. CREDIT & COLLECTIONS POLICIES & PROCEDURES Proprietary, MasterCard, Merchant Solutions, Branded Debit
VERSION: 17	PAGE 70
ORIGINAL POLICY DATE: 09/30/1999	REVISION DATE: 08/15/2014
SUBJECT: CREDIT & COLLECTIONS POLICIES AND PROCEDURES

Speedpay or Check by Phone

Customer calls into the Collections Inbound or Credit Desk to initiate a payment by phone. The information is keyed and verified by the Comdata associate. There is a fee associated with this type of payment. An actual check is printed and deposited in Deposits.

Web Pay (On-Line Payment)

Customers must be approved for this payment method by Credit. The customer is set up with the access and their access is controlled by some flags maintained in the Credit Department. This payment works like an ACH draft.

Telephone Transfer-Available to Canadian Customers

Customer initiates payment on their Comdata account via telephone transfer of funds

The Toronto Dominion Funds Transfer Service Automated Teller prompts the Comdata customer to enter various types of information into the system, which ultimately results in the transfer of funds from the customer’s bank account to Comdata’s bank account.

Comdata receives deposit information from the Toronto Dominion Bank and applies the customer’s remittance to their Comdata account.

Manual Bank Deposit-Available to Canadian Customers

Customer makes a manual deposit at the nearest Toronto Dominion Bank directly into Comdata’s bank account by using Corporate Transfer deposit slips provided by the Toronto Dominion Bank.

Comdata provides deposit instructions to Canadian Comdata customers to assist them in this remittance process.

Comdata receives deposit information from the Toronto Dominion Bank and applies the customer’s remittance to their Comdata account.

Speedpay

Customer makes a telephone call into the Comdata Collections Department. The collector prompts the caller for the needed information, amount, account code, routing transit number, and bank account number. This information is input into the Speedpay Database.

Comdata prints a paper check and these are taken to Deposits for input into the customer account and deposited into Comdata’s Regions bank account.

Schedule I-71

COMDATA NETWORK, INC. CREDIT & COLLECTIONS POLICIES & PROCEDURES Proprietary, MasterCard, Merchant Solutions, Branded Debit
VERSION: 17	PAGE 71
ORIGINAL POLICY DATE: 09/30/1999	REVISION DATE: 08/15/2014
SUBJECT: CREDIT & COLLECTIONS POLICIES AND PROCEDURES

Insufficient Funds Procedures

A customer’s account is debited the day Comdata receives notification of a return and will impact credit availability.

•	No insufficient funds payments are re-run through the banking system unless documentation is received from the customer’s bank acknowledging that the returned payment is attributable to bank error or the reason for the return is determined to be a Comdata error.

•	Customers are requested to clear the insufficient funds via collected funds within 1 business day or the account is subject to suspension. Comdata considers the following payment methods acceptable to clear a NSF payment: Western Union Quick Collect, bank wire or a cashier’s check.

•	A customer’s payment method will change to pay via collected funds if Comdata receives two insufficient funds incidents from the customer within a six-month period. A NSF due to a Comdata error or bank error (this has to be validated on bank letterhead and signed by an officer of the bank) will not be considered an incident. Any associated account that is under the same ownership will also be changed to pay via collected funds only. Comdata allows the following payment methods for collected funds only: Western Union Quick Collect, bank wire or a customer-initiated ACH. (Note: Any exception to the change in payment method due to anything outside of Comdata error must be approved by the Director of Collections or VP of Collections.)

•	Insufficient funds payments are still considered unpaid if the customer pays only a partial amount for the returned payment. They must pay the full amount to prevent suspension of their credit line within one business day.

•	Comdata will assess a $20.00 return payment fee for every return payment item unless the returned payment is attributable to a “Stop Payment” request issued by Comdata or some other Comdata error.

•	Comdata recognizes that a customer could have a returned payment for reasons other than financial insolvency. In order to minimize a disruption of service, Comdata will not suspend service to a customer following a returned payment if all of the below criteria are met:

•	The customer has no prior history of returned payments with us and has not displayed any signs of insolvency.

•	The customer is current in paying its obligations to Comdata.

•	The customer commits to clearing the returned payment via collected funds within one business day.

•	Comdata will make a conscious effort not to interrupt service for NSF of customers that haul perishable goods without advising them of their alternatives. The decision will be based upon the aforementioned factors.

•	Comdata will make a conscious effort not to interrupt service for NSF of customers on a Friday. The decision will be based upon the customer’s past payment history, the anticipated additional exposure incurred for weekend transaction activity, and whether the account is classified as fully secured.

•	Comdata will suspend service to a customer without notice following an insufficient funds payment item if one or all of the below criteria are met:

•	The return is not paid in full with collected funds within one business day

•	The telephone number is disconnected

•	An account has been opened for less than six months and has an insufficient funds payment

•	There is no answer after two attempts to notify the customer and no valid contact information.

Schedule I-72

COMDATA NETWORK, INC. CREDIT & COLLECTIONS POLICIES & PROCEDURES Proprietary, MasterCard, Merchant Solutions, Branded Debit
VERSION: 17	PAGE 72
ORIGINAL POLICY DATE: 09/30/1999	REVISION DATE: 08/15/2014
SUBJECT: CREDIT & COLLECTIONS POLICIES AND PROCEDURES

•	Bank account is closed or frozen

•	Fraud

•	An account that is to remit payment via collected funds only (this would include pre-pay/Comcash accounts) has an insufficient funds payment

Schedule I-73

COMDATA NETWORK, INC. CREDIT & COLLECTIONS POLICIES & PROCEDURES Proprietary, MasterCard, Merchant Solutions, Branded Debit
VERSION: 17	PAGE 73
ORIGINAL POLICY DATE: 09/30/1999	REVISION DATE: 08/15/2014
SUBJECT: CREDIT & COLLECTIONS POLICIES AND PROCEDURES

Service Interruption

A customer’s account will be placed on hold when the collection of amounts owed Comdata is significantly at risk and attempts to secure payment have failed. All associated accounts may be subject to the same potential service interruption as specified below.

Conditions for Service Interruption

•	Customer’s account balance exceeds the established credit limit

•	Customer files for bankruptcy or is otherwise deemed insolvent

•	Customer exceeds established payment terms (see below)

•	Customer provides an insufficient funds payment to Comdata that is not paid within one business day

•	Customer refuses to provide updated financial statements as required by our contract or refuses to renew an existing letter of credit or bond

•	Customer is attempting to defraud Comdata

•	No valid contact number/address

•	No valid contact number/address and there is no activity on the account

Every effort will be made to give the customer 24-hour notification prior to service interruption. Sales representatives are to be notified by email on all 24-hour notices. Advance notification of service interruption is not required if a customer files for bankruptcy, is otherwise insolvent or is attempting to defraud Comdata. Service is automatically interrupted on “Hard Hold” accounts when their account balance reaches the assigned credit line.

Payment Terms

Each Comdata customer has defined payment terms established based on the method and frequency of payment. A delay in the customer’s payment indicates deterioration in pay performance. Customers not paying within terms will be offered the three following alternatives.

•	An increase in their transaction fee to compensate Comdata for the additional days of float. (SVP of Credit and Collection and the SVP of Sales must authorize this alternative prior to contacting the customer)

•	Customer must commit to remit payment via the original payment terms

•	Customer’s account will be subject to suspension

Schedule I-74

COMDATA NETWORK, INC. CREDIT & COLLECTIONS POLICIES & PROCEDURES Proprietary, MasterCard, Merchant Solutions, Branded Debit
VERSION: 17	PAGE 74
ORIGINAL POLICY DATE: 09/30/1999	REVISION DATE: 08/15/2014
SUBJECT: CREDIT & COLLECTIONS POLICIES AND PROCEDURES

Claims Accounts

Claim Qualifications

•	Any account, which has broken promises or has not fulfilled a payment commitment, is subject to being transferred to Claims.

•	Any account on an organization that has filed for protection under Bankruptcy should be transferred to Claims, unless all pre-petition debt has been paid and the organization has been approved by the court to continue doing business with Comdata on an acceptable post-petition basis.

•	Any account on an organization that has discontinued operations should be transferred to Claims.

•	Any account that has not responded to a final demand letter and will require third party action should be transferred to Claims.

Accounts Placed For Collection

These accounts will be referred to and handled by the Claims Department

The Recovery Specialist, Director of Special Assets, Director of Collections, and/or VP of Collections are responsible for determining whether the account is submitted to an attorney or third party collection agency for appropriate action.

Charge Off Account Criteria

Debtor has filed for protection under the Bankruptcy Code and a proof of claim has been filed

Suit has been filed and a judgment obtained, but no apparent assets are available to satisfy our claim

Collection agency has exhausted all efforts to collect but has determined there is a) no value in spending, either initially or in addition to, more money to pursue suit, b) there are no apparent assets, or c) the debtor is nowhere to be found.

An account is charged off to bad debt six (6) months from the last transaction generated by the customer.

A formal charge-off request must be completed on any account. That is defined below:

•	Under $10,000- must be approved by the Director of Special Assets/Director of Collections

•	$10,000-$100,000- must be approved by the VP of Collections

•	over $100,000- $250,000- must be approved by SR. VP of Credit and Collections

•	over $250,000- $1,000,000- must be approved by the President of Comdata

•	over $1,000,000- must be approved by Ceridian

Schedule I-75

COMDATA NETWORK, INC. CREDIT & COLLECTIONS POLICIES & PROCEDURES Proprietary, MasterCard, Merchant Solutions, Branded Debit
VERSION: 17	PAGE 75
ORIGINAL POLICY DATE: 09/30/1999	REVISION DATE: 08/15/2014
SUBJECT: CREDIT & COLLECTIONS POLICIES AND PROCEDURES

Service Interruption Procedures

The following steps must be initiated UNLESS SUSPECTED FRAUD, RETURNED CHECKS OR UNABLE TO REACH COMPANY, OR PHONE DISCONNECTED, ETC. is identified. Contact at the company must be an officer, owner, A/P contact or someone within the company that is responsible for the Comdata account.

Collector Responsibilities

•	Attempt to provide customer 24 hour notification

•	Enter appropriate comments into collections notes

•	Notify appropriate supervisor

•	Notify Sales

Supervisor/Manager Responsibilities

•	Verify status of all product lines. Interrupt service on associated customer accounts if needed.

•	Zero Account limit

•	Enter a comment on the AA screen

Follow Up Process and Responsibilities

•	Collector

Call customer daily for two weeks until remittance is received

Forward account to the Supervisor for approval and routing to pre-claims if no payment is received.

Forward account to the Supervisor for approval to claim on Security Deposits or LOC’s

Inform Supervisor/Manager if remittance is received or a payment arrangement is negotiated

•	Supervisor/Manager

Review Account and route to pre-claims or back to the collector queue

The supervisor will email the appropriate associates within Comdata to claim on any LOC’s.

If there is a security deposit on the account, it will be used to offset any balance owed. The Supervisor is responsible for getting this request to the Research and Support Department.

Reinstate Account (if appropriate)

Schedule I-76

COMDATA NETWORK, INC. CREDIT & COLLECTIONS POLICIES & PROCEDURES Proprietary, MasterCard, Merchant Solutions, Branded Debit
VERSION: 17	PAGE 76
ORIGINAL POLICY DATE: 09/30/1999	REVISION DATE: 08/15/2014
SUBJECT: CREDIT & COLLECTIONS POLICIES AND PROCEDURES

•	Collector

Apprise customer of account status

RCS Account Service Interruption Procedure

Collector Responsibilities

•	Contact past due customer and request payment based on established payment terms

•	Apprise customer account will be suspended if payment commitment is not made or payment commitment is not met. Customer must be apprised that service will be suspended if the payment commitment is not met.

•	Check for associated accounts

•	Send request to Collections Supervisor to approve/decline suspension request

•	Complete Service Interruption/Reinstatement Request email and send to the appropriate Comdata office to have the account suspended. Copy the collections supervisor on the email.

•	Note all conversations in collections notes

Follow Up Process and Responsibilities

•	Collector

Forward to collections supervisor for approval and routing to pre-claims

Continue to call the customer for payment

Submit a Service Interruption/Reinstatement Request email and send to the appropriate Comdata office if the account is returned to a current status and the customer requests reinstatement. Copy the collections supervisor on the email.

Apprise customer of account status

Pre-Claims Procedures

•	Initiates collection activity on unsecured accounts until deemed uncollectable. If so, the accounts are routed to the Recovery Specialist, Director of Special Assets, Director of Collections for a decision.

•	Demand letter is sent

•	Request all collateral be claimed with the exception of Security Bonds. Those are processed in Claims.

Schedule I-77

COMDATA NETWORK, INC. CREDIT & COLLECTIONS POLICIES & PROCEDURES Proprietary, MasterCard, Merchant Solutions, Branded Debit
VERSION: 17	PAGE 77
ORIGINAL POLICY DATE: 09/30/1999	REVISION DATE: 08/15/2014
SUBJECT: CREDIT & COLLECTIONS POLICIES AND PROCEDURES

Claims

Claim’s Responsibilities:

Accounts enter the claims area via research and support processes for claims routing or from direct assignment by the Recovery Specialist and/or the VP of Collections.

The customer’s file and required documentation will be reviewed by the Claim’s Rep before its addition to the Watch List.

Once an account is added to the Watch List, the Claim’s Rep will file on any Security Bond and will monitor it for appropriate action. The Watch List is reviewed and updated monthly to insure proper coverage on all accounts.

All account activity, either in-house collection or third party, will be recorded on the Watch List which is printed each month

Schedule I-78

Credit Risk Policy

Credit Policies, Practices and Procedures

Effective Date: April 30, 2007

Credit and Risk Management Groups

Field Credit Policy, Practices and Procedures

1. General Credit Policy Statement	3

2. New Account Origination	3
2.1. Types of Applications
2.2. Completed Applications
2.3. Signatures
2.4. Submitting Applications
2.5. Credit Decisions
2.5.1. Approvals
2.5.2. Turndowns
2.5.3. Approved Conditionally
2.6. Creating a New Account
2.7. Releasing Accounts and Cards
2.8. Credit Limits
2.9. EFT/ACH
2.10. Deposits
2.11. Personal Guarantors
2.12. Billing Frequency and Payment Terms
2.13. Extended Terms Fees
2.14. Forms for New Account Originations

3. Existing Account Maintenance	7
3.1. Credit Limit Increases
3.2. Reopening or Reinstating an Inactive Account
3.3. Unlocking an AR Locked Account
3.4. Change of Ownership
3.5. Additional Vehicles
3.6. Additional Fleets, Divisions, Sub-Accounts, Depts., Related Business Units
3.6A. Change in Bill Group
3.7. Billing Frequency and Payment Terms Changes
3.8. Credit Related Fees
3.9. Change in Payment Method
3.10. Payment Arrangements

4. SLA’s	9

1. General Credit Policy Statement

FleetCor Technologies will establish a formal Credit Risk Policy & Practice manual in order to provide fair, consistent and sound credit decisions to prospective and existing clients within corporate risk levels established by the FleetCor Executive Committee. We will make extensions of credit available to qualified businesses, government agencies (State, County, Federal, Schools, etc.), and non-profit organizations for purposes of purchasing fuel and related products and services on “credit” through a Charge Card, generally marketed as the Fuelman Fleet Card. Accounts are for business purposes only.

2. New Account Origination

2.1. Types of Applications

We will accept applications submitted on the official FleetCor application—“Application for Fleet Charge Card Account”. These should be completed by the client on the original form when feasible. A PDF and Microsoft Word version are available to send direct to the prospective client however these forms must be printed, signed & dated and faxed to the Credit Department for approval.

2.2. Completed Applications

All credit applications must be complete before credit processing will begin. Applications submitted with missing information may be returned to the originating Fleet Consultant so that they can obtain the necessary information to process the application. Incomplete applications slow the decision process and approval timelines.

2.3. Signatures

Applications must be properly signed by an authorized individual that has the authority to bind the company to this contract.

Business Types – There are at least five types or forms of businesses we will accept applications from in our normal course of business. Four of these are structured around the ownership (Sole Proprietorships, Partnerships, LLCs and Corporations). The other group includes non-businesses such as government agencies (State, County, Federal, etc.), Schools or other Non-Profit Organizations.

Requirements

Sole Proprietorships. Partnerships. LLC’s all require signatures in the Authorized Signature section and may require a Personal Guarantee.

Small-Medium Corporations – small [non-Fortune 1000] corporations, typically operating less that twentyfive (25) vehicles, have “clearly recognizable” owner(s). An application from such a corporation will generally require a personal guarantee signature by at least one of the owners who have the authority to bind the company to the liabilities. Any corporation in business less than two years may require a personal guarantee, a deposit or a Letter of Credit should credit report information be insufficient to support the approval process

Large Corporations – (Fortune 1000) corporations have no “clearly recognizable” business owner and thus will generally not provide us with a personal guarantee.

Government, Schools or Non-Profit Organization – Requires a signature from at least one duly appointed agent, officer or senior official who has the authority to bind the agency, or organization to the liabilities.

On an exception basis, Credit Approval reserves the right to require a Personal Guarantee on any application as it deems necessary to mitigate risk and strengthen the soundness of the credit decision based on our findings through the credit investigation process.

2.4. Submitting Applications

As soon as you have a completed application, fax it to Credit Approval in Norcross. We immediately log the application and begin processing. An application is considered complete if it contains the following information:

•	Completed Application – both front and back side including all contact information

•	If EFT:

•	EFT Authorization Payment Form must be completed and signed

•	Voided Check

2.5. Credit Decisions:

Credit decision timeframes can range from one to five business days. The components that determine the amount of time required to review a submittal are tied to the completeness of the application, the credit score, length of time to secure the bank and trade references (if required), personal guaranty, EFT documentation, and the requested exposure. Potential client submittals requesting a spend limit of $35,000 or more may be required to submit financial statements in the event the credit reports are insufficient to support the approval process.

2.5.1. Approvals

Applications approved by Credit Approval will be communicated back to the regional offices and Sales Managers through the daily Credit Decision Log. This report reflects any account that has been completely processed, decisioned, EFT forms or Deposits before a final Approval decision is communicated. Generally, accounts will not be approved until all credit related items are completed.

2.5.2. Denials

Any application turned down will receive a decline letter.

2.5.3. Approved Conditionally

Applications in which Credit Approval deems it necessary to require a “risk mitigating factor” such as EFT, Deposit, Personal Guarantee or a Letter of Credit will be communicated back to the Fleet Consultant through the daily Credit Decision Log to gather the necessary information.

Note: In some cases,, approval conditions may not be evident until such lime as the corporate credit report and/or personal guarantor’s credit has been reviewed. It is possible that Credit Approval could require a personal guarantee early in the evaluation, yet upon review of this new information, may decide to further require an EFT or EFT/Deposit before granting an approval.

2.6. Creating a New Account

New accounts may be created or set-up only after Credit Approval authorizes this with an “approval” on the Credit Decision Log. Once an account is set up, New Account Services will mail an approval letter outlining the credit limit, billing & payment terms and Terms & Conditions. It will be sent to the Accounts Payable and/or Fleet Contact so they understand the terms, conditions and payment requirements.

2.7. Releasing Accounts and Cards

Releasing of an account and delivery of cards must also follow the approval by the Credit Approval department.

2.8. Credit Limits

All new accounts will be established with a Credit Limit based on the weekly gallon estimates provided. Credit Limits will be set using the following formula as a general baseline rule:

Weekly Gallon Estimate x # Weeks + 1 Per Terms x Price Per Gallon = Spend Limit

Note: The FleetNet system has a feature that will allow us to set a “cushion” or a shadow limit over and above the actual credit limit that is not communicated to the client. On low to moderately low risk clients, Credit Approval will initially set this cushion amount on accounts to ensure with the volatility of fuel prices, we do not temporarily suspend a good paying client. This should never be communicated to a client, as it will become expected and this tool is a good risk management tool to use for credit expansions on good clients and tighten on slower or high risk clients. Example, a $5,000 Credit limit may have a 125% cushion, or a $6,250 shadow limit, however the client knows they have only the $5,000 limit.

Note 2: Clients requesting limits to accommodate fuel usage at or above a spend limit of $35,000 may be asked to provide recent financials and at least two trade references to assist in establishing credit worthiness in the event the credit reports are insufficient to support the approval process.

2.9. EFT/ACH

In any sales call, the Fleet Consultant should always try to first sell the customer on EFT payments to help improve our cash flow and reduce sales outstanding. Any account that Credit Approval deems a credit risk may be required to be set-up on EFT. EFT Forms – In order to set-up an account on EFT, please provide Credit Approval with a completed and signed EFT form WITH a copy of a voided check. EFT’s will not be processed without a signature and a check. Accounts will not be set-up until this form and check has been received by Credit Approval.

2.10. Deposits (Conditional Approval)

These are clients that have past derogatory credit information and in some circumstances may be recommended for conditional approval. Approvals for deposit accounts are accepted only after a full analysis and review of circumstances surrounding the creditworthiness of the client have been analyzed. Every submittal will not be approved. The Credit Manager and /or the Fleetcor CRO may authorize this exposure. Deposits are simply a hedge against potential loss, but are not fail proof. These are higher risk accounts and are to be managed as such. Once the analyst group has determined that an account will be approved with a deposit, they will communicate this back to the Fleet Consultant. The following rules shall apply:

Terms – Deposit accounts will be billed weekly and are required to be on electronic funds transfer (EFT) status.

Deposit Amount – The amount of deposit should be equal to the amount of the approved spend limit.

Credit Limit – Accounts with deposits will be set-up with a credit limit equal to the amount of the deposit. Exceeding this limit will not be acceptable and an increase in deposit may be required if the client failed to provide an accurate usage (credit limit) forecast. Maintenance purchases will be part of the credit limit equation if the service is utilized.

Securing a Deposit – If the credit analyst team requires a deposit, the Fleet Consultant will request a deposit from the prospective client. The check should be mailed to the Credit Approval Department in Norcross, GA. The credit approval team will forward the check to Treasury for processing and will notate the Credit Decision Log.

Deposits are NOT to be applied to the client’s account and FleetCor does not pay interest on these deposits.

Refund of Deposits – Deposits may be returned after a period of time, typically twelve to eighteen months. Each account can be reviewed on a case-by-case basis, after establishment of a satisfactory payment history (consistently meeting terms and no NSF checks). The credit analyst team may review a proposed client’s account to possibly release a deposit after receiving a request in writing from the client.

In closing a deposit account, deposits may be returned only after all cards have been returned, the account locked and the accounting/ cash application department has audited the payment status. Authorization from the Credit Manager, CRO and/or the Treasurer are required.

2.11. Personal Guarantors

Personal Guarantees may be required to approve accounts in which Credit Approval deems it necessary to mitigate our risk, and/or hold someone personally liable for payment should the account go in default. In these cases, the guarantor’s section must be completed so that the credit evaluation process can be completed. A personal guarantee, just like a deposit, is not assurance that an account will be approved however it will improve the likelihood of approval.

2.12. Billing Frequency and Payment Terms

Standard Terms offered on all new account requests are:

Weekly Net 14 – WN14: Billed Weekly, Net Due 14 Days

Every effort should be made to adhere to these as our Standard Billing Terms offer. Credit Approval has the final decision in what Billing and Payment terms will be extended and approved.

Other valid Term options are as follows:

Weekly Net 1 – WN1: Billed Weekly, EFT Drafted 1 Day

Weekly Net 7 – WN7: Billed Weekly, Net Due 7 Days

Monthly Net 7 – MN7: Billed Monthly, Net Due in 7 Days

Monthly Net 14 – MN14: Billed Monthly, Net Due in 14 Days

Semi-Monthly Net 14: Billed on 15th and 31st of each month, Net Due in 14 Days

2.13. Extended Terms Fees

In some cases, clients paying beyond terms will be assessed an Extended Terms Fee.

2.14. Forms for New Account Origination

•	Application for Fleet Charge Card Account (Front & Back side)

•	EFT Payment Authorization Form

•	Credit Card Authorization Form

3. Existing Account Maintenance

3.1. Credit Limit Increases

Submit any request for a Credit Limit increase to Credit Approval similar to New Applications using the Credit Update Request Form indicating the desired amount of the increase and the reason for the increase. Please help Credit Approval make better decisions by providing as much information as possible.

Special Note: Credit limit increases will not be made as a means to allow a slow paying client to extend their payment terms. Many clients will request a Credit Limit increase while they are past due—in these cases, unless an immediate payment can be made (on demand EFT or check by phone), the request will be denied unless there is a significant mitigating circumstance.

3.2. Reopening an Inactive of Closed Account

Anytime an existing account is being reconsidered to be reopened or reinstated for reasons other than AR or Delinquency, it must be approved by the Credit Approval department. If the account was closed longer than 90 days ago then Credit Approval will request an updated credit application be completed. Please note that oftentimes a reinstatement is the result of a change in ownership, so it is essential to understand why they want to begin using our services again. If in doubt, notify Credit Approval. All Fleet Consultants should advise Credit Approval if an inactive account is being re-sold as a new account.

3.3. Unlocking an AR or Delinquency Locked Account

This can be done only by members of the AR Collections or Credit Approval department. If you are in contact with a client who is locked for AR reasons, transfer the call to the appropriate individual in AR Collections or send the AR Collector an email with the details of your conversation or interaction with the client. Otherwise, submit the request to Credit Approval on the Credit Update Request Form.

3.4. Change of Ownership/Name Change

If a company is taken over by another business or we are aware that the ownership changes hands, a new credit application must be completed. Please contact Credit Approval immediately. We run the risk of the new owners not assuming liability for old debts and even though on the surface it may appear to be the same company to us, we are an unsecured creditor (in most cases) and we need to credit qualify the new owners. In any event, we always need new signatures on these accounts. Submit a Credit Update Request Form for any change in ownership.

3.5. Additional Vehicles

When adding more vehicles to an existing account, be mindful that the increase fuel usage could push the client up to their credit limit.

3.6. Additional Fleets, Divisions, Sub-Accounts, Depts., Related Business Units

When adding an additional account under a bill group for whatever reason, this must be approved by Credit Approval just as if it were a new account. We have many clients such as municipalities, schools, etc. where we will likely not run a full credit check, but we need to know of any new client being added. These should be sent to Credit Approval before a new customer group and/or cards are created.

3.6A. Change in Bill Group

When separating an existing account into different bill groups this must be approved by Credit Approval. Linking separate accounts together under one bill group does not require credit approval.

3.7. Billing Frequency and Payment Terms Changes

Any account requesting Billing Frequency or Payment Terms changes must be approved by Credit Approval. Credit Approval will make the final decision taking into account the customer payment habits, external payment habits with other creditors, the industry type, etc. Upon a decision, Credit Approval will notify the Account Manager who can then in turn reply to the client.

3.8. Credit Related Fees

There are two credit related fees: Extended Terms Fee and Credit Card payment fee.

3.9. Change in Payment Method

a) Check to EFT -

b) EFT to Check – In many cases customers are put on EFT as a risk mitigating factor. If a customer wants to be taken off of EFT and start paying by check this must be approved by Credit Approval.

c) All others

3.10. Payment Arrangements

Payment arrangements are a last resort issue. It is expected that clients will meet their respective terms. However, in those circumstances that fall short of this expectation arrangements can be made to accommodate a reasonable circumstance.

Base Requirements:

•	Complete understanding and explanation as to the delinquency

•	Arrangements that keep the plan inside of ninety-days

•	All fees and interest previously agreed upon in our corporate terms and conditions agreement will be assessed

•	Financials and other supporting data may be required

•	Agreement between the senior field/ sales leadership and financial groups that the plan is viable

4. SLA’s

Credit Approval and AR Collections

General Interdepartmental Task Dependencies and Service Level Agreements

Client Question or Need	Send Request to “Unit	Dependant Unit	SLA* (in business days)

Add Sub Accounts	Field Account Manager (Sends to Credit Approval after screening)	Credit Approval	5

Additional Vehicles (If credit limit may be impacted)	Field Account Manager (Sends to Credit Approval after screening)	Credit Approval	5

Billing Frequency and Payment Terms Change	Field Account Manager (Sends to Credit Approval after screening)	Credit Approval	5

Bill Group Change	Field Account Manager (Sends to Credit Approval after screening)	Credit Approval	5

Credit Related Fees (Credit Card Fees and Extended Term Fees)	Credit Approval		5

Change of Ownership	Field Account Manager (Sends to Credit Approval after screening)	Credit Approval	5

Credit Limit Increase	Credit Approval

Delinquent Account Payment Arrangement	A/R Collections		Same Day

Name Change/Change of Ownership	Field Account Manager (Sends to Credit Approval after screening)	Credit Approval	5

New Account Order (Application)	Credit Approval		5

Payment Arrangements	A/R Collections		Same Day

Unlock or Re-open Locked / Closed / Inactive Accounts	A/R Collections		Same Day

*	Targeted turnaround time for final decision based on the date/time received in Credit Approval or AR Collections.

FleetCor Technologies, Inc.

Credit & Collections

Non-pay Collection Timeline

Days Beyond Terms	S-Lock	1-21	22-30	31-38
Standard Collections Timeline	Account Enters Collections on the Date that the account is System Locked.	Front-end Collections: Primary search is performed by collector Collector will make every effort to contract debtor to collect full payment of overdue balance Attempt will be made daily until contact is made with debtor or a message can be successful	ICU Collections: All accounts deemed uncollectible by the Front-end collections team will be routed to the ICU team for a final agency review ICU team is responsible for ensuring the account is property marked as either ‘Bad Agency’ or ‘Collections’ thirty (30) days after the S-Lock	Accounts Assigned to Third-Party Collections: As remaining outstanding accounts will be assigned to one of the primary collection agencies The primary agency will work the accounts for a period of 60 days

Process Exceptions:

Payment Plans	2 month Payment Plans require 50% of BIF to be paid within 48 hours of the arrangement and the second payment within 30 days 3 months Payment Plans require 1/3 of BIF to be paid within 48 hours of the arrangement and subsequent payment within following: months All payments must be approved by a Collections Manager and in the form of a Signed Promissory Note

Broken Payment Plans	If a Debtor has not met an established payment plan or Payment Arrangement they will referred immediately to the ICU team for agency placement	The ICU team will immediately assign the account to the collection agency for collection activity

No Valid Contact Numbers Listed	If the phone numbers listed on the account are invalid or “bad”, and there is not a valid phone number listed using available resources. (i e directory assistance or internet); the Front-end collector will immediately refer the account to the ICU team for further investigation	The ICU team will investigate “no contact” accounts by pulling available credit applications, letters or credit and personal guarantee information If contact information is still unavailable, the account will immediately be referred to the collection agency for skip tracing

Disputed Accounts	Most all Balance Disputes will be resolved by the Front-end collectors The account will be referred to the ICU team only when in-depth research is required	Disputes must be resolved prior to 60 days All accounts are to be assigned to the collection agency unless exception is approved by a collection manager

Bankruptcy’s	Bankruptcy accounts should be immediately locked and property noted with the Case number and the name of the person or entity who is listed on the filing An email notification should also be sent to the Recovery Department BK case number is necessary to confirm the filing using the PACER system

Out of Business (OOB)	OOB accounts should be immediately referred to the ICU team to be assigned to collection agency	The ICU team will immediately assign the account to the collection agency for collection activity

Refusal to pay	If the customer refuses to pay, the account will be referred to a manager Manager will make an attempt to collect If debtor still refuses to pay, the account will be referred immediately to the ICU team for agency assignment	The ICU team will immediately assign the account to the collection agency for collection activity

FleetCor Technologies, Inc.

Credit & Collections

Collection Agency Timeline

Days Beyond Terms # of Days Delinquent:	Day 66		Days 66 - 90	Days 91 - 120	Days 121 - 300	Day 301
	Account Assigned to OCA		First Month with OCA	Second Month with OCA	Legal Contingency Collections	Account Closure

Standard Collection Agency Timeline	•	OCA Receives & Loads Fee	Week 1 At least 1 Call Attempt Daily Final Demand Letter Sent Week 2 Min 2 Phone Call Attempts Week 3 Min 2 Phone Call Attempts Week 4 Min 2 Phone Call Attempts	Week 1 Min 2 Phone Call Attempts Week 2 Min 2 Phone Call Attempts & Legal Letter is sent Week 3 Min 2 Phone Call Attempts Week 4 Min 2 Phone Call Attempts & Account is Dropped for Legal Collections	Files Placed with Attorney for Collection	•	Account is closed and Returned
	•	Accounts are assigned to a Collector			• All account files assigned to Attorney for collection	•	Abandoned A, R to be Solid process etc.
	•	Collector reviews account - Information			• Balances less than $2500 will reduce with Attorney for 180 days
	Collector begins outbound calls to debtor				Discovery / File Suit
• Legal Suit to be filed on acct balance greater than $2500
Litigation and Judgement
• Extended Process and will vary by state

Process Exceptions:

Payment Plans

1)	All payment plans must require the Balance in Full to be paid within a 3 month timeframe

2)	A valid payment plan requires one of the following (1) A signed Promissory Notes, or (2) Post Dated Checks for Balance in Full

3)	Down Payment Requirement

a if => $5000, then must pay 20% down

b if < $5000, then must pay 30% down

4)	Account will remain with the primary agency until the payment arrangement has been fulfilled

Broken Payment Plans / Promissory Notes

1)	If no payment is received within 48 hours of the scheduled payment date a Legal Letter is to be sent to debtor immediately

2)	Agency will use every available resource to collect a payment to avoid sending account for Legal Collections

3)	Agency will verify Corporation status and assess Personal Liability (i.e. Request Credit application, Personal Guarantee, Letter of Credit)

4)	If debtor unable/unwilling to meet the terms of the original payment agreement within 2 weeks, the account is to be forwarded to legal collections

Skipped/Unable to Locate Customer

1)	The agency will utilize all available skip tracing tools to locate customer to secure a payment

2)	The skip trace process will continue for a maximum of 2 weeks

3)	If customer is located continue collection efforts

4)	If customer is not located within a two week timeframe, a Legal Letter will be sent to the address on file (provided there is not returned mail)

5)	Agency with verify Corporation status and assess Personal Liability (i.e. Request Credit application, Personal Guarantee, Letter of Credit)

6)	Close & Return file if after 2 weeks the debtor does not respond or if letter is returned undeliverable

Account Disputes

1)	Valid disputes are to brought immediately to the attention of the Fleetcor Recovery Department

2)	Collection efforts will remain in a suspended status while the dispute is under investigation

3)	Fleetcor will advise the agency on next steps based on the outcome or the dispute investigation

Bankruptcy’s

1)	Agency confirms Bankruptcy and sends information (i.e. Case number) to Fleetcor for claim processing

2)	Bankruptcy will be forwarded to Fleetcor for Proof of Claim submission

3)	Agency will verify Corporation status and assess Personal Liability (i.e. Request Credit application, Personal Guarantee, Letter of Credit)

4)	If no personal liability can be confirmed, close and return to fleetcor as an uncollectable debt

Defunct Company or Out of Business (OOB)

1)	If Active Corporation, Agency will immediately send a Legal Letter to the address on file

2)	Agency will verify Corporation status and assess Personal Liability (i.e. Request Credit application, Personal Guarantee, Letter of Credit)

3)	Close & Return in 2 weeks if no Personal Liability and/or letter does not generate a response from debtor

Refusal to pay

1)	Agency will immediately send a Legal Letter to debtor

2)	Agency will verify Corporation status and assess Personal Liability (i.e. Request Credit application, Personal Guarantee, Letter of Credit)

3)	If customer does not make payment or does not respond to Legal Letter within 2 weeks, the account is to be forwarded to legal collections

SCHEDULE II

COLLECTION ACCOUNT BANKS AND LOCK-BOX

Collection Account Banks	Collection Accounts	P.O. Boxes

PNC Bank, National Association	A/C # 10-1927-7629	P.O. Box 105080 Atlanta, GA 30348-5080

	A/C # 10-1979-9136	P.O. Box 70887 Charlotte, NC 28272-0887 P.O. Box 536722 Atlanta, GA 30353-6722 P.O. Box 70995 Charlotte, NC 28272-0995 P.O. Box 90997 Charlotte, NC 28272-0997

Regions Bank	A/C # 0136391506 A/C # 0018411568	N/A

Bank of America, N.A.	A/C # 32503-55791	P.O. Box 100647 Atlanta, GA 30384-0647

	A/C # 100101204865	P.O. Box 500544 St. Louis, MO 63150-0544

	A/C # 12528-88157	P.O. Box 845738 Dallas, TX 75284-5738

The Bank of New York Mellon	A/C # 1311759	P.O. Box 360239 Pittsburgh, PA 15250-6239

Toronto Dominion Bank	A/C # 7301862 A/C # 7304268 A/C # 7305167	N/A

Royal Bank of Canada	A/C # 401874	N/A

Wells Fargo Bank, National Association	A/C # 4539524	N/A

Schedule II-1

SCHEDULE III

TRADE NAMES

None.

Schedule III-1

SCHEDULE IV

ACTIONS AND PROCEEDINGS

None.

Schedule IV-1

SCHEDULE V

PURCHASER GROUPS AND COMMITMENTS

Purchaser Group of PNC Bank, National Association

Party	Capacity	Commitment
PNC Bank, National Association	Committed Purchaser	$475,000,000
PNC Bank, National Association	Purchaser Agent	N/A

Purchaser Group of Wells Fargo Bank, National Association

Party	Capacity	Commitment
Wells Fargo Bank, National Association	Committed Purchaser	$200,000,000
Wells Fargo Bank, National Association	Purchaser Agent	N/A

Purchaser Group of Credit Agricole Corporate and Investment Bank

Party	Capacity	Commitment
Atlantic Asset Securitization LLC	Conduit Purchaser	N/A
Credit Agricole Corporate and Investment Bank	Committed Purchaser	$175,000,000
Credit Agricole Corporate and Investment Bank	Purchaser Agent	N/A

Purchaser Group of Regions Bank

Party	Capacity	Commitment
Regions Bank	Committed Purchaser	$100,000,000
Regions Bank	Purchaser Agent	N/A

Purchaser Group of The Bank of Tokyo-Mitsubishi UFJ, Ltd.

Party	Capacity	Commitment
Victory Receivables Corporation	Conduit Purchaser	N/A
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	Committed Purchaser	$125,000,000
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	Purchaser Agent	N/A

Schedule V-1

Purchaser Group of Sumitomo Mitsui Banking Corporation

Party	Capacity	Commitment
Manhattan Asset Funding Co., LLC	Conduit Purchaser	N/A
Sumitomo Mitsui Banking Corporation	Committed Purchaser	$125,000,000
SMBC Nikko Securities America, Inc.	Purchaser Agent	N/A

Schedule V-2

SCHEDULE VI

ADDRESSES

FleetCor Funding LLC

5445 Triangle Parkway

Norcross, GA 30092

Attention: Eric Dey

Fax: (770) 449-3471

Email: EDey@fleetcor.com

FleetCor Technologies Operating Company, LLC

5445 Triangle Parkway

Norcross, GA 30092

Attention: Eric Dey

Fax: (770) 449-3471

Email: EDey@fleetcor.com

Purchaser Group of PNC Bank, National Association

Party	Capacity	Address
PNC Bank, National Association	Committed Purchaser, Purchaser Agent and Administrator	Three PNC Plaza 255 Fifth Ave, Floor 4 Pittsburgh, PA 15222 Attention: Asset Backed Finance Fax: 412.705.1225
Email: ABFAdmin@pnc.com
robyn.reeher@pnc.com

Purchaser Group of Wells Fargo Bank, National Association

Party	Capacity	Address
Wells Fargo Bank, National Association	Committed Purchaser and Purchaser Agent	1100 Abernathy Road Suite 1500 Atlanta, GA 30328 Attention: Eero Maki Fax: 866.972.3558 Email: eero.maki@wellsfargo.com

Schedule VI-1

Purchaser Group of Credit Agricole Corporate and Investment Bank

Party	Capacity	Address
Atlantic Asset Securitization LLC	Conduit Purchaser	1301 Avenue of the Americas New York, NY 10019 Attention: Debt Capital Markets - Securitization Fax: 917.849.5584 Email: conduitsec@ca-cib.com
Credit Agricole Corporate and Investment Bank	Committed Purchaser and Purchaser Agent	1301 Avenue of the Americas New York, NY 10019 Attention: Debt Capital Markets - Securitization Fax: 917.849.5584 Email: conduitsec@ca-cib.com

Purchaser Group of Regions Bank

Party	Capacity	Address
Regions Bank	Committed Purchaser and Purchaser Agent	Regions Business Capital 1180 West Peachtree Street NW Suite 1000 Atlanta, GA 30309 Attention: Kathy L. Myers Fax: 404.221.4361 Email: kathy.myers@regions.com

Purchaser Group of The Bank of Tokyo-Mitsubishi UFJ, Ltd.

Party	Capacity	Address
Victory Receivables Corporation	Conduit Purchaser	Victory Receivables Corporation c/o Global Securitization Services, LLC 68 South Service Road, Suite 120 Melville, NY 11747 Attention: David V. DeAngelis Fax: 212.302.8767 Email: ddeangelis@gssnyc.com
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	Committed Purchaser and Purchaser Agent	1251 Avenue of the Americas 12th Floor New York, NY 10020 Attention: Securitization Group Fax: 212.782.6448 Email: securitization_reporting@us.mufg.jp
ewilliams@us.mufg.jp nmounier@us.mufg.jp rcarmel@us.mufg.jp

Schedule VI-2

Purchaser Group of Sumitomo Mitsui Banking Corporation

Party	Capacity	Address
Manhattan Asset Funding Co., LLC	Conduit Purchaser	c/o SMBC Nikko Securities America, Inc. 277 Park Avenue New York, New York 10172 Attention: Structured Finance Group Tel: (212) 224-5370 Fax: (212) 224-4929 Email: NYASGops@smbcnikko-si.com
Sumitomo Mitsui Banking Corporation	Committed Purchaser	277 Park Avenue New York, New York 10172 Attention: Eugene Nirenberg Tel: (212) 224-4227 Fax: (212) 244-4929 Email:Eugene_Nirenberg@smbcgroup.com
SMBC Nikko Securities America, Inc.	Purchaser Agent	277 Park Avenue New York, New York 10172 Attention: Structured Finance Group Tel: (212) 224-5370 Fax: (212) 224-4929 Email: pnakhla@smbcnikko-si.com Email: NYASGops@smbcnikko-si.com

Schedule VI-3

ANNEX A

FORM OF MONTHLY INFORMATION PACKAGE

Annex A-1

FleetCor Technologies Operating Company, LLC
Trade Receivable Securitization
Monthly Report

Settlement Period: 9/30/2014

Current Monthly Activity

Recently Ended Week ---> 11/10/2014

Allocations:	Aggregate Capital	Additional Purchase	Required Paydown
PNC Bank, N.A.	$0	$0	$0
Wells Fargo Bank, N.A.	$0	$0	$0
Atlantic Asset Securitization LLC	$0	$0	$0
Victory Receivables Corporation	$0	$0	$0
Manhattan Asset Funding Co., LLC	$0	$0	$0
Regions Bank	$0	$0	$0

Total	$0	$0	$0

		Fleetcor	Comdata	Total
I.	Settlement Period Activity (Roll Forward)
	Beginning Receivables Balance	$0	$0	$0
	Collections	$0	$0	$0
	Gross New Receivables	$0	$0	$0
	Net Charge-offs	$0	$0	$0
	Dilutive Credits	$0	$0	$0
	Other Non-Dilutive Credits	$0	$0	$0
	Volume Rebates	$0	$0	$0
	Tax Credits	$0	$0	$0
	Late Fees and Finance Charges	$0	$0	$0
	National Merchant	$0	$0	$0
	Excise Tax Receivables	$0	$0	$0
	Networking/CFN	$0	$0	$0
	Licensing	$0	$0	$0
	Cash Related Adjustments	$0	$0	$0
	Recoveries	$0	$0	$0
	Unbilled A/R	$0	$0	$0
	Other Adjustments	$0	$0	$0

	Ending Receivables Balance	$0	$0	$0

		Fleetcor	Comdata	Total	Excise Tax Receivables
II.	Aging Statistics

	Current	$0	$0	$0	$0
	1-30 DPD	$0	$0	$0	$0
	31 - 60 DPD	$0	$0	$0	$0
	61 - 90 DPD	$0	$0	$0	$0
	91+ DPD	$0	$0	$0	$0
	Unapplied Cash/Open Credits	$0	$0	$0	$0
	Unbilled Receivables	$0	$0	$0	$0
	Unbilled A/R to the Extent of a Customer’s Credit Balance	$0	$0	$0	$0
	Unbilled A/R Related to Customers on the Aging with no Offsetting Credits	$0	$0	$0	$0
	Unbilled Receivables from Customers without Aging Accounts	$0	$0	$0	$0
	Accounts with Net Credit Balances	$0	$0	$0	$0

	Ending Receivables Balance	$0	$0	$0	$0

		Fleetcor	Comdata	Total
III.	Calculation of Eligible Receivables
	Ending Receivables Balance	$0	$0	$0
	Delinquent A/R (> 60 DPD)	$0	$0	$0
	Taxes Due in Arrears to Gov’t Entities	$0	$0	$0
	Sales Tax Payable	$0	$0	$0
	Excise Tax A/R from MS & DE	$0	$0	$0
	Contra Accounts	$0	$0	$0
	Affiliates or Intercompany	$0	$0	$0
	Bankrupt or Insolvent	$0	$0	$0
	Customer Deposits	$0	$0	$0
	Extended Payment Terms (> 30 Days)	$0	$0	$0
	Obligors whose balances are >50% Defaulted	$0	$0	$0
	Monthly Rebate Proxy	$0	$0	$0
	Multipurpose Cards	$0	$0	$0
	Credits > 60 DPD	$0	$0	$0
	Foreign Accounts	$0	$0	$0
	Employee Receivables	$0	$0	$0
	Canadian Billing Accounts	$0	$0	$0
	Merchant Customer	$0	$0	$0
	Shortpays	$0	$0	$0
	Unclaimed Property	$0	$0	$0
	Outstanding Express Checks	$0	$0	$0
	Rebate Accruals	$0	$0	$0
	Discounts Payable	$0	$0	$0
	Deferred Revenue	$0	$0	$0
	Unbilled Ineligible	$0	$0	$0
	All Other Ineligibles	$0	$0	$0

	Eligible Receivables	$0	$0	$0

Annex A-2

IV.	Excess Obligor Concentrations

		10 Largest Obligors	Obligor Balance	Concentration Limit	Concentration Percentage	Excess Concentrations
		1	$0	0.00%	0.00%	$0
		2	$0	0.00%	0.00%	$0
		3	$0	0.00%	0.00%	$0
		4	$0	0.00%	0.00%	$0
		5	$0	0.00%	0.00%	$0
		6	$0	0.00%	0.00%	$0
		7	$0	0.00%	0.00%	$0
		8	$0	0.00%	0.00%	$0
		9	$0	0.00%	0.00%	$0
		10	$0	0.00%	0.00%	$0

		Excess Obligor Concentrations	$0		0.00%	$0

V.	Calculation of Net Receivables Pool Balance
		Excess Obligor Concentrations		$0
		Excess Excise Tax Return Receivables		$0

		Net Receivables Pool Balance		$0

VI.	Calculation of Reserves and Availability

				Percentage	Dollars
	A.	Dynamic Loss Reserve Percentage		0.00%	$0
	B.	Dynamic Dilution Reserve Percentage		0.00%	$0

	C.	Concentration Reserve Percentage		0.00%	$0
	D.	Dilution Reserve Floor Percentage		0.00%	$0

	E.	Yield and Servicing Fee Reserve Percentage		0.00%	$0

		Total Reserves [E + max(A+B,C+D)]		0.00%	$0
		Maximum Borrowing Base			$0
		Purchase Limit			$1,200,000,000
		Maximum Potential Availability			$0

	A.	Aggregate Capital		$0	Based on Weekly Report
	B.	Purchase Limit		$1,200,000,000	Based on Weekly Report
	C.	Net Receivables Pool Balance		$0	Based on Weekly Report
	D.	Total Reserves		$0	Based on Weekly Report

		A < min(B,C-D)		TBD

				Actual	Trigger	Compliance
	Delinquency Ratio			0.00%	5.00%	TBD
	Default Ratio			0.00%	2.50%	TBD
	3-Month Rolling Average Delinquency Ratio			0.00%	4.00%	TBD
	3-Month Rolling Average Default Ratio			0.00%	2.00%	TBD
	3-Month Rolling Average Dilution Ratio			0.00%	2.00%	TBD
	DSO			0.00	25.00	TBD
	No Borrowing Base Deficiency			TBD		TBD

VII.	Signature

		Reference is hereby made to the Receivables Purchase Agreement, dated as of November 14, 2014 (as amended, restated, supplemented or otherwise modified, the “Receivables Purchase Agreement”), among FleetCor Funding LLC (“Seller”), FleetCor Technologies Operating Company LLC, as Servicer, the various Conduit Purchasers, Related Committed Purchasers, and Purchaser Agents from time to time parties thereto, PNC Bank, National Association, as administrator (in such capacity, the “Administrator”). The undersigned hereby certifies as of the date hereof that the foregoing is true and accurate in all material respects; provided that to the extent any such information was based upon or constitutes a forecast or projection, the undersigned represents only that it acted in good faith and utilized assumptions reasonable at the time made.

FleetCor Technologies Operating Company LLC, as Servicer

Signature:	Date:

Printed Name:

Title:

Annex A-3

ANNEX B-1

[FORM OF] PURCHASE NOTICE

Dated as of                  , 20

PNC Bank, National Association

Three PNC Plaza

225 Fifth Avenue

Pittsburgh, PA 15222

Attention: Robyn Reeher

[Each Purchaser Agent1]

Ladies and Gentlemen:

Reference is hereby made to the Fifth Amended and Restated Receivables Purchase Agreement, dated as of November 14, 2014 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Receivables Purchase Agreement”), among FleetCor Funding LLC (“Seller”), FleetCor Technologies Operating Company, LLC, as Servicer, the various Purchasers and Purchaser Agents from time to time party thereto, and PNC Bank, National Association, as Administrator (in such capacity, the “Administrator”). Capitalized terms used in this letter and not otherwise defined herein shall have the meanings assigned thereto in the Receivables Purchase Agreement.

This letter constitutes a Purchase Notice pursuant to Section 1.2(a) of the Receivables Purchase Agreement. Seller hereby requests that the Purchaser’s make a Purchase under the Receivables Purchase Agreement in the aggregate amount of $        2 on                  , 20    . After giving effect to this Purchase and the resulting increase in the Aggregate Capital, (i) the Purchased Interest will be     %, (ii) the Aggregate Capital will be $         and (iii) the aggregate Swingline Capital will be $        . Such Purchase shall be funded by the various Purchaser Groups ratably in accordance with their respective Ratable Shares as follows:

Purchaser Group	Ratable Share of Aggregate Purchase
PNC	$
CACIB	$
Wells	$
Regions	$
BTMU	$
SMBC	$

[1]	Insert names and addresses of each Purchaser Agent
[2]	Such amount shall not be less than $500,000 (or such lesser amount as agreed to by the Administrator and the Majority Purchaser Agents) and shall be in integral multiples of $100,000 with respect to each Purchaser Group.

Annex B-1-1

Seller hereby represents and warrants as of the date hereof, and as of the date of Purchase, as follows:

(i) the representations and warranties contained in Exhibit III of the Receivables Purchase Agreement are true and correct in all material respects on and as the date of such Purchase as though made on and of such date (except for representations and warranties which apply as to an earlier date, in which case such representations and warranties are true and correct as of such earlier date);

(ii) no event has occurred and is continuing, or would result from such purchase, that constitutes a Termination Event or Unmatured Termination Event;

(iii) after giving effect to such Purchase, the Aggregate Capital will not exceed the Purchase Limit, and the Purchased Interest will not exceed 100%; and

(iv) the Facility Termination Date has not occurred.

Annex B-1-2

IN WITNESS WHEREOF, the undersigned has caused this Purchase Notice to be executed by its duly authorized officer as of the date first above written.

FLEETCOR FUNDING LLC

By:
Name:
Title:

Annex B-1-3

ANNEX B-2

[FORM OF] SWINGLINE PURCHASE NOTICE

Dated                  , 20

PNC Bank, National Association

Three PNC Plaza

225 Fifth Avenue

Pittsburgh, PA 15222

Attention: Robyn Reeher

Ladies and Gentlemen:

Reference is hereby made to the Fifth Amended and Restated Receivables Purchase Agreement, dated as of November 14, 2014 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Receivables Purchase Agreement”), among FleetCor Funding LLC (“Seller”), FleetCor Technologies Operating Company, LLC, as Servicer, the various Purchasers and Purchaser Agents from time to time party thereto, and PNC Bank, National Association, as Administrator (in such capacity, the “Administrator”). Capitalized terms used in this letter and not otherwise defined herein shall have the meanings assigned thereto in the Receivables Purchase Agreement.

This letter constitutes a Swingline Purchase Notice pursuant to Section 1.2(c) of the Receivables Purchase Agreement. Seller hereby requests that the Swingline Purchaser make a Swingline Purchase under the Receivables Purchase Agreement in the aggregate amount of $        3 on                  , 20    . After giving effect to this Swingline Purchase and the resulting increase in the Aggregate Capital, (i) the Purchased Interest will be     %, (ii) the Aggregate Capital will be $         and (iii) the aggregate Swingline Capital will be $        .

Seller hereby represents and warrants as of the date hereof, and as of the date of Purchase, as follows:

(i) the representations and warranties contained in Exhibit III of the Receivables Purchase Agreement are true and correct in all material respects on and as the date of such Purchase as though made on and of such date (except for representations and warranties which apply as to an earlier date, in which case such representations and warranties are true and correct as of such earlier date);

[3]	Such amount shall not be less than $500,000 (or such lesser amount as agreed to by the Administrator and the Majority Purchaser Agents) and shall be in integral multiples of $100,000 with respect to each Purchaser Group.

Annex B-2-1

(ii) no event has occurred and is continuing, or would result from such purchase, that constitutes a Termination Event or Unmatured Termination Event;

(iii) after giving effect to the Swingline Purchase requested hereby, (A) the Aggregate Capital will not exceed the Purchase Limit, (B) the Purchased Interest will not exceed 100%, (C) the aggregate Swingline Capital will not exceed the Swingline Sub-Limit and (D) the Aggregate Capital will not exceed the aggregate Commitments of all Purchaser Groups that do not include a Defaulting Purchaser; and

(iv) the Facility Termination Date has not occurred.

Annex B-2-2

IN WITNESS WHEREOF, the undersigned has caused this Swingline Purchase Notice to be executed by its duly authorized officer as of the date first above written.

FLEETCOR FUNDING LLC

By:
Name:
Title:

Annex B-2-3

ANNEX C

FORM OF ASSUMPTION AGREEMENT

THIS ASSUMPTION AGREEMENT (this “Agreement”), dated as of [                 ,     ], is among FleetCor Funding LLC (the “Seller”), [            ], as a conduit purchaser (the “[            ] Conduit Purchaser”), [            ], as a Committed Purchaser (the “[            ] Committed Purchaser” and together with the Conduit Purchaser, the “[            ] Purchasers”), and [            ], as purchaser agent for the [            ] Purchasers (the “[            ] Purchase Agent” and together with the [            ] Purchasers, the “[            ] Purchaser Group”).

BACKGROUND

The Seller, FleetCor Technologies Operating Company, LLC, as Servicer, the various Purchasers and Purchaser Agents from time to time party thereto, and PNC Bank, National Association, as Administrator, are parties to a certain Fifth Amended and Restated Receivables Purchase Agreement, dated as of November 14, 2014 (as amended through the date hereof and as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”). Capitalized terms used and not otherwise defined herein have the respective meaning assigned to such terms in the Receivables Purchase Agreement.

NOW, THEREFORE, the parties hereto hereby agree as follows:

SECTION 1. This letter constitutes an Assumption Agreement pursuant to Section 1.2(f) of the Receivables Purchase Agreement. The Seller desires [the [            ] Purchasers] [the [            ] Committed Purchaser] to [become a Purchaser Group] [increase its existing Commitment] under the Receivables Purchase Agreement, and upon the terms and subject to the conditions set forth in the Receivables Purchase Agreement, the [[            ] Purchasers] [[            ] Committed Purchaser] agree[s] to [become Purchasers within a Purchaser Group thereunder] [increase its Commitment to the amount set forth as its “Commitment” under the signature of such [            ] Committed Purchaser hereto].

The Seller hereby represents and warrants to the [            ] Purchasers and the [            ] Group Agent as of the date hereof, as follows:

(i) the representations and warranties contained in Exhibit III of the Receivables Purchase Agreement are true and correct in all material respects on and as the date of such Purchase as though made on and of such date (except for representations and warranties which apply as to an earlier date, in which case such representations and warranties are true and correct as of such earlier date);

Annex C-1

(ii) no event has occurred and is continuing, or would result from the transactions contemplated hereby, that constitutes a Termination Event or Unmatured Termination Event; and

(iii) the Facility Termination Date has not occurred.

SECTION 2. Upon execution and delivery of this Agreement by the Seller and each member of the [            ] Group, satisfaction of the other conditions with respect to the addition of a Group specified in Section 1.2(f) of the Receivables Purchase Agreement (including the written consent of the Administrative Agent and the Purchaser Agents) and receipt by the Administrative Agent of counterparts of this Agreement (whether by facsimile or otherwise) executed by each of the parties hereto, [the [            ] Purchasers shall become a party to, and have the rights and obligations of Purchasers under, the Receivables Purchase Agreement and the “Commitment” with respect to the Committed Purchasers in such Purchaser Group as shall be as set forth under the signature of each such Committed Purchaser hereto] [the [            ] Committed Purchaser shall increase its Commitment to the amount set forth as the “Commitment” under the signature of the [            ] Committed Purchaser hereto].

SECTION 3. By executing this Agreement, each of the parties hereto hereby covenants and agrees with each other party to the Agreement that: (i) until the date that is one year plus one day after the Notes or other outstanding senior indebtedness of any Conduit Purchaser have been paid in full, it will not institute or cause or participate in the institution of any Insolvency Proceeding against such Conduit Purchaser, and (ii) until the date that is one year plus one day after the Final Payout Date, it will not institute or cause or participate in the institution of any Insolvency Proceeding against the Seller. This covenant shall survive any termination of the Receivables Purchase Agreement.

SECTION 4. THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF). This Agreement may not be amended or supplemented except pursuant to a writing signed be each of the parties hereto and may not be waived except pursuant to a writing signed by the party to be charged. This Agreement may be executed in counterparts, and by the different parties on different counterparts, each of which shall constitute an original, but all together shall constitute one and the same agreement.

(Signature Pages Follow)

Annex C-2

IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the date first above written.

FleetCor Funding LLC, as Seller

By:
Name:
Title:

[ ], as a Conduit Purchaser

By:
Name:
Title:
[Address]

[ ], as a Committed Purchaser

By:
Name:
Title:
[Address]
[Commitment]

[ ], as Purchaser Agent for [ ]

By:
Name:
Title:
[Address]

Annex C-3

Consented to by:

PNC Bank, National Association, as Administrator and as a Purchaser Agent,

By:
Name:
Title:

[ ][4], as a Purchaser Agent,

By:
Name:
Title:

[4]	Add each Purchaser Agent as a signatory.

Annex C-4

ANNEX D

FORM OF TRANSFER SUPPLEMENT

Dated as of             , 20

Section 1.

Commitment assigned:	$	[	]

Assignor’s remaining Commitment:	$	[	]

Capital allocable to Commitment assigned:	$	[	]

Assignor’s remaining Capital:	$	[	]

Discounts (if any) allocable to Capital assigned:	$	[	]

Discount (if any) allocable to Assignor’s remaining Capital:	$	[	]

Section 2.

Effective Date of this Assignment and Acceptance Agreement: [            ] [    ], 20[    ]

Upon execution and delivery of this Assignment and Acceptance Agreement by the assignee and the assignor and the satisfaction of the other conditions to assignment specified in Section 6.3(c) of the Agreement (as defined below), from and after the effective date specified above, the assignee shall become a party to, and, to the extent of the rights and obligations thereunder being assigned to it pursuant to this Assignment and Acceptance Agreement, shall have the rights and obligations of a Committed Purchaser under that certain Fifth Amended and Restated Receivables Purchase Agreement, dated as of November 14, 2014 among FleetCor Funding LLC, as Seller, FleetCor Technologies Operating Company, LLC, as Servicer, the various Purchasers and Purchaser Agents from time to time party thereto, and PNC Bank, National Association, as Administrator (as amended, supplemented or otherwise modified from time to time, the “Agreement”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the Agreement.

By executing this Assignment and Acceptance Agreement, the assignee hereby covenants and agrees with each other party to the Agreement that: (i) until the date that is one year plus one day after the Notes or other outstanding senior indebtedness of any Conduit Purchaser have been paid in full, it will not institute or cause or participate in the institution of any Insolvency Proceeding against such Conduit Purchaser, and (ii) until the date that is one year plus one day after the Final Payout Date, it will not institute or cause or participate in the institution of any Insolvency Proceeding against the Seller. This covenant shall survive any termination of the Agreement.

Annex D-1

ASSIGNOR: [ ]

By:
Name:
Title

ASSIGNEE:	[ ]

By:
Name:
Title:

[Address]

Accepted as of date first above written:

PNC BANK, NATIONAL ASSOCIATION,as Administrative Agent

By:
Name:
Title:

FleetCor Funding LLC, as Seller

By:
Name:
Title:

ANNEX E

FORM OF WEEKLY INFORMATION PACKAGE

Annex E-1

FleetCor Technologies Operating Company, LLC
Trade Receivable Securitization
Weekly Report

Weekly Settlement Period: 11/10/2014

Current Weekly Activity

Recently Ended Month --->	9/30/2014

Beginning:	$0

Less: Paydowns	$0
Plus: Purchases	$0

Ending:	$0

Lesser of Purchase Limit or Maximum Borrowing Base	$0

Ending Total Exposure After Purchase / Paydown	$0

Additional Availability After Requests	$0

Allocations:	Aggregate Capital	Additional Purchase	Required Paydown
PNC Bank, N.A.	$0	$0	$0
Wells Fargo Bank, N.A.	$0	$0	$0
Atlantic Asset Securitization LLC	$0	$0	$0
Victory Receivables Corporation	$0	$0	$0
Manhattan Asset Funding Co., LLC	$0	$0	$0
Regions Bank	$0	$0	$0

Total	$0	$0	$0

			Fleetcor	Comdata	Total

I.	Aging Statistics

		Ending Billed A/R	$0	$0	$0
		Unapplied Cash	$0	$0	$0
		Unbilled A/R	$0	$0	$0
		Unbilled A/R to the Extent of a Customer’s Credit Balance	$0	$0	$0
		Unbilled A/R Related to Customers on the Aging with no Offsetting Credits	$0	$0	$0
		Unbilled A/R from Customers without Aging Accounts	$0	$0	$0
		Accounts with Net Credit Balances	$0	$0	$0
		Initiated ACH	$0	$0	$0
		EFT Deposit Timing	$0	$0	$0
		EBP Timing	$0	$0	$0

		Ending Receivables Balance	$0	$0	$0

II.	Calculation of Eligible Receivables
		Ending Receivables Balance	$0
		Weekly Ineligibles	$0

		Eligible Receivables	$0

III.	Calculation of Net Receivables Pool Balance
		Weekly Excess Concentrations	$0

		Net Receivables Pool Balance	$0

IV.	Calculation of Reserves and Availability
			Percentage

		Weekly Total Reserves	0.00%
		Maximum Borrowing Base	$0
		Purchase Limit	$1,200,000,000
		Maximum Potential Availability	$0

V.	Borrowing Base Deficiency
	A.	Aggregate Capital	$0
	B.	Purchase Limit	$1,200,000,000
	C.	Net Receivables Pool Balance	$0
	D.	Total Reserves	$0

		A < min(B,C-D)	TBD

VI.	Signature

		Reference is hereby made to the Receivables Purchase Agreement, dated as of November 14, 2014 (as amended, restated, supplemented or otherwise modified, the “Receivables Purchase Agreement”), among FleetCor Funding LLC (“Seller”), FleetCor Technologies Operating Company LLC, as Servicer, the various Conduit Purchasers, Related Committed Purchasers, and Purchaser Agents from time to time parties thereto, PNC Bank, National Association, as administrator (in such capacity, the “Administrator”). The undersigned hereby certifies as of the date hereof that the foregoing is true and accurate in all material respects; provided that to the extent any such information was based upon or constitutes a forecast or projection, the undersigned represents only that it acted in good faith and utilized assumptions reasonable at the time made.

FleetCor Technologies Operating Company LLC, as Servicer

Signature:	Date:

Printed Name:

Title:

Annex E-2

ANNEX F-1

[FORM OF] PAYDOWN NOTICE

Dated as of                  , 20

FleetCor Technologies Operating Company, LLC

5445 Triangle Parkway

Norcross, GA 30092

Attention: Eric R. Dey

PNC Bank, National Association

Three PNC Plaza

225 Fifth Avenue

Pittsburgh, PA 15222

Attention: Robyn Reeher

[Each Purchaser Agent5]

Ladies and Gentlemen:

Reference is hereby made to the Fifth Amended and Restated Receivables Purchase Agreement, dated as of November 14, 2014 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Receivables Purchase Agreement”), among FleetCor Funding LLC, as Seller, FleetCor Technologies Operating Company, LLC, as Servicer, the various Purchasers and Purchaser Agents from time to time party thereto, and PNC Bank, National Association, as Administrator. Capitalized terms used in this letter and not otherwise defined herein shall have the meanings assigned thereto in the Receivables Purchase Agreement.

This letter constitutes a Paydown Notice pursuant to Section 1.4(f)(i) of the Receivables Purchase Agreement. The Seller will reduce the Aggregate Capital on                  , 20    6 by $        . After giving effect to such reduction, the Aggregate Capital will be $        , and the Purchased Interest will be     %. Such reduction to the Aggregate Capital shall be allocated to the various Purchaser Groups ratably in accordance with their respective Ratable Shares as follows:

Purchaser Group	Ratable Share of Capital Reduction
PNC	$
CACIB	$
Wells	$
Regions	$
BTMU	$
SMBC	$

[5]	Insert names and addresses of each Purchaser Agent
[6]	Notice must be given at least one Business Day no later than 2:00 p.m. (New York City time) prior to the date of such reduction for any reduction of the Aggregate Capital less than or equal to $50,000,000 (or such greater amount as agreed to by the Administrator and the Majority Purchaser Agents) and at least three Business Days prior to the date of such reduction for any reduction of the Aggregate Capital greater than $50,000,000.

Annex F-1

IN WITNESS WHEREOF, the undersigned has caused this letter to be executed by its duly authorized officer as of the date first above written.

FLEETCOR FUNDING LLC

By:
Name:
Title:

Annex F-2

ANNEX G

FORM OF NO PROCEEDINGS LETTER AGREEMENT

Dated as of [            ] [    ], 20[    ]

PNC Bank, National Association

[                    ]

[                    ]

Attn: [                    ]

FleetCor Funding LLC

[                    ]

[                    ]

Attn: [                    ]

FleetCor Technologies, Inc.

[                    ]

[                    ]

Attn: [                    ]

FleetCor Technologies Operating Company, LLC

[                    ]

[                    ]

Attn: [                    ]

Re:	No Proceedings Letter Agreement

Ladies and Gentlemen:

Reference is made to (a) the Fifth Amended and Restated Receivables Purchase Agreement, dated as of November 14, 2014 (as amended, supplemented or modified from time to time, the “Receivables Purchase Agreement”), among FleetCor Funding LLC, as Seller (the “Seller”), FleetCor Technologies Operating Company, LLC, as initial Servicer (the “Servicer”), the various Purchasers and Purchaser’s agents from time to time party thereto (“Purchasers”), and PNC Bank, National Association, as administrator (the “Administrator”), the transactions contemplated by which constitute a [                    ]7 permitted under Section [    ]8 of the Credit Agreement described below and (b) the Credit Agreement, dated as of [            ] [    ], 2014 (as amended, supplemented or modified from time to time, the “Credit Agreement”), among FleetCor Technologies Operating Company, LLC, as a borrower and a guarantor, FleetCor Technologies, Inc., as parent and a guarantor, certain of their affiliates as guarantors and borrowers, the various lenders and other parties from time to time party thereto, and Bank of America, N.A., as administrative agent (in such capacity, the “Creditor Agent”). Capitalized terms used but not otherwise defined herein have the meanings assigned thereto in the Receivables Purchase Agreement as in effect on the date of execution thereof.

[7]	Insert term from Credit Agreement for a permitted receivables financing.
[8]	Insert appropriate section permitting receivables financing.

Annex G-1

In consideration for the Purchasers’ and the Administrator’s consent to the pledge of the limited liability company interests of the Seller to the Creditor Agent under the Credit Agreement and any security agreement or other transaction documents related thereto, Creditor Agent hereby agrees, solely in its capacity as pledgee of the limited liability company interests of the Seller, that it shall not (i) institute or join any other person or entity in instituting against the Seller, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law or (ii) otherwise challenge the existence of the Seller, on the one hand, as an entity separate and distinct from each of the Originators and their respective affiliates, on the other hand, in either case, for one year and a day after the date on which no Capital or Discount in respect of the Purchased Interest under the Receivables Purchase Agreement shall be outstanding and all other amounts payable by any Originator, the Seller or the Servicer to the Purchasers, the Administrator or any other Indemnified Party or Affected Person under the Transaction Documents shall have been paid in full. The agreements contained in this paragraph shall survive termination of the Receivables Purchase Agreement, the Credit Agreement or any documents related thereto.

The agreements in the immediately preceding paragraph shall become effective when this letter shall have been executed and delivered by each of the parties hereto and thereafter shall be binding upon and inure to the benefit of the Creditor Agent, the other secured parties under the Credit Agreement, the Purchasers, the Administrator, each Indemnified Party and Affected Person and each of their respective successors and assigns.

This letter shall be governed by, and construed in accordance with the internal laws of the State of New York, without regard to its principles of conflicts of laws.

(continued on the following page)

Annex G-2

Please indicate your agreement with the foregoing by signing (where indicated below).

Very truly yours,

BANK OF AMERICA, N.A., as Administrative Agent under the Credit Agreement

By:
Name:
Title:

Address: Bank of America, N.A.
[ ]
[ ]
[ ]
Attn: [ ]

Annex G-3

ACCEPTED AND AGREED TO:

PNC BANK, NATIONAL ASSOCIATION, as Administrator under the Receivables Purchase Agreement

By:
Name
Title:

Annex G-4

FLEETCOR FUNDING LLC

By:
Name
Title:

FLEETCOR TECHNOLOGIES, INC.

By:
Name
Title:

FLEETCOR TECHNOLOGIES OPERATING COMPANY, LLC

By:
Name
Title:

Annex G-5